                   [LOGO OF PREMIER BANCSHARES APPEARS HERE]
                                                               FILED PURSUANT TO
                                                                  RULE 424(b)(3)
                                                             FILE NO.: 333-50535

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Premier Bancshares, Inc. ("Premier"), to be held at Swissotel Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326, on June 30, 1998, at 10:00 a.m., local time, notice of which is enclosed.

  The following proposals are to be presented at the Meeting: (i) to approve the Agreement and Plan of Reorganization, entered into with Button Gwinnett Financial Corporation ("Button Gwinnett") on February 5, 1998, as amended on April 29, 1998 (the "Button Gwinnett Agreement"), pursuant to which Button Gwinnett will merge with and into Premier (the "Button Gwinnett Merger"); (ii) to elect directors of Premier; (iii) to ratify the selection of Ernst & Young LLP as Premier's independent public accountants for the year ending December 31, 1998; (iv) to amend Premier's Articles of Incorporation to increase the number of authorized shares of Premier Common Stock from 20,000,000 to 60,000,000 (the "Articles Amendment"); (v) to amend the Premier Bancshares 1997 Stock Option Plan to increase the number of shares available for grant thereunder from 1,125,000 to 3,000,000 shares; and (vi) to approve the Premier Bancshares, Inc. Employee Stock Purchase Plan (collectively, the "Proposals").

  Upon consummation of the Button Gwinnett Merger, each share of Button Gwinnett common stock ("Button Gwinnett Common Stock") issued and outstanding will be converted into and exchanged for the right to receive 3.885 shares of Premier common stock ("Premier Common Stock").

  I urge you to read the accompanying Joint Proxy Statement/Prospectus carefully, which includes a description of the proposed Button Gwinnett Merger and the proposed merger with The Bank Holding Company, and also provides other specific information concerning the additional proposals to be presented at the Meeting.

  The Proposals listed above have been approved unanimously by your Board of Directors and are recommended by the Board to you for approval. Each member of the Board of Directors has agreed to vote all shares of Premier Common Stock owned by such member in favor of the Proposals.

  IT IS IMPORTANT TO UNDERSTAND THAT APPROVAL OF THE BUTTON GWINNETT AGREEMENT AND THE ARTICLES AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF PREMIER COMMON STOCK ENTITLED TO VOTE AT THE MEETING. CONSEQUENTLY, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE BUTTON GWINNETT AGREEMENT AND THE ARTICLES AMENDMENT. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE PREMIER COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY WILL BE REQUIRED TO APPROVE THE OTHER PROPOSALS. IF YOU HAVE ANY QUESTIONS CONCERNING THE DELIVERY OF THE ENCLOSED PROXY CARD, PLEASE CALL ME OR BARBARA J. BURTT AT
(404) 814-3090.

  Accordingly, whether or not you plan to attend the Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card. The proposed Button Gwinnett Merger is a significant transaction for Premier, and your vote on this matter is of great importance. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE PROPOSALS TO BE PRESENTED AT THE MEETING BY MARKING THE ENCLOSED PROXY CARD "FOR" THE PROPOSALS.

                                         Sincerely,

                                         /s/ Darrell D. Pittard
                                         -------------------------------
                                         Darrell D. Pittard
                                         Chairman of the Board and Chief
                                         Executive Officer
Atlanta, Georgia
May 26, 1998

                   [LOGO OF PREMIER BANCSHARES APPEARS HERE]

                           PREMIER BANCSHARES, INC.
                              2180 ATLANTA PLAZA
                           950 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30326
                                (404) 814-3090

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 30, 1998

  Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Premier Bancshares, Inc. ("Premier") will be held at Swissotel Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326 on June 30, 1998, at 10:00 a.m., local time, for the following purposes:

    1. Merger with Button Gwinnett. To consider and vote on (i) the Agreement and Plan of Reorganization, dated as of February 5, 1998, as amended on April 29, 1998 (the "Button Gwinnett Agreement") by and between Premier and Button Gwinnett Financial Corporation ("Button Gwinnett") pursuant to which Premier will acquire all of the issued and outstanding common stock of Button Gwinnett ("Button Gwinnett Common Stock") through the merger of Button Gwinnett with and into Premier (the "Button Gwinnett Merger"), and each share of Button Gwinnett Common Stock will be converted into 3.885 shares of Premier common stock ("Premier Common Stock"), as described more fully in the accompanying Joint Proxy Statement/Prospectus;

    2. Election of Directors. To elect Directors of Premier to serve until their successors are duly elected and qualified;

    3. Ratification of Auditors. To ratify the selection of Ernst & Young LLP as independent public accountants for the year ending December 31, 1998;

    4. Amendment to Articles of Incorporation. To amend Premier's Articles of Incorporation to increase the number of authorized shares of Premier Common Stock from 20,000,000 shares to 60,000,000 shares to allow Premier to consummate the Button Gwinnett Merger and its proposed merger with The Bank Holding Company (the "Articles Amendment");

    5. Amendment to 1997 Stock Option Plan. To amend the Premier Bancshares, Inc. 1997 Stock Option Plan to increase the number of shares available for grant thereunder from 1,125,000 shares to 3,000,000 shares;

    6. Adoption of Employee Stock Purchase Plan. To adopt the Premier Bancshares, Inc. Employee Stock Purchase Plan; and

    7. Other Business. To transact such other business as may properly come before the Meeting, including adjourning the Meeting to permit, if necessary, further solicitation of proxies.

  Approval of the Button Gwinnett Agreement and the Articles Amendment requires the affirmative vote of a majority of the shares of Premier Common Stock entitled to vote at the Meeting. The affirmative vote of a majority of the Premier Common Stock present in person or represented by proxy will be required to approve the other proposals listed above. Only shareholders of record at the close of business on May 15, 1998 are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PREMIER COMMON STOCK VOTE "FOR" THE PROPOSALS LISTED ABOVE.

  We urge you to sign and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the Meeting in person. The proxy may be revoked by the person executing the proxy card by filing with the Secretary of Premier an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.

                                          By Order of the Board of Directors

                                          /s/ Barbara J. Burtt
                                          ---------------------------
                                          Barbara J. Burtt
                                          Secretary
Atlanta, Georgia
May 26, 1998

                  [LOGO OF BANK HOLDING COMPANY APPEARS HERE]

                            THE BANK HOLDING COMPANY
                             201 WEST TAYLOR STREET
                             GRIFFIN, GEORGIA 30224
                                 (770) 229-2265

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 1998

Dear Shareholder:

  You are cordially invited to attend the Special Meeting of Shareholders (the "Meeting") of The Bank Holding Company ("BHC") to be held at the main office of BHC, 201 West Taylor Street, Griffin, Georgia 30224, on June 30, 1998, at 10:00 a.m., local time, notice of which is enclosed.

  At the Meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Reorganization entered into with Premier Bancshares, Inc. ("Premier") on December 3, 1997, as amended by First Amendment dated December 18, 1997, by Second Amendment dated December 23, 1997, by Third Amendment dated December 31, 1997, by Fourth Amendment dated January 15, 1998, and by Fifth Amendment dated March 16, 1998 (collectively, the "Agreement") pursuant to which BHC will merge with and into Premier (the "Merger"). Upon consummation of the Merger, each share of BHC common stock ("BHC Common Stock") issued and outstanding will be converted into and exchanged for the right to receive 3.90 shares of Premier common stock ("Premier Common Stock"). Each share of BHC preferred stock ("BHC Preferred Stock") issued and outstanding will be converted into and exchanged for the right to receive one share of Premier preferred stock ("Premier Preferred Stock"). Holders of BHC stock options will also receive options to purchase Premier Common Stock in exchange for their BHC stock options.

  Please read the enclosed Joint Proxy Statement/Prospectus carefully and consider thoughtfully the information set forth therein. The Agreement and the Merger have been approved unanimously by your Board of Directors and are recommended by the Board to you for approval. Each member of the Board of Directors has agreed to vote all shares of BHC Common Stock owned by such member in favor of the Agreement and the Merger.

  IT IS IMPORTANT TO UNDERSTAND THAT APPROVAL OF THE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE SHARES OF BHC COMMON STOCK ENTITLED TO VOTE AT THE MEETING. CONSEQUENTLY, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. IF YOU HAVE ANY QUESTIONS CONCERNING THE DELIVERY OF THE ENCLOSED PROXY CARD, PLEASE CALL ME AT (770) 228-2125.

  Accordingly, whether or not you plan to attend the Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE AGREEMENT AND THE MERGER BY MARKING THE ENCLOSED PROXY CARD "FOR" THE MERGER.

                                        Sincerely,

                                        /s/ Robert H. Smalley, Jr.
                                        ------------------------------
                                        Robert H. Smalley, Jr.,
                                        Chairman
Griffin, Georgia
May 26, 1998

                [LOGO OF THE BANK HOLDING COMPANY APPEARS HERE]

                            THE BANK HOLDING COMPANY
                             201 WEST TAYLOR STREET
                             GRIFFIN, GEORGIA 30224
                                 (770) 229-2265

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 1998

  Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of The Bank Holding Company ("BHC") will be held at the main office of BHC, 201 West Taylor Street, Griffin, Georgia 30224, on June 30, 1998, at 10:00 a.m., local time, for the following purpose:

    1. Merger. To consider and vote on the Agreement and Plan of Reorganization dated December 3, 1997, as amended by First Amendment dated December 18, 1997, by Second Amendment dated December 23, 1997, by Third Amendment dated December 31, 1997, by Fourth Amendment dated January 15, 1998, and by Fifth Amendment dated March 16, 1998 (collectively, the "Agreement") by and between Premier Bancshares, Inc. ("Premier") and BHC pursuant to which (i) Premier will acquire all of the issued and outstanding common stock of BHC ("BHC Common Stock") and preferred stock of BHC ("BHC Preferred Stock") through the merger of BHC with and into Premier (the "Merger"), (ii) each share of BHC Common Stock will be converted into
  3.90 shares of Premier Common Stock, and (iii) each share of BHC Preferred Stock will be converted into one share of Premier Preferred Stock, as described more fully in the accompanying Joint Proxy Statement/Prospectus.

    2. Other Business. To transact such other business as may properly come before the Meeting, including adjourning the Meeting to permit, if necessary, further solicitation of proxies.

  Approval of the Agreement requires the affirmative vote of two-thirds of the outstanding shares of BHC Common Stock. Only shareholders of record at the close of business on May 15, 1998, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF BHC COMMON STOCK VOTE "FOR" THE AGREEMENT AND THE MERGER.

  We urge you to sign and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the Meeting in person. The proxy may be revoked by the person executing the proxy card by filing with the Secretary of BHC an instrument of revocation or a duly executed proxy card bearing a later date or by electing to vote in person at the Meeting.

                                        By Order of the Board of Directors

                                        /s/ Robert H. Smalley, Jr.
                                        -----------------------------------
                                        Robert H. Smalley, Jr.,
                                        Chairman
Griffin, Georgia
May 26, 1998

                                     LOGO


Dear Shareholder:

  You are cordially invited to attend the Special Meeting of Shareholders (the "Meeting") of Button Gwinnett Financial Corporation ("Button Gwinnett") to be held at The Bank of Gwinnett County's main office, 150 South Perry Street, Lawrenceville, Georgia on June 30, 1998, at 8:00 a.m., local time, notice of which is enclosed.

  At the Meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Reorganization entered into with Premier Bancshares, Inc. ("Premier") on February 5, 1998, as amended on April 29, 1998, (the "Agreement") pursuant to which Button Gwinnett will merge with and into Premier (the "Merger"). Upon consummation of the Merger, each share of Button Gwinnett common stock ("Button Gwinnett Common Stock") issued and outstanding will be converted into and exchanged for the right to receive
3.885 shares of Premier common stock ("Premier Common Stock").

  Following the Merger, I will become President of Premier Bank, and will serve on Premier's Board of Directors. John D. Stephens will also serve on Premier's Board of Directors following the Merger. Darrell D. Pittard will remain as Chairman and Chief Executive Officer of Premier and Robert C. Oliver will remain as President and Chief Operating Officer of Premier.

  Please read the enclosed Joint Proxy Statement/Prospectus carefully and consider thoughtfully the information set forth therein. The Agreement and the Merger have been approved unanimously by your Board of Directors and are recommended by the Board to you for approval. Each member of the Board of Directors has agreed to vote all shares of Button Gwinnett Common Stock owned by such member in favor of the Agreement and the Merger.

  IT IS IMPORTANT TO UNDERSTAND THAT APPROVAL OF THE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF BUTTON GWINNETT COMMON STOCK ENTITLED TO VOTE AT THE MEETING. CONSEQUENTLY, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. IF YOU HAVE ANY QUESTIONS CONCERNING THE DELIVERY OF THE ENCLOSED PROXY CARD, PLEASE CALL ME OR ANDREW
R. POURCHIER AT (770) 963-6665.

  Accordingly, whether or not you plan to attend the Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE AGREEMENT AND THE MERGER BY MARKING THE ENCLOSED PROXY CARD "FOR" THE MERGER.

                                          Sincerely,

                                          LOGO
                                          /s/ Glenn S. White
                                          Glenn S. White
                                          President and Chief Executive
                                           Officer

Lawrenceville, Georgia
May 26, 1998

             LOGO OF BUTTON GWINNETT FINANCIAL CORP. APPEARS HERE

                     BUTTON GWINNETT FINANCIAL CORPORATION
                              2230 SCENIC HIGHWAY
                           SNELLVILLE, GEORGIA 30278
                                (770) 978-3242

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 30, 1998

  Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of Button Gwinnett Financial Corporation ("Button Gwinnett") will be held at The Bank of Gwinnett County's main office, 150 South Perry Street, Lawrenceville, Georgia 30246, on June 30, 1998, at 8:00 a.m., local time, for the following purposes:

    1. Merger. To consider and vote on the Agreement and Plan of Reorganization dated February 5, 1998, as amended on April 29, 1998 (the "Agreement") by and between Premier Bancshares, Inc. ("Premier") and Button Gwinnett pursuant to which (i) Premier will acquire all of the issued and outstanding common stock of Button Gwinnett ("Button Gwinnett Common Stock") through the merger of Button Gwinnett with and into Premier (the "Merger"), and (ii) each share of Button Gwinnett Common Stock will be converted into 3.885 shares of Premier Common Stock, as described more fully in the accompanying Joint Proxy Statement/Prospectus.

    2. Other Business. To transact such other business as may properly come before the Meeting, including adjourning the Meeting to permit, if necessary, further solicitation of proxies.

  Approval of the Agreement requires the affirmative vote of a majority of the shares of Button Gwinnett Common Stock entitled to vote at the Meeting. Only shareholders of record at the close of business on May 15, 1998, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF BUTTON GWINNETT COMMON STOCK VOTE "FOR" THE AGREEMENT AND THE MERGER.

  We urge you to sign and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the Meeting in person. The proxy may be revoked by the person executing the proxy card by filing with the Secretary of Button Gwinnett an instrument of revocation or a duly executed proxy card bearing a later date or by electing to vote in person at the Meeting.

                                          By Order of the Board of Directors

                                          /s/ Andrew R. Pourchier
                                          -------------------------------------
                                          Andrew R. Pourchier,
                                          Secretary

Lawrenceville, Georgia
May 26, 1998

                             JOINT PROXY STATEMENT

 FOR THE ANNUAL MEETING     FOR THE SPECIAL MEETING    FOR THE SPECIAL MEETING
  OF SHAREHOLDERS TO BE      OF SHAREHOLDERS TO BE      OF SHAREHOLDERS TO BE
  HELD ON JUNE 30, 1998      HELD ON JUNE 30, 1998      HELD ON JUNE 30, 1998

 PREMIER BANCSHARES, INC.  THE BANK HOLDING COMPANY        BUTTON GWINNETT
  SWISSOTEL ATLANTA 3391    201 WEST TAYLOR STREET      FINANCIAL CORPORATION
   PEACHTREE ROAD, N.E.     GRIFFIN, GEORGIA 30224     150 SOUTH PERRY STREET
  ATLANTA, GEORGIA 30326        (770) 229-2265         LAWRENCEVILLE, GEORGIA
      (404) 365-0065                                    30246 (770) 963-6665

                               ----------------

                                  PROSPECTUS
                                      OF
                           PREMIER BANCSHARES, INC.
                              2180 ATLANTA PLAZA
                           950 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30326
                                (404) 814-3090
                                      FOR
                       8,212,733 SHARES OF COMMON STOCK
                       40,770 SHARES OF PREFERRED STOCK

  This Prospectus of Premier Bancshares, Inc., a bank holding company organized and existing under the laws of the State of Georgia ("Premier"), relates to the shares of its common stock, par value $1.00 per share ("Premier Common Stock"), which are issuable to the shareholders of Button Gwinnett Financial Corporation ("Button Gwinnett") upon consummation of the proposed merger (the "Button Gwinnett Merger") described herein, pursuant to which Button Gwinnett will merge with and into Premier pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of February 5, 1998, as amended on April 29, 1998, by and between Premier and Button Gwinnett (the "Button Gwinnett Agreement"). A copy of the Button Gwinnett Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A.

  On the effective date of the Button Gwinnett Merger (the "Button Gwinnett Effective Date"), except as otherwise described herein (i) Button Gwinnett will merge with and into Premier, and (ii) each outstanding share of the $.01 par value common stock of Button Gwinnett ("Button Gwinnett Common Stock") will be converted into 3.885 shares of Premier Common Stock. Premier will survive the Button Gwinnett Merger and the separate existence of Button Gwinnett will cease. The Bank of Gwinnett County will become a wholly owned subsidiary

                                                       (continued on next page)

  This Joint Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to shareholders of Premier, Button Gwinnett and BHC on or about May 26, 1998.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL
       DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
                               INSTRUMENTALITY.

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION,  NOR  HAS  THE
  COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
   THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this Joint Proxy Statement/Prospectus is May 26, 1998.

(continued from previous page)

of Premier but will be merged with and into Premier Bank as soon as practicable after the Button Gwinnett Effective Date. For a further description of the terms of the Button Gwinnett Merger, see "The Button Gwinnett Merger."

  This Prospectus also constitutes a Joint Proxy Statement of Premier and Button Gwinnett and is being furnished to their respective shareholders in connection with the solicitation of proxies by their respective Boards of Directors. The proxies solicited by the Button Gwinnett Board of Directors will be used at the Special Meeting of Shareholders of Button Gwinnett (the "Button Gwinnett Meeting") to be held on June 30, 1998, including any adjournment thereof, to consider and vote on the proposed Button Gwinnett Merger and to transact such other business as may properly come before the Button Gwinnett Meeting or any adjournments thereof.

  The proxies solicited by the Premier Board of Directors will be used at the Annual Meeting of Shareholders of Premier (the "Premier Meeting") to be held on June 30, 1998, including any adjournment thereof, to (i) adopt the Button Gwinnett Agreement and approve the Button Gwinnett Merger; (ii) elect directors of Premier; (iii) ratify the selection of Ernst & Young LLP as Premier's independent accountants for the fiscal year ending December 31, 1998; (iv) approve an amendment to Premier's Articles of Incorporation to increase the number of authorized shares of Premier Common Stock from 20,000,000 shares to 60,000,000 shares; (v) approve an amendment to the Premier Bancshares, Inc. 1997 Stock Option Plan (the "1997 Plan") to increase the number of shares available for grant thereunder from 1,125,000 to 3,000,000 shares; (vi) adopt the Premier Bancshares, Inc. Employee Stock Purchase Plan; and (vii) transact such other business as may properly come before the Premier Meeting or any adjournments thereof.

  This Prospectus of Premier also relates to (i) the shares of Premier Common Stock, and (ii) the shares of Premier preferred stock, par value $60.00 per share ("Premier Preferred Stock"), which are issuable to the shareholders of The Bank Holding Company ("BHC") upon consummation of the proposed merger (the "BHC Merger") described herein, pursuant to which BHC will merge with and into Premier pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of December 3, 1997 by and between Premier and BHC, as amended by First Amendment dated December 18, 1997, by Second Amendment dated December 23, 1997, by Third Amendment dated December 31, 1997, by Fourth Amendment dated January 15, 1998 and by Fifth Amendment dated March 16, 1998 (collectively, the "BHC Agreement"). A copy of the BHC Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix B.

  On the effective date of the BHC Merger (the "BHC Effective Date"), except as otherwise described herein, (i) BHC will merge with and into Premier, (ii) each outstanding share of the $5.00 par value common stock of BHC ("BHC Common Stock") will be converted into 3.90 shares of Premier Common Stock, and
(iii) each outstanding share of the $60.00 par value non-voting preferred stock of BHC ("BHC Preferred Stock") will be converted into one share of Premier Preferred Stock. Premier will survive the BHC Merger and the separate existence of BHC will cease. First Community Bank of Henry County ("Henry County Bank") and The Bank of Spalding County ("Spalding County Bank"), the banking subsidiaries of BHC, will become wholly owned subsidiaries of Premier but will be merged with and into Premier Bank as soon as practicable following the BHC Effective Date. For a further description of the terms of the BHC Merger, see "The BHC Merger."

  This Prospectus also constitutes a Proxy Statement of BHC and is being furnished to the BHC shareholders in connection with the solicitation of proxies by the BHC Board of Directors. The proxies solicited by the BHC Board of Directors will be used at the Special Meeting of Shareholders of BHC (the "BHC Meeting") to be held on June 30, 1998, including any adjournment thereof, to consider and vote on the proposed BHC Merger and to transact such other business as may properly come before the BHC Meeting or any adjournments thereof.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................    1
INCORPORATION BY REFERENCE.................................................    1
SUMMARY....................................................................    2
  The Parties..............................................................    2
  Annual Meeting of Premier Shareholders...................................    3
  Special Meeting of Button Gwinnett Shareholders..........................    3
  Special Meeting of BHC Shareholders......................................    4
  Button Gwinnett Merger; Exchange Ratio...................................    4
  BHC Merger; Exchange Ratio...............................................    4
  Dissenters' Rights.......................................................    5
  Reasons for the Button Gwinnett Merger...................................    5
  Reasons for the BHC Merger...............................................    6
  Fairness Opinions........................................................    6
  Effective Date of Button Gwinnett Merger.................................    6
  Effective Date of BHC Merger.............................................    7
  Exchange of Stock Certificates...........................................    7
  Regulatory Approvals and Other Conditions to the Button Gwinnett Merger
   and the BHC Merger......................................................    7
  Waiver, Amendment, and Termination of the Button Gwinnett Agreement......    8
  Waiver, Amendment, and Termination of the BHC Agreement..................    8
  Directors and Executive Officers Following the Button Gwinnett Merger....    8
  Directors and Executive Officers Following the BHC Merger................    8
  Interests of Certain Persons in the Button Gwinnett Merger...............    8
  Interests of Certain Persons in the BHC Merger...........................    9
  Material Federal Income Tax Consequences of the Button Gwinnett Merger...    9
  Material Federal Income Tax Consequences of the BHC Merger...............    9
  Accounting Treatment.....................................................   10
  Certain Differences in Rights of Shareholders............................   10
  Comparative Market Prices of Common Stock................................   11
  Comparative Per Share Data...............................................   11
  Selected Pro Forma Financial Data........................................   13
  Additional Proposals Presented to Premier Shareholders Only..............   14
  Risk Factors.............................................................   14
RISK FACTORS...............................................................   15
  Reliance on Residential Mortgage Originations to Produce Fee Income......   15
  Status of Premier as a Bank Holding Company..............................   15
  Growth...................................................................   15
  Competition..............................................................   16
  Developments in Technology...............................................   16
  Dependence on Senior Management..........................................   16
  Capability of Premier's Data Processing Software to Accommodate the Year
   2000....................................................................   16
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS..   16
FORWARD-LOOKING STATEMENTS.................................................   17
THE PREMIER MEETING........................................................   18
  General..................................................................   18
  Record Date; Vote Required...............................................   18
THE BUTTON GWINNETT MEETING................................................   19
  General..................................................................   19
  Record Date; Vote Required...............................................   19

THE BUTTON GWINNETT MERGER.................................................  20
  General..................................................................  20
  Possible Adjustment of Button Gwinnett Exchange Ratio....................  20
  Treatment of Button Gwinnett Options.....................................  22
  Background of and Reasons for the Button Gwinnett Merger.................  21
  Fairness Opinions........................................................  23
  Effective Date of the Button Gwinnett Merger.............................  31
  Distribution of Stock Certificates After the Button Gwinnett Merger......  32
  Conditions to Consummation of the Button Gwinnett Merger.................  32
  Regulatory Approvals.....................................................  33
  Rights of Dissenting Shareholders........................................  34
  Waiver, Amendment, and Termination of the Button Gwinnett Agreement......  34
  Conduct of Business Pending the Button Gwinnett Merger...................  35
  Directors and Executive Officers Following the Button Gwinnett Merger....  35
  Employment Agreements....................................................  36
  Interests of Certain Persons in the Button Gwinnett Merger...............  38
  Material Federal Income Tax Consequences of the Button Gwinnett Merger...  40
  Accounting Treatment.....................................................  41
  Expenses and Fees........................................................  41
  Resales of Premier Common Stock..........................................  41
  Description of Premier Common Stock......................................  42
  Certain Differences in Rights of Button Gwinnett and Premier
   Shareholders............................................................  42
THE BHC MEETING............................................................  46
  General..................................................................  46
  Record Date; Vote Required...............................................  47
THE BHC MERGER.............................................................  47
  General..................................................................  47
  Treatment of BHC Options.................................................  48
  Background of and Reasons for the BHC Merger.............................  48
  Fairness Opinions........................................................  50
  Effective Date of the BHC Merger.........................................  53
  Distribution of Stock Certificates After the BHC Merger..................  53
  Conditions to Consummation of the BHC Merger.............................  53
  Regulatory Approvals.....................................................  54
  Rights of Dissenting Shareholders........................................  55
  Waiver, Amendment, and Termination of the BHC Agreement..................  56
  Conduct of Business Pending the BHC Merger...............................  57
  Directors and Executive Officers Following the BHC Merger................  57
  Interests of Certain Persons in the BHC Merger...........................  57
  Material Federal Income Tax Consequences of the BHC Merger...............  58
  Accounting Treatment.....................................................  60
  Expenses and Fees........................................................  60
  Resales of Premier Common Stock..........................................  60
  Description of Premier Common Stock......................................  61
  Description of Premier Preferred Stock...................................  61
  Certain Differences in Rights of BHC and Premier Shareholders............  61
COMPARATIVE MARKET PRICES AND DIVIDENDS....................................  66
  Premier Market Prices....................................................  66
  Button Gwinnett Market Prices............................................  66
  BHC Market Prices........................................................  66
  Recent Prices............................................................  67
  Dividends................................................................  67

  Shareholders of Record...................................................   67
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............   68
  General..................................................................   68
PRO FORMA CONDENSED COMBINED STATEMENT OF CONDITION........................   68
  Notes to Pro Forma Condensed Combined Financial Statements...............   72
BUSINESS OF PREMIER........................................................   73
  General..................................................................   73
  Recent Developments......................................................   73
SELECTED HISTORICAL FINANCIAL DATA OF PREMIER..............................   74
BUSINESS OF BUTTON GWINNETT................................................   75
  General..................................................................   75
  Market Area and Competition..............................................   75
  Deposits.................................................................   75
  Lending Activities.......................................................   76
  Real Estate Loans........................................................   76
  Commercial Loans.........................................................   76
  Consumer Loans...........................................................   77
  Investment Activities....................................................   77
  Asset/Liability Management...............................................   77
  Employees................................................................   77
  Properties...............................................................   77
  Legal Proceedings........................................................   78
SELECTED HISTORICAL FINANCIAL DATA OF BUTTON GWINNETT......................   79
BUTTON GWINNETT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS.................................................   80
  Liquidity and Capital Resources..........................................   80
  Results of Operations....................................................   80
  Year 2000................................................................   82
BUSINESS OF BHC............................................................   92
  Markets..................................................................   92
  Deposits.................................................................   92
  Loans....................................................................   92
  Lending Policy...........................................................   92
  Employees................................................................   93
  Competition..............................................................   93
  Properties...............................................................   93
  Legal Proceedings........................................................   93
SELECTED HISTORICAL FINANCIAL DATA OF BHC..................................   94
BHC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS.............................................................   95
  Overview.................................................................   95
  Financial Condition at December 31, 1997 and 1996........................   95
  Financial Condition at December 31, 1997 and 1996........................   95
  Liquidity and Capital Resources..........................................   96
  Results of Operations For The Years Ended December 31, 1997 and 1996.....   98
CERTAIN REGULATORY CONSIDERATIONS..........................................  111
  General..................................................................  111
  Payment of Dividends.....................................................  112
  Capital Adequacy.........................................................  113
  Support of Subsidiary Institutions.......................................  114
  Prompt Corrective Action.................................................  115
  FDIC Insurance Assessments...............................................  116

  Safety and Soundness Standards.........................................  117
  Community Reinvestment Act.............................................  117
PREMIER ANNUAL MEETING MATTERS...........................................  119
  Section 16(a) Beneficial Ownership Reporting Compliance................  120
  Meetings of the Board of Directors and Committees of the Board.........  120
  Management of Premier..................................................  121
  Biographies of Directors and Executive Officers of Premier.............  121
  Biographies of Additional Directors....................................  123
  Premier Executive Compensation.........................................  124
  Employment and Change in Control Agreements............................  125
  Compensation of Directors..............................................  128
  Compensation Committee Interlocks and Insider Participation............  128
  Indemnification of Officers and Directors..............................  128
  Premier Stock Based Plans..............................................  129
  Stock Options Grants and Year End Values...............................  130
  Employee Retirement Savings Plan.......................................  131
  Certain Relationships and Related Transactions.........................  131
  Report of Compensation Committees on Executive Compensation............  131
  Shareholder Return Performance Graph...................................  133
  Security Ownership of Certain Beneficial Owners and Management.........  134
  Purpose and Operation of the 1997 Plan.................................  137
  Proposal to Increase Shares Issuable Under the 1997 Plan...............  138
  New Plan Benefits......................................................  138
  Shares Reserved for the Plan...........................................  140
  Administration; Amendment and Termination..............................  140
  Eligible Participants..................................................  140
  Material Features of the Plan..........................................  140
  New Plan Benefits......................................................  141
  Federal Tax Consequences...............................................  141
INDEPENDENT PUBLIC ACCOUNTANTS...........................................  143
PROPOSALS BY PREMIER SHAREHOLDERS FOR 1999 ANNUAL MEETING................  143
OTHER MATTERS............................................................  144
REPORT ON FORM 10-K......................................................  144
OPINIONS.................................................................  144
INDEX TO FINANCIAL STATEMENTS............................................  145
THE BANK HOLDING COMPANY FINANCIAL STATEMENTS............................ FA-1
BUTTON GWINNETT FINANCIAL CORPORATION FINANCIAL STATEMENTS............... FB-1
APPENDIX A:  AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN PREMIER
             BANCSHARES, INC. AND BUTTON GWINNETT FINANCIAL CORPORATION,
             AS AMENDED..................................................  A-1
APPENDIX B: AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN PREMIER
            BANCSHARES, INC. AND THE BANK HOLDING COMPANY, AS AMENDED....  B-1
APPENDIX C: OPINION OF BROWN, BURKE CAPITAL PARTNERS, INC. (BUTTON
            GWINNETT)....................................................  C-1
APPENDIX D:OPINION OF BROWN, BURKE CAPITAL PARTNERS, INC. (BHC)..........  D-1
APPENDIX E:OPINION OF THE CARSON MEDLIN COMPANY..........................  E-1
APPENDIX F:ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE...........  F-1
APPENDIX G:AMENDMENT TO PREMIER'S ARTICLES OF INCORPORATION..............  G-1
APPENDIX H: 1998 DECLARATION OF AMENDMENT TO PREMIER BANCSHARES, INC.
            1997 STOCK OPTION PLAN.......................................  H-1
APPENDIX I:PREMIER BANCSHARES, INC. EMPLOYEE STOCK PURCHASE PLAN.........  I-1

                          FILED PURSUANT TO RULE424(B)(3)     FILE NO:333-50535
                             AVAILABLE INFORMATION

  Premier is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Button Gwinnett and BHC are also subject to such reporting requirements of the Exchange Act. Copies of such reports, proxy statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding Premier, Button Gwinnett and BHC. The address of such Web site is http://www.sec.gov.

  This Joint Proxy Statement/Prospectus constitutes part of the Registration Statement on Form S-4 of Premier (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Joint Proxy Statement/Prospectus does not include all of the information in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about Premier, Button Gwinnett and BHC and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above. Premier Common Stock is traded on the American Stock Exchange. Reports, proxy statements, and other information concerning Premier may be inspected at the office of the American Stock Exchange at 86 Trinity Place, New York, New York 10006-1881.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PREMIER, BUTTON GWINNETT OR BHC. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PREMIER, BUTTON GWINNETT OR BHC SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

  All information included in this Joint Proxy Statement/Prospectus with respect to Premier was supplied by Premier, all information included herein with respect to Button Gwinnett was supplied by Button Gwinnett, and all information included herein with respect to BHC was supplied by BHC.

                          INCORPORATION BY REFERENCE

  The documents listed below are hereby incorporated by reference into this Joint Proxy Statement/Prospectus, and all documents subsequently filed by Premier pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Premier Meeting in connection with the Registration Statement shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing such documents:

    (i) Premier's Annual Report on Form 10-K for the year ended December 31,
  1997;

    (ii) Premier's Current Reports on Form 8-K dated February 20, 1998 and Form 8-K/A dated March 5, 1998; and

    (iii) The description of Premier's Common Stock contained in Premier's Proxy Statement/Prospectus dated May 20, 1997, contained in Premier's Registration Statement on Form S-4 (Registration No. 333-24537) filed on May 16, 1997.

  Premier will provide without charge to each person to whom this Joint Proxy Statement/Prospectus is delivered, upon oral or written request of such person, a copy of any and all of the information that has been incorporated by reference in the Joint Proxy Statement/Prospectus (excluding exhibits), as well as any other documents required by the SEC to be delivered. Please direct such requests, as well as any requests for additional information about Premier to Barbara J. Burtt, Secretary, Premier Bancshares, Inc., 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, telephone number
(404) 814-3090.

                                    SUMMARY

  The following is a summary of certain information relating to the Button Gwinnett Meeting, the Premier Meeting, the BHC Meeting, the Button Gwinnett Merger and the BHC Merger, and the shares of Premier Common Stock to be issued upon consummation thereof. This summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Shareholders are urged to read carefully the entire Joint Proxy Statement/Prospectus, including the Appendices. As used in this Joint Proxy Statement/Prospectus, the terms "Premier," "Button Gwinnett" and "BHC" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries. Unless otherwise indicated, all information presented has been adjusted to give effect to a three-for-two split of the Premier Common Stock effective January 23, 1998. Portions of this Joint Proxy Statement/Prospectus contain certain "forward looking" statements which involve risks and uncertainties. Premier's actual results may differ significantly from the results discussed in the forward looking statements. Factors that might cause such a difference include, but are not limited to, market acceptance of Premier's products and services, other factors discussed in this Joint Proxy Statement/Prospectus, including factors discussed in "Risk Factors," as well as factors discussed in other filings made by Premier with the SEC. Although Premier believes that the assumptions underlying the forward looking statements contained herein are reasonable, any of the assumptions could prove inaccurate, and therefore, there can be no assurance that the forward looking statements included herein will prove to be accurate.

THE PARTIES

  Premier. Premier is a bank holding company headquartered in Atlanta, Georgia. Premier has three subsidiaries, Premier Bank ("Premier Bank"), Premier Lending Corporation ("Premier Lending") and The Central and Southern Bank of Georgia ("Central and Southern Bank"). As of December 31, 1997, Premier had total consolidated assets of approximately $794 million, total consolidated deposits of approximately $653 million and total consolidated shareholders' equity of approximately $69 million. Through its subsidiaries, Premier offers a broad range of banking and banking-related services.

  On June 23, 1997, Premier merged with Central and Southern Holding Company ("Central and Southern") and Premier issued approximately 5,495,751 shares of its common stock in exchange for all the issued and outstanding shares of Central and Southern common stock. On December 12, 1997, Premier merged with Citizens Gwinnett Bankshares, Inc. ("Citizens") and issued approximately 3,100,251 shares of its common stock in exchange for all the issued and outstanding shares of Citizens common stock and employee and director stock options.

  On December 16, 1997, Premier entered into an Agreement and Plan of Reorganization with Lanier Bank & Trust Company ("Lanier"), a Georgia commercial bank located in Cumming, Georgia. In connection with this agreement, each issued and outstanding share of Lanier common stock will be exchanged for the right to receive 1.980 shares of Premier Common Stock and Lanier will be merged with and into Premier Bank (the "Lanier Merger"). The Lanier Merger is expected to close in May 1998.

  Premier was incorporated in 1988 under the laws of the State of Georgia and is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Georgia Department of Banking and Finance (the "Georgia Department") under the Federal Bank Holding Company Act of 1956, as amended (the "BHC Act") and the Georgia Bank Holding Company Act (the "Georgia BHC Act"). Premier's principal executive offices are located at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, and its telephone number at such address is (404) 814-3090.

  Button Gwinnett. Button Gwinnett is a bank holding company headquartered in Snellville, Georgia. Button Gwinnett operates through its subsidiary, The Bank of Gwinnett County. As of December 31, 1997, Button Gwinnett had total consolidated assets of approximately $215 million, total consolidated deposits of approximately $189 million and total consolidated shareholders' equity of approximately $24 million.

  Button Gwinnett was incorporated in 1991 under the laws of the State of Georgia and is a registered bank holding company under the BHC Act and the Georgia BHC Act. Button Gwinnett's principal executive offices are located at 2230 Scenic Highway, Snellville, Georgia 30278 and its telephone number at such address is (770) 978-3242.

  BHC. BHC is a bank holding company headquartered in Griffin, Georgia. BHC operates through its banking subsidiaries, Henry County Bank and Spalding County Bank. As of December 31, 1997, BHC had total consolidated assets of approximately $134 million, total consolidated deposits of approximately $117 million and total consolidated common shareholders' equity of approximately $11 million.

  BHC was incorporated in 1993 under the laws of the State of Georgia and is a registered bank holding company under the BHC Act and the Georgia BHC Act. BHC's principal executive offices are located at 201 West Taylor Street, Griffin, Georgia 30224, and its telephone number at such address is (770) 229-2265.

ANNUAL MEETING OF PREMIER SHAREHOLDERS

  The Premier Meeting will be held at 10:00 a.m., local time, on June 30, 1998, at Swissotel Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326, for the following purposes (i) to consider and vote on the Button Gwinnett Agreement and the Button Gwinnett Merger; (ii) to elect directors of Premier for 1998 to serve until their successors are duly elected and qualified; (iii) to ratify the selection of Ernst & Young LLP as Premier's independent public accountants for the year ending December 31, 1998; (iv) to consider and vote on an amendment to Premier's Articles of Incorporation to increase its authorized shares of common stock from 20,000,000 to 60,000,000 (the "Articles Amendment"); (v) to consider and vote on an amendment to the Premier Bancshares, Inc. 1997 Stock Option Plan (the "1997 Plan") to increase the number of shares available for grant thereunder from 1,125,000 to 3,000,000;
(vi) to consider and vote on the adoption of the Premier Bancshares, Inc. Employee Stock Purchase Plan; and (vi) to consider such other business as may properly come before the Premier Meeting or any adjournments thereof. See "The Premier Meeting."

  Only holders of record of Premier Common Stock at the close of business on May 15, 1998 (the "Premier Record Date") will be entitled to vote at the Premier Meeting. The affirmative vote of a majority of the Premier Common Stock outstanding and entitled to vote at the Premier Meeting will be required to approve the Button Gwinnett Agreement and the Articles Amendment. Approval of any other matter will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Premier Meeting. As of the Premier Record Date, there were 15,422,339 shares of Premier Common Stock outstanding and entitled to vote.

  The directors and executive officers of Premier beneficially owned, as of the Premier Record Date, approximately 2,246,995 shares (or approximately 14.7% of the outstanding shares) of Premier Common Stock. Each member of the Board of Directors of Premier has agreed to vote those shares owned by such member (except for shares held in a fiduciary capacity) in favor of the proposals to be presented at the Premier Meeting.

  As of the Premier Record Date, the directors and executive officers of Button Gwinnett beneficially owned 2,900 shares (or less than 1% of the outstanding shares) of Premier Common Stock. As of that date, neither Premier nor Button Gwinnett held any shares of Premier Common Stock in a fiduciary capacity for others. See "The Premier Meeting."

SPECIAL MEETING OF BUTTON GWINNETT SHAREHOLDERS

  The Button Gwinnett Meeting will be held at 8:00 a.m., local time, on June 30, 1998, at The Bank of Gwinnett County's main office, 150 South Perry Street, Lawrenceville, Georgia 30246, for the purpose of considering and voting on approval of the Button Gwinnett Agreement and the Button Gwinnett Merger and transacting such other business as may properly come before the meeting or any adjournments thereof. See "The Button Gwinnett Meeting."

  Only holders of record of Button Gwinnett Common Stock at the close of business on May 15, 1998 (the "Button Gwinnett Record Date"), will be entitled to vote at the Button Gwinnett Meeting. Approval of the Button Gwinnett Agreement and the Button Gwinnett Merger requires the affirmative vote of a majority of the shares of Button Gwinnett Common Stock entitled to vote at the Button Gwinnett Meeting. As of the Button Gwinnett Record Date, there were 1,432,477 shares of Button Gwinnett Common Stock outstanding and entitled to be voted.

  The directors and executive officers of Button Gwinnett beneficially owned, as of the Button Gwinnett Record Date, 787,975 shares (or approximately 55% of the outstanding shares) of Button Gwinnett Common Stock. Each member of the Board of Directors of Button Gwinnett has agreed to vote those shares owned by such member (except for shares held in a fiduciary capacity) in favor of the Button Gwinnett Agreement and the Button Gwinnett Merger.

  As of the Button Gwinnett Record Date, the directors and executive officers of Premier did not beneficially own any shares of Button Gwinnett Common Stock. As of that date, neither Button Gwinnett nor Premier held any shares of Button Gwinnett Common Stock in a fiduciary capacity for others. See "The Button Gwinnett Meeting."

SPECIAL MEETING OF BHC SHAREHOLDERS

  The BHC Meeting will be held at 10:00 a.m., local time, on June 30, 1998, at BHC's main office, 201 West Taylor Street, Griffin, Georgia 30224, for the purpose of considering and voting on approval of the BHC Agreement and the BHC Merger and transacting such other business as may properly come before the meeting or any adjournments thereof. See "The BHC Meeting."

  Only holders of record of BHC Common Stock at the close of business on May 15, 1998 (the "BHC Record Date"), will be entitled to vote at the BHC Meeting. Approval of the BHC Agreement and the BHC Merger require the affirmative vote of two-thirds of the shares of BHC Common Stock entitled to vote at the BHC Meeting. As of the BHC Record Date, there were 556,525 shares of BHC Common Stock outstanding and entitled to be voted.

  The directors and executive officers of BHC beneficially owned, as of the BHC Record Date, 147,357 shares (or approximately 27% of the outstanding shares) of BHC Common Stock. Each member of the Board of Directors of BHC has agreed to vote those shares owned by such member in favor of the BHC Agreement and the BHC Merger.

  As of the BHC Record Date, the directors and executive officers of Premier did not beneficially own any shares of BHC Common Stock. As of that date, neither BHC nor Premier held any shares of BHC Common Stock in a fiduciary capacity for others. See "The BHC Meeting."

BUTTON GWINNETT MERGER; EXCHANGE RATIO

  The Button Gwinnett Agreement provides for the combination of Button Gwinnett and Premier pursuant to the merger of Button Gwinnett with and into Premier. On the Button Gwinnett Effective Date, each share of Button Gwinnett Common Stock then issued and outstanding will be converted into 3.885 shares of Premier Common Stock (the "Button Gwinnett Exchange Ratio"). Premier will pay cash in lieu of any fractional shares (computed to the nearest cent) in an amount equal to such fraction multiplied by the market value of one share of Premier Common Stock on the Button Gwinnett Effective Date.

BHC MERGER; EXCHANGE RATIO

  The BHC Agreement provides for the combination of BHC and Premier pursuant to the merger of BHC with and into Premier. On the BHC Effective Date, each share of BHC Common Stock issued and outstanding will be converted into 3.90 shares of Premier Common Stock (the "BHC Exchange Ratio"). Each share of BHC

Preferred Stock issued and outstanding will be converted into one share of Premier Preferred Stock. Premier will pay cash in lieu of any fractional shares of BHC Common Stock (computed to the nearest cent) in an amount equal to such fraction multiplied by the market value of one share of Premier Common Stock on the BHC Effective Date.

DISSENTERS' RIGHTS

  Holders of Button Gwinnett Common Stock and BHC Common Stock who dissent from the Button Gwinnett Merger and/or the BHC Merger, respectively, are entitled to the rights and remedies of dissenting shareholders set forth in Article 13 of the Georgia Business Corporation Code (the "Georgia Code"), subject to compliance with the procedures set forth therein. A dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of such holder's shares. A copy of Article 13 of the Georgia Code is set forth in Appendix F to this Joint Proxy Statement/Prospectus and a summary thereof is included under "The Merger--Rights of Dissenting Shareholders."

  To perfect dissenters' rights, a shareholder must comply with Article 13 of the Georgia Code. In the case of the Button Gwinnett Merger, Article 13 requires, among other things, that a Button Gwinnett shareholder give Button Gwinnett notice of such holder's intent to dissent from approval of the Button Gwinnett Agreement prior to the vote of the shareholders at the Button Gwinnett Meeting and that such shareholder not vote his or her shares in favor of the Button Gwinnett Agreement. Any Button Gwinnett shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such holder's shares are to be voted will be deemed to have voted in favor of the Button Gwinnett Agreement, and thus will not be entitled to assert dissenters' rights.

  To perfect dissenters' rights in the case of the BHC Merger, a BHC shareholder must give BHC notice of such holder's intent to dissent from approval of the BHC Agreement prior to the vote of the BHC shareholders at the BHC Meeting, and must not vote his or her shares in favor of the BHC Agreement. Any BHC shareholder who returns a signed proxy but fails to provide instruction as to the manner in which such holder's shares are to be voted, will be deemed to have voted in favor of the BHC Agreement and will not be entitled to assert dissenter's rights.

REASONS FOR THE BUTTON GWINNETT MERGER

  Button Gwinnett's Board of Directors has unanimously approved the Button Gwinnett Merger and the Button Gwinnett Agreement and has determined that the Button Gwinnett Merger is fair to, and in the best interests of, Button Gwinnett and its shareholders. ACCORDINGLY, BUTTON GWINNETT'S BOARD UNANIMOUSLY RECOMMENDS THAT BUTTON GWINNETT'S SHAREHOLDERS VOTE FOR APPROVAL OF THE BUTTON GWINNETT AGREEMENT AND THE BUTTON GWINNETT MERGER. EACH MEMBER OF THE BOARD OF DIRECTORS OF BUTTON GWINNETT HAS AGREED TO VOTE SUCH MEMBER'S SHARES OF BUTTON GWINNETT COMMON STOCK IN FAVOR OF THE BUTTON GWINNETT AGREEMENT AND THE BUTTON GWINNETT MERGER. In approving the Button Gwinnett Merger, Button Gwinnett directors considered (i) Premier's financial condition; (ii) various alternatives to the Button Gwinnett Merger, including the merits of other acquisition proposals; (iii) the consideration to be received by Button Gwinnett shareholders; (iv) the anticipated synergies and enhanced resources and lending capabilities that would result from the Button Gwinnett Merger; (v) the competitive and regulatory environments for financial institutions and commercial lending businesses generally; (vi) the income tax aspects of the Button Gwinnett Merger as a tax-free exchange; (vii) the current lack of marketability of the Button Gwinnett Common Stock, contrasted with the ability of Button Gwinnett's shareholders to trade the Premier Common Stock to be received by them as a result of the Button Gwinnett Merger on the American Stock Exchange; and (viii) the likelihood that the Button Gwinnett Merger would be approved by applicable regulatory authorities. See "The Button Gwinnett Merger--Background of and Reasons for the Button Gwinnett Merger."

  The Premier Board of Directors has unanimously approved the Button Gwinnett Agreement and has determined that the Button Gwinnett Merger is in the best interests of Premier and its shareholders. ACCORDINGLY,

PREMIER'S BOARD UNANIMOUSLY RECOMMENDS THAT PREMIER'S SHAREHOLDERS VOTE FOR APPROVAL OF THE BUTTON GWINNETT AGREEMENT AND THE BUTTON GWINNETT MERGER. EACH MEMBER OF THE BOARD OF DIRECTORS OF PREMIER HAS AGREED TO VOTE SUCH MEMBER'S SHARES OF PREMIER COMMON STOCK IN FAVOR OF THE BUTTON GWINNETT AGREEMENT AND THE BUTTON GWINNETT MERGER. In approving the Button Gwinnett Merger, Premier's directors considered (i) Button Gwinnett's financial condition, operations and market area; (ii) Premier's overall strategic focus; (iii) the financial terms and income tax consequences of the Button Gwinnett Merger; and (iv) the management philosophy of Button Gwinnett and its compatibility with that of Premier. See "The Button Gwinnett Merger--Background of and Reasons for the Button Gwinnett Merger."

REASONS FOR THE BHC MERGER

  BHC's Board of Directors has unanimously approved the BHC Merger and the BHC Agreement and has determined that the BHC Merger is fair to, and in the best interests of, BHC and its shareholders. ACCORDINGLY, BHC'S BOARD UNANIMOUSLY RECOMMENDS THAT BHC'S SHAREHOLDERS VOTE FOR APPROVAL OF THE BHC AGREEMENT AND THE BHC MERGER. EACH MEMBER OF THE BOARD OF DIRECTORS OF BHC HAS AGREED TO VOTE SUCH MEMBER'S SHARES OF BHC COMMON STOCK IN FAVOR OF THE BHC AGREEMENT AND THE BHC MERGER. In approving the BHC Merger, BHC directors considered (i) Premier's financial condition; (ii) various alternatives to the BHC Merger, including the merits of other acquisition proposals; (iii) the consideration to be received by BHC shareholders; (iv) the anticipated synergies and enhanced resources and lending capabilities that would result from the BHC Merger; (v) the competitive and regulatory environments for financial institutions and commercial lending businesses generally; (vi) the income tax aspects of the BHC Merger as a tax-free exchange; (vii) the current lack of marketability of the BHC Common Stock, contrasted with the ability of BHC's shareholders to trade the Premier Common Stock to be received by them as a result of the BHC Merger on the American Stock Exchange; and (viii) the likelihood that the BHC Merger would be approved by applicable regulatory authorities. See "The BHC Merger--Background of and Reasons for the BHC Merger."

FAIRNESS OPINIONS

  Premier. Brown, Burke Capital Partners, Inc. ("BBCP") has rendered an opinion to Premier that, based on and subject to the procedures, matters, and limitations described in its opinion, and such other matters as it considered relevant as of the date of its opinion, the terms of the Button Gwinnett Merger are fair to the shareholders of Premier from a financial perspective. BBCP's opinion is attached as Appendix C to this Joint Proxy Statement/Prospectus. Shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "The Button Gwinnett Merger--Fairness Opinions."

  BBCP has also rendered an opinion to Premier that, based on and subject to the procedures, matters, and limitations described in its opinion, and such other matters as it considered relevant as of the date of its opinion, the terms of the BHC Merger are fair to the shareholders of Premier from a financial perspective. BBCP's opinion is attached as Appendix D to this Joint Proxy Statement/Prospectus. Shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "The BHC Merger- Fairness Opinions."

  Button Gwinnett. The Carson Medlin Company ("Carson Medlin") has rendered an opinion to Button Gwinnett that, based on and subject to the procedures, matters and limitations described in its opinion and such other matters as it considered relevant as of the date of its opinion, the terms of the Button Gwinnett Merger are fair to the shareholders of Button Gwinnett from a financial perspective. Carson Medlin's opinion is attached as Appendix E to this Joint Proxy Statement/Prospectus. Shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "The Button Gwinnett Merger--Fairness Opinions."

  BHC. BHC has not retained a financial advisor to render a fairness opinion.

EFFECTIVE DATE OF BUTTON GWINNETT MERGER

  Subject to the conditions to the obligations of the parties to effect the Button Gwinnett Merger, the Button Gwinnett Effective Date will occur on the date and at the time specified in a Certificate of Merger (the "Certificate of Merger") filed by Premier with the Georgia Secretary of State. If no effective date or time is specified, the Button Gwinnett Merger will become effective upon the filing of the Certificate of Merger. Unless otherwise agreed upon by Premier and Button Gwinnett, and subject to the conditions to the obligations of the parties to effect the Button Gwinnett Merger, the parties will use their reasonable efforts to cause the Button Gwinnett Effective Date to occur by the last business day of the month in which the last of the following events occurs: (i) the effective date (including the expiration of any applicable waiting period) of the last federal or state regulatory approval required for the Button Gwinnett Merger; or (ii) the date on which the Agreement is approved by the requisite vote of Premier and Button Gwinnett shareholders. The parties expect that all conditions to consummation of the Button Gwinnett Merger will be satisfied so that the Button Gwinnett Merger can be consummated during the second quarter of 1998, although there can be no assurance as to whether or when the Button Gwinnett Merger will occur. See "The Button Gwinnett Merger-- Effective Date of the Button Gwinnett Merger,--Conditions to Consummation of the Button Gwinnett Merger, and--Waiver, Amendment, and Termination of the Button Gwinnett Agreement."

EFFECTIVE DATE OF BHC MERGER

  Subject to the conditions to the obligations of the parties to effect the BHC Merger, the BHC Effective Date will occur on the date and at the time specified in the Certificate of Merger filed by Premier with the Georgia Secretary of State. If no effective date or time is specified, the BHC Merger will become effective upon the filing of the Certificate of Merger. Unless otherwise agreed upon by Premier and BHC, and subject to the conditions to the obligations of the parties to effect the BHC Merger, the parties will use their reasonable efforts to cause the BHC Effective Date to occur by the last business day of the month in which the last of the following events occurs: (i) the effective date (including the expiration of any applicable waiting period) of the last federal or state regulatory approval required for the BHC Merger; or (ii) the date on which the BHC Agreement is approved by the requisite vote of BHC shareholders. The parties expect that all conditions to consummation of the BHC Merger will be satisfied so that the BHC Merger can be consummated before August 31, 1998, although there can be no assurance as to whether or when the BHC Merger will occur. See "The BHC Merger--Effective Date of the BHC Merger,"--"Conditions to Consummation of the BHC Merger," and--"Waiver, Amendment, and Termination of the BHC Agreement."

EXCHANGE OF STOCK CERTIFICATES

  Promptly after the effective date of each of the Button Gwinnett Merger and the BHC Merger, Premier will cause SunTrust Bank, Atlanta acting in its capacity as exchange agent for Premier (the "Exchange Agent"), to mail to the former shareholders of Button Gwinnett and BHC a letter of transmittal, together with instructions for the exchange of such shareholders' certificates representing shares of Button Gwinnett Common Stock and BHC Common Stock and BHC Preferred Stock for certificates representing shares of Premier Common Stock and Premier Preferred Stock, as applicable. Former shareholders of Button Gwinnett and BHC will not be entitled to receive dividends or other distributions on their shares of Premier Common Stock, until Premier has received their Button Gwinnett and BHC stock certificates. BUTTON GWINNETT AND BHC SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE FORM LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

REGULATORY APPROVALS AND OTHER CONDITIONS TO THE BUTTON GWINNETT MERGER AND THE BHC MERGER

  Both the BHC Merger and the Button Gwinnett Merger are subject to approval by the Federal Reserve and the Georgia Department. Applications for the requisite approvals have been filed with these agencies, each of which has yet to issue its approval of either the Button Gwinnett Merger or the BHC Merger. There can be no assurance that the approvals of these agencies will be given, or as to the timing or conditions of such approvals.

  Consummation of the Button Gwinnett Merger and the BHC Merger are subject to various other conditions, including receipt of the required approval of the Premier and Button Gwinnett shareholders with respect to the Button Gwinnett Merger and the BHC shareholders with respect to the BHC Merger, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Button Gwinnett Merger and the BHC Merger, as applicable, and certain other customary conditions. See "The Button Gwinnett Merger--Conditions to Consummation of the Button Gwinnett Merger" and "The BHC Merger--Conditions to Consummation of the BHC Merger."

WAIVER, AMENDMENT, AND TERMINATION OF THE BUTTON GWINNETT AGREEMENT

  The Button Gwinnett Agreement may be terminated, and the Button Gwinnett Merger abandoned, at any time prior to the Button Gwinnett Effective Date, by mutual action of the Boards of Directors of both Button Gwinnett and Premier, or by action of the Board of Directors of either company under certain circumstances, including if the Button Gwinnett Merger is not consummated by September 30, 1998, unless the failure to consummate by such time is due to a breach of the Button Gwinnett Agreement by the party seeking to terminate. If for any reason the Button Gwinnett Merger is not consummated, Premier will continue to operate as a bank holding company under its present management, and Button Gwinnett will continue to operate as a bank holding company under its present management. See "The Button Gwinnett Merger--Waiver, Amendment, and Termination of the Button Gwinnett Agreement."

WAIVER, AMENDMENT, AND TERMINATION OF THE BHC AGREEMENT

  The BHC Agreement may be terminated, and the BHC Merger abandoned, at any time prior to the BHC Effective Date by mutual action of the Boards of Directors of both BHC and Premier, or by action of the Board of Directors of either company under certain circumstances, including if the BHC Merger is not consummated by August 31, 1998, unless the failure to consummate by such time is due to a breach of the BHC Agreement by the party seeking to terminate. If for any reason the BHC Merger is not consummated, Premier will continue to operate as a bank holding company under its present management, and BHC will continue to operate as a bank holding company under its present management. See "The BHC Merger--Waiver, Amendment, and Termination of the BHC Agreement."

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE BUTTON GWINNETT MERGER

  The Button Gwinnett Agreement provides that Premier will be the surviving corporation after the Button Gwinnett Merger and that the directors of the surviving corporation after the Button Gwinnett Merger will consist of the current directors of Premier and John D. Stephens and Glenn S. White, the current Chairman and President respectively of Button Gwinnett.

  Following the Button Gwinnett Merger, Mr. White will be President, Chief Executive Officer and a Director of Premier Bank and Mr. Stephens will serve on the Board of Directors of Premier Bank.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE BHC MERGER

  The BHC Agreement provides that Premier will be the surviving corporation after the BHC Merger and that the directors of the surviving corporation after the BHC Merger will consist of the current directors of Premier and James E. Sutherland, a current Director of BHC. The current officers of Premier will not change as a result of the BHC Merger.

INTERESTS OF CERTAIN PERSONS IN THE BUTTON GWINNETT MERGER

  Certain executive officers and directors of Premier and of Button Gwinnett have interests in the Button Gwinnett Merger in addition to their respective interests as Premier or Button Gwinnett shareholders generally. Those interests relate to, among other things, provisions in the Button Gwinnett Agreement regarding indemnification and eligibility for certain Premier employee benefits, and treatment of outstanding options to acquire Button Gwinnett Common Stock. See "The Button Gwinnett Merger--Interests of Certain Persons in the Button Gwinnett Merger."

  On the Effective Date of the Button Gwinnett Merger, Premier, Premier Bank and Mr. White will enter into an amendment to Mr. White's employment agreement under which Mr. White will serve as President of Premier Bank following the Merger. Premier, Premier Bank and The Bank of Gwinnett County will also enter into an employment agreement with Andrew R. Pourchier under which Mr. Pourchier will continue as Executive Vice President of The Bank of Gwinnett County and will become Executive Vice President of Premier Bank. See "The Button Gwinnett Merger--Employment Agreements."

INTERESTS OF CERTAIN PERSONS IN THE BHC MERGER

  Certain executive officers and directors of Premier and of BHC have interests in the BHC Merger in addition to their respective interests as Premier or BHC shareholders generally. Those interests relate to, among other things, provisions in the BHC Agreement regarding indemnification and eligibility for certain Premier employee benefits, and treatment of outstanding options to acquire BHC Common Stock. Upon closing of the BHC Merger, Henry County Bank will enter into an Employment Agreement with Charles B. Blackmon. Currently Mr. Blackmon does not serve under an employment agreement. See "The BHC Merger-- Interests of Certain Persons in the BHC Merger."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE BUTTON GWINNETT MERGER

  Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, has rendered to Premier and Button Gwinnett an opinion to the effect of certain tax consequences of the Button Gwinnett Merger as is generally described as follows so long as the Button Gwinnett Merger is consummated according to the Button Gwinnett Agreement: (i) the Button Gwinnett Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) the exchange in the Button Gwinnett Merger of Button Gwinnett Common Stock for Premier Common Stock will not give rise to gain or loss to Button Gwinnett shareholders except for the recognition of gain as required by Section 302 of the Code with respect to cash received by Button Gwinnett shareholders in lieu of fractional shares of Premier Common Stock as a result of the Button Gwinnett Merger; (iii) neither Premier nor Button Gwinnett will recognize income, gain or loss as a consequence of the Button Gwinnett Merger; (iv) the aggregate tax basis of Premier Common Stock received by Button Gwinnett shareholders pursuant to the Button Gwinnett Merger will be the same as the tax basis of the shares of Button Gwinnett Common Stock exchanged therefor, decreased by any portion of such tax basis allocated to fractional shares of Premier Common Stock that are treated as redeemed by Premier; (v) Button Gwinnett shareholders will have the same holding period in the shares of Premier Common Stock received pursuant to the Button Gwinnett Merger as the holding period of the shares of Button Gwinnett Common Stock exchanged therefor. See "The Button Gwinnett Merger--Material Federal Income Tax Consequences of the Button Gwinnett Merger."

  DUE TO THE INDIVIDUAL NATURE OF THE INCOME TAX CONSEQUENCES OF THE BUTTON GWINNETT MERGER, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC EFFECT OF THE BUTTON GWINNETT MERGER ON THEM UNDER FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE BHC MERGER

  Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, has rendered an opinion to Premier and BHC to the effect that, among other things: (i) the BHC Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code; (ii) the exchange in the BHC Merger of BHC Common Stock for Premier Common Stock will not give rise to gain or loss to holders except for the recognition of gain as required by Section 302 of the Code with respect to cash received by BHC shareholders in lieu of fractional shares of Premier Common Stock as a result of the BHC Merger; (iii) no gain or loss will be recognized by the shareholders of BHC upon the receipt of Premier Preferred Stock solely in exchange for their shares of BHC Preferred Stock, assuming the BHC Preferred Stock is "nonqualified preferred stock", as defined in Section 351(g)(2) of the Code. Section 354(a)(2)(C)(i), which was added by the Taxpayer Relief Act of 1997, provides that nonqualified preferred stock received for stock other than nonqualified preferred stock shall be treated as a taxable transaction. The Premier Preferred Stock is nonqualified preferred stock, as such term is defined in Section 351(g)(2).

Applying the principles of Section 351(g)(2), the BHC Preferred Stock meets the definition of nonqualified preferred stock, subject to the fact that it was created prior to the effective date of the Taxpayer Relief Act of 1997. Assuming that the IRS takes the position that preferred stock created prior to the effective date of the Taxpayer Relief Act of 1997 can constitute nonqualified preferred stock, then the BHC Preferred Stock surrendered for the Premier Preferred Stock shall constitute a nonqualified preferred stock for nonqualified preferred stock exchange and therefore should not result in gain or loss to the BHC Preferred Shareholders. However, if the IRS takes a contrary position, the holders of BHC Preferred Stock will recognize gain, if any, upon the receipt of the Premier Preferred Stock solely in exchange for their BHC Preferred Stock. The gain, if any, shall equal the difference between the fair value of the Premier Preferred Stock received less the shareholder's adjusted basis in the BHC Preferred Stock surrendered. The character of the gain as ordinary or capital will be determined as provided in IRC Section 356(b); (iv) neither Premier nor BHC will recognize income, gain or loss as a consequence of the BHC Merger; (v) the aggregate tax basis of Premier Common Stock received by BHC shareholders pursuant to the BHC Merger will be the same as the tax basis of the shares of BHC Common Stock exchanged therefor, decreased by any portion of such tax basis allocated to fractional shares of Premier Common Stock that are treated as redeemed by Premier; (vi) the BHC shareholders will have the same holding period in the shares of Premier Common Stock received pursuant to the BHC Merger as the holding period of the shares of BHC Common Stock exchanged therefor; (vii) assuming the BHC Preferred Stock is treated as nonqualified preferred stock, the aggregate tax basis of the shares (including any fractional share interest) of Premier Preferred Stock received by shareholders of BHC who exchange all of their BHC Preferred Stock solely for shares Premier Preferred Stock in the BHC Merger will be the same as the aggregate tax basis of the shares (including any fractional share interest) of BHC Preferred Stock surrendered in exchange therefor; (viii) assuming the BHC Preferred Stock is treated as nonqualified preferred stock, the holding period of the shares (including any fractional share interest) of Premier Preferred Stock received in the BHC Merger will include the period during which the shares (including any fractional share interest) of BHC Preferred Stock surrendered in exchange therefore were held, provided such shares (including any fractional share interest) of BHC Preferred Stock were held as capital assets at the Effective time of the BHC Merger. See "The BHC Merger--Material Federal Income Tax Consequences of the Merger."

  DUE TO THE INDIVIDUAL NATURE OF THE INCOME TAX CONSEQUENCES OF THE BHC MERGER, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC EFFECT OF THE BHC MERGER ON THEM UNDER FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

  It is anticipated that both the Button Gwinnett Merger and the BHC Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Button Gwinnett and BHC will be carried forward and recorded on the financial statements of Premier at their previously recorded amounts. In order for the Button Gwinnett and BHC Mergers to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Button Gwinnett and BHC Common Stock must be exchanged for Premier Common Stock. There are certain other criteria that must be satisfied in order for the BHC and Button Gwinnett Mergers to qualify as a poolings of interests, some of which criteria cannot be satisfied until after the Effective Dates of both mergers.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

  On the Effective Date of each of the Button Gwinnett Merger and the BHC Merger, the Button Gwinnett shareholders and the BHC shareholders, whose rights are governed by the Georgia Code and by Button Gwinnett's and BHC's Articles of Incorporation and Bylaws, respectively, will automatically become Premier shareholders, and their rights as Premier shareholders will be determined by the Georgia Code and by Premier's Articles of Incorporation and Bylaws. Upon consummation of each of the Button Gwinnett Merger and the BHC Merger, the rights of Premier shareholders will differ from the rights of both Button Gwinnett and BHC shareholders in certain respects. See "The Button Gwinnett Merger--Certain Differences in Rights of Shareholders" and "The BHC Merger-- Certain Differences in Rights of Shareholders."

COMPARATIVE MARKET PRICES OF COMMON STOCK

  Premier Common Stock is currently traded on the American Stock Exchange under the symbol "PMB." Prior to January 10, 1997, Premier Common Stock was traded on the NASDAQ SmallCap Market. Neither Button Gwinnett's nor BHC's Common Stock is traded on an established market. The following table sets forth the last sale price of Premier Common Stock on December 2, 1997, the date of the last sale reported by the American Stock Exchange prior to December 3, 1997 (the date of public announcement of the proposed BHC Merger) and the sale price of BHC Common Stock on September 27, 1997, the date of the last known sale of BHC Common Stock prior to December 3, 1997. It also provides the last sale price of Premier Common Stock on May 19, 1998, the date of the last sale reported by the American Stock Exchange prior to the mailing of this Joint Proxy Statement/Prospectus and the sale price of BHC Common Stock on September 22, 1997, the date of the most recent known sale of BHC Common Stock prior to the mailing of this Joint Proxy Statement/Prospectus.

  The following table also sets forth the last sale price of Premier Common Stock on February 4, 1998, the date of the last sale reported by the American Stock Exchange prior to February 5, 1998 (the date of public announcement of the proposed Button Gwinnett Merger) and the last sale price of Button Gwinnett on July 11, 1997, the last known sale of Button Gwinnett prior to February 5, 1998. It also provides the last sale price of Button Gwinnett stock on February 27, 1998, the date of the most recent known sale of Button Gwinnett Common Stock prior to mailing this Joint Proxy Statement/Prospectus.

PREMIER COMMON STOCK     BUTTON GWINNETT COMMON STOCK       BHC COMMON STOCK
--------------------     ---------------------------- ----------------------------
$13.50 at December 2,
 1997                    $21.00 at July 11, 1997      $16.00 at September 22, 1997
(prior to BHC
 announcement)           (prior to announcement)      (prior to announcement)
$20.50 at February 4,
 1998
(prior to Button
 Gwinnett announcement)
$25.75 at May 20, 1998   $20.00 at February 27, 1998  $16.00 at September 27, 1997

COMPARATIVE PER SHARE DATA

  The following table sets forth certain comparative per share data relating to net income, cash dividends, and book value on (i) an historical basis for Premier, Button Gwinnett and BHC, (ii) a pro forma combined basis per share of Premier Common Stock, giving effect to the BHC Merger and the Button Gwinnett Merger, and (iii) an equivalent pro forma basis per share of Button Gwinnett and BHC Common Stock, giving effect to the BHC Merger and the Button Gwinnett Merger. The data also retroactively reflect the effect of Premier's three-for-two stock split on January 23, 1998. The Premier, Button Gwinnett and BHC pro forma combined information gives effect to each Merger anticipating the use of pooling-of-interests accounting and assumes an exchange ratio of 3.90 shares of Premier Common Stock for each share of BHC Common Stock and assumes an exchange ratio of 3.885 shares of Premier Common Stock for each share of Button Gwinnett Common Stock. The unaudited pro forma data is presented for informational purposes only and is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Button Gwinnett Merger and the BHC Merger been consummated at the dates or during the periods indicated, nor is it necessarily indicative of future results of operations or combined financial position.

  The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of Premier, Button Gwinnett and BHC including the respective notes thereto, and the pro forma financial information included herein. See "--Selected Historical Financial Data of Premier," "--Selected Historical Financial Data of Button Gwinnett," and "--Selected Historical Financial Data of BHC."

                                                           YEAR ENDED DECEMBER
                                                                   31,
                                                           --------------------
                                                            1997   1996   1995
                                                           ------ ------ ------
INCOME PER SHARE
  Premier historical...................................... $ 0.75 $ 0.47 $ 0.38
  Button Gwinnett historical..............................   3.54   2.79   2.38
  BHC historical..........................................   1.84   2.24   1.94
  Premier and Button Gwinnett pro forma combined(1)(2)....   0.74   0.51   0.42
  Button Gwinnett pro forma merger equivalent(3)..........   2.87   1.98   1.63
  Premier and BHC pro forma combined(1)(4)................   0.66   0.46   0.38
  BHC pro forma merger equivalent(5)......................   2.57   1.79   1.48
  Premier, Button Gwinnett and BHC pro forma combined(1)..   0.72   0.52   0.43
  Button Gwinnett pro forma merger equivalent(3)..........   2.80   2.02   1.67
  BHC pro forma merger equivalent(5)......................   2.81   2.03   1.68
DIVIDENDS DECLARED PER COMMON SHARE
  Premier historical...................................... $ 0.17 $ 0.23 $ 0.06
  Button Gwinnett historical..............................   0.60   0.50   0.35
  BHC historical..........................................   0.25   0.25   0.25
  Button Gwinnett pro forma merger equivalent(6)..........   0.66   0.89   0.23
  BHC pro forma merger equivalent(7)......................   0.66   0.90   0.23
BOOK VALUE PER SHARE (PERIOD END)
  Premier historical...................................... $ 4.53 $ 3.79 $ 3.66
  Button Gwinnett historical..............................  17.09  14.52  12.23
  BHC historical..........................................  19.77  17.99  16.04
  Premier and Button Gwinnett pro forma combined(1)(2)....   4.44
  Button Gwinnett pro forma merger equivalent(3)..........  17.13
  Premier and BHC pro forma combined(1)(4)................   4.52
  BHC pro forma merger equivalent(5)......................  17.51
  Premier, Button Gwinnett and BHC pro forma combined(1)..   4.50
  Button Gwinnett pro forma merger equivalent(3)..........  17.37
  BHC pro forma merger equivalent(5)......................  17.43

--------
(1) Includes the merger of Lanier Bank & Trust Company with Premier Bank as if the Lanier merger was consummated on January 1, 1995 and was accounted for as a pooling-of-interests.
(2) Represents the combined results of Premier and Button Gwinnett as if the Button Gwinnett Merger was consummated on January 1, 1995 and was accounted for as a pooling-of-interests.
(3) Represents pro forma combined information multiplied by the Button Gwinnett Exchange Ratio.
(4) Represents the combined results of Premier and BHC as if the BHC Merger were consummated on January 1, 1995 and was accounted for as a pooling-of-interests.
(5) Represents pro forma combined information multiplied by the BHC Exchange Ratio.
(6) Represents historical dividends declared per share by Premier multiplied by the Button Gwinnett Exchange Ratio.
(7) Represents historical dividends declared per share by Premier multiplied by the BHC Exchange Ratio.

SELECTED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma condensed combined financial statements are presented assuming the Lanier Merger, Button Gwinnett Merger and the BHC Merger will be accounted for as poolings of interests and reflect the combination of the historical consolidated financial statements of Premier, Lanier, Button Gwinnett and BHC. The pro forma condensed combined balance sheet has been prepared as if the mergers had been consummated at the beginning of the period covered. The pro forma condensed combined statements of income have been prepared as if the mergers had been consummated on January 1, 1995. The following financial statements do not reflect any anticipated cost savings which may be realized by Premier after consummation of the Lanier, Button Gwinnett and BHC Mergers. The pro forma information does not purport to represent what Premier's, Lanier's, Button Gwinnett's and BHC's combined results of operations actually would have been if each such merger had occurred on January 1, 1997.

  The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Premier incorporated herein by reference and the historical financial statements of Button Gwinnett and BHC appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                                                AT DECEMBER 31,
                                                                     1997
                                                                ---------------
                                                                (IN THOUSANDS)
BALANCE SHEET
Total assets...................................................   $1,214,334
Loans and loans held for sale, net.............................      855,901
Securities held-to-maturity....................................       46,003
Securities available-for-sale..................................      146,860
Federal funds sold.............................................       54,467
Interest-bearing deposits in banks.............................        6,977
Total deposits.................................................    1,016,179
Other borrowings and securities sold under repurchase
 agreements....................................................       71,050
Stockholders' equity...........................................      113,923

                                                       YEAR ENDED
                                                      DECEMBER 31,
                                         --------------------------------------
                                             1997         1996         1995
                                         ------------ ------------ ------------
                                          (IN THOUSANDS EXCEPT PER SHARE DATA)
OPERATING DATA
Interest income......................... $     95,857 $     80,450 $     68,543
Interest expense........................       42,783       36,812       30,823
                                         ------------ ------------ ------------
Net interest income.....................       53,074       43,638       37,720
Provision for credit losses.............        1,699          424          107
                                         ------------ ------------ ------------
Net interest income after provision for
 credit losses..........................       51,375       43,214       37,613
Other income............................       23,996       16,801       12,697
Other expenses..........................       47,926       41,316       34,404
Income taxes............................        9,368        5,618        5,079
                                         ------------ ------------ ------------
Net income.............................. $     18,077 $     13,081 $     10,827
                                         ============ ============ ============
Net income available to common
 stockholders........................... $     17,881 $     12,885 $     10,631
                                         ============ ============ ============
Net income per common share............. $       0.72 $       0.52 $       0.43
                                         ============ ============ ============
Net income per common share diluted..... $       0.70 $       0.50 $       0.42
                                         ============ ============ ============

ADDITIONAL PROPOSALS PRESENTED TO PREMIER SHAREHOLDERS ONLY

  In addition to the proposal to approve the Button Gwinnett Merger at the Premier Meeting, the shareholders of Premier will be asked to vote on additional proposals to (i) elect directors; (ii) ratify the appointment of Ernst & Young LLP as Premier's independent auditors for 1998; (iii) approve an amendment to Premier's Articles of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 60,000,000; (iv) approve an amendment to the 1997 Plan to increase the number of shares available for grant under the Plan from 1,125,000 to 3,000,000; and (v) approve the Premier Bancshares, Inc. Employee Stock Purchase Plan.

RISK FACTORS

  Shareholders of Premier, Button Gwinnett and BHC should carefully consider the matters set forth under "Risk Factors."

                                 RISK FACTORS

  In addition to the other information contained in this Joint Proxy Statement/Prospectus, the following factors should be considered carefully by shareholders of Premier, Button Gwinnett and BHC in evaluating both the Button Gwinnett Merger and the BHC Merger.

RELIANCE ON RESIDENTIAL MORTGAGE ORIGINATIONS TO PRODUCE FEE INCOME

  The market for residential mortgages is highly volatile and an increase in interest rates could have a material adverse effect on both non-interest income and interest income and in the growth of Premier's residential mortgage operations. In addition, a substantial portion of Premier's other income has been derived from gains on the sale of mortgage loans and mortgage production fees consisting of proceeds from the sale of mortgage servicing rights, loan origination fees and discount points. Due to the cyclical nature of residential mortgage originations, there can be no assurance that Premier will be able to sustain recent levels of gains on the sale of mortgage loans and mortgage production fees.

STATUS OF PREMIER AS A BANK HOLDING COMPANY

  Premier is a legal entity separate and distinct from its subsidiaries, although the principal source of Premier's cash revenues is dividends from its subsidiaries. The right of Premier to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise will be subject to the claims of the subsidiaries' creditors, which will take priority except to the extent that Premier may itself be a creditor with a recognized claim.

  Regulations limit the amount of dividends that may be paid by Premier's banking subsidiaries without prior regulatory approval. As of December 31, 1997, Premier's banking subsidiaries could declare additional dividends to Premier, without regulatory approval, of approximately $5.7 million.

  Premier's subsidiaries are also subject to restrictions under federal law which limit the transfer of funds by any of its banking subsidiaries to Premier and Premier Lending, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by any of the banking subsidiaries to Premier or any affiliate of such banking subsidiary are limited to 10% of such banking subsidiary's capital and surplus and, with respect to Premier and all such nonbanking subsidiaries, to an aggregate of 20% of such banking subsidiary's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specific amounts.

GROWTH

  Premier has grown and may seek to continue to grow by acquiring other financial institutions and branches. However, the market for acquisitions is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that Premier will obtain such approvals. Premier may not be as successful in the future as it has been in the past in identifying acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, Premier's ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.

  There is no assurance that Premier will not encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In addition, such rapid growth may adversely affect Premier's operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality and required operating adjustments. There can be no assurance that Premier will successfully integrate or achieve the anticipated benefits of its growth or expanded operations, and there is no assurance that rapid growth in its loan portfolio will not result in an increase in Premier's loan loss experience.

COMPETITION

  Premier's subsidiaries face substantial competition for loans and deposits as well as other sources of funding in the communities they serve. Competing providers include other national and state banks, thrifts and trust companies, insurance companies, mortgage banking operations, credit unions, finance companies, money market funds and other financial and non-financial companies which may offer products functionally equivalent to those offered by Premier's subsidiaries. Many competing providers have greater financial resources than Premier and offer services within and outside the market areas served by Premier's subsidiaries.

DEVELOPMENTS IN TECHNOLOGY

  The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of Premier to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or Premier's success or failure in anticipating or responding to such developments, will materially affect Premier's business, financial condition and operating results.

DEPENDENCE ON SENIOR MANAGEMENT

  The success of Premier has been largely dependent on the skills, experience and efforts of its senior management. The loss of the services of Mr. Pittard, or other members of senior management of Premier could have a material adverse effect on Premier's business and prospects. Premier believes that its future success will also depend upon its ability to attract, retain and motivate qualified personnel. There can be no assurance that Premier will be successful in attracting and retaining such personnel.

CAPABILITY OF PREMIER'S DATA PROCESSING SOFTWARE TO ACCOMMODATE THE YEAR 2000

  Like many financial institutions, Premier relies upon computers for the daily conduct of its business and for data processing generally. There is concern among industry experts that commencing on January 1, 2000, computers will be unable to "read" the new year and there may be widespread computer malfunctions. Management has assessed the electronic systems, programs, applications and other electronic components used in the operations of Premier, and believes that Premier's hardware and software has been programmed to be able to accurately recognize the year 2000, and that significant additional costs will not be incurred in connection with the Year 2000 issue, although there can be no assurances in this regard.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth for the respective periods indicated the ratios of Premier's consolidated earnings to combined fixed charges and preferred stock dividends.

                                                YEAR ENDED DECEMBER 31,
                                         --------------------------------------
                                                                       PROFORMA
                                         1993  1994  1995  1996  1997    1998
                                         ----- ----- ----- ----- ----- --------
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends:
  Excluding interest on deposits.......  3.49x 7.18x 4.28x 4.12x 5.40x  5.09x
  Including interest on deposits.......  1.05x 1.30x 1.39x 1.36x 1.54x  1.54x

  For purposes of computing the ratio, earnings represent pretax income before extraordinary items and cumulative effect of changes in accounting principles plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. For purposes of calculating the pro forma ratio, preferred stock dividend requirements are included in fixed charges for both ratios.

                          FORWARD-LOOKING STATEMENTS

  This Joint Proxy Statement/Prospectus contains certain forward-looking statements including or related to, among other things, Premier's business and growth strategies.

  These and other statements which are not historical facts are based largely on current expectations and assumptions of management and are subject to a number of risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, the risks and uncertainties described in "Risk Factors" above. Assumptions related to forward-looking statements include that Premier will continue to price and market its banking products competitively; that competitive conditions within its market area will not change materially or adversely; that the demand for Premier's banking products will remain strong; that Premier will retain key management personnel; and that there will be no material adverse change in Premier's operations or business.

  Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Premier. Although Premier believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in the forward-looking information will be realized. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause Premier to alter its business strategy and capital expenditure plans which may in turn affect Premier's results of operations. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Premier or any other person that the strategy, objectives or other plans of Premier will be achieved. The forward-looking statements contained herein speak only as of the date hereof, and Premier undertakes no obligation to publicly update or revise any of these forward-looking statements.

                              THE PREMIER MEETING

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to the holders of Premier Common Stock in connection with the solicitation by the Premier Board of Directors of proxies for use at the Premier Meeting, at which Premier shareholders will be asked to vote upon proposals (i) to approve the Button Gwinnett Agreement and the Button Gwinnett Merger, (ii) to elect directors;
(iii) to ratify the appointment of Ernst & Young LLP as Premier's independent public accountants, (iv) to amend Premier's Articles of Incorporation to increase the number of authorized shares of Premier Common Stock from 20,000,000 to 60,000,000; (v) to approve an amendment to the 1997 Plan to increase the number of shares available for grant under such plan from 1,125,000 shares to 3,000,000 shares; and (vi) to approve the Premier Bancshares, Inc. Employee Stock Purchase Plan. The Premier Meeting will be held at 10:00 a.m., local time, on June 30, 1998, at Swissotel Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326.

  Premier shareholders are requested to promptly sign, date, and return the accompanying proxy card to Premier in the enclosed postage-paid envelope. Any Premier shareholder who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to Premier a signed proxy bearing a later date, provided that such notice or proxy is actually received by Premier prior to the taking of the shareholder vote or by electing to vote in person at the Premier Meeting. Any notice of revocation should be sent to Premier Bancshares, Inc., 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, Attention: Corporate Secretary. The shares of Premier Common Stock represented by properly executed proxies received at or prior to the Premier Meeting and not subsequently revoked will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE BUTTON GWINNETT AGREEMENT AND FOR APPROVAL OF THE OTHER PROPOSALS. As of the date of this Joint Proxy Statement/Prospectus, Premier is unaware of any other matter to be presented at the Premier Meeting.

  Solicitation of proxies will be made by mail but also may be made by telephone or in person by the directors, officers, and employees of Premier, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses.

RECORD DATE; VOTE REQUIRED

  Premier's Board of Directors has established the close of business on May 15, 1998, as the Record Date for determining the Premier shareholders entitled to notice of and to vote at the Premier Meeting. Only Premier shareholders of record as of the Record Date will be entitled to vote at the meeting. The affirmative vote of a majority of the Premier Common Stock outstanding and entitled to vote at the Premier Meeting will be required to approve the Button Gwinnett Agreement and the Articles Amendment. Abstentions or failures to return a properly executed proxy will have the same effect as a vote against the Button Gwinnett Agreement and the Articles Amendment. The affirmative vote of a majority of the Premier Common Stock present in person or represented by proxy at the Premier Meeting will be required to (i) elect the directors for Premier, (ii) ratify Ernst & Young LLP as Premier's independent public accountants, (iii) amend the 1997 Plan, and (iv) approve the Premier Employee Stock Purchase Plan, and any other proposals considered at the Premier Meeting. Broker non-votes, which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, are not counted for purposes of determining whether a proposal has been approved. As a result, broker non-votes will have the effect of votes against the Button Gwinnett Agreement and the Articles Amendment. As of the Record Date, there were 1,300 holders of record of 15,422,339 shares of Premier Common Stock outstanding and entitled to vote at the Premier Meeting, with each share entitled to one vote.

  The presence, in person or by proxy, of a majority of the outstanding shares of Premier Common Stock entitled to vote at the Premier Meeting is necessary to constitute a quorum of the shareholders in order to take action at the meeting. For these purposes, shares of Premier Common Stock that are present, or represented by proxy, at the Premier Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

  The directors and executive officers of Premier beneficially owned, as of the Record Date, 2,246,995 shares (or approximately 14.7% of the outstanding shares) of Premier Common Stock. As of the Record Date, the directors and executive officers of Button Gwinnett beneficially owned 2,900 shares (or less than 1% of the outstanding shares) of Premier Common Stock. As of that date, neither Button Gwinnett, BHC nor Premier held any shares of Premier Common Stock in a fiduciary capacity for others.

                          THE BUTTON GWINNETT MEETING

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to the holders of Button Gwinnett Common Stock in connection with the solicitation by the Button Gwinnett Board of Directors of proxies for use at the Button Gwinnett Meeting, at which Button Gwinnett shareholders will be asked to vote upon a proposal to approve the Button Gwinnett Agreement and the Button Gwinnett Merger. The Button Gwinnett Meeting will be held at 8:00 a.m., local time, on June 30, 1998, at the main office of The Bank of Gwinnett County, located at 150 South Perry Street, Lawrenceville, Georgia 30246.

  Button Gwinnett shareholders are requested to promptly sign, date, and return the accompanying proxy card to Button Gwinnett in the enclosed postage-paid envelope. Any Button Gwinnett shareholder who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to Button Gwinnett a signed proxy bearing a later date, provided that such notice or proxy is actually received by Button Gwinnett prior to the taking of the shareholder vote or by electing to vote in person at the Button Gwinnett Meeting. Any notice of revocation should be sent to Button Gwinnett Financial Corporation, 2230 Scenic Highway, Snellville, Georgia 30278, Attention: Corporate Secretary. The shares represented by properly executed proxies received at or prior to the Button Gwinnett Meeting and not subsequently revoked will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE BUTTON GWINNETT AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTERS THAT PROPERLY MAY COME BEFORE THE BUTTON GWINNETT MEETING. As of the date of this Joint Proxy Statement/Prospectus, Button Gwinnett is unaware of any other matter to be presented at the Button Gwinnett Meeting.

  Solicitation of proxies will be made by mail but also may be made by telephone or in person by the directors, officers, and employees of Button Gwinnett, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses.

  Button Gwinnett shareholders should not forward any stock certificates with their proxy cards.

RECORD DATE; VOTE REQUIRED

  Button Gwinnett's Board of Directors has established the close of business on May 15, 1998, as the Button Gwinnett Record Date for determining the shareholders entitled to notice of and to vote at the Button Gwinnett Meeting. Only record holders of Button Gwinnett Common Stock as of the Button Gwinnett Record Date will be entitled to vote at the Button Gwinnett Meeting. Approval of the Button Gwinnett Agreement requires the affirmative vote of a majority of the shares of Button Gwinnett Common Stock entitled to vote at the Button Gwinnett Meeting. Therefore, an abstention or failure to return a properly executed proxy card will have the same effect as a vote against the Button Gwinnett Agreement. As of the Record Date, there were approximately 452 holders of 1,432,477 shares of Button Gwinnett Common Stock outstanding and entitled to vote at the Button Gwinnett Meeting, with each share entitled to one vote.

  The presence, in person or by proxy, of a majority of the outstanding shares of Button Gwinnett Common Stock is necessary to constitute a quorum of the shareholders in order to take action at the Button Gwinnett Meeting. For these purposes, shares of Button Gwinnett Common Stock that are present, or represented by proxy, at the Button Gwinnett Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the Button Gwinnett Agreement.

  The directors and executive officers of Button Gwinnett and their affiliates beneficially owned, as of the Record Date, 787,975 shares (or approximately 55% of the outstanding shares) of Button Gwinnett Common Stock.

  As of the Record Date, the directors and executive officers of Premier and their affiliates did not beneficially own any shares of Button Gwinnett Common Stock. As of that date, neither Button Gwinnett nor Premier held any shares of Button Gwinnett Common Stock in a fiduciary capacity for others.

                          THE BUTTON GWINNETT MERGER

  The following material describes certain aspects of the Button Gwinnett Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Button Gwinnett Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

  Upon consummation of the Button Gwinnett Merger, Button Gwinnett will merge with and into Premier, Premier will survive the Button Gwinnett Merger and the separate existence of Button Gwinnett will cease. The Bank of Gwinnett County will become a wholly owned subsidiary of Premier following consummation of the Button Gwinnett Merger. Upon closing of the Button Gwinnett Merger, or as soon as practicable thereafter, Premier plans to cause The Bank of Gwinnett County to merge with and into Premier Bank.

  At the Effective Date, each share of Button Gwinnett Common Stock issued and outstanding will be converted into 3.885 shares of Premier Common Stock. The Button Gwinnett Agreement provides a mechanism whereby the Button Gwinnett Exchange Ratio could have been adjusted based on a decline in the closing price of the Premier Common Stock relative to the weighted average of the closing prices of a selected group of 17 bank holding companies identified in the Button Gwinnett Agreement. The conditions which were necessary to result in an adjustment to the Button Gwinnett Exchange Ratio did not occur, and as a result, the Button Gwinnett Exchange Ratio is fixed at 3.885 shares of Premier Common Stock for each share of Button Gwinnett Common Stock. Each share of Premier Common Stock outstanding immediately prior to the Effective Date will remain outstanding and unchanged as a result of the Button Gwinnett Merger. No fractional shares of Premier Common Stock will be issued in connection with the Button Gwinnett Merger. Premier will pay cash in lieu of any fractional shares (computed to the nearest cent) in an amount equal to such fraction multiplied by the market value of one share of Premier Common Stock on the Button Gwinnett Effective Date.

TREATMENT OF BUTTON GWINNETT OPTIONS

  The Button Gwinnett Agreement provides that all rights with respect to Button Gwinnett Common Stock pursuant to stock options granted by Button Gwinnett under its stock option plan which are outstanding at the Button Gwinnett Effective Date, whether or not then exercisable, will be substituted for and will become rights with respect to Premier Common Stock, or Premier will assume each of such options in accordance with the terms of the Button Gwinnett stock option plan and the agreements evidencing such options. After the Button

Gwinnett Effective Date, those options will become options to purchase Premier Common Stock, with the exercise price and number of shares of Premier Common Stock purchasable thereunder being equal to the exercise price and number of shares of Button Gwinnett Common Stock that could have been purchased thereunder immediately prior to the consummation of the Button Gwinnett Merger after giving effect to the Button Gwinnett Exchange Ratio. The executive officers of Button Gwinnett collectively hold currently exercisable options to purchase 81,400 shares of Button Gwinnett Common Stock. The Button Gwinnett directors (who are not executive officers) do not hold any options to purchase Button Gwinnett Common Stock.

BACKGROUND OF AND REASONS FOR THE BUTTON GWINNETT MERGER

  Background of Button Gwinnett Merger. During the fourth quarter of 1997, the Chairman of the Board and Chief Executive Officer of Button Gwinnett met with the Chief Executive Officer of Premier to explore the possibility of combining Premier and Button Gwinnett.

  On December 18, 1997, Button Gwinnett engaged Carson Medlin to serve as its financial advisor in connection with the possible merger of Button Gwinnett and to render advice to Button Gwinnett concerning the financial aspects of a potential merger with one of several different banking companies, excluding Premier together with one other banking company since such companies were already in exploratory merger discussions with Button Gwinnett.

  On December 27, 1997, Premier and Button Gwinnett entered into a confidentiality agreement, and Button Gwinnett provided Premier with certain confidential informational memoranda describing Button Gwinnett and its operations. At about the same time, Carson Medlin contacted other financial institutions concerning their interest in a merger with Button Gwinnett, received confidentiality agreements from such institutions and provided them with confidential informational memoranda describing Button Gwinnett and its operations as well as procedures for submitting an offer to acquire Button Gwinnett.

  On December 30, 1997, Premier's Executive Committee met with BBCP to discuss financial implications of an acquisition of Button Gwinnett as well as the expected exchange ratio. On January 16, 1998, Premier submitted to Button Gwinnett a written expression of interest in a merger with a then-current total market value of approximately $96.189 million. The Chairman of the Board and Chief Executive Officer of Button Gwinnett responded to Premier that the proposed pricing described in Premier's expression of interest would not be sufficient to gain the support of the Button Gwinnett Board of Directors.

  On January 22, 1998, at a meeting of the Board of Directors of Premier, BBCP and Premier's management discussed with the Premier Board the terms of a possible merger with Button Gwinnett. After a lengthy discussion between Premier's management and the Premier Board, Premier's Chief Executive Officer was authorized to present a revised proposal to Button Gwinnett. On January 23, 1998, Premier's Chief Executive Officer submitted to Button Gwinnett a revised merger proposal in writing with a then current market value of $115.229 million.

  On January 23, 1998, Button Gwinnett's Board met to discuss Premier's proposal as well as a proposal with a then-current market value of approximately $86.929 million from another interested banking company. Prior to the Button Gwinnett Board meeting, Carson Medlin had prepared and reviewed with Button Gwinnett's Chief Executive Officer an analysis of the two offers made for Button Gwinnett. At the Button Gwinnett Board meeting, Button Gwinnett's Chief Executive Officer reviewed this analysis in detail with the Board. After a lengthy discussion of the two proposals, the Button Gwinnett Board instructed management to negotiate, together with Button Gwinnett's legal counsel, the terms of a definitive merger agreement with Premier which would reflect Premier's offer.

  From January 31, 1998 through February 4, 1998, Premier conducted on-site, in-depth due diligence of Button Gwinnett and Button Gwinnett conducted on-site, in-depth due diligence of Premier. Additional off-site due diligence, negotiation of the definitive merger agreement, and discussions with legal counsel and financial advisors were also undertaken by both companies.

  On February 4, 1998, at a special meeting of the Board of Directors of Premier, BBCP and Premier's management presented to Premier's Board an analysis of the proposed merger with Button Gwinnett. Following the presentations and subsequent discussions, the Premier Board authorized its Chief Executive Officer to execute the proposed Button Gwinnett Agreement subject to customary conditions and to the condition that the transaction be accounted for as a pooling-of-interests.

  On February 5, 1998, at a special meeting of the Board of Directors of Button Gwinnett, management reviewed again the analysis prepared by Carson Medlin, the Board reviewed the written fairness opinion from Carson Medlin, the results of management's due diligence investigation of Premier and the terms of the proposed Button Gwinnett Agreement. Following the presentations and subsequent discussions, the Button Gwinnett Board authorized its Chief Executive Officer to execute the proposed Button Gwinnett Agreement. Later that day, the parties executed the Button Gwinnett Agreement, and Premier issued a press release announcing its execution.

  Button Gwinnett's Reasons for the Merger. Button Gwinnett's Board of Directors has unanimously approved the Button Gwinnett Agreement and has determined that the Button Gwinnett Merger is in the best interests of Button Gwinnett and its shareholders. The terms of the Button Gwinnett Merger were the result of arms'-length negotiations between representatives of Button Gwinnett and representatives of Premier. Without assigning any relative or specific weights to the factors, the Board of Directors of Button Gwinnett considered the following material factors:

    (a) the information presented to the directors by Button Gwinnett's management concerning (i) the business, operations, earnings and financial condition, including capital levels and asset quality, of Premier, and compliance with regulatory capital requirements on an historical and prospective basis, and (ii) the results of a due diligence review of Premier by Button Gwinnett's representatives;

    (b) the alternatives to the Button Gwinnett Merger, including the merits of other acquisition proposals;

    (c) the enhancement of shareholder value as a result of the value of the consideration to be received by Button Gwinnett's shareholders relative to Button Gwinnett's book value and earnings per share of common stock;

    (d) the anticipated synergies and operating efficiencies, increased access to capital, increased utilization of capital for lending, and the increased managerial resources and enhanced service capabilities that would result from the Button Gwinnett Merger;

    (e) the competitive and regulatory environment for financial institutions and commercial lending businesses generally;

    (f) the income tax aspects of the Button Gwinnett Merger as a tax-free exchange of Button Gwinnett Common Stock for Premier Common Stock;

    (g) the likelihood that the Button Gwinnett Merger will be approved by applicable regulatory authorities; and

    (h) the current lack of marketability of the Button Gwinnett Common Stock, contrasted with the ability of Button Gwinnett's shareholders to trade the Premier Common Stock to be received by them as a result of the Button Gwinnett Merger on the American Stock Exchange.

  Each member of the Board of Directors of Button Gwinnett has agreed to vote such member's shares of Button Gwinnett Common Stock in favor of the Button Gwinnett Merger.

  BUTTON GWINNETT'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BUTTON GWINNETT SHAREHOLDERS VOTE FOR APPROVAL OF THE BUTTON GWINNETT AGREEMENT.

  Premier's Reasons for the Button Gwinnett Merger. The Premier Board of Directors has unanimously approved the Button Gwinnett Agreement and has determined that the Button Gwinnett Merger is in the best interests of Premier and its shareholders. In approving the Button Gwinnett Agreement, the Premier Board considered a number of factors. Without assigning any relative or specific weights to the factors, the Premier Board of Directors considered the following material factors:

    (a) Button Gwinnett's business, operations, earnings, and financial condition, including capital levels and asset quality, on an historical, prospective, and pro forma basis and in comparison to other financial institutions serving the Gwinnett County market;

    (b) the demographic, economic, and financial characteristics of Gwinnett County in which Button Gwinnett operates, on an historical and prospective basis;

    (c) a variety of factors affecting and relating to the overall strategic focus of Premier, including Premier's desire to expand further into Gwinnett County;

    (d) the financial terms and income tax consequences of the proposed Button Gwinnett Merger;

    (e) the commercial lending experience of the management of Button Gwinnett and The Bank of Gwinnett County;

    (f) the management philosophy of Button Gwinnett and its compatibility with that of Premier.

  Each member of the Board of Directors of Premier has agreed to vote such member's shares of Premier Common Stock in favor of the Button Gwinnett Merger.

  PREMIER'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PREMIER STOCKHOLDERS VOTE FOR APPROVAL OF THE BUTTON GWINNETT AGREEMENT.

FAIRNESS OPINIONS

  Premier. Premier has retained BBCP to act as its financial advisor in connection with the Button Gwinnett Merger. On December 30, 1997, representatives of BBCP participated in a meeting of the Executive Committee of the Board of Directors of Premier to discuss financial implications of an acquisition of Button Gwinnett as well as the expected exchange ratio Premier might have to propose in order to acquire Button Gwinnett. Representatives of BBCP also participated in a meeting of the Premier Board of Directors held on January 22, 1998 when the prospect for a merger with Button Gwinnett was considered in depth. At the meeting, the Premier Board approved the merger with Button Gwinnett, subject to satisfactory completion of a merger agreement. At that meeting BBCP rendered its oral opinion to the effect that, as of such date, an Exchange Ratio of 3.885 common shares of Premier for each common share of Button Gwinnett was fair to the Premier shareholders from a financial point of view. Subsequently, BBCP updated its oral opinion to Premier's management after reviewing the Button Gwinnett Agreement which included a provision providing for an increase in the Button Gwinnett Exchange Ratio under certain events relating to a decline in the market price of the Premier Common Stock. BBCP has also subsequently rendered its written opinion to the Premier Board that on the date of this Joint Proxy Statement/Prospectus, based on the information set forth therein, the Button Gwinnett Exchange Ratio was fair, from a financial point of view, to the Premier shareholders.

  THE FULL TEXT OF BBCP'S WRITTEN OPINION IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. PREMIER SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BBCP IN CONNECTION THEREWITH.

  BBCP's opinion is directed to the Premier Board only and is directed only to the Button Gwinnett Exchange Ratio and does not constitute a recommendation to any Premier shareholder regarding how such shareholder should vote at the Premier Meeting.

  In arriving at its opinion, BBCP among other things: (i) analyzed certain audited and unaudited financial statements and other information of Premier and Button Gwinnett; (ii) reviewed and discussed with appropriate management personnel of Premier and Button Gwinnett the past and current business activities and financial results and the business and financial outlook of Premier and Button Gwinnett; (iii) reviewed the historical price and trading activity of the common stock of Premier and other similar banking institutions; (iv) compared certain financial and stock market data relating to Premier with similar data of other publicly held banking institutions; (v) performed an analysis comparing the pro forma consequences of the Button Gwinnett Merger to both Premier and Button Gwinnett shareholders with respect to earnings per share and book value and tangible book value per share represented by the Premier Common Stock that will be held after the Button Gwinnett Merger to those same measures represented by the common stock currently held; (vi) considered the relative contributions of Premier and Button Gwinnett to a combined institution in terms of balance sheet, revenue, earnings and ownership measures; (vii) reviewed the prices paid in certain comparable acquisition transactions of community banking institutions and the multiples of earnings and book value and the level of deposit base premium received by the selling institutions; (viii) reviewed the Button Gwinnett Agreement and certain related documents; (ix) considered the potential synergies and cost savings made available to Premier and Button Gwinnett through the Button Gwinnett Merger; (x) evaluated the financial and capital implications to Premier of the Button Gwinnett Merger; (xi) considered stock trading/liquidity implications to Premier shareholders of the Button Gwinnett Merger; and (xii) performed such other analyses as BBCP deemed appropriate.

  In conducting its analysis and arriving at its opinion, BBCP assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purposes of the opinion. BBCP also relied upon the managements of Premier and Button Gwinnett with respect to the reasonableness and achievability of the financial forecasts (and the assumptions and bases underlying such forecasts) provided to it. BBCP also assumed, with Premier's consent, that the aggregate allowances for loan losses for each of Premier and Button Gwinnett are adequate to cover such losses. BBCP is not an expert in the evaluation of allowances for loan losses and has not reviewed any individual credit files. BBCP did not make, nor was it furnished with, independent valuations or appraisals of the assets or liabilities of either Premier or Button Gwinnett or any of their subsidiaries. BBCP did not express any opinion about what the value of Premier Common Stock actually will be when issued to the holders of Button Gwinnett Common Stock pursuant to the Button Gwinnett Merger or the price at which Premier Common Stock will trade subsequent to the Button Gwinnett Merger. Premier has informed BBCP, and BBCP has assumed, that the Button Gwinnett Merger will be recorded utilizing pooling of interests accounting under generally accepted accounting principles.

  No limitations were imposed by Premier or the Premier Board on the scope of BBCP's investigation or the procedures to be followed by BBCP in rendering its opinion. The opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to BBCP as of, the date of its analysis.

  In addressing the fairness, from a financial point of view, of the consideration to be issued by Premier to the shareholders of Button Gwinnett, BBCP employed a variety of generally recognized valuation methodologies and merger analyses and performed those which it believed were most appropriate for developing its opinion. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its fairness opinion, BBCP did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevancy of each analysis and factor. None of the analyses performed by BBCP was assigned a greater significance by BBCP than any other. Accordingly, BBCP believes that its analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion and any conclusions reached therein. In its analyses, BBCP made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond Premier's and Button Gwinnett's control. Any estimates contained in BBCP's analyses are not necessarily indicative of actual values or predictive of future results or values that may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. In addition, as described above, BBCP's opinion and presentation to the Premier Board was one of many factors taken into consideration by the Premier Board in making its determination to approve the Button Gwinnett Agreement.

  The following is a brief summary of analyses performed by BBCP in connection with its oral opinion delivered to the Premier Board on January 22, 1998:

  Summary of Proposal. BBCP reviewed the terms of the proposed transaction as reflected in the draft Button Gwinnett Agreement, including the calculation of the market value of the consideration represented by the Button Gwinnett Exchange Ratio. BBCP stated that based on the price of Premier Common Stock on January 21, 1998 of $19.328, an exchange ratio of 3.885 shares of Premier Common Stock for each share of Button Gwinnett Common Stock and options would provide a per share purchase price of $75.09.

  Per Share Premier Merger Consequences Analysis. Based upon a Button Gwinnett Exchange Ratio of 3.885 shares of Premier Common Stock for each share of Button Gwinnett Common Stock and using the earnings estimates for 1998 and 1999 for Button Gwinnett prepared by Button Gwinnett management, earnings estimates for 1998 and 1999 for Premier developed with Premier management and based on certain cost savings expected to result from the Button Gwinnett Merger, BBCP compared the estimated 1998 and 1999 earnings per share of Premier Common Stock on a stand-alone basis to the equivalent pro forma earnings per share of Premier reflecting consummation of the Button Gwinnett Merger. BBCP concluded that the Button Gwinnett Merger would result in an equivalent earnings per share increase of 2.5% in 1998 and 2.8% in 1999 for Premier shareholders in the combined company.

  BBCP also analyzed the impact of the Button Gwinnett Merger on the amount of fully diluted book value and tangible book value represented by a share of Premier Common Stock. BBCP assumed consummation of the Button Gwinnett Merger as of June 30, 1998. BBCP concluded that the Button Gwinnett Merger would result in a decrease of 3.5% in fully diluted book value and a decrease of 2.4% in fully diluted tangible book value on an equivalent per share basis, respectively, for Premier shareholders projected as of June 30, 1998.

  Relative Contribution Analysis. BBCP compared various income statement, balance sheet and market value measures for Premier and Button Gwinnett and calculated the relative contribution of each institution to the combined, post merger organization. In this comparison BBCP noted that Button Gwinnett would have contributed 26.8% of the combined organization's net income (reflecting adjustments for certain nonrecurring expenses) for the year ended December 31, 1997 and is projected to contribute 24.8% of the combined organization's net income for the year ending December 31, 1998. BBCP also noted that Button Gwinnett would have contributed 16.7%, 18.8%, 18.1% and 21.1% of the combined organization's net loans, total deposits, total assets and fully diluted shareholders' equity, respectively. BBCP noted that Button Gwinnett shareholders and option holders would hold 23.0% of the combined organization's common shares and options based upon the Button Gwinnett Exchange Ratio of 3.885.

  Analysis of Selected Other Bank Mergers Involving Southeastern Community Banks. BBCP reviewed thirty-three mergers involving Southeastern community banks and bank holding companies announced between January, 1997 and January, 1998 in which the seller's return on average assets was greater than 1.25%. BBCP noted in particular the prices paid in these mergers as a multiple of earnings and book values and the transaction premiums paid in excess of tangible book value as a percentage of core deposits. BBCP also reviewed other data in connection with each of these mergers, including the amount of total assets and the capital level of the acquired institutions and the return on equity and the return on assets of the acquired institutions. BBCP then compared this data to that of Button Gwinnett and to the value to be received by Button Gwinnett shareholders in the Button Gwinnett Merger.

  This comparison yielded a range of transaction values as multiples of latest twelve-months earnings per share of a low of 10.2 times and a high of 74.3 times and a median value of 20.5 times. The Button Gwinnett acquisition multiple of trailing earnings was 23.8 times. The calculations yielded a range of transaction values as multiples of book value per share of a low of 1.58 times to a high of 4.34 times and a median value of 2.68 times. The Button Gwinnett acquisition multiple of book value was 4.73 times. BBCP noted that Button Gwinnett is one of the most profitable traditional banking franchises in the United States, generating a return on average equity above 20% for 1997. Its capital position is strong as evidenced by an equity to asset ratio at December 31, 1997 of 11.37%. Additionally, its franchise is located in Gwinnett County which has compiled the highest growth rate over the past ten years of the four counties comprising Metro Atlanta. Finally, the calculations yielded a range of deposit base premiums paid from a low of 9.9% to a high of 49.1%, with a median value of 22.9%. The equivalent premium on Button Gwinnett deposits represented by the Exchange Ratio was 54.9%. BBCP finally noted that market valuations of publicly traded bank stocks have appreciated considerably over the last two years. As a result, historical merger valuation multiples may not necessarily reflect current market conditions.

  No company or transaction used in the above analyses as a comparison is identical to Premier, Button Gwinnett, or the Button Gwinnett Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial growth, and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) in and of itself, does not necessarily provide meaningful intercompany comparisons.

  Subsequent to its oral report on January 22, 1998, BBCP reviewed and considered certain terms in the Button Gwinnett Agreement negotiated between Premier and Button Gwinnett. These terms provide for an upward adjustment in the Exchange Ratio under certain events relating to a decline in the market price of the Premier Common Stock. After such review and consideration, BBCP reaffirmed its oral opinion to the management of Premier.

  In connection with its written opinion dated the date of this Joint Proxy Statement/Prospectus, BBCP confirmed the appropriateness of the analyses used to render its January 22, 1998 report and oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

  BBCP is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for estate, tax, corporate and other purposes. A fee of $75,000 will be payable to BBCP upon consummation of the Button Gwinnett Merger. In addition to the above, BBCP has a continuing financial advisory relationship with Premier under which BBCP will receive $225,000 during the remainder of 1998. No compensation payable to BBCP is contingent on the conclusions reached in the opinion of BBCP. Premier has also agreed to reimburse BBCP for reasonable out-of-pocket expenses and to indemnify BBCP and certain related persons against certain liabilities relating to or arising out of its engagement.

  Button Gwinnett. Pursuant to an engagement letter dated December 18, 1997, the Board of Directors of Button Gwinnett retained Carson Medlin to serve as its financial advisor with respect to a proposed transaction which would lead to the merger of Button Gwinnett into or the purchase of substantially all of the stock or assets of Button Gwinnett by one of certain potential acquiring financial institutions. As part of its engagement, Carson Medlin agreed to render its opinion as to the fairness, from a financial point of view, of the terms of such a transaction to Button Gwinnett's shareholders. Carson Medlin is a National Association of Securities Dealers, Inc. member investment banking firm which specializes in the securities of Southeastern United States financial institutions. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of Southeastern United States financial institutions and transactions relating to their securities, including mergers and acquisitions. Carson Medlin will receive $50,000 for rendering its opinion.

  Carson Medlin delivered its preliminary opinion on February 4, 1998 to Button Gwinnett's Board that the aggregate consideration is fair to Button Gwinnett's unaffiliated shareholders from a financial point of view. Carson Medlin subsequently confirmed such opinion as of the date of this Joint Proxy Statement/Prospectus. The full text of Carson Medlin's written opinion dated the date of this Joint Proxy Statement/Prospectus is attached as Appendix E to this Joint Proxy Statement/Prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications of and limitations on the review undertaken by Carson Medlin in connection therewith. Carson Medlin's opinion is addressed to Button Gwinnett's Board only, and the opinion does not constitute a recommendation to any Button Gwinnett shareholder as to how such shareholder should vote at the Button Gwinnett Meeting or as to any other matter. The summary of the opinion of Carson Medlin set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion dated May 5, 1998, and attached as Appendix E.

  Carson Medlin has relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of rendering its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of Button Gwinnett or Premier, nor was it furnished with any such appraisals. Carson Medlin assumed that the financial forecasts reviewed by it have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the management of Button Gwinnett and Premier, and that such projected financial results will be realized in the amounts and at the times contemplated thereby.

  Carson Medlin is not an expert in the evaluation of loan portfolios, underperforming or nonperforming assets, net charge-offs of such assets or the adequacy of allowances for losses with respect thereto; has not reviewed any individual credit files; and has assumed that the loan loss allowances for each of Button Gwinnett and Premier are in the aggregate adequate to cover such losses. Carson Medlin assumed that the Button Gwinnett Merger will be recorded as a pooling of interests under generally accepted accounting principles. Carson Medlin's opinion is necessarily based on economic, market and other conditions as in effect on the date of its analysis, and on information made available to it dated as of various earlier dates.

  In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. The preparation of a financial fairness opinion of this nature involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to partial analysis or summary description. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of such analyses and the facts considered therein, without considering all other factors and analyses, could create an incomplete view of the analyses and the process underlying Carson Medlin's opinion. In its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Button Gwinnett and Premier and which may not be realized. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which such companies or their securities may actually be sold. None of the analyses performed by Carson Medlin was assigned a greater significance by Carson Medlin than any other.

  In connection with rendering its opinion, Carson Medlin reviewed (i) the Button Gwinnett Agreement; (ii) the annual reports to shareholders of Button Gwinnett, including audited financial statements for the five years ended December 31, 1996; (iii) the audited financial statements of Button Gwinnett for the year ended December 31, 1997; (iv) the Proxy Statement of Button Gwinnett dated April 2, 1997 for the annual meeting of shareholders held on April 21, 1997; (v) the Consolidated Report of Condition and Income of The Bank of Gwinnett County as of December 31, 1997; (vi) the Uniform Bank Performance Report for The Bank of Gwinnett County as of September 30, 1997;
(vii) the annual report to shareholders of Premier, including audited financial statements for the year ended December 31, 1996; (viii) the annual report on Form 10-K of Premier for the year ended December 31, 1996; (ix) a draft of the annual report to shareholders of Premier including audited financial statements for the year ended December 31, 1997; (x) unaudited pro forma combined financial statements for Premier, Lanier Bank & Trust Company ("Lanier") and BHC as of December 31, 1997 prepared by BBCP; (xi) the Consolidated Report of Condition and Income of Lanier as of December 31, 1997;
(xii) the Consolidated Report of Condition and Income of Spalding County Bank as of December 31, 1997; (xiii) the Consolidated

Report of Condition and Income of Henry County Bank as of December 31, 1997;
(xiv) a preliminary copy of the Joint Proxy Statement/Prospectus prepared for the special meeting of the shareholders of Button Gwinnett and the annual meeting of the shareholders of Premier to consider the Button Gwinnett Merger; and (xv) certain other financial and operating information with respect to the business, operations and prospects of Button Gwinnett and Premier.

  Carson Medlin also (i) held discussions with members of the senior management of Button Gwinnett and had discussions with the management of Premier regarding its historical and current business operations, financial condition and future prospects; (ii) reviewed the historical market prices and trading activity for the common stocks of Button Gwinnett, to the extent available, and Premier and compared them with those of certain publicly traded companies which it deemed to be relevant; (iii) compared the results of operations of Button Gwinnett and Premier with those of certain publicly traded companies which it deemed to be relevant; (iv) compared the proposed financial terms of the Button Gwinnett Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking and thrift organizations; (v) analyzed the pro forma financial impact of the Button Gwinnett Merger on Premier; and (vi) conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

  The following is a summary of the principal analyses performed by Carson Medlin in connection with its opinion.

  Summary of Transaction Consideration. Carson Medlin reviewed the terms of the proposed transaction, including the Button Gwinnett Exchange Ratio and the aggregate transaction value. Carson Medlin reviewed the implied value of the consideration offered based upon the closing price of Premier Common Stock on March 3, 1998, which showed that the implied value of the proposed transaction was approximately $99.80 per share of Button Gwinnett Common Stock and the total transaction value was approximately $155.2 million (including outstanding options to purchase Button Gwinnett Common Stock). Carson Medlin calculated that the value of the consideration to Button Gwinnett's common shareholders, based on the closing price of Premier Common Stock on March 3, 1998 represented 584% of Button Gwinnett's stated book value per share at December 31, 1997, 601% of Button Gwinnett's book value per share adjusted for the exercise of Button Gwinnett's outstanding options on December 31, 1997, and 30.1 times Button Gwinnett's diluted earnings per common share for the year ended December 31, 1997. Carson Medlin calculated that the total transaction value (including options to purchase Button Gwinnett Common Stock) represented a 79.7% premium on Button Gwinnett's December 31, 1997 core deposits (defined as the aggregate transaction value minus stated book value, as a percentage of core deposits) and 72.1% of the total assets of Button Gwinnett at December 31, 1997.

  Comparable Transaction Analysis. Carson Medlin reviewed certain information relating to 21 selected Southeastern bank mergers announced between June 1997 and December 1997 in which the acquired institutions had total assets of from $65 million to $963 million (the "Comparable Transactions"). The Comparable Transactions are (acquiree/acquiror): Dadeland Bancshares/Colonial BancGroup; South Florida Banking Company/Colonial BancGroup; 1st United Bancorp/Wachovia Corporation; GSB Investments/Compass Bancshares; West Coast Bank/FNB Corporation; United American Bank/Colonial BancGroup; Key Florida Bancorp/Regions Financial Corporation; Ameribank Bancshares/Wachovia Corporation; Citizens Gwinnett Bankshares/Premier Bancshares, Inc.; First State Corporation/Regions Financial Corporation; Lanier Bank & Trust/Premier Bancshares, Inc.; Guaranty State Bancorp/Triangle Bancorp; Greenville Financial Corporation/Regions Financial Corporation; First United Bancorporation/Regions Financial Corporation; Victory Bancshares/Deposit Guaranty; Tysons Financial/MainStreet BancGroup; George Mason Bankshares/United Bankshares, Inc.; Regency Financial/MainStreet BancGroup; Marshall National Bank & Trust/Mercantile Bankshares; Peoples Bank of Virginia/F&M National Corporation; and Bank of Alexandria/F&M National Corp. Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices to the then recently reported annual earnings, stated book values, total assets and core deposits.

  Carson Medlin calculated a range of purchase prices as a percentage of stated book value for the Comparable Transactions from a low of 185.0% to a high of 433.8%, with a mean of 306.1%. These transactions indicated a range of values for each share of Button Gwinnett Common Stock from $31.62 per share to $74.14 per share, with a mean of $52.31 per share (based on Button Gwinnett's stated book value of $17.09 per share at December 31, 1997). The value of the transaction is approximately $99.80 per share of Button Gwinnett Common Stock (based on the price of Premier Common Stock on March 3, 1998), which is above the high end of the range for the Comparable Transactions.

  Carson Medlin calculated a range of purchase prices as a multiple of earnings for the Comparable Transactions from a low of 14.5 times to a high of
40.1 times, with a mean of 24.3 times. These transactions indicated a range of values for each share of Button Gwinnett Common Stock from $48.14 per share to $133.13 per share, with a mean of $80.68 per share (based on Button Gwinnett's diluted earnings per common share for the year ended December 31, 1997 of $3.32). The value of the transaction is approximately $99.80 per share of Button Gwinnett Common Stock, which is above the mean for the Comparable Transactions.

  Carson Medlin calculated the core deposit premiums for the Comparable Transactions and found a range of values from a low of 10.1% to a high of 37.9%, with a mean of 24.6%. The premium on Button Gwinnett's core deposits implied by the terms of the Button Gwinnett Agreement is 79.7%, which is above the high end of the range for the Comparable Transactions.

  Finally, Carson Medlin calculated a range of purchase prices as a percentage of total assets for the Comparable Transactions from a low of 19.0% to a high of 40.3%, with a mean of 27.9%. The aggregate consideration as a percentage of total assets implied by the terms of the Button Gwinnett Merger is approximately 72.1%, which is above the high end of the range for the Comparable Transactions.

  Industry Comparative Analysis. In connection with rendering its opinion, Carson Medlin compared selected operating results of Button Gwinnett to Premier and those of 47 publicly-traded community commercial banks in Alabama, Florida, Georgia, North Carolina, South Carolina, Virginia and West Virginia (the "SIBR Banks") as contained in the Southeastern Independent Bank Review(TM), a proprietary research publication prepared by Carson Medlin quarterly since 1991. The SIBR Banks range in asset size from approximately $124 million to $2.4 billion and in shareholders' equity from approximately $13 million to $237 million. Carson Medlin considers this group of financial institutions more comparable to Button Gwinnett and Premier than larger, more widely traded regional financial institutions. Carson Medlin compared, among other factors, the profitability, capitalization, and asset quality of Button Gwinnett and Premier to those of the SIBR Banks. Carson Medlin noted that for the nine months ended September 30, 1997: (i) Button Gwinnett had a return on average assets (ROA) of 2.44% compared to 1.60% for Premier and 1.26% on average for the SIBR Banks; (ii) Button Gwinnett had a return on average equity (ROE) of 22.6% compared to 18.1% for Premier and 12.9% on average for the SIBR Banks; (iii) Button Gwinnett had common equity to total assets of 10.84% compared to 8.95% for Premier and 9.71% on average for the SIBR Banks; and (iv) Button Gwinnett's non-performing assets ratio (defined as loans 90 days past due, nonaccrual loans and other real estate to total loans and other real estate) was 0.08% compared to 0.40% for Premier and 0.96% on average for the SIBR Banks. This comparison indicated that Button Gwinnett's financial performance was superior to the performance of Premier and the SIBR Banks and that Premier's financial performance was generally superior to that of the average SIBR Bank.

  No company or transaction used in the preceding Industry Comparative or Comparable Transaction Analyses is identical to Button Gwinnett, Premier or the Button Gwinnett Merger. Accordingly, evaluating the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Button Gwinnett, Premier and other factors that could affect the value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable industry or transaction data.

  Contribution Analysis. Carson Medlin reviewed the relative contributions in terms of various balance sheet items, net income and market capitalization to be made by Button Gwinnett and Premier on a pro forma basis as adjusted for the pending mergers other than Button Gwinnett as of March 3, 1998 to the combined institution based on (i) balance sheet data at December 31, 1997, and (ii) income statement data for the year ended December 31, 1997. The income statement and balance sheet components analyzed included total assets, loans (net of the unearned income and the allowance for loan and lease losses), total deposits, shareholders' equity, tangible equity, core income (defined as income before taxes and nonrecurring gains and expenses), and net income. This analysis showed that, while Button Gwinnett's shareholders and optionholders would own approximately 23.0% of the aggregate outstanding shares and options of the combined institution based on the Button Gwinnett Exchange Ratio, Button Gwinnett is contributing 17.7% of total assets, 16.6% of total loans (net of unearned income and the allowance for loan and lease losses), 18.6% of total deposits, 21.1% of shareholders' equity, 22.0% of tangible equity, 26.9% of core income, and 26.8% of net income. For some of the financial components, Button Gwinnett is contributing a higher proportion than the percentage of ownership that Button Gwinnett shareholders and optionholders are receiving in the Button Gwinnett Merger; for other components, Button Gwinnett is contributing less than its shareholders and optionholders are receiving.

  Present Value Analysis. Carson Medlin calculated the present value of the Button Gwinnett Common Stock assuming that Button Gwinnett remains an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of Button Gwinnett's future earnings through the year 2002. The analysis assumes that Button Gwinnett would continue to pay a dividend and that in 1998 and each year thereafter the dividend would be equal to 18% of projected net income and that Button Gwinnett would be acquired at the end of 2002 at a purchase price of 300% of projected book value (adjusted for the exercise in the fifth year of all currently outstanding options). The present value of the annual dividends plus the merger consideration at the end of 2002 was then calculated using discount rates of 13% through 15% per annum. These rates were selected to reflect the rates that investors in securities such as Button Gwinnett Common Stock might be expected to require in order to be competitive with alternative investments with similar characteristics. On the basis of these assumptions, Carson Medlin calculated that the present value to the shareholders of Button Gwinnett Common Stock ranged from $56.35 to $61.52 per share. The consideration implied by the terms of the Button Gwinnett Agreement is approximately $99.80 per share, which is above the high end of the range of the calculated present values were Button Gwinnett to remain independent through 2002. Carson Medlin considered the present value analysis because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

  Stock Trading History. Carson Medlin reviewed and analyzed the historical trading prices and volumes for Premier's Common Stock from March 1996 to March 1998. Carson Medlin also compared the performance of Premier Common Stock over this period to the Dow Jones Southeastern U.S. Banks Index and the Dow Jones Equity Market Index.

  This analysis showed that for the two-year period ended March 4, 1998, the annual return for Premier's Common Stock (all cash distributions and dividends reinvested on the ex-dividend date) was 107% compared to 42% for the Dow Jones Southeastern U.S. Banks Index and 29% for the Dow Jones Equity Market Index.

  At the end of the four quarters ended September 30, 1997, the ratio of stock price to trailing 12 months earnings per share for the SIBR Banks was: a low of 15.2 times, a high of 17.0 times, and a mean of 15.9 times. For the same periods, Premier's price to earnings ratio ranged from a low of 23.6 times to a high of 25.6 times with a mean of 24.9 times. Premier Common Stock has traded on average at a higher price to earnings ratio than the SIBR Banks.

  At the end of the four quarters ended September 30, 1997, the stock price as a percentage of book value for the SIBR Banks was: a low of 193%, a high of 249%, and a mean of 221%. For the same periods, Premier's price to book ratio ranged from a low of 244% to a high of 406% with a mean of 321%. Premier Common Stock has traded on average at a higher price to book value basis compared to the SIBR Banks.

  Carson Medlin also examined the recent trading volume in Premier Common Stock, which began trading on the American Stock Exchange on January 10, 1997. Before that time it traded on the NASDAQ Small Cap Market. Carson Medlin considers the Premier Common Stock to be liquid and marketable.

  Carson Medlin also examined recent trading prices and volumes of Button Gwinnett Common Stock, to the extent available. Button Gwinnett's Common Stock is not listed on an exchange, trades infrequently and actual trade prices and trading volume could not be confirmed. Carson Medlin did not consider the market price of Button Gwinnett Common Stock in its analysis.

  Shareholder Claims Analysis. Carson Medlin compared the ownership of one share of the Button Gwinnett Common Stock to the ownership of 3.885 shares of Premier Common Stock (as per the Button Gwinnett Exchange Ratio) from the perspective of claims on various balance sheet and income statement variables. For the purpose of this analysis Premier's results were adjusted for the proposed mergers of Lanier and BHC as of year end 1997. Carson Medlin found that Button Gwinnett shareholders would have had a claim to $2.79 of pro forma 1997 diluted earnings per share after consummation of the Button Gwinnett Merger versus $3.32 without the Button Gwinnett Merger and $3.50 of estimated pro forma 1998 diluted earnings per share versus $3.64 without. Button Gwinnett's shareholders and optionholders would have had a claim to $278.8 million in December 31, 1997 total assets compared to $215.2 million without the Button Gwinnett Merger. Button Gwinnett's shareholders would have had a claim to $17.38 in December 31, 1997 pro forma book value per share, adjusted for the exercise of all options, compared to $16.62 before the Button Gwinnett Merger. Furthermore, Button Gwinnett's shareholders would be expected, assuming continuation of Premier's recent dividend rate, to receive cash dividends at the annual rate of $1.24 per Button Gwinnett share after the Button Gwinnett Merger versus $0.60 per share paid in 1997.

  Other Analyses. Carson Medlin also reviewed selected investment research reports on and earnings estimates for Premier. In addition, Carson Medlin performed a dilution analysis and such other analyses and comparisons that it deemed appropriate.

  The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and were evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Button Gwinnett or Premier could materially affect the assumptions used in preparing the opinion.

EFFECTIVE DATE OF THE BUTTON GWINNETT MERGER

  Subject to the conditions to the obligations of the parties to effect the Button Gwinnett Merger, the Button Gwinnett Effective Date will occur on the date and at the time specified in the Certificate of Merger filed by Premier with the Georgia Secretary of State. If no effective date or time is specified, the Button Gwinnett Merger will become effective upon the filing of the Certificate of Merger. Unless otherwise agreed upon by Premier and Button Gwinnett, and subject to the conditions to the obligations of the parties to effect the Button Gwinnett Merger, the parties will use their reasonable efforts to cause the Button Gwinnett Effective Date to occur by the last business day of the month in which the last of the following events occurs:
(i) the effective date (including the expiration of any applicable waiting period) of the last federal or state regulatory approval required for the Button Gwinnett Merger or (ii) the date on which the Button Gwinnett Agreement is approved by the requisite vote of Button Gwinnett and Premier shareholders.

  No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Button Gwinnett Merger can or will be satisfied. Premier and Button Gwinnett anticipate that all conditions to consummation of the Button Gwinnett Merger will be satisfied so that the Button Gwinnett Merger can be consummated in the second quarter of 1998. However, delays in the consummation of the Button Gwinnett Merger could occur.

  The Board of Directors of either Premier or Button Gwinnett generally may terminate the Button Gwinnett Agreement if the Button Gwinnett Merger is not consummated by September 30, 1998, unless the failure to consummate by that date is the result of a breach of the Button Gwinnett Agreement by the party seeking termination. See "--Conditions to Consummation of the Button Gwinnett Merger" and "--Waiver, Amendment, and Termination of the Button Gwinnett Agreement."

DISTRIBUTION OF STOCK CERTIFICATES AFTER THE BUTTON GWINNETT MERGER

  Promptly after the Button Gwinnett Effective Date, Premier will cause SunTrust Bank, Atlanta, acting in the capacity of Exchange Agent, to mail to the former shareholders of Button Gwinnett a letter of transmittal, together with instructions for the exchange of such shareholders' certificates representing shares of Button Gwinnett Common Stock for certificates representing shares of Premier Common Stock.

  BUTTON GWINNETT SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE FORM LETTER OF TRANSMITTAL AND INSTRUCTIONS. Upon surrender to the Exchange Agent of certificates for Button Gwinnett Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of Button Gwinnett Common Stock a certificate or certificates representing the number of shares of Premier Common Stock to which such holder is entitled as a result of the Button Gwinnett Merger. After the Button Gwinnett Effective Date, holders of record of Button Gwinnett Common Stock as of the Button Gwinnett Effective Date will be entitled to vote at any meeting of Premier shareholders the number of shares of Premier Common Stock into which their Button Gwinnett Common Stock has been converted, regardless of whether such shareholders have surrendered their Button Gwinnett stock certificates. NO DIVIDEND OR OTHER DISTRIBUTION PAYABLE AFTER THE BUTTON GWINNETT EFFECTIVE DATE WITH RESPECT TO PREMIER COMMON STOCK, HOWEVER, WILL BE PAID TO THE HOLDER OF ANY UNSURRENDERED BUTTON GWINNETT STOCK CERTIFICATE UNTIL THE HOLDER DULY SURRENDERS SUCH CERTIFICATE. Upon such surrender, all undelivered dividends and other distributions will be delivered to such shareholder, in each case without interest.

  After the Button Gwinnett Effective Date, there will be no transfers of shares of Button Gwinnett Common Stock on Button Gwinnett's stock transfer books. If certificates representing shares of Button Gwinnett Common Stock are presented for transfer after the Button Gwinnett Effective Date, they will be canceled and exchanged for the shares of Premier Common Stock deliverable in respect thereof.

CONDITIONS TO CONSUMMATION OF THE BUTTON GWINNETT MERGER

  Consummation of the Button Gwinnett Merger is subject to a number of conditions, including, but not limited to:

    (i) approval of the Button Gwinnett Merger from the Federal Reserve and the Georgia Department without any conditions or restrictions that would, in the reasonable judgment of either party, so materially adversely impact the economic benefits of the transactions contemplated by the Button Gwinnett Agreement as to render inadvisable the consummation of the Button Gwinnett Merger, and the expiration of applicable waiting periods under the BHC Act;

    (ii) approval of the Button Gwinnett Agreement and the transactions contemplated thereby by the holders of a majority of the shares of Button Gwinnett Common Stock entitled to vote on the Button Gwinnett Agreement;

    (iii) approval of the Button Gwinnett Agreement and the transactions contemplated thereby by the holders of a majority of the shares of Premier Common Stock entitled to vote on the Button Gwinnett Agreement;

    (iv) approval of an increase in the number of authorized shares of Premier Common Stock to 60,000,000 by the holders of a majority of the shares of Premier Common Stock entitled to vote thereon and by the American Stock Exchange, Inc., and the receipt of any other approval for such increase that may be required by law;

    (v) the receipt of all consents by both parties required for consummation of the Button Gwinnett Merger or for the preventing of any default under any contract or permit of such party, as applicable, which if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on such party;

    (vi) the receipt by both parties of an opinion from Womble Carlyle Sandridge & Rice, PLLC, counsel for Premier, to the effect that, among other things: (i) the Button Gwinnett Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) the exchange in the Button Gwinnett Merger of Button Gwinnett Common Stock for Premier Common Stock will not give rise to gain or loss to the shareholders of Button Gwinnett with respect to such exchange, except to the extent of any cash received for fractional shares or upon the exercise by a shareholder of his or her dissenters' rights; and (iii) neither Premier nor Button Gwinnett will recognize gain or loss as a consequence of the Button Gwinnett Merger;

    (vii) approval for listing on the American Stock Exchange of the shares of Premier Common Stock to be issued in the Button Gwinnett Merger; and

    (viii) receipt of letters from Mauldin & Jenkins, LLC and Ernst & Young LLP dated as of the Button Gwinnett Effective Date, confirming that the Button Gwinnett Merger will qualify for pooling-of-interests accounting treatment.

  Consummation of the Button Gwinnett Merger also is subject to the satisfaction or waiver of various other conditions specified in the Button Gwinnett Agreement, including, among others: (i) the delivery by Premier and Button Gwinnett of opinions of their respective counsel and certificates executed by their respective Chief Executive Officers and Chief Financial Officers as to compliance with the Button Gwinnett Agreement; and (ii) as of the Button Gwinnett Effective Date, the accuracy of certain representations and warranties and the compliance in all material respects with the agreements and covenants of each party.

REGULATORY APPROVALS

  The Button Gwinnett Merger may not proceed in the absence of receipt of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained or as to the timing of such approvals. There also can be no assurance that such approvals will not be accompanied by conditions which cause such approvals to fail to satisfy the conditions set forth in the Button Gwinnett Agreement. Applications for the approvals described below have been submitted to the appropriate regulatory agencies.

  Premier and Button Gwinnett are not aware of any material governmental approvals or actions that are required for consummation of the Button Gwinnett Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

  The Button Gwinnett Merger requires the prior approval of the Federal Reserve, pursuant to Section 3 of the BHC Act. In granting its approval under
Section 3 of the BHC Act, the Federal Reserve must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and whether the acquisition can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased competition, conflicts of interest, or unsound banking practices. Under the BHC Act, the Button Gwinnett Merger may not be consummated until the 15th day following the date of Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

  The Button Gwinnett Merger also is subject to the approval of the Georgia Department. In its evaluations, the Georgia Department will take into account considerations similar to those applied by the Federal Reserve.

RIGHTS OF DISSENTING SHAREHOLDERS

  Any shareholder of record of Button Gwinnett who objects to the Button Gwinnett Merger and who fully complies with Section 14-2-1301 et seq. of the Georgia Code will be entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of his or her shares of Button Gwinnett Common Stock if the Button Gwinnett Merger is consummated. A shareholder of record may assert dissenters' rights as to fewer than the shares registered in such shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one beneficial owner and notifies Button Gwinnett in writing of the name and address of each person on whose behalf the shareholder of record asserts dissenters' rights. For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters' rights under the Georgia Code, the fair value of a dissenting shareholder's Button Gwinnett Common Stock equals the value of the shares immediately before the Button Gwinnett Effective Date, excluding any appreciation or depreciation in anticipation of the Button Gwinnett Merger.

  Any Button Gwinnett shareholder desiring to receive payment of the fair value of his or her Button Gwinnett Common Stock in accordance with the requirements of the Georgia Code: (i) must deliver to Button Gwinnett prior to the time the shareholder vote on the Button Gwinnett Agreement is taken, a written notice of his or her intent to demand payment for his or her shares if such Button Gwinnett Merger is consummated; (ii) must not vote his or her shares in favor of the Button Gwinnett Agreement; and (iii) must demand payment and deposit stock certificates representing Button Gwinnett Common Stock in accordance with the terms of a notice which will be sent to the shareholder by Premier (as the surviving corporation in the Button Gwinnett Merger) no later than 10 days after the Button Gwinnett Merger is consummated. A filing of the written notice of intent to dissent with respect to the Button Gwinnett Agreement should be sent to: Button Gwinnett Financial Corporation, 150 South Perry Street, Lawrenceville, Georgia 30246, Attention: President. A VOTE AGAINST THE BUTTON GWINNETT AGREEMENT ALONE WILL NOT SATISFY THE REQUIREMENTS FOR THE SEPARATE WRITTEN NOTICE OF INTENT TO DISSENT TO THE BUTTON GWINNETT MERGER, THE SEPARATE WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF SHARES OF BUTTON GWINNETT COMMON STOCK AND THE DEPOSIT OF THE STOCK CERTIFICATES, WHICH ARE REFERRED TO IN CONDITIONS (I) AND (III) ABOVE. RATHER, A DISSENTING SHAREHOLDER MUST SEPARATELY COMPLY WITH ALL OF THOSE CONDITIONS.

WAIVER, AMENDMENT, AND TERMINATION OF THE BUTTON GWINNETT AGREEMENT

  Prior to the Button Gwinnett Effective Date, and to the extent permitted by law, any provision of the Button Gwinnett Agreement generally may be (i) waived by the party benefitted by the provision or (ii) amended by a written agreement between Premier and Button Gwinnett approved by their respective Boards of Directors; provided, however, that after approval by the Premier and Button Gwinnett shareholders, no amendment that would require further approval by such shareholders under the Georgia Code may be made without the approval of such shareholders.

  The Button Gwinnett Agreement may be terminated, and the Button Gwinnett Merger abandoned, at any time prior to the Button Gwinnett Effective Date, either before or after approval by the Premier and the Button Gwinnett shareholders, upon written notice to the other party as follows:

    (i) by either party, if the shareholders of either Premier or Button Gwinnett have not approved the Button Gwinnett Agreement in accordance with the provisions of the Georgia Code, or any consent of any regulatory authority required for consummation of the Button Gwinnett Merger has been denied by final nonappealable action of such authority;

    (ii) by either party (provided that the terminating party is not then in breach of any representation, warranty, covenant or agreement under the applicable standard set forth in the Button Gwinnett Agreement) in the event of any material breach by the other party of any covenant or agreement, or in the event of any material inaccuracy in any representation or warranty of the other party, which breach or inaccuracy cannot be or has not been cured within 30 days after the giving of written notice to the breaching party;

    (iii) by mutual consent of the Board of Directors of both parties;

    (iv) by either party if the Button Gwinnett Merger shall not have been consummated by September 30, 1998.

  If the Button Gwinnett Agreement is terminated, the parties will have no further obligations, except with respect to certain provisions, including those providing for payment of expenses and restricting disclosure of confidential information. See "--Expenses and Fees" for additional information concerning the payment of expenses.

CONDUCT OF BUSINESS PENDING THE BUTTON GWINNETT MERGER

  Each of Button Gwinnett and Premier generally has agreed, unless the prior consent of the other party is obtained, and except as otherwise contemplated by the Button Gwinnett Agreement, to operate its business only in the ordinary course, to preserve intact its business organization and assets and to maintain its rights and franchises. In addition, the Button Gwinnett Agreement contains certain other restrictions applicable to the conduct of the business of either Button Gwinnett or Premier prior to consummation of the Button Gwinnett Merger, as described below.

  Each party has agreed not to take certain actions relating to the operation of its business pending consummation of the Button Gwinnett Merger without the prior approval of the other party. Those actions generally include, without limitation: (i) amending its Articles of Incorporation or Bylaws; (ii) becoming responsible for any obligation for borrowed money in excess of an aggregate of $100,000 (except in the ordinary course of business consistent with past practices); (iii) adjusting, splitting, combining or reclassifying any of its capital stock; (iv) selling or encumbering any shares of its capital stock or any asset having a book value in excess of $50,000 (except in the ordinary course of business for reasonable and adequate consideration);
(v) purchasing any securities (generally other than U.S. Treasury or U.S. government securities) or making any material investment or otherwise acquiring direct or indirect control over any entity; (vi) granting any increase in compensation or benefits to any employee whose annual salary exceeds $35,000, paying any severance or termination pay or any bonus other than pursuant to written policies, or granting any general increase in compensation to all employees; (vii) making any significant change in any tax or accounting methods or systems of internal accounting controls; (viii) commencing any litigation (except in accordance with past practice) or settling any litigation involving liability of the holding company or any subsidiary for damages in excess of $50,000 which imposes material restrictions upon its operations; or (ix) entering into, modifying or terminating any material contract except in the ordinary course of business.

  In addition, Button Gwinnett has agreed to refrain from certain actions relating to the operation of its business pending consummation of the Button Gwinnett Merger, which actions generally include, without limitation: (i) issuing or selling any additional shares of Button Gwinnett Common Stock or any other capital stock of Button Gwinnett; (ii) entering into or amending any employment agreement that Button Gwinnett does not have the unconditional right to terminate; or (iii) adopting any new employee benefit plan or making any material change in or to any existing employee benefit plans.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE BUTTON GWINNETT MERGER

  Management. The officers and directors of Premier shall remain the same following the Button Gwinnett Merger except that Glenn S. White and John D. Stephens shall be elected to the Board of Directors of Premier. Mr. White shall also serve as President of Premier Bank following the Button Gwinnett Merger.

  Mr. White, age 46, has been a Director of Button Gwinnett since 1993 and a Director and the President of The Bank of Gwinnett County since 1987.

  John D. Stephens, age 57, has served as Chairman of the Board of Directors of Button Gwinnett and The Bank of Gwinnett County since 1993. In addition, Mr. Stephens is Chief Executive Officer and owner of John D. Stephens, Inc. in Stone Mountain, Georgia which has engaged in pipeline construction since 1966.

EMPLOYMENT AGREEMENTS

  Glenn S. White. At the Effective Date of the Button Gwinnett Merger, Premier, Premier Bank, and The Bank of Gwinnett County, will enter into an employment agreement with Glenn S. White. Under the terms of the employment agreement, Mr. White will continue as President and Chief Executive Officer of The Bank of Gwinnett County, will become President and Chief Operating Officer of Premier Bank, and will become Executive Vice President of Premier. In addition, Mr. White will be elected to the Board of Directors of Premier Bank and shall be entitled to serve thereon as long as he is employed by Premier Bank. The term of the Employment Agreement is 36 months from the Button Gwinnett Effective Date, subject to automatic 12-month extensions unless the parties do not agree to the extension. Mr. White's annual base salary will be $185,000 and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier, Premier Bank and/or The Bank of Gwinnett County, or any committee designated by them. Mr. White is to receive total annual compensation, inclusive of base salary and incentive compensation of not less than $240,000 during the first 36 months of the employment agreement. Mr. White's base salary and any incentive pay is to be reviewed at least annually by the Boards of Directors of Premier, Premier Bank and/or The Bank of Gwinnett County and his base salary may be increased in their discretion to reflect performance. Mr. White is generally eligible for participation in the employee benefits programs, including but not limited to life and health insurance, and is to receive title to an automobile, and a monthly car allowance, is to be generally reimbursed for expenses and is to be reimbursed for country club and business association dues. In the event of a disability, Mr. White is entitled to receive 100% of his then-current base salary for 12 months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding 12 months. In the event of a termination for "cause" (as defined in the agreement), Mr. White will receive no right to compensation or other benefits. If Mr. White terminates his employment because the status, character, capacity or circumstances of his employment have been materially altered (whether by reduction in salary or otherwise), Mr. White shall be entitled to receive a lump sum severance payment equal to three times his then-current annual base salary and incentive compensation. If Mr. White voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. White's employment is terminated by the Boards of Directors for any reason other than for "cause" or disability, then he is entitled to receive a lump sum severance payment equal to three times his then-current annual base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier, or Premier Bank or The Bank of Gwinnett County are sold to or merged with a corporation that is not a majority owned subsidiary of Premier or Premier's shareholders), any termination (voluntary or involuntary) of Mr. White's employment (other than for "cause") occurring either six months prior to or 12 months after the "change of control," shall entitle him to receive a lump sum severance payment equal to three times his then-current annual base salary and incentive compensation. Finally, the employment agreement will prohibit Mr. White from disclosing any confidential information during his employment and for a period of one year after termination.

  Andrew R. Pourchier. At the Effective Date of the Button Gwinnett Merger, Premier Bank and The Bank of Gwinnett County will enter into an employment agreement with Andrew R. Pourchier. Under the terms of the employment agreement, Mr. Pourchier will continue as Executive Vice President of The Bank of Gwinnett County and become Executive Vice President of Premier Bank. In addition, Mr. Pourchier will be elected to the Board of Directors of Premier Lending and shall be entitled to serve thereon as long as he is employed by Premier Bank. The term of the employment agreement is 24 months from the Button Gwinnett Effective Date, subject to automatic 12-month extensions unless the parties do not agree to the extension. Mr. Pourchier's annual base salary will be $137,000 and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier Bank and/or The Bank of Gwinnett County, or any committee designated by them. Mr. Pourchier is to receive total compensation, inclusive of base salary and incentive compensation of not less than $178,000 during the first 24 months of the employment agreement. Mr. Pourchier's base salary and any incentive pay is to be reviewed at least annually by the Boards of Directors of Premier, Premier Bank and/or The Bank of Gwinnett County and his base salary may be increased in their discretion to reflect performance. Mr. Pourchier is generally eligible for participation in the employee benefits programs, including but not limited to life and health insurance, and is to receive title to an automobile and a monthly car allowance, and is to be generally reimbursed for expenses and is to be reimbursed for country club and business association dues. In the event of a disability, Mr. Pourchier is entitled to receive 100% of his then-current base salary for 12 months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding 12 months. In the event of a termination for "cause" (as defined in the employment agreement), Mr. Pourchier will receive no right to compensation or other benefits. If Mr. Pourchier terminates his employment because the status, character, capacity or circumstances of his employment have been materially altered (whether by reduction in salary or otherwise), Mr. Pourchier shall be entitled to receive a lump sum severance payment equal to his then-current annual base salary and incentive compensation. If Mr. Pourchier voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Pourchier's employment is terminated by the Boards of Directors for any reason other than "cause" or disability, then he is entitled to receive a lump sum severance payment equal to his then-current annual base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier, or Premier Bank or The Bank of Gwinnett County are sold to or merged with a corporation that is not a majority owned subsidiary of Premier or Premier's shareholders), any termination (voluntary or involuntary) of Mr. Pourchier's employment (other than for "cause") occurring either six months prior to or 12 months after the "change of control," shall entitle him to receive a lump sum severance payment equal to his then-current annual base salary and incentive compensation. Finally, the agreement will prohibit Mr. Pourchier from disclosing any confidential information during his employment and for a period of one year after termination.

  Linda S. George. Following the Button Gwinnett Effective Date, Linda S. George will continue as Vice President of Construction Lending for The Bank of Gwinnett County and become Vice President of Construction Lending for Premier Bank. Effective as of the Button Gwinnett Effective Date, Premier Bank and The Bank of Gwinnett County will enter into a severance pay agreement with Ms. George. In the event of any termination (voluntary or involuntary) for any reason other than in connection with a "change of control," Ms. George will receive no right to compensation or other benefits. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier, or Premier Bank or The Bank of Gwinnett County are sold to or merged with a corporation that is not a majority owned subsidiary of Premier or Premier's shareholders), any termination of Ms. George's employment by her employers (other than for "cause") occurring either three months prior to or six months after the "change of control," shall entitle her to receive a severance payment equal to one-half of her then-current annual base salary and incentive compensation. Finally, the severance pay agreement will prohibit Ms. George from disclosing any confidential information during her employment and for a period of one year after termination.

  John C. Pentecost. John C. Pentecost will continue as Senior Vice President of Commercial Lending for The Bank of Gwinnett County and will become Senior Vice President of Commercial Lending for Premier Bank following the Button Gwinnett Merger. Premier Bank and The Bank of Gwinnett County will enter into a severance pay agreement with Mr. Pentecost, effective as of the Button Gwinnett Effective Date. In the event of any termination (voluntary or involuntary) for any reason other than in connection with a "change of control," Mr. Pentecost will receive no right to compensation or other benefits. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier, or Premier Bank or The Bank of Gwinnett County are sold to or merged with a corporation that is not a majority owned subsidiary of Premier or Premier's shareholders), any termination of Mr. Pentecost's employment (other than for "cause") occurring either three months prior to or six months after the "change of control," shall entitle him to receive a severance payment equal to his then-current annual base salary and incentive compensation. Finally, the agreement will prohibit Mr. Pentecost from disclosing any confidential information during his employment and for a period of one year after termination.

  William P. Shaver. William P. Shaver will continue as Vice President of Commercial Lending for The Bank of Gwinnett County and become Vice President of Commercial Lending for Premier Bank following the Button Gwinnett Merger. Premier Bank and The Bank of Gwinnett County will enter into a severance pay agreement with Mr. Shaver effective as of the Button Gwinnett Effective Date. In the event of termination (voluntary or involuntary) for any reason other than in connection with a "change of control," Mr. Shaver will receive no right to compensation or other benefits. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier, or Premier Bank or The Bank of Gwinnett County are sold to or merged with a corporation that is not a majority owned subsidiary of Premier or Premier's shareholders), any termination of Mr. Shaver's employment by his employers (other than for "cause") occurring either three months prior to or six months after the "change of control," shall entitle him to receive a severance payment equal to one-half of his then-current annual base salary and incentive compensation. Finally, the severance pay agreement will prohibit Mr. Shaver from disclosing any confidential information during his employment and for a period of one year after termination.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  The Button Gwinnett Agreement also provides that, after the Button Gwinnett Effective Date, Premier will provide generally to officers and employees of Button Gwinnett and its subsidiaries who become officers or employees of Premier or its subsidiaries, employee benefits under employee benefit plans on terms and conditions that, taken as a whole, are substantially similar to those currently provided by Premier and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, service with Button Gwinnett or its subsidiaries prior to the Effective Date will be treated as service with Premier or its subsidiaries. The Button Gwinnett Agreement further provides that Premier will honor all employment, severance, consulting, and other compensation contracts previously disclosed to Premier between Button Gwinnett or its subsidiaries and any current or former director, officer, or employee, and all provisions for vested amounts earned or accrued through the Button Gwinnett Effective Date under Button Gwinnett's benefit plans.

  Certain terms of Mr. White's employment agreement with Premier Bank are more favorable to Mr. White than the terms of his current employment agreement with Button Gwinnett. Such more favorable terms include a three-year initial term with one-year extensions compared to renewable one-year terms under his current employment agreement. Additionally, Mr. White's employment agreement with Premier Bank provides for a minimum total annual compensation, inclusive of base salary and incentive compensation, of $240,000, and his employment agreement with Button Gwinnett does not provide any minimum compensation other than the base salary. Mr. White's existing employment agreement with Button Gwinnett is silent as to the possible disability of Mr. White, while the employment agreement with Premier Bank provides for payment of 100% of Mr. White's base salary for 12 months in the event of a disability. Under the employment agreement with Button Gwinnett, Mr. White is not entitled to any additional severance compensation in the event of termination without "cause" of his current employment agreement, or any termination related to a change of control of Button Gwinnett, other than that provided in the Indexed Executive Salary Continuation Plan Agreement as discussed below. Mr. White's employment agreement with Premier Bank, however, provides for a one time severance payment equal to three times his then-current annual base salary and incentive compensation as discussed above. Finally, Mr. White's employment agreement with Button Gwinnett contains non-competition provisions while his employment agreement with Premier Bank is silent with respect to non-competition.

  Certain terms of Mr. Pourchier's employment agreement with Premier Bank are more favorable to Mr. Pourchier than the terms of his current employment agreement with Button Gwinnett. Such more favorable terms include a two-year initial term with one-year extensions compared to renewable one-year terms under his current employment agreement. Additionally, Mr. Pourchier's employment agreement with Premier Bank provides for a minimum total annual compensation, inclusive of base salary and incentive compensation, of $178,000, and his employment agreement with Button Gwinnett does not provide any minimum compensation other than the base salary. Mr. Pourchier's employment agreement with Button Gwinnett is silent as to the possible disability of Mr. Pourchier, while the employment agreement with Premier Bank provides for payment of 100% of Mr. Pourchier's base salary for 12 months in the event of a disability. Under the employment agreement with Button Gwinnett, Mr. Pourchier is not entitled to any additional severance compensation in the event of termination without "cause" of his current employment agreement, or any termination related to a change of control of Button Gwinnett, other than that provided in the Indexed Executive Salary Continuation Plan Agreement as discussed below. Mr. Pourchier's employment agreement with Premier Bank, however, provides for a one time severance payment equal to his then-current annual base salary and incentive compensation as discussed above. Finally, Mr. Pourchier's employment agreement with Button Gwinnett contains non-competition provisions while his employment agreement with Premier Bank is silent with respect to non-competition.

  Certain terms of Ms. George's severance pay agreement with Premier Bank and The Bank of Gwinnett County are more favorable to Ms. George than the terms of her current employment agreement with Button Gwinnett. The employment agreement with Button Gwinnett does not provide any severance payments in the event of termination related to a change of control. As discussed above, the severance pay agreements effective at the Button Gwinnett Effective Date provide, in the event of a termination occurring either three months before or within six months after a "change of control," a one time severance payment to Ms. George equal to one-half of Ms. George's then-current annual base salary.

  The terms of Mr. Pentecost's severance pay agreement are generally as favorable as the terms of his current employment agreement with Button Gwinnett. Following the Button Gwinnett Merger, however, Premier has committed to grant Mr. Pentecost an option to purchase 10,000 shares of Premier Common Stock at an exercise price equal to the market price of such stock at the date of grant, provided that Mr. Pentecost's severance pay agreement with Premier is in effect and his employment agreement with Button Gwinnett has been superseded by the severance pay agreement.

  Mr. Shaver does not currently have an employment agreement with Button Gwinnett, and the terms of his severance agreement with Premier Bank and The Bank of Gwinnett County are therefore more favorable to him.

  In addition, as a result of the Button Gwinnett Merger, certain rights of Mr. White, Mr. Pourchier and Ms. George will become vested under certain Indexed Executive Salary Continuation Plan Agreements previously executed by The Bank of Gwinnett County and each of Mr. White, Mr. Pourchier and Ms. George. The terms of the Indexed Executive Salary Continuation Plan Agreements are indexed to certain universal life insurance policy illustrations. The Indexed Executive Salary Continuation Plan Agreements require the creation and maintenance of a "Pre-Retirement Account" for each covered employee, which "Pre-Retirement Account" is measured by the excess of the annual after-tax earnings from the named policy over the cost of funds expense associated with the named policy illustration. The balance in the "Pre-Retirement Account" is payable to the covered employee in ten annual installments after the employee reaches the age of 65 (even if the employee is no longer employed). In addition, upon reaching the age of 65, the employee also receives an annual retirement benefit equal to the excess of the annual after-tax earnings from the named policy over the cost of funds expense associated with the named policy illustrations for each year after age 65 until the employee's death. As a result of the closing of the Button Gwinnett Merger, the covered employees' rights to receive the benefits are vested and the employees will receive the described benefits under the Indexed Executive Salary Continuation Plan Agreements commencing at the age of 65, regardless of whether the covered employee is still employed at that time. The Indexed Executive Salary Continuation Plan Agreement for Mr. White is indexed to a $550,000 universal life policy illustration and The Bank of Gwinnett County currently owns a policy based on that illustration. The Indexed Executive Salary Continuation Plan Agreement for Mr. Pourchier is indexed to a $275,000 universal life policy illustration and The Bank of Gwinnett County currently owns a policy based on that illustration. The Indexed Executive Salary Continuation Plan Agreement for Ms. George is indexed to a $175,000 universal life policy illustration and The Bank of Gwinnett County currently owns a policy based on that illustration.

  As of the Record Date, the directors and executive officers of Button Gwinnett beneficially owned 2,900 shares (or less than 1% of the outstanding shares) of Premier Common Stock.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE BUTTON GWINNETT MERGER

  THE FOLLOWING IS A SUMMARY OF MATERIAL ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE BUTTON GWINNETT MERGER. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE BUTTON GWINNETT MERGER AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES OF THE BUTTON GWINNETT MERGER TO SHAREHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS (FOR EXAMPLE, AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, DEALERS IN SECURITIES, INSURANCE COMPANIES, OR CORPORATIONS, AMONG OTHERS). NOR DOES THIS SUMMARY ADDRESS ANY CONSEQUENCES OF THE BUTTON GWINNETT MERGER UNDER ANY STATE, LOCAL, ESTATE, OR FOREIGN TAX LAWS. SHAREHOLDERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE BUTTON GWINNETT MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

  A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service. Instead, Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, has rendered an opinion to Premier and Button Gwinnett concerning certain federal income tax consequences of the proposed Button Gwinnett Merger under federal income tax law and this discussion is entirely qualified by such opinion. It is such firm's opinion that:

    (i) The Button Gwinnett Merger will be a tax-free reorganization within the meaning of Section 368(a) of the Code.

    (ii) The shareholders of Button Gwinnett will recognize no gain or loss upon the exchange of their Button Gwinnett Common Stock solely for shares of Premier Common Stock except for the recognition of gain as required by
  Section 302 of the Code with respect to the receipt by the shareholders (or option holders) of Button Gwinnett Common Stock of cash in lieu of fractional shares.

    (iii) Button Gwinnett shareholders who dissent from the Button Gwinnett Merger will be treated as having received such payment as a distribution in redemption of their shares of stock as required by Section 356(a) of the Code. Button Gwinnett shareholders electing to exercise dissenters' rights should consult their own tax advisors as to the tax treatment in their particular circumstances.

    (iv) No income, gain or loss will be recognized by Premier or Button Gwinnett as a consequence of the Button Gwinnett Merger.

    (v) The aggregate tax basis of Premier Common Stock received by Button Gwinnett shareholders pursuant to the Button Gwinnett Merger will be the same tax basis of the shares of Button Gwinnett Common Stock exchanged therefor decreased by any portion of such tax basis allocated to fractional shares of Premier Common Stock that are treated as redeemed by Premier.

    (vi) The holding period of the shares of Premier Common Stock received by the Button Gwinnett shareholders will include the holding period of the shares of Button Gwinnett Common Stock exchanged therefor, provided that the stock of Button Gwinnett is held as a capital asset on the date of the consummation of the Button Gwinnett Merger.

  Among other things, the opinion of Womble Carlyle Sandridge & Rice, PLLC is based on Button Gwinnett shareholders' maintaining sufficient equity ownership interest in Premier after the Button Gwinnett Merger. The Internal Revenue Service has recently issued regulations which provide that shareholders of an acquired corporation (i.e., Button Gwinnett) must maintain a continuing equity ownership interest in the acquiring corporation (i.e., Premier). The IRS may interpret these regulations as requiring that no redemptions occur after the Button Gwinnett Effective Date. Management of Premier has represented that it has no plan or intention to cause Premier to redeem or otherwise reacquire the shares of Premier Common Stock issued in the Button Gwinnett Merger. In addition, management of Button Gwinnett has represented that its shareholders do not plan on having their shares redeemed after the Button Gwinnett Effective Date. In addition to the foregoing requirements, certain additional matters must be true with respect to the Button Gwinnett Merger. Premier believes that the factual matters will be satisfied.

  THE TAX OPINION DOES NOT ADDRESS ANY STATE, LOCAL, OR OTHER TAX CONSEQUENCES OF THE BUTTON GWINNETT MERGER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM INDIVIDUALLY, INCLUDING TAX CONSEQUENCES UNDER STATE OR LOCAL LAW.

ACCOUNTING TREATMENT

  It is anticipated that the Button Gwinnett Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Button Gwinnett will be carried forward and recorded on the financial statements of Premier at their previously recorded amounts. In order for the Button Gwinnett Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Button Gwinnett Common Stock must be exchanged for Premier Common Stock. There are certain other criteria that must be satisfied in order for the Button Gwinnett Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Button Gwinnett Effective Date.

  For information concerning certain conditions to be imposed on the exchange of Button Gwinnett Common Stock for Premier Common Stock in the Button Gwinnett Merger by affiliates of Button Gwinnett and certain restrictions to be imposed on the transferability of the Premier Common Stock received by those affiliates in the Button Gwinnett Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "--Resales of Premier Common Stock."

EXPENSES AND FEES

  The Button Gwinnett Agreement provides, in general, that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Button Gwinnett Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

  The Button Gwinnett Agreement also provides that if it is terminated because one of the parties breaches its representations and warranties or one of its covenants, then the breaching party agrees to pay the non-breaching party (i) an amount equal to the reasonable and documented fees and expenses incurred by the non-breaching party in connection with the Button Gwinnett Merger and (ii) either (x) $150,000 if the breach was not willful or (y) $1,000,000 if the breach was willful or if the Button Gwinnett Agreement was terminated in contemplation of a competing proposal to acquire, or be acquired by, the breaching party.

RESALES OF PREMIER COMMON STOCK

  The shares of Premier Common Stock to be issued to Button Gwinnett shareholders in the Button Gwinnett Merger have been registered under the Securities Act, but that registration does not cover resales of those shares by persons who control, are controlled by, or are under common control with, Button Gwinnett (such persons are referred to hereinafter as "affiliates" and generally include executive officers, directors, and 10% or more shareholders) at the time of the Button Gwinnett Meeting. Affiliates may not sell shares of Premier Common Stock acquired in connection with the Button Gwinnett Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with SEC Rule 145 or another applicable exemption from the Securities Act registration requirements and until such time as financial results covering at least 30 days of combined operations of Premier and Button Gwinnett after the consummation of the Button Gwinnett Merger have been published.

  Each person who Button Gwinnett reasonably believes to be an affiliate of Button Gwinnett has delivered to Premier a written agreement providing that such person generally will not sell, pledge, transfer, or otherwise dispose of any Premier Common Stock to be received by such person upon consummation of the Button Gwinnett Merger, except in compliance with the Securities Act, the rules and regulations of the SEC promulgated thereunder and applicable restrictions regarding pooling-of-interests accounting treatment.

DESCRIPTION OF PREMIER COMMON STOCK

  Premier is currently authorized to issue 20,000,000 shares of Premier Common Stock, of which 15,422,339 shares were issued and outstanding at May 15, 1998. Holders of Premier Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. The ability of Premier to pay dividends is affected by the ability of its subsidiaries to pay dividends, which is limited by applicable regulatory requirements and capital guidelines. At December 31, 1997, under such requirements and guidelines, Premier's combined subsidiaries had $5.7 million of undivided profits legally available for the payment of dividends without regulatory approval. See "Certain Regulatory Considerations--Payment of Dividends."

CERTAIN DIFFERENCES IN RIGHTS OF BUTTON GWINNETT AND PREMIER SHAREHOLDERS

  General. As a result of the Button Gwinnett Merger, on the Button Gwinnett Effective Date, Button Gwinnett shareholders will exchange their shares of capital stock in Button Gwinnett for shares of capital stock in Premier and will become shareholders of Premier. Thereafter, the rights as shareholders of Button Gwinnett will be determined by Premier's Articles of Incorporation and Bylaws following the Button Gwinnett Merger. The following is a summary of the material differences in the rights of shareholders of Premier and Button Gwinnett. Both Premier and Button Gwinnett are Georgia corporations governed by the Georgia Code. Accordingly, there are no material differences between the rights of a Premier shareholder and the rights of a Button Gwinnett shareholder solely under the Georgia Code. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Georgia Code and the Articles of Incorporation and Bylaws of each corporation.

  Authorized Capital Stock. Premier is currently authorized to issue 20,000,000 shares of common stock, $1.00 par value, of which 15,422,339 shares were outstanding as of May 15, 1998. No other class of common stock is currently authorized. As a part of the Premier Meeting, its shareholders are being asked to increase the number of authorized shares of Premier Common Stock from 20,000,000 to 60,000,000 shares. The Board of Directors of Premier may issue additional shares of Premier Common Stock up to the maximum amount permitted by the Articles of Incorporation, without further action by the shareholders of Premier, unless such action is otherwise required by applicable law. Premier's Articles of Incorporation provide that no shareholders of Premier shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by Premier.

  Premier's Articles of Incorporation provide for the issuance of up to 2,000,000 shares of preferred stock by the Board of Directors without further shareholder action in one or more series, with such rights, preferences, privileges and restrictions, including dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, amounts payable upon liquidation and the number of shares constituting any series or the designation of such series, as may be determined by the Board of Directors. There are currently no shares of Premier preferred stock issued and outstanding. Premier anticipates issuing 40,770 shares of its Preferred Stock to BHC preferred shareholders upon consummation of the BHC Merger.

  Button Gwinnett is authorized to issue 5,000,000 shares of Button Gwinnett Common Stock, $0.01 par value, of which 1,432,477 shares of Button Gwinnett Common Stock were issued and outstanding as of May 15, 1998. Button Gwinnett is also authorized to issue 1,000,000 shares of preferred stock and the Board of Directors is authorized to fix the voting and other powers and preferences, together with the relative, participating, optional and other special rights of such stock. The payment of cash dividends is subject to authorization by the Board of Directors.

  Amendment of Articles of Incorporation and Bylaws. Any amendment to Premier's Articles of Incorporation must comply with the applicable provisions of the Georgia Code. The Georgia Code provides that an amendment to a corporation's articles of incorporation requires: (i) recommendation of the corporation's board of directors to the shareholders (unless the board of directors elects, because of a conflict of interest or other special circumstances, to make no recommendation) and (ii) approval of the proposed amendment by a majority of the votes entitled to be cast on the amendment, unless a greater vote is required by other provisions of the Georgia Code or the Articles of Incorporation. Certain "housekeeping" amendments to a corporation's articles of incorporation may be adopted by the board of directors without shareholder action. Such amendments include to extend the duration of the corporation, to change or eliminate the par value of each issued and unissued share of an outstanding class if the corporation has only shares of that class outstanding, and to change the corporate name.

  Premier's bylaws provide that they may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting.

  Any amendment to Button Gwinnett's Articles of Incorporation must comply with the applicable provisions of the Georgia Code. The Georgia Code provides that an amendment to a corporation's articles of incorporation requires: (i) recommendation of the corporation's board of directors to the shareholders (unless the board of directors elects, because of a conflict of interest or other special circumstances, to make no recommendation) and (ii) approval of the proposed amendment by a majority of the votes entitled to be cast on the amendment, unless a greater vote is required by other provisions of the Georgia Code or the Articles of Incorporation. Certain "housekeeping" amendments to a corporation's articles of incorporation may be adopted by the board of directors without shareholder action. Such amendments include to extend the duration of the corporation, to change or eliminate the par value of each issued and unissued share of an outstanding class if the corporation has only shares of that class outstanding, and to change the corporate name.

  Button Gwinnett's bylaws provide that the board of directors of Button Gwinnett shall have the power to alter, amend or repeal the bylaws or adopt new bylaws but any bylaws adopted by the board of directors may be altered, amended or repealed by new bylaws adopted by the shareholders. The shareholders of Button Gwinnett may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed, by the board of directors.

  Removal of Directors. Premier's Bylaws provide that any director may be removed at a meeting with respect to which notice of such purpose is given:
(i) without cause, only upon the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Premier Common Stock; and
(ii) for cause only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Premier Common Stock.

  Under Button Gwinnett's Bylaws, any or all of the directors may be removed at a meeting with respect to which notice of such purpose is given by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of the directors, with or without cause.

  Limitation on Director Liability. Premier's Articles of Incorporation provide that no director of Premier shall be personally liable to Premier or its shareholders for monetary damages for a breach of the duty of care or other duty as a director, provided that this elimination of liability shall not eliminate or limit the liability of a director (i) for an appropriation, in violation of the director's duties, of any business opportunity of Premier;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Code or (iv) for any transaction from which the director derived an improper personal benefit. Section 14-2-832 of the Georgia Code provides that a director who votes for or assents to a distribution made in violation of
Section 14-2-640 of the Georgia Code or the Articles of Incorporation is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating Section 14-2-640 of the Georgia Code or the Articles of Incorporation if it is established that the director did not perform his or her duties in a manner the director believed in good faith to be in the best interests of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. Section 14-2-640 of the Georgia Code provides that no distribution may be made if, after giving it effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

  Button Gwinnett's Articles of Incorporation provide that no director of Button Gwinnett shall be personally liable to Button Gwinnett or its shareholders for monetary damages for a breach of the duty of care or other duty as a director, provided that this elimination of liability shall not eliminate or limit the liability of a director (i) for an appropriation in violation of the director's duties, of any business opportunity of Button Gwinnett; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Code or (iv) for any transaction from which the director derived an improper personal benefit.
Section 14-2-832 of the Georgia Code provides that a director who votes for or assents to a distribution made in violation of Section 14-2-640 of the Georgia Code or the Articles of Incorporation is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating Section 14-2-640 of the Georgia Code or the Articles of Incorporation if it is established that the director did not perform his or her duties in a manner the director believed in good faith to be in the best interests of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.
Section 14-2-640 of the Georgia Code provides that no distribution may be made if, after giving it effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

  Indemnification. Premier's bylaws provide that Premier may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of Premier for reasonable expenses, judgments, fines, penalties and amounts paid in settlement incurred in connection with the proceeding if the individual acted in a manner he or she believed in good faith to be in or reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent of Premier has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue or matter therein, because he or she is or was a director, officer, employee or agent of Premier, Premier shall indemnify the director, employee or agent against reasonable expenses incurred by him or her in connection therewith.

  Button Gwinnett's bylaws provide that Button Gwinnett may indemnify or obligate itself to indemnify an individual who was, is, or threatened to be made a party to a proceeding because he or she is or was a director, officer, employee or agent of Button Gwinnett if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of Button Gwinnett and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Button Gwinnett may also indemnify or obligate itself to indemnify an individual who was, is, or threatened to be made a party to a proceeding because he or she is or was a director, officer, employee or agent in any subsidiary of Button Gwinnett or serving in that capacity in another corporation at the request of Button Gwinnett if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of Button Gwinnett and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The foregoing indemnification may extend to reasonable expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with the proceeding. To the extent that a director, officer, employee or agent of Button Gwinnett has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue or matter therein, Button Gwinnett is required to indemnify such person. Button Gwinnett may also pay expenses incurred in defending any action, suit or proceeding referred to above in advance of the final disposition of such matter if the party provides Button Gwinnett with a written affirmation that he or she has met the standard of conduct set forth above and further agrees to repay such amounts unless it is proven that he or she is ultimately entitled to indemnification.

  Vote Required for Shareholder Approval. Premier's bylaws provide that, if a quorum is present, the affirmative vote of a majority of the shares of Premier Common Stock represented at the meeting and entitled to vote on the subject matter will represent the act of the shareholders, except as otherwise provided by law or Premier's Articles of Incorporation or bylaws.

  Button Gwinnett's bylaws provide that when a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares of Button Gwinnett Common Stock entitled to vote and present in person or by proxy, voting together as a single class, shall decide any questions brought before such meeting, except as otherwise required by statute or the Articles of Incorporation. A quorum is present if a majority of the shareholders are present in person or by proxy; provided that, if a quorum is not present, then those shareholders who are present may adjourn the meeting to such time and place as they determine and, at the later meeting, the presence in person or by proxy of 40% of the shareholders shall constitute a quorum.

  Mergers, Consolidations, and Sales of Assets. Neither Premier's Articles of Incorporation nor its bylaws provide for specific approval requirements for mergers, consolidations, and sales of assets. As a result, the provisions of the Georgia Code will govern the approval of such transactions. The Georgia Code generally provides that approval of such transactions will require a recommendation by the board of directors to the shareholders and approval by the shareholders by a majority of all the votes entitled to be cast by all shares entitled to vote on the transaction.

  Neither Button Gwinnett's Articles of Incorporation nor its bylaws provide for specific approval requirements for mergers, consolidations, and sales of assets. As a result, the provisions of the Georgia Code will govern the approval of such transactions. The Georgia Code generally provides that approval of such transactions will require a recommendation by the board of directors to the shareholders and approval by the shareholders by a majority of all the votes entitled to be cast by all shares entitled to vote on the transaction.

  Actions by Shareholders Without a Meeting. Premier's bylaws provide that action required or permitted to be taken at a shareholders' meeting may be taken without a meeting by consent in writing setting forth the action to be taken and signed by those persons who would be entitled to vote at a meeting those shares having the voting power to cast not less than the minimum number (or numbers, in the case of voting by class) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

  Neither Button Gwinnett's Articles of Incorporation nor its bylaws make any provision for shareholder actions without a special or annual meeting.

  Special Meeting of Shareholders. Premier's bylaws provide that special meetings of the shareholders may be called at any time by the board of directors or President of Premier or upon the written request of any one or more shareholders owning an aggregate of not less than 25% of the outstanding capital stock. Notice must be given in writing not less than 10 or more than 50 days before the date of the meeting and must state the purpose for which the meeting is called.

  Button Gwinnett's bylaws provide that special meetings of shareholders may be called at any time by the Chairman of the Board, a majority of the directors then in office, or by the written request of the holders of at least 51% of the issued and outstanding shares of capital stock entitled to vote. Written notice of the meeting must be given not less than 10 nor more than 60 days before the date of the meeting and must state the purpose for which the meeting is called.

  Number of Directors. Premier's bylaws state that the board of directors shall consist of not less than four nor more than 19 directors. The number of directors may be fixed or changed from time to time within this range by the shareholders or the board of directors. The Premier board of directors is presently fixed at 19 members. There are currently three vacancies on the board of directors.

  Button Gwinnett's Articles of Incorporation state that the board of directors shall consist of not less than three nor more than 25 directors. The number of directors shall be determined from time to time by resolution of the board of directors. Button Gwinnett's board of directors presently consists of 13 members.

  Dividends. Premier's Articles of Incorporation provide that subject to the provisions of Section 14-2-640 of the Georgia Code, the board of directors shall have the power to distribute a portion of the assets of Premier, in cash or in property, to holders of shares of Premier out of the capital surplus of Premier. As explained above, Section 14-2-640 of the Georgia Code establishes certain situations where a corporation may not make distributions to its shareholders.

  The bylaws of Button Gwinnett provide that dividends upon the outstanding shares of Button Gwinnett Common Stock may be declared by the board of directors of Button Gwinnett at any regular or special meeting and paid in cash or property only out of the retained earnings of Button Gwinnett, only when Button Gwinnett meets applicable legal requirements for paid-in capital and/or appropriated net earnings.

                                THE BHC MEETING

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to the holders of BHC Common Stock in connection with the solicitation by the BHC Board of Directors of proxies for use at the BHC Meeting, at which BHC shareholders will be asked to vote upon a proposal to approve the BHC Agreement and the BHC Merger. The BHC Meeting will be held at 10:00 a.m., local time, on June 30, 1998, at the main office of BHC, located at 201 West Taylor Street, Griffin, Georgia 30224.

  Holders of BHC Common Stock are requested to promptly sign, date, and return the accompanying proxy card to BHC in the enclosed postage-paid envelope.

  Any BHC shareholder who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to BHC a signed proxy bearing a later date, provided that such notice or proxy is actually received by BHC prior to the taking of the shareholder vote, or by electing to vote in person at the BHC Meeting. Any notice of revocation should be sent to The Bank Holding Company, 201 West Taylor Street, Griffin, Georgia 30224, Attention: Corporate Secretary. The shares represented by properly executed proxies received at or prior to the BHC Meeting and not subsequently revoked will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE BHC AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTERS THAT PROPERLY MAY COME BEFORE THE BHC MEETING. As of the date of this Joint Proxy Statement/Prospectus, BHC is unaware of any other matter to be presented at the BHC Meeting.

  Solicitation of proxies will be made by mail but also may be made by telephone or in person by the directors, officers, and employees of BHC, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses.

  BHC shareholders should not forward any stock certificates with their proxy cards.

RECORD DATE; VOTE REQUIRED

  BHC's Board of Directors has established the close of business on May 15, 1998, as the BHC Record Date for determining the shareholders entitled to notice of and to vote at the BHC Meeting. Only record holders of BHC Common Stock as of the BHC Record Date will be entitled to vote at the BHC Meeting. Approval of the BHC Agreement requires the affirmative vote of two-thirds of the shares of the BHC Common Stock entitled to vote at the BHC Meeting. Therefore, an abstention or failure to return a properly executed proxy card will have the same effect as a vote against the BHC Agreement. As of the BHC Record Date, there were approximately 435 holders of 556,525 shares of BHC Common Stock outstanding and entitled to vote at the BHC Meeting, with each share entitled to one vote.

  The presence, in person or by proxy, of a majority of the outstanding shares of BHC Common Stock is necessary to constitute a quorum of the shareholders in order to take action at the BHC Meeting. However, the affirmative vote of the holders of two-thirds of the BHC Common Stock is required to approve the BHC Agreement and the BHC Merger. For these purposes, shares of BHC Common Stock that are present, or represented by proxy, at the BHC Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the BHC Agreement.

  The directors and executive officers of BHC and their affiliates beneficially owned, as of the BHC Record Date, 147,357 shares (or approximately 27% of the outstanding shares) of BHC Common Stock.

  As of the BHC Record Date, the directors and executive officers of Premier and their affiliates did not beneficially own any shares of BHC Common Stock. As of the BHC Record Date, neither BHC nor Premier held any shares of BHC Common Stock in a fiduciary capacity for others.

                                THE BHC MERGER

  The following material describes certain aspects of the BHC Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the BHC Agreement, which is attached as Appendix B to this Joint Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

  Upon consummation of the BHC Merger, BHC will merge with and into Premier, Premier will survive the BHC Merger and the separate existence of BHC will cease. Henry County Bank and Spalding County Bank will become wholly owned subsidiaries of Premier following consummation of the BHC Merger. As soon as practicable after the BHC Effective Date, Premier plans to cause Henry County Bank and Spalding County Bank to merge with and into Premier Bank.

  At the BHC Effective Date, each share of the BHC Common Stock issued and outstanding will be converted into 3.90 shares of Premier Common Stock. Each share of BHC Preferred Stock issued and outstanding will be converted into one share of Premier Preferred Stock. Each share of Premier Common Stock outstanding immediately prior to the BHC Effective Date will remain outstanding and unchanged as a result of the BHC Merger. No fractional shares of Premier Common Stock will be issued in connection with the BHC Merger. Premier will pay cash in lieu of any fractional shares (computed to the nearest cent) in an amount equal to such fraction multiplied by the market value of one share of Premier Common Stock on the BHC Effective Date.

TREATMENT OF BHC OPTIONS

  The BHC Agreement, as amended, provides that all rights with respect to BHC Common Stock pursuant to stock options granted by BHC under its stock option plan which are outstanding at the BHC Effective Date, whether or not then exercisable, will be converted into and will become rights with respect to Premier Common Stock and Premier will assume each of such options in accordance with the terms of the stock option agreements by which each such option is evidenced. After the BHC Effective Date, those options will become options to purchase Premier Common Stock, with the exercise price and number of shares of Premier Common Stock purchasable thereunder being equal to the exercise price and number of shares of BHC Common Stock that could have been purchased thereunder immediately prior to the consummation of the BHC Merger after giving effect to the BHC Exchange Ratio. Premier may at its election substitute as of the BHC Effective Date stock options under the 1997 Plan for all or part of the BHC options, subject to certain conditions. As soon as practicable following the BHC Effective Date, Premier shall deliver to the participants receiving substitute options under the 1997 Plan an appropriate notice setting forth such participants' rights pursuant thereto. Premier has reserved under the 1997 Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substitute options.

BACKGROUND OF AND REASONS FOR THE BHC MERGER

  During the fourth quarter of 1997, the Chief Executive Officers of Premier and BHC began to explore the possibility of combining Premier and BHC. On October 20, 1997, after consultation with Premier's Executive Committee and BBCP, Premier's Chief Executive Officer informed BHC's Chief Executive Officer in writing of Premier's interest in a merger with BHC, together with the general terms of a preliminary offer. Contemporaneously, BHC was also contacted by another financial institution with the same intent. On November 5, 1997, Premier's Chief Executive Officer informed the Chairman of the Board of Directors of BHC in writing that Premier would enhance its prior offer in several material respects, including an increase from $50.00 to $51.50 for each share of BHC Common Stock based on the trading value of Premier Common Stock during the specified period and 3.7683 of Premier's shares for each share of BHC Common Stock. On November 10, 1997, BHC's Board of Directors met, considered Premier's enhanced offer, and voted to reject the same; and thereafter, on November 14, 1997, BHC's Executive Committee met with Premier's Chief Executive Officer and Chief Operating Officer. On November 17, 1997, Premier's Chief Executive Officer informed the Chairman of the Board of Directors of BHC in writing that Premier would again enhance its offer in several material respects, including an increase in the exchange ratio to
4.005 shares of Premier Common Stock for each share of BHC Common Stock; and on November 19, 1997, BHC's Board of Directors met, considered Premier's latest enhanced offer, and voted to accept the same. After further consultation by and among Premier's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Committee, and legal counsel and BBCP, Premier's management, on December 3, 1997, entered into a definitive merger agreement with BHC; and the certain Agreement and Plan of Reorganization dated December 3, 1997 by and between Premier and BHC, whereby BHC would be merged with and into Premier, was approved, adopted, and ratified by Premier's Board of Directors on December 10, 1997.

  From December 3, 1997, to January 15, 1998, Premier conducted on-site, in-depth due diligence of BHC. Additional off-site due diligence and discussions with legal counsel and financial advisors were undertaken by both Premier and BHC. On December 18, 1997, December 23, 1997, and December 31, 1997, respectively, three separate amendments to the definitive merger agreement between the parties were entered into to extend the due diligence period. As a result of the due diligence conducted by Premier, and after further consultation with Premier's Executive Committee and legal counsel and BBCP, Premier's Chief Executive Officer informed the Chairman of the Board of Directors of BHC of the following revised offer: 3.78 shares of Premier Common Stock for each share of BHC Common Stock. On January 12, 1998, Premier's Chief Executive Officer and Chief Operating Officer attended a special meeting of the Board of Directors of BHC to discuss Premier's suggested revision to the exchange ratio. With full authority given by the respective Boards of Directors, the management of Premier and BHC, on January 15, 1998, entered into a fourth amendment to the definitive merger agreement, whereby each share of BHC Common Stock would be converted into and exchanged for the right to receive 3.90 shares of Premier Common Stock upon the consummation of the BHC Merger. On March 16, 1998, Premier and BHC entered into a fifth amendment to the definitive merger agreement substituting a new form of employment agreement for Charles B. Blackmon to be effective at the time of the BHC Merger.

  BHC's Reasons for the BHC Merger. The BHC Board of Directors has unanimously approved the BHC Agreement and has determined that the BHC Merger is in the best interests of BHC and its shareholders. The terms of the BHC Merger were the result of arms'-length negotiations between representatives of BHC and representatives of Premier. Without assigning any relative or specific weights to the factors, the Board of Directors of BHC considered the following material factors:

    (a) the information presented to the directors by BHC's management concerning (i) the business, operations, earnings and financial condition, including capital levels and asset quality, of Premier, and compliance with regulatory capital requirements on an historical and prospective basis, and
  (ii) the results of a due diligence review of Premier by BHC representatives;

    (b) the alternatives to the BHC Merger, including the merits of other acquisition proposals;

    (c) the enhancement of shareholder value as a result of the value of the consideration to be received by BHC's shareholders relative to BHC's book value and earnings per share of common stock;

    (d) the anticipated synergies and operating efficiencies, increased access to capital, increased utilization of capital for lending, and the increased managerial resources and enhanced service capabilities that would result from the BHC Merger;

    (e) the competitive and regulatory environment for financial institutions and commercial lending businesses generally;

    (f) the income tax aspects of the BHC Merger as a tax-free exchange of BHC Common Stock and BHC Preferred Stock for Premier Common Stock and Premier Preferred Stock;

    (g) the likelihood that the BHC Merger will be approved by applicable regulatory authorities; and

    (h) the current lack of marketability of the BHC Common Stock, contrasted with the ability of BHC's shareholders to exchange their BHC Common Stock for Premier Common Stock in connection with the BHC Merger and thereafter have the ability to trade such securities on the American Stock Exchange.

  Each member of the Board of Directors of BHC has agreed to vote such member's shares of BHC Common Stock in favor of the BHC Merger.

BHC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BHC SHAREHOLDERS VOTE FOR APPROVAL OF THE BHC AGREEMENT.

  Premier's Reasons for the BHC Merger. The Premier Board of Directors has unanimously approved the BHC Agreement and has determined that the BHC Merger is in the best interests of Premier and its shareholders. In approving the BHC Agreement, the Premier Board considered a number of factors. Without assigning any relative or specific weights to the factors, the Premier Board of Directors considered the following material factors:

    (a) BHC's business, operations, earnings, and financial condition, including capital levels and asset quality, on an historical, prospective, and pro forma basis and in comparison to other financial institutions serving Henry and Spalding Counties;

    (b) the demographic, economic, and financial characteristics of Henry and Spalding Counties in which BHC operates, on an historical and prospective basis;

    (c) a variety of factors affecting and relating to the overall strategic focus of Premier, including a desire to expand Premier Bank into Henry and Spalding Counties;

    (d) the financial terms and income tax consequences of the proposed BHC Merger;

    (e) the management philosophy of BHC and its compatibility with that of Premier.

FAIRNESS OPINIONS

  Premier. Premier has retained BBCP to act as its financial advisor in connection with the BHC Merger. Representatives of BBCP met with the Chairman of the Board of Directors of Premier on November 20, 1997 when the prospect for a merger with BHC was considered in depth. At that meeting BBCP rendered its preliminary opinion that, as of such date, an exchange ratio of 4.0050 common shares of Premier for each common share of BHC was fair to the Premier shareholders from a financial point of view. On January 15, 1998, the exchange ratio was adjusted to reflect specific nonrecurring items identified during the due diligence process. The Boards of Directors for both Premier and BHC approved the adjusted exchange ratio (previously defined as the "BHC Exchange Ratio") of 3.900 shares of Premier Common Stock for each share of BHC Common Stock. At that time BBCP rendered an updated oral opinion that the BHC Exchange Ratio was fair to the Premier shareholders from a financial point of view. BBCP has also subsequently rendered its written opinion to the Premier Board that on the date of this Joint Proxy Statement/Prospectus, based on the information set forth therein, the BHC Exchange Ratio was fair, from a financial point of view, to the Premier shareholders.

  THE FULL TEXT OF BBCP'S WRITTEN OPINION IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D. PREMIER SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BBCP IN CONNECTION THEREWITH.

  BBCP's opinion is directed to the Premier Board only and is directed only to the BHC Exchange Ratio and does not constitute a recommendation to any BHC shareholder regarding how such BHC shareholder should vote at the BHC Meeting.

  In arriving at its opinion, BBCP among other things: (i) analyzed certain audited and unaudited financial statements and other information of Premier and BHC; (ii) reviewed and discussed with appropriate management personnel of Premier and BHC the past and current business activities and financial results and the business and financial outlook of Premier and BHC; (iii) reviewed the historical price and trading activity of the Premier Common Stock and other similar banking institutions; (iv) compared certain financial and stock market data relating to Premier with similar data of other publicly held banking institutions; (v) performed an analysis comparing the pro forma consequences of the BHC Merger to both Premier and BHC shareholders with respect to earnings per share and tangible book value per share represented by the Premier Common Stock that will be held after the BHC Merger to those same measures represented by the common stock currently held; (vi) considered the relative contributions of Premier and BHC to a combined institution in terms of balance sheet, revenue, earnings and ownership measures; (vii) reviewed the prices paid in certain comparable acquisition transactions of community banking institutions and the multiples of earnings and book value and the level of deposit base premium received by the selling institutions; (viii) reviewed the BHC Agreement and certain related documents; (ix) considered the potential synergies and cost savings made available to Premier and BHC through the BHC Merger; (x) evaluated the financial and capital implications to Premier of the BHC Merger; (xi) considered stock trading/liquidity implications to Premier shareholders of the BHC Merger; and (xii) performed such other analyses as BBCP deemed appropriate.

  In conducting its analysis and arriving at its opinion, BBCP assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purposes of the opinion. BBCP also relied upon the management of Premier and BHC with respect to the reasonableness and achievability of the financial forecasts (and the assumptions and bases underlying such forecasts) provided to it. BBCP also assumed, with Premier's consent, that the aggregate allowances for loan losses for each of Premier and BHC are adequate to cover such losses. BBCP is not an expert in the evaluation of allowances for loan losses and has not reviewed any individual credit files. BBCP did not make, nor was it furnished with, independent valuations or appraisals of the assets or liabilities of either Premier or BHC or any of their subsidiaries. BBCP did not express any opinion about what the value of Premier Common Stock actually will be when issued to the holders of BHC Common Stock pursuant to the BHC Merger or the price at which Premier Common Stock will trade subsequent to the BHC Merger. Premier has informed BBCP, and BBCP has assumed, that the BHC Merger will be recorded utilizing pooling of interests accounting treatment under generally accepted accounting principles.

  No limitations were imposed by Premier or the Premier Board on the scope of BBCP's investigation or the procedures to be followed by BBCP in rendering its opinion. The opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to BBCP as of, the date of its analysis.

  In addressing the fairness, from a financial point of view, of the consideration to be issued by Premier to the shareholders of BHC, BBCP employed a variety of generally recognized valuation methodologies and merger analyses and performed those which it believed were most appropriate for developing its opinion. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its fairness opinion, BBCP did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevancy of each analysis and factor. None of the analyses performed by BBCP was assigned a greater significance by BBCP than any other. Accordingly, BBCP believes that its analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion and any conclusions reached therein. In its analyses, BBCP made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond Premier's and BHC's control. Any estimates contained in BBCP's analyses are not necessarily indicative of actual values or predictive of future results or values that may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. In addition, as described above, BBCP's opinion and presentation to the Premier Board was one of many factors taken into consideration by the Premier Board in making its determination to approve the BHC Agreement.

  The following is a brief summary of analyses performed by BBCP in connection with its oral opinion delivered to the Premier Board:

  Summary of Proposal. BBCP reviewed the terms of the proposed transaction as reflected in the BHC Agreement, including the calculation of the market value of the consideration represented by the BHC Exchange Ratio. BBCP stated that based on the price of Premier Common Stock on January 14, 1998 (the day prior to the Fourth Amendment to Agreement and Plan of Reorganization) of $19.17, an exchange ratio of 3.900 shares of Premier Common Stock for each share of BHC Common Stock and options would provide a per share purchase price of $74.77.

  Per Share Merger Consequences Analysis. Based upon a BHC Exchange Ratio of
3.900 shares of Premier Common Stock for each share of BHC Common Stock and using the earnings estimates for 1998 and 1999 for BHC prepared by BHC management, earnings estimates for 1998 and 1999 for Premier developed with Premier management and based on certain cost savings expected to result from the BHC Merger, BBCP compared the estimated 1998 and 1999 earnings per share of Premier Common Stock on a stand-alone basis to the equivalent pro forma earnings per share of Premier reflecting consummation of the BHC Merger. BBCP concluded that the BHC Merger would result in an equivalent earnings per share decrease of 0.5% in 1998 and an increase of 1.0% in 1999 for Premier shareholders in the combined company.

  BBCP also analyzed the impact of the BHC Merger on the amount of fully diluted book value and tangible book value represented by a share of Premier Common Stock. BBCP assumed consummation of the BHC Merger as of June 30, 1998. BBCP concluded that the BHC Merger would result in an increase of 2.4% in fully diluted book value and a decrease of 0.2% in fully diluted tangible book value on an equivalent per share basis, respectively, for Premier shareholders projected as of June 30, 1998.

  Relative Contribution Analysis. BBCP compared various income statement, balance sheet and market value measures for Premier and BHC and calculated the relative contribution of each institution to the combined, post merger organization. In this comparison BBCP noted that BHC would have contributed 13.0% of the combined organization's net income (reflecting adjustments for certain nonrecurring expenses) for the quarter ended September 30, 1997 and is projected to contribute 11.6% of the combined organization's net income projected for fiscal 1998. BBCP also noted that BHC would have contributed 13.7%, 15.0%, 14.6% and 15.1% of the combined organization's net loans, total deposits, total assets and fully diluted shareholder's equity, respectively. BBCP referenced that BHC shareholders and option holders would hold 12.5% of the combined organization's common shares and options.

  Analysis of Selected Other Bank Mergers Involving Southeastern Community Banks. BBCP reviewed twenty-five mergers involving Georgia community banks and bank holding companies announced between January, 1996 and December, 1997. BBCP noted in particular the prices paid in these mergers as a multiple of earnings and book values and the transaction premiums paid in excess of tangible book value as a percentage of core deposits. BBCP also reviewed other data in connection with each of these mergers, including the amount of total assets and the capital level of the acquired institutions and the return on equity and the return on assets of the acquired institutions. BBCP then compared this data to that of BHC and to the value to be received by BHC shareholders in the BHC Merger.

  This comparison yielded a range of transaction values as multiples of latest twelve-months earnings per share of a low of 9.9 times and a high of 32.9 times and a median value of 16.2 times. The BHC acquisition multiple of trailing earnings attributable to common shareholders was 20.9 times. The calculations yielded a range of transaction values as multiples of book value per share of a low of 1.14 times to a high of 3.10 times and a median value of
1.94 times. The BHC acquisition multiple of book value was 2.53 times. Finally, the calculations yielded a range of deposit base premiums paid from a low of 2.6% to a high of 37.9%, with a median value of 12.8%. The equivalent premium on BHC deposits represented by the BHC Exchange Ratio was 20.5%. BBCP noted that market valuations of publicly traded bank stocks have appreciated considerably over the last eighteen months. As a result, historical merger valuation multiples may not necessarily reflect current market conditions.

  No company or transaction used in the above analyses as a comparison is identical to Premier, BHC, or the BHC Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial growth, and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) in and of itself, does not necessarily provide meaningful intercompany comparisons.

  In connection with its written opinion dated the date of this Joint Proxy Statement/Prospectus, BBCP confirmed the appropriateness of the analyses used to render its adjusted report oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

  BBCP is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for estate, tax, corporate and other purposes. A fee of $75,000 will be payable to BBCP upon consummation of the BHC Merger. In addition to the above, BBCP has a continuing financial advisory relationship with Premier under which BBCP will receive $225,000 during the remainder of 1998. No compensation payable to BBCP is contingent on the conclusions reached in the opinion of BBCP. Premier has also agreed to reimburse BBCP for reasonable out of pocket-expenses and to indemnify BBCP and certain related persons against certain liabilities relating to or arising out of its engagement.

  BHC. BHC has not retained a financial advisor to render a fairness opinion with respect to the BHC Merger.

EFFECTIVE DATE OF THE BHC MERGER

  Subject to the conditions to the obligations of the parties to effect the BHC Merger, the BHC Effective Date will occur on the date and at the time specified in the Certificate of Merger filed by Premier with the Georgia Secretary of State. If no effective date or time is specified, the BHC Merger will become effective upon the filing of the Certificate of Merger. Unless otherwise agreed upon by Premier and BHC, and subject to the conditions to the obligations of the parties to effect the BHC Merger, the parties will use their reasonable efforts to cause the BHC Effective Date to occur by the last business day of the month in which the last of the following events occurs:
(i) the effective date (including the expiration of any applicable waiting period) of the last federal or state regulatory approval required for the BHC Merger or (ii) the date on which the BHC Agreement is approved by the requisite vote of the holders of BHC Common Stock.

  No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the BHC Merger can or will be satisfied. Premier and BHC anticipate that all conditions to consummation of the BHC Merger will be satisfied so that the BHC Merger can be consummated in the second quarter of 1998. However, delays in the consummation of the BHC Merger could occur.

  The Board of Directors of either Premier or BHC generally may terminate the BHC Agreement if the BHC Merger is not consummated by August 31, 1998, unless the failure to consummate by that date is the result of a breach of the BHC Agreement by the party seeking termination. See "--Conditions to Consummation of the BHC Merger" and "--Waiver, Amendment, and Termination of the BHC Agreement."

DISTRIBUTION OF STOCK CERTIFICATES AFTER THE BHC MERGER

  Promptly after the BHC Effective Date, Premier will cause SunTrust Bank, Atlanta, acting in the capacity of Exchange Agent, to mail to the former shareholders of BHC a letter of transmittal, together with instructions for the exchange of such shareholders' certificates representing shares of BHC Common Stock and BHC Preferred Stock for certificates representing shares of Premier Common Stock and Premier Preferred Stock.

  BHC SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE FORM LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT. Upon surrender to the Exchange Agent of certificates for BHC Common Stock and BHC Preferred Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of BHC Common Stock and BHC Preferred Stock a certificate or certificates representing the number of shares of Premier Common Stock and Premier Preferred Stock to which such holder is entitled as a result of the BHC Merger. After the BHC Effective Date, holders of record of BHC Common Stock as of the BHC Effective Date will be entitled to vote at any meeting of Premier shareholders the number of shares of Premier Common Stock into which their BHC Common Stock has been converted, regardless of whether such shareholders have surrendered their certificates of BHC Common Stock. NO DIVIDEND OR OTHER DISTRIBUTION PAYABLE AFTER THE BHC EFFECTIVE DATE WITH RESPECT TO PREMIER COMMON STOCK WILL BE PAID, HOWEVER, TO THE HOLDER OF ANY UNSURRENDERED BHC CAPITAL STOCK CERTIFICATE UNTIL THE HOLDER DULY SURRENDERS SUCH CERTIFICATE. Upon such surrender, all undelivered dividends and other distributions will be delivered to such shareholder, in each case without interest.

  After the BHC Effective Date, there will be no transfers of shares of BHC Common Stock or BHC Preferred Stock on BHC's stock transfer books. If certificates representing shares of BHC Common Stock or BHC Preferred Stock are presented for transfer after the BHC Effective Date, they will be canceled and exchanged for the shares of Premier Common Stock or Premier Preferred Stock, as applicable, deliverable in respect thereof.

CONDITIONS TO CONSUMMATION OF THE BHC MERGER

  Consummation of the BHC Merger is subject to a number of conditions, including, but not limited to:

    (i) approval from the Federal Reserve and the Georgia Department without any conditions or restrictions that would, in the reasonable judgment of either party, so materially adversely impact the economic benefits of the transactions contemplated by the BHC Agreement as to render inadvisable the consummation of the BHC Merger, and the expiration of applicable waiting periods under the Bank Holding Company Act;

    (ii) approval by the Premier shareholders of an increase in the number of authorized shares of Premier Common Stock sufficient for Premier to issue the shares of Premier Common Stock pursuant to the BHC Agreement.

    (iii) approval by the holders of two-third of the shares of BHC Common Stock entitled to vote on the BHC Merger;

    (iv) the absence of any action by any court or governmental authority restraining or prohibiting the BHC Merger;

    (v) the receipt of all consents by Premier and BHC required for the consummation of the BHC Merger;

    (vi) the receipt of an opinion of counsel to the effect that, among other things: (i) the BHC Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code; (ii) the exchange in the BHC Merger of BHC Common Stock for Premier Common Stock will not give rise to gain or loss to holders of BHC Common Stock, except to the extent of any cash received for fractional shares or upon the exercise by a shareholder of his or her dissenters' rights; (iii) the exchange in the BHC Merger of BHC Preferred Stock for Premier Preferred Stock will not give rise to gain or loss to holders of BHC Preferred Stock; and (iv) neither Premier nor BHC will recognize gain or loss as a consequence of the BHC Merger;

    (vii) approval for listing on the American Stock Exchange of the shares of Premier Common Stock to be issued in the BHC Merger; and

    (viii) receipt of a letter from Premier's independent auditors dated as of the BHC Effective Date, confirming that the BHC Merger will qualify for pooling-of-interests accounting treatment.

  Consummation of the BHC Merger also is subject to the satisfaction or waiver of various other conditions specified in the BHC Agreement, including, among others: (i) the delivery by Premier and BHC of opinions of their respective counsel and certificates executed by their respective Chief Executive Officers and Chief Financial Officers as to compliance with the BHC Agreement; and (ii) as of the BHC Effective Date, the accuracy of certain representations and warranties and the compliance in all material respects with the agreements and covenants of each party.

REGULATORY APPROVALS

  The BHC Merger may not proceed in the absence of receipt of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained or as to the timing of such approvals. There also can be no assurance that such approvals will not be accompanied by conditions which cause such approvals to fail to satisfy the conditions set forth in the BHC Agreement. Applications for the approvals described below have been submitted to the appropriate regulatory agencies.

  Premier and BHC are not aware of any material governmental approvals or actions that are required for consummation of the BHC Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

  The BHC Merger requires the prior approval of the Federal Reserve, pursuant to Section 3 of the Bank Holding Company Act. In granting its approval under
Section 3 of the Bank Holding Company Act, the Federal Reserve must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and whether the acquisition can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased competition, conflicts of interest, or unsound banking practices. Under the Bank Holding Company Act, the BHC Merger may not be consummated until the 15th day following the date of Federal Reserve approval, during which time the United States Department of

Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

  The BHC Merger also is subject to the approval of the Georgia Department. In its evaluations, the Georgia Department will take into account considerations similar to those applied by the Federal Reserve.

RIGHTS OF DISSENTING SHAREHOLDERS

  Any shareholder of record of BHC who objects to the BHC Merger and who fully complies with Section 14-2-1301 et seq. of the Georgia Code will be entitled to demand and receive payment in cash of an amount equal to the fair value of all, but not less than all, of his or her shares of BHC Common Stock if the BHC Merger is consummated. A shareholder of record may assert dissenters' rights as to fewer than the shares registered in such shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one beneficial owner and notifies BHC in writing of the name and address of each person on whose behalf he asserts dissenters' rights. For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters' rights under the Georgia Code, the fair value of a dissenting shareholder's BHC Common Stock equals the value of the shares immediately before the BHC Effective Date of the BHC Merger, excluding any appreciation or depreciation in anticipation of the BHC Merger.

  Any BHC shareholder desiring to receive payment of the fair value of his or her BHC Common Stock in accordance with the requirements of the Georgia Code:
(i) must deliver to BHC prior to the time the shareholder vote on the BHC Agreement is taken, a written notice of his or her intent to demand payment for his or her shares if such BHC Merger is consummated; (ii) must not vote his or her shares in favor of the BHC Agreement; and (ii) must demand payment and deposit stock certificates representing BHC Common Stock in accordance with the terms of a notice which will be sent to the shareholder by Premier (as the Surviving Corporation in the BHC Merger) no later than 10 days after such BHC Agreement is consummated. A filing of the written notice of intent to dissent with respect to the BHC Agreement should be sent to: The Bank Holding Company, 201 West Taylor Street, Griffin, Georgia 30224, Attention: President. A VOTE AGAINST THE BHC AGREEMENT ALONE WILL NOT SATISFY THE REQUIREMENTS FOR THE SEPARATE WRITTEN NOTICE OF INTENT TO DISSENT TO THE BHC MERGER, THE SEPARATE WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF SHARES OF BHC COMMON STOCK AND THE DEPOSIT OF THE STOCK CERTIFICATES, WHICH ARE REFERRED TO IN CONDITIONS (A) AND (C) ABOVE. RATHER, A DISSENTING SHAREHOLDER MUST SEPARATELY COMPLY WITH ALL OF THOSE CONDITIONS.

  Within 10 days of the later of the BHC Effective Date or the receipt of a payment demand by a shareholder who deposits his or her stock certificates in accordance with the BHC's dissenters' notice sent to those shareholders who notified BHC of their intent to dissent, described in (iii) above, Premier (as the Surviving Corporation in the BHC Merger) must offer to pay to each dissenting shareholder the amount Premier estimates to be the fair value of the dissenting shareholder's shares, plus accrued interest. Such notice and offer must be accompanied by: (i) BHC's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making an offer, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; (ii) an explanation of how the interest was calculated; (iii) a statement of the dissenting shareholder's right to demand payment of a different amount under Section 14-2-1327 of the Georgia Code; and (iv) a copy of the dissenters' rights provisions of the Georgia Code.

  If the dissenting shareholder accepts Premier's offer, by written notice to such entity, within 30 days after Premier's offer or is deemed to have accepted the offer by reason of failing to respond to such offer, Premier must make payment for his or her shares within 60 days after the making of the offer or the BHC Effective Date, whichever is later. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in his or her shares of BHC Common Stock.

  If within 30 days after Premier offers payment for the shares of a dissenting shareholder, the dissenting shareholder does not accept the estimate of fair value of his or her shares and interest due thereon and demands payment of his or her own estimate of the fair value of the shares and interest due thereon, then Premier, within

60 days after receiving the payment demand of a different amount from a dissenting shareholder, must file an action in a court of competent jurisdiction in Spalding County, Georgia, requesting that the fair value of such shares be found and determined. Premier must make all dissenting shareholders whose demands remain unsettled parties to the proceeding. If Premier does not commence the proceeding within such 60-day period, it shall be required to pay each dissenting shareholder whose demand remains unsettled the amount demanded by the dissenting shareholder.

  The foregoing does not purport to be a complete statement of the provisions of the Georgia Code relating to statutory dissenters' rights and is qualified in its entirety by reference to the dissenters' rights provisions of the Georgia Code, which are reproduced in full in Appendix F to this Proxy Statement/Prospectus and which are incorporated herein by reference.

WAIVER, AMENDMENT, AND TERMINATION OF THE BHC AGREEMENT

  Prior to the BHC Effective Date, and to the extent permitted by law, any provision of the BHC Agreement generally may be (i) waived by the party benefitted by the provision or (ii) amended by a written agreement between Premier and BHC approved by their respective Boards of Directors; provided, however, that after approval by the holders of BHC Common Stock, no amendment that would require further approval by such shareholders under the Georgia Code may be made without the approval of such shareholders.

  The BHC Agreement may be terminated, and the BHC Merger abandoned, at any time prior to the BHC Effective Date, either before or after approval by the BHC shareholders, upon written notice to the other party as follows:

    (i) by the board of Directors of either party in the event any consent of any regulatory authority required for consummation of the BHC Merger shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal;

    (ii) by the Board of Directors of either party, if the holders of the requisite number of shares of BHC Common Stock shall not have approved the BHC Agreement in accordance with the provisions of the Georgia Code;

    (iii) by the Board of Directors of either party, in the event of a material breach by the other party of any representation or warranty contained in the BHC Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the BHC Merger;

    (iv) by the Board of Directors of either party, in the event of a material breach by the other party of any covenant or agreement contained in the BHC Agreement which cannot be or has not been cured within thirty
  (30) days after the giving of written notice to the breaching party of such breach;

    (v) by the Board of Directors of either party, in the event that any of the conditions precedent to the obligations of such party to consummate the BHC Merger cannot be satisfied or fulfilled on or before August 31, 1998;

    (vi) by mutual consent of the Board of Directors of Premier and BHC; or

    (vii) by either party if the BHC Merger shall not have been consummated by August 31, 1998, but only if the failure to consummate the transactions contemplated by the BHC Agreement on or before such date is not caused by any breach of the BHC Agreement by the party electing to terminate.

    (viii) by the Board of Directors of Premier, in the event it determines in its sole discretion that the BHC Merger cannot be accounted for as a "pooling of interests."

  If the BHC Agreement is terminated, the parties will have no further obligations, except with respect to certain provisions, including those providing for payment of expenses and restricting disclosure of confidential information. See "--Expenses and Fees" for additional information concerning the payment of expenses.

CONDUCT OF BUSINESS PENDING THE BHC MERGER

  Each of BHC and Premier generally has agreed to (i) operate its business in the usual, regular and ordinary course; (ii) preserve intact its business organization and assets and maintain its rights and franchises; (iii) use its reasonable efforts to cause its representations and warranties to be correct at all times; and (iv) take no action which would adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the BHC Agreement or adversely affect in any material respect the ability of either party to perform its covenants and agreements under the BHC Agreement.

  BHC has agreed not to take certain actions relating to the operation of its business or the business of BHC subsidiaries pending consummation of the BHC Merger without the prior written approval of Premier. Those actions generally include, without limitation: (i) amending the Articles of Incorporation or Bylaws; (ii) becoming responsible for any obligation for borrowed money in excess of an aggregate of $100,000 (except in the ordinary course of business consistent with past practices), or impose, or suffer the imposition, on any asset of BHC (or any of its subsidiaries) of any lien or permit any such lien to exist; (iii) changing its authorized or issued capital stock or paying any dividend or other distribution in respect of its capital stock, except that BHC is permitted to declare and pay dividends legally and contractually required to be paid with respect to BHC Preferred Stock; (iv) disposing of any asset other than in the ordinary course of business; (v) adopting any new employee benefit plan or program, or materially changing any existing plan or program except for any change required by law or advisable to maintain the tax qualified status of any such plan; (vi) commencing any litigation (except in accordance with past practice), settling any litigation involving liability of the holding company or any subsidiary for damages in excess of $50,000 or material restrictions upon its operations; or (vii) entering into, modifying or terminating any material contract except in the ordinary course of business.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE BHC MERGER

  The officers and directors of Premier shall remain the same following the BHC Merger, provided however that James E. Sutherland, a current director of BHC, shall be selected by the Board of Directors of Premier, in its sole discretion, to serve on the Board of Directors of Premier from and after the BHC Effective Date in accordance with the Articles of Incorporation and Bylaws of Premier.

INTERESTS OF CERTAIN PERSONS IN THE BHC MERGER

  The BHC Agreement also provides that, after the BHC Effective Date, Premier will provide generally to officers and employees of BHC and its subsidiaries who become officers or employees of Premier or its subsidiaries, employee benefits under employee benefit plans on terms and conditions that, taken as a whole, are substantially similar to those currently provided by Premier and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, service with BHC or its subsidiaries prior to the BHC Effective Date will be treated as service with Premier or its subsidiaries. The BHC Agreement further provides that Premier will honor all employment, severance, consulting, and other compensation contracts previously disclosed to Premier between BHC or its subsidiaries and any current or former director, officer, or employee, and all provisions for vested amounts earned or accrued through the BHC Effective Date under BHC's benefit plans.

  Upon the closing of the BHC Merger, Henry County Bank will enter into an Employment Agreement with Charles B. Blackmon. Premier will be joining as a party to the Employment Agreement for the purpose of providing certain stock options, as described below. Under the terms of the Employment Agreement, Mr. Blackmon will continue as President of the Henry County Bank and as President of the Henry County division of Premier Bank upon the merger of the Henry County Bank with and into Premier Bank. The term of the Employment Agreement is two years from the closing of the BHC Merger. Mr. Blackmon's total annual compensation (including base salary and incentive bonus) will not be less than $215,000. In addition, as an incentive to remain employed by the Henry County Bank or by Premier Bank upon its merger with the Henry County Bank, Premier has agreed to grant Mr. Blackmon: (i) an option to purchase 10,000 shares of the common stock of Premier, which options will vest and may be exercised six months from the closing of the

BHC Merger, at an exercise price of $15.00 per share; (ii) upon the closing of the BHC Merger, an option to purchase 3,000 shares of the common stock of Premier at an exercise price equal to the average closing price of the common stock of Premier during the ten consecutive trading days immediately prior to the closing of the BHC Merger, as reported by the American Stock Exchange;
(iii) in January 1999, an option to purchase 3,000 shares of the common stock of Premier at an exercise price equal to the average closing price of the common stock of Premier during the ten consecutive trading days immediately prior to the closing of the BHC Merger, as reported by the American Stock Exchange; (iv) on the first anniversary of the closing of the BHC Merger, an option to purchase 10,000 shares of the common stock of Premier at an exercise price equal to 65% of the average closing price of the common stock of Premier during the ten consecutive trading days immediately prior to the first anniversary of the closing of the BHC Merger, as reported by the American Stock Exchange; and (v) on the second anniversary of the closing of the BHC Merger, an option to purchase 10,000 shares of the common stock of Premier at an exercise price equal to 85% of the average closing price of the common stock of Premier during the ten consecutive trading days immediately prior to the second anniversary of the closing of the BHC Merger, as reported by the American Stock Exchange. Finally, Mr. Blackmon will be eligible to receive a lump sum bonus of $25,000, if the BHC Merger is closed on or before April 30, 1998; $20,000, if the BHC Merger is closed after April 30, 1998, and before June 1, 1998; or $15,000, if the BHC Merger is closed after May 31, 1998, and before July 1, 1998. Mr. Blackmon is also to receive an automobile allowance of $800 per month and title to two automobiles, to-wit: a 1990 Buick, and a 1996 Buick for and in consideration of his payment to the Henry County Bank in an amount equal to the fair market value of said vehicle. In the event of a "Termination for Cause" (as defined in the Employment Agreement) or voluntary termination by Mr. Blackmon, Mr. Blackmon will receive no right to compensation or other benefits. If Mr. Blackmon's employment is terminated for any reason other than a "Termination for Cause," then he is entitled to receive a lump sum severance payment equal to the remaining portion of his base salary prorated from the date of his termination to the end of the term of the Employment Agreement. The Employment Agreement prohibits Mr. Blackmon from: (i) disclosing any confidential information during his employment and for a period of one year after termination; (ii) competing with the Henry County Bank in Henry and Spalding Counties during the term of his employment and for a period of six months following the termination of such employment, for whatever reason; and (iii) soliciting any customers or employees of the Henry County Bank, for himself or any other party, during the term of his employment.

  As of the BHC Record Date, the directors and executive officers of BHC beneficially owned no shares of Premier Common Stock.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE BHC MERGER

  THE FOLLOWING IS A SUMMARY OF MATERIAL ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE BHC MERGER. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE BHC MERGER AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES OF THE BHC MERGER TO SHAREHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS (FOR EXAMPLE, AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, DEALERS IN SECURITIES, INSURANCE COMPANIES, OR CORPORATIONS, AMONG OTHERS). NOR DOES THIS SUMMARY ADDRESS ANY CONSEQUENCES OF THE BHC MERGER UNDER ANY STATE, LOCAL, ESTATE, OR FOREIGN TAX LAWS. SHAREHOLDERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE BHC MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

  A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service. Instead, Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, has rendered an opinion to

Premier concerning certain federal income tax consequences of the proposed BHC Merger under federal income tax law and this discussion is entirely qualified by such opinion. It is such firm's opinion that:

    (i) The BHC Merger will be a tax-free reorganization within the meaning of Section 368(a) of the Code.

    (ii) The shareholders of BHC will recognize no gain or loss upon the exchange of their BHC Common Stock solely for shares of Premier Common Stock, except for the recognition of gain as required by Section 302 of the Code with respect to the receipt by the shareholders (or option holders) of BHC Common Stock of cash in lieu of fractional shares.

    (iii) Holders of BHC Common Stock who dissent from the BHC Merger will be treated as having received such payment as a distribution in redemption of their shares of stock as required by Section 356(a) of the Code. Holders of BHC Common Stock electing to exercise dissenters' rights should consult their own tax advisors as to the tax treatment in their particular circumstances.

    (iv) No income, gain or loss will be recognized by Premier or BHC as a consequence of the BHC Merger.

    (v) The aggregate tax basis of Premier Common Stock received by holders of BHC Common Stock pursuant to the BHC Merger will be the same tax basis of the shares of BHC Common Stock exchanged therefor decreased by any portion of such tax basis allocated to fractional shares of Premier Common Stock that are treated as redeemed by Premier.

    (vi) The holding period of the shares of Premier Common Stock received by the BHC shareholders will include the holding period of the shares of BHC Common Stock and BHC Preferred Stock exchanged therefor, provided that the BHC Common Stock are held as capital assets on the date of the consummation of the BHC Merger.

    (vii) No gain or loss will be recognized by the shareholders of BHC upon the receipt of Premier Preferred Stock solely in exchange for their shares of BHC Preferred Stock, assuming the BHC Preferred Stock is "nonqualified preferred stock", as defined in Section 351(g)(2) of the Internal Revenue Code of 1986, as amended. Section 354(a)(2)(C)(i), which was added by the Taxpayer Relief Act of 1997, provides that nonqualified preferred stock received for stock other than nonqualified preferred stock shall be treated as a taxable transaction. The Premier Preferred Stock is nonqualified preferred stock, as such term is defined in Section 351(g)(2). Applying the principles of Section 351(g)(2), the BHC Preferred Stock meets the definition of nonqualified preferred stock, subject to the fact that it was created prior to the effective date of the Taxpayer Relief Act of 1997. Assuming that the IRS takes the position that preferred stock created prior to effective date of the 1997 Tax Act can constitute nonqualified preferred stock, then the BHC Preferred Stock surrendered for the Premier Preferred Stock shall constitute a nonqualified preferred stock for nonqualified preferred stock exchange and therefore should not result in gain or loss to the holders of BHC Preferred Stock. However, if the IRS takes a contrary position, the holders of BHC Preferred Stock will recognize gain, if any, upon the receipt of the Premier Preferred Stock solely in exchange for their BHC Preferred Stock. The gain, if any, shall equal the difference between the fair value of the Premier Preferred Stock received less the shareholder's adjusted basis in the BHC Preferred Stock surrendered. The character of the gain as ordinary or capital will be determined as provided in IRC Section 356(b).

    (viii) Assuming the BHC Preferred Stock is treated as nonqualified preferred stock, the aggregate tax basis of the shares (including any fractional share interest) of Premier Preferred Stock received by shareholders of BHC who exchange all of their BHC Preferred Stock solely for shares Premier Preferred Stock in the reorganization will be the same as the aggregate tax basis of the shares (including any fractional share interest) of BHC Preferred Stock surrendered in exchange therefor.

    (ix) Assuming the BHC Preferred Stock is treated as nonqualified preferred stock, the holding period of the shares (including any fractional share interest) of Premier Preferred Stock received in the reorganization will include the period during which the shares (including any fractional share interest) of BHC Preferred Stock surrendered in exchange therefore were held, provided such shares (including any fractional share interest) of BHC Preferred Stock were held as capital assets at the BHC Effective Time.

  Among other things, the opinion of Womble Carlyle Sandridge & Rice, PLLC is based on BHC shareholders' maintaining sufficient equity ownership interest in Premier after the BHC Merger. The Internal Revenue Service takes the position for purposes of issuing an advance ruling on reorganizations, that the shareholders of an acquired corporation (i.e., BHC) must maintain a continuing equity ownership interest in the acquiring corporation (i.e., Premier) equal, in terms of value, to at least 50% of their interest in the acquired corporation. Moreover, shares of BHC Common Stock and Premier Common Stock held by BHC shareholders and otherwise sold, redeemed or disposed of prior to or shortly after the BHC Effective Date are taken into account. Management of Premier has represented that it has no plan or intention to cause Premier to redeem or otherwise reacquire the shares of Premier Common Stock issued in the BHC Merger. In addition to the foregoing requirements, certain additional matters must be true with respect to the BHC Merger. Premier believes that the factual matters will be satisfied.

  THE TAX OPINION DOES NOT ADDRESS ANY STATE, LOCAL, OR OTHER TAX CONSEQUENCES OF THE BHC MERGER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM INDIVIDUALLY, INCLUDING TAX CONSEQUENCES UNDER STATE OR LOCAL LAW.

ACCOUNTING TREATMENT

  It is anticipated that the BHC Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of BHC will be carried forward and recorded on the financial statements of Premier at their previously recorded amounts. In order for the BHC Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding BHC Common Stock and BHC Preferred Stock must be exchanged for Premier Common Stock and Premier Preferred Stock, as applicable. There are certain other criteria that must be satisfied in order for the BHC Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the BHC Effective Date.

  For information concerning certain conditions to be imposed on the exchange of BHC Common Stock and BHC Preferred Stock for Premier Common Stock and Premier Preferred Stock in the BHC Merger by affiliates of BHC and certain restrictions to be imposed on the transferability of the Premier Common Stock and Premier Preferred Stock received by those affiliates in the BHC Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "--Resales of Premier Common Stock."

EXPENSES AND FEES

  The BHC Agreement provides, in general, that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the BHC Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

  The BHC Agreement also provides that if it is terminated because one of the parties breaches its representations and warranties or one of its covenants, and the breach cannot be or has not been cured within 30 days after written notice of the breach is given to the breaching party, then the breaching party agrees to pay the non-breaching party (i) an amount equal to the reasonable and documented fees and expenses incurred by the non-breaching party in connection with the BHC Merger and (ii) (x) $50,000 if the breach was not willful or (y) $500,000 if the breach was willful or if the BHC Agreement was terminated in contemplation of a competing proposal to acquire BHC.

RESALES OF PREMIER COMMON STOCK

  The shares of Premier Common Stock and Premier Preferred Stock to be issued to BHC shareholders in the BHC Merger have been registered under the Securities Act, but that registration does not cover resales of those shares by persons who control, are controlled by, or are under common control with, BHC (such persons are referred to hereinafter as "affiliates" and generally include executive officers, directors, and 10% or more shareholders) at the time of the BHC Meeting. Affiliates may not sell shares of Premier Common Stock and Premier Preferred Stock acquired in connection with the BHC Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with SEC Rule 145 or another applicable exemption from the Securities Act registration requirements and until such time as financial results covering at least 30 days of combined operations of Premier and BHC after the consummation of the BHC Merger have been published.

  Each person who BHC reasonably believes to be an affiliate of BHC has delivered to Premier a written agreement providing that such person generally will not sell, pledge, transfer, or otherwise dispose of any Premier Common Stock or Premier Preferred Stock to be received by such person upon consummation of the BHC Merger, except in compliance with the Securities Act, the rules and regulations of the SEC promulgated thereunder and applicable restrictions regarding pooling-of-interests accounting treatment.

DESCRIPTION OF PREMIER COMMON STOCK

  Premier is currently authorized to issue 20,000,000 shares of Premier Common Stock, of which 15,422,339 shares were issued and outstanding at May 15, 1998. As part of Premier's annual meeting, its shareholders are being asked to increase the number of authorized shares of Premier Common Stock from 20,000,000 to 60,000,000. Holders of Premier Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. The ability of Premier to pay dividends is affected by the ability of its subsidiaries to pay dividends, which is limited by applicable regulatory requirements and capital guidelines. At December 31, 1997, under such requirements and guidelines, Premier's combined subsidiaries had $5.7 million of undivided profits legally available for the payment of dividends without regulatory approval. See "Certain Regulatory Considerations--Payment of Dividends."

DESCRIPTION OF PREMIER PREFERRED STOCK

  Premier is authorized to issue up to 2,000,000 shares of preferred stock. Premier has designated a series of non-voting preferred stock, $60.00 par value per share (the "Premier Preferred Stock"). Premier plans to issue 40,770 shares of its preferred stock to holders of BHC Preferred Stock in connection with the BHC Merger. The Premier Preferred Stock will pay a dividend of 8% of its par value each year from current earnings or undivided profits, which dividend shall be cumulative but subordinate to the rights of trade creditors. If at any time Premier is in default in the payment of the 8% dividends and until such time as the default is cured, the holders of Premier Preferred Stock will be entitled to one vote for each share of Premier Preferred Stock along with the holders of Premier Common Stock on all matters coming before the shareholders at all regular and called Premier shareholder meetings. Beginning on January 1, 2000, Premier has the right to redeem up to 20% of the originally issued Premier Preferred Stock each year at a redemption price of $60.00 per share plus all accrued and unpaid dividends. The holder of any Premier Preferred Stock that remains issued and outstanding after May 20, 2004 may require Premier to redeem such Premier Preferred Stock at a redemption price of $60.00 per share plus all accrued and unpaid dividends.

CERTAIN DIFFERENCES IN RIGHTS OF BHC AND PREMIER SHAREHOLDERS

  General. As a result of the BHC Merger, on the BHC Effective Date, BHC shareholders will exchange their shares of capital stock in BHC for shares of capital stock in Premier and will become shareholders of Premier. Thereafter, the rights of the former BHC shareholders will be determined by Premier's Articles of Incorporation and Bylaws. The following is a summary of the material differences in the rights of shareholders of Premier and BHC. Both Premier and BHC are Georgia corporations governed by the Georgia Code. Accordingly, there are no material differences between the rights of a Premier shareholder and the rights of a BHC shareholder solely under the Georgia Code. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Georgia Code and the Articles of Incorporation and Bylaws of each corporation.

  Authorized Capital Stock. Premier is currently authorized to issue 20,000,000 shares of common stock, $1.00 par value, of which 15,422,339 shares were outstanding as of May 15, 1998. No other class of common stock is currently authorized. As a part of Premier's annual meeting, its shareholders are being asked to increase the number of authorized shares of Premier Common Stock from 20,000,000 to 60,000,000 shares. The Board of Directors of Premier may issue additional shares of Premier Common Stock up to the maximum amount permitted by the Articles of Incorporation, without further action by the shareholders of Premier, unless such action is otherwise required by applicable law. Premier's Articles of Incorporation provide that no shareholders of Premier shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by Premier.

  Premier's Articles of Incorporation provide for the issuance of up to 2,000,000 shares of preferred stock by the Board of Directors without further shareholder action in one or more series, with such rights, preferences, privileges and restrictions, including dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, amounts payable upon liquidation and the number of shares constituting any series or the designation of such series, as may be determined by the Board of Directors. There are currently no shares of Premier preferred stock issued and outstanding. Premier anticipates issuing 40,770 shares of Premier's Preferred Stock to BHC preferred shareholders upon consummation of the BHC Merger.

  BHC is authorized to issue 10,000,000 shares of BHC Common Stock, $5.00 par value, of which 556,525 shares of BHC Common Stock were issued and outstanding as of the BHC Record Date. BHC is also authorized to issue 50,000 shares of non-voting preferred stock, $60.00 par value, of which 40,770 were issued and outstanding as of the BHC Record Date.

  Amendment of Articles of Incorporation and Bylaws. Any amendment to Premier's Articles of Incorporation must comply with the applicable provisions of the Georgia Code. The Georgia Code provides that an amendment to a corporation's articles of incorporation requires: (i) recommendation of the corporation's board of directors to the shareholders (unless the board of directors elects, because of a conflict of interest or other special circumstances, to make no recommendation) and (ii) approval of the proposed amendment by a majority of the votes entitled to be cast on the amendment, unless a greater vote is required by other provisions of the Georgia Code or the articles of incorporation. Certain "housekeeping" amendments to a corporation's articles of incorporation may be adopted by the board of directors without shareholder action. Such amendments include to extend the duration of the corporation, to change or eliminate the par value of each issued and unissued share of an outstanding class if the corporation has only shares of that class outstanding, and to change the corporate name.

  Premier's bylaws provide that they may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting.

  Any amendment to BHC's Articles of Incorporation must comply with the applicable provisions of the Georgia Code. The Georgia Code provides that an amendment to a corporation's articles of incorporation requires: (i) recommendation of the corporation's board of directors to the shareholders (unless the board of directors elects, because of a conflict of interest or other special circumstances, to make no recommendation) and (ii) approval of the proposed amendment by a majority of the votes entitled to be cast on the amendment, unless a greater vote is required by other provisions of the Georgia Code or the articles of incorporation. Certain "housekeeping" amendments to a corporation's articles of incorporation may be adopted by the board of directors without shareholder action. Such amendments include to extend the duration of the corporation, to change or eliminate the par value of each issued and unissued share of an outstanding class if the corporation has only shares of that class outstanding, and to change the corporate name.

  BHC's bylaws provide that the board of directors of BHC shall have the power to alter, amend or repeal the bylaws or adopt new bylaws, unless such power is reserved exclusively to the shareholders by the articles of incorporation or in bylaws previously adopted by the shareholders. Any bylaws adopted by the board of directors may be altered, amended or repealed by new bylaws adopted by the shareholders. The shareholders of BHC may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the board of directors.

  Removal of Directors. Premier's bylaws provide that any director may be removed at a meeting with respect to which notice of such purpose is given:
(i) without cause, only upon the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Premier Common Stock; and
(ii) for cause only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Premier Common Stock.

  Under BHC's bylaws, any or all directors may be removed at a meeting with respect to which notice of such purpose is given by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of the directors, with or without cause.

  Limitation on Director Liability. Premier's Articles of Incorporation provide that no director of Premier shall be personally liable to Premier or its shareholders for monetary damages for a breach of the duty of care or other duty as a director, provided that this elimination of liability shall not eliminate or limit the liability of a director (i) for an appropriation in violation of his duties, of any business opportunity of Premier; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in
Section 14-2-832 of the Georgia Code, or (iv) for any transaction from which the director derived an improper personal benefit. Section 14-2-832 of the Georgia Code provides that a director who votes for or assents to a distribution made in violation of Section 14-2-640 of the Georgia Code or the articles of incorporation is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating Section 14-2-640 of the Georgia Code or the articles of incorporation if it is established that he did not perform his duties in a manner he believed in good faith to be in the best interests of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. Section 14-2-640 of the Georgia Code provides that no distribution may be made if, after giving it effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

  BHC's articles of incorporation provide that no director of BHC shall be personally liable to BHC or its shareholders for monetary damages for a breach of the duty of care or other duty as a director, provided that this elimination of liability shall not eliminate or limit the liability of a director (i) for an appropriation in violation of his duties, of any business opportunity of BHC; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Code or (iv) for any transaction from which the director derived an improper personal benefit. Section 14-2-832 of the Georgia Code provides that a director who votes for or assents to a distribution made in violation of Section 14-2-640 of the Georgia Code or the articles of incorporation is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating Section 14-2-640 of the Georgia Code or the articles of incorporation if it is established that he did not perform his duties in a manner he believed in good faith to be in the best interests of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. Section 14-2-640 of the Georgia Code provides that no distribution may be made if, after giving it effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

  Indemnification. Premier's bylaws provide that Premier may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of Premier for reasonable expenses, judgments, fines, penalties and amounts paid in settlement incurred in connection with the proceeding if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of Premier and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent of Premier has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue or matter therein, because he or she is or was a director, officer, employee or agent of Premier, Premier shall indemnify the director, employee or agent against reasonable expenses incurred by him or her in connection therewith.

  BHC's bylaws provide that BHC may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of BHC and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. BHC may also indemnify or obligate itself to indemnify an individual who was, is, or threatened to be made a party to a proceeding because he or she is or was a director, officer, employee or agent in any subsidiary of BHC or serving in that capacity in another corporation at the request of BHC if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of BHC and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The foregoing indemnification may extend to reasonable expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with the proceeding. To the extent that a director, officer, employee or agent of BHC has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue or matter therein, BHC is required to indemnify such person. BHC may also pay expenses incurred in defending any action, suit or proceeding referred to above in advance of the final disposition of such matter if the party provides BHC with a written affirmation that he or she has met the standard of conduct set forth above and further agrees to repay such amounts unless it is proven that he or she is ultimately entitled to indemnification.

  Vote Required for Shareholder Approval. Premier's bylaws provide that, if a quorum is present, the affirmative vote of a majority of the shares of Premier Common Stock represented at the meeting and entitled to vote on the subject matter will represent the act of the shareholders, except as otherwise provided by law or Premier's Articles of Incorporation or bylaws.

  BHC's bylaws provide that when a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares of BHC Common Stock entitled to vote and present in person or by proxy, voting together as a single class, shall decide any questions brought before such meeting, except as otherwise required by statute, or the articles of incorporation or bylaws. A quorum is present if a majority of the shareholders are present in person or by proxy; provided that, if a quorum is not present, then those shareholders who are present may adjourn the meeting to such time and place as they determine.

  Mergers, Consolidations, and Sales of Assets. Neither Premier's Articles of Incorporation or Bylaws provide for specific approval requirements for mergers, consolidations, and sales of assets. As a result, the provisions of the Georgia Code will govern the approval of such transactions. The Georgia Code generally provides that approval of such transactions will require a recommendation by the board of directors to the shareholders and approval by the shareholders by a majority of all the votes entitled to be cast by all shares entitled to vote on the transaction.

  The Articles of Incorporation of BHC provide that no share exchange, merger, consolidation or sale, lease, transfer, exchange or other disposition (one transaction or in a series of related transactions) of all or substantially all of the assets of BHC or any of its affiliates to another corporation, person or entity shall occur unless it is approved at a shareholders meeting called for that purpose by the affirmative vote of the holders of two-thirds of all classes of stock entitled to vote in the election of directors.

  Actions by Shareholders Without a Meeting. Premier's bylaws provide that action required or permitted to be taken at a shareholders' meeting may be taken without a meeting by consent in writing setting forth the action to be taken and signed by those persons who would be entitled to vote at a meeting those shares having the voting power to cast not less than the minimum number (or numbers, in the case of voting by class) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

  BHC's bylaws provide that any action required by the Georgia Code to be taken in a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by each of the shareholders entitled to vote with respect to the subject matter thereof.

  Special Meeting of Shareholders. Premier's bylaws provide that special meetings of the shareholders may be called at any time by the Board of Directors or President of Premier or upon the written request of any one or more shareholders owning an aggregate of not less than 25% of the outstanding capital stock. Notice must be given in writing not less than 10 or more than 50 days before the date of the meeting and must state the purpose for which the meeting is called.

  BHC's bylaws provide that special meeting of the shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by BHC upon the written request of the holders of at least 25% of all the shares of capital stock of BHC entitled to vote in the election of directors; special meetings of the shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the President, Chairman of the Board, or the Board of Directors of BHC.

  Number of Directors. Premier's bylaws state that the board of directors shall consist of not less than four nor more than 19 directors. The number of directors may be fixed or changed from time to time within this range by the shareholders or the board of directors. The Premier Board of Directors is presently fixed at 19 members. There are currently three vacancies on the board of directors.

  BHC's bylaws state that the board of directors shall consist of not less than five nor more than 25 directors. The number of directors shall be determined from time to time by resolution of the board of directors or by resolution of the shareholders. The board of directors may increase or decrease the number of directors by not more than two in any one year, so long as such increase or decrease does not place the number of directors at less than five nor more than 25. The number of directors shall be determined from time to time by resolution of the board of directors. BHC's Board of Directors presently consists of 13 members.

  Dividends. Premier's Articles of Incorporation provide that subject to the provisions of Section 14-2-640 of the Georgia Code, the board of directors shall have the power to distribute a portion of the assets of Premier, in cash or in property, to holders of shares of Premier out of the capital surplus of Premier. As explained above, Section 14-2-640 of the Georgia Code establishes certain situations where a corporation may not make distributions to its shareholders.

  The Bylaws of BHC provide that dividends upon the outstanding shares of BHC may be declared by the board of directors of BHC at any regular or special meeting and paid in cash or property only out of the retained earnings of BHC, only when BHC meets the paid-in capital and appropriated net earnings requirements of the Financial Institutions Code of Georgia, and only in compliance with the regulations Georgia Department regarding payment of dividends.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

PREMIER MARKET PRICES

  The Premier Common Stock has been listed on the American Stock Exchange under the symbol "PMB" since January 10, 1997. Prior to that date and since January 25, 1995, the Premier Common Stock was on the NASDAQ Small Cap Market under the symbol "FABC." The following table sets forth, for the indicated periods, the high and low closing sales prices for Premier Common Stock as reported by the American Stock Exchange and on NASDAQ Small Cap Market for prior periods since January 25, 1995 and the high and low sales prices for the Premier Common Stock for each of the quarters in which trading occurred in 1995.

                                                                   SALES PRICE
                                                                  -------------
CALENDAR PERIOD                                                    HIGH   LOW
---------------                                                   ------ ------
1995
First Quarter.................................................... $ 5.09 $ 4.58
Second Quarter...................................................   5.53   4.66
Third Quarter....................................................   5.81   5.17
Fourth Quarter...................................................   6.19   5.81
1996
First Quarter.................................................... $ 6.55 $ 5.91
Second Quarter...................................................   7.20   6.19
Third Quarter....................................................   7.75   6.92
Fourth Quarter...................................................   7.84   6.92
1997
First Quarter.................................................... $ 9.47 $ 7.84
Second Quarter...................................................  11.67   9.25
Third Quarter....................................................  14.00  10.08
Fourth Quarter...................................................  17.92  13.08
1998
First Quarter....................................................  29.38  17.08
Second Quarter (through May 11, 1998)............................  26.75  23.13

BUTTON GWINNETT MARKET PRICES

  Button Gwinnett Common Stock is not listed for quotation on the American Stock Exchange or any other stock exchange. The price of the Button Gwinnett Common Stock in the last known transaction, which occurred on February 27, 1998, was $20.00 per share. The price of Button Gwinnett Common Stock in the last known transaction prior to February 5, 1998 (the date the Button Gwinnett Merger was publicly announced) was $21.00 per share and occurred on July 11, 1997. Based on transactions of which Button Gwinnett management is aware, sales of Button Gwinnett Common Stock from January 1, 1995 to January 1, 1996 were in a price range of $11.25 to $15.00 per share. Sales of Button Gwinnett Common Stock from January 1, 1996 to January 1, 1997 were in a price range of $14.50 to $20.00 per share. Sales of Button Gwinnett Common Stock from January 1, 1997 to January 1, 1998 were in a price range of $21.00 to $25.00 per share. From January 1, 1998 until February 4, 1998 all sales of Button Gwinnett Common Stock were for a price of $20.00 per share. No assurance can be given that the stated price range represents the actual market value of Button Gwinnett Common Stock.

BHC MARKET PRICES

  BHC Common Stock is not listed for quotation on the American Stock Exchange or on any other stock exchange. The price of the BHC Common Stock in the last known transaction, which occurred on September 22, 1997, was $17.00 per share. The price of BHC Common Stock in the last known transaction prior to December 3, 1997 (the date the BHC Merger was publicly announced) was $17.00 per share and occurred on September

22, 1997. Based on transactions of which BHC's management is aware, sales of BHC Common Stock from January 1, 1995 to January 1, 1996 were in a price range of $14.75 to $19.00 per share. Sales of BHC Common Stock from January 1, 1996 to January 1, 1997 were in a price range of $14.75 to $19.00 per share. From January 1, 1997 until December 31, 1997 all sales of BHC Common Stock were for a price of $17.00 per share. No assurance can be given that the stated price range represents the actual market value of BHC Common Stock.

RECENT PRICES

  On May 20, 1998, the last day on which Premier Common Stock was traded prior to the mailing of this Joint Proxy Statement/Prospectus, the last reported sales price of Premier Common Stock as reported on the American Stock Exchange was $25.75 per share. At the close of trading on December 2, 1997, the date of the last sale reported by the American Stock Exchange prior to December 3, 1997 (the date the BHC Merger was publicly announced), the last reported sales price of Premier Common Stock was $13.50 per share. The last known sales price of BHC Common Stock was $17.00 per share.

  At the close of trading on February 4, 1998, the date of the last sale reported by the American Stock Exchange prior to February 5, 1998 (the date the Button Gwinnett Merger was publicly announced), the last reported sales price of Premier Common Stock was $20.50 per share. The last known sales price of Button Gwinnett Common Stock was $20.00 per share.

DIVIDENDS

  The holders of Premier Common Stock are entitled to receive cash dividends when and if declared by the Board of Directors out of funds legally available therefor. Premier paid a $.04 per share cash dividend on January 27, 1997 to its shareholders. The decision to declare this dividend was based on Premier's performance in 1996. Premier paid a $.05 dividend in May, 1997, based on Premier's performance in the first quarter of 1997, paid a $.06 dividend in August, 1997 based on Premier's performance in the second quarter of 1997, paid a $.07 dividend in November, 1997, based on Premier's performance in the third quarter of 1997, and paid an $.08 dividend in February, 1998, based on Premier's performance in the fourth quarter of 1997. The future declaration and payment of dividends will depend upon the earnings of its subsidiaries, business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors.

  The payment of cash dividends to the holders of Button Gwinnett Common Stock is subject to authorization by the Board of Directors of Button Gwinnett. On February 18, 1998, Button Gwinnett paid a $1.00 per share cash dividend.

  The payment of cash dividends to the holders of BHC Common Stock is subject to authorization by the Board of Directors of BHC. During each of the fiscal years of 1996 and 1997, the Board of Directors of BHC declared a $0.25 per share dividend in November that was payable at the beginning of January of the following year. The primary source of funds available to BHC is the receipt of dividends from Henry County Bank and Spalding County Bank.

  BHC pays dividends on its Preferred Stock on December 31st of each year.

  Premier, Button Gwinnett and BHC are legal entities separate and distinct from their respective subsidiaries and their revenues depend in significant part on the payment of dividends from their subsidiaries, which subsidiaries are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "Certain Regulatory Considerations--Payment of Dividends."

SHAREHOLDERS OF RECORD

  As of the Record Date, there were approximately 1,300 holders of record of Premier Common Stock, 452 holders of record of Button Gwinnett Common Stock, and 435 holders of record of BHC Common Stock.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

GENERAL

  The following unaudited pro forma condensed combined financial statements are presented assuming the Lanier Merger, Button Gwinnett Merger and the BHC Merger will be accounted for as poolings of interests and reflect the combination of the historical consolidated financial statements of Premier, Lanier, Button Gwinnett and BHC. The pro forma condensed combined balance sheet has been prepared as if the mergers had been consummated at the beginning of the period covered. The pro forma condensed combined statements of income have been prepared as if the mergers had been consummated on January 1, 1995. The following financial statements do not reflect any anticipated cost savings which may be realized by Premier after consummation of the Lanier, Button Gwinnett and BHC Mergers. The pro forma information does not purport to represent what Premier's, Lanier's and Button Gwinnett's and BHC's combined results of operations actually would have been if each such merger had occurred on January 1, 1997.

  The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Premier incorporated by reference and the historical financial statements of Button Gwinnett and BHC appearing elsewhere in this Joint Proxy Statement/Prospectus.

              PRO FORMA CONDENSED COMBINED STATEMENT OF CONDITION

                               DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                              PRO FORMA      PRO FORMA               BUTTON    PRO FORMA    PRO FORMA
                          PREMIER   LANIER   ADJUSTMENTS   PREMIER/LANIER   BHC     GWINNETT  ADJUSTMENTS    COMBINED
                          --------  -------  -----------   -------------- --------  --------  -----------   ----------
ASSETS
Cash and due from
 banks..................  $ 28,028  $ 3,943                   $ 31,971    $  4,269  $ 13,809                $   50,049
Interest-bearing
 deposits in banks......     6,477      --                       6,477         --        500                     6,977
Federal funds sold......    17,847   24,505                     42,352       5,350     6,765                    54,467
Securities held-to-
 maturity...............       --       462                        462         --     45,541                    46,003
Securities available-
 for-sale...............   115,801    7,845                    123,646      23,214       --                    146,860
Loans held for sale.....    59,363      --                      59,363       3,375       --                     62,738
Loans...................   539,028   31,983                    571,011      90,658   144,850                   806,519
Less allowance for
 credit losses..........    (8,847)    (508)                    (9,355)     (1,424)   (2,577)                  (13,356)
                          --------  -------    ------         --------    --------  --------    ------      ----------
   Loans, net...........   530,181   31,475       --           561,656      89,234   142,273       --          793,163
Premises and equipment..    20,649    1,921                     22,570       3,613     3,873                    30,056
Goodwill and other
 intangibles............     2,817      --                       2,817       2,185       --                      5,002
Other assets............    13,034    1,173                     14,207       2,382     2,430                    19,019
                          --------  -------    ------         --------    --------  --------    ------      ----------
   Total assets.........  $794,197  $71,324    $  --          $865,521    $133,622  $215,191    $  --        1,214,334
                          ========  =======    ======         ========    ========  ========    ======      ==========
LIABILITIES, REDEEMABLE
 PREFERRED STOCK AND
 COMMON STOCKHOLDERS'
 EQUITY
Deposits
 Non-interest bearing...  $ 89,355  $12,097                   $101,452    $ 15,113  $ 54,299                $  170,864
 Interest bearing.......   563,622   44,915                    608,537     101,857   134,921                   845,315
                          --------  -------    ------         --------    --------  --------    ------      ----------
   Total deposits.......   652,977   57,012                    709,989     116,970   189,220       --        1,016,179
Federal funds sold and
 securities sold under
 repurchase agreements..    21,423    4,500                     25,923       1,245       --                     27,168
Other borrowings........    43,760      --                      43,760          62       --                     43,882
Other liabilities.......     7,112      291                      7,403       1,898     1,495                    10,796
                          --------  -------    ------         --------    --------  --------    ------      ----------
   Total liabilities....   725,272   61,803       --           787,075     120,175   190,715       --        1,097,965
Redeemable preferred
 stock..................       --       --                         --        2,446       --                      2,446
                          --------  -------    ------         --------    --------  --------    ------      ----------
Common stock............    15,217    4,022    (1,633)(b)       17,606       2,783        15     4,938 (c)      25,342
Capital surplus.........    28,841    3,858     1,633 (b)       34,332       4,493    13,335    (4,938)(c)
                                                                                                (1,185)(d)      46,037
Retained earnings.......    24,127    1,631                     25,758       3,807    12,311                    41,876
Unrealized gains on
 securities available-
 for-sale, net of tax...       740       10                        750         (82)      --                        668
Treasury stock..........       --       --        --               --          --     (1,185)    1,185 (d)         --
                          --------  -------    ------         --------    --------  --------    ------      ----------
Total common
 stockholders' equity...    68,925    9,521       --            78,446      11,001    24,476       --          113,923
                          --------  -------    ------         --------    --------  --------    ------      ----------
Total liabilities,
 redeemable preferred
 stock and common
 stockholders' equity...  $794,197  $71,324    $  --          $865,521    $133,622  $215,191    $  --       $1,214,334
                          ========  =======    ======         ========    ========  ========    ======      ==========

        See Notes to Pro Forma Condensed Combined Financial Statements.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (A)

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                           PRO FORMA    PRO FORMA             BUTTON   PRO FORMA  PRO FORMA
                          PREMIER LANIER  ADJUSTMENTS PREMIER/LANIER   BHC   GWINNETT ADJUSTMENTS COMBINED
                          ------- ------  ----------- -------------- ------- -------- ----------- ---------
Interest income.........  $63,031 $4,889                 $67,920     $11,270 $16,667               $95,857
Interest expense........   30,038  1,935                  31,973       5,124   5,686                42,783
                          ------- ------     -----       -------     ------- -------     ----      -------
 Net interest income....   32,993  2,954       --         35,947       6,146  10,981      --        53,074
Provision for credit
 losses.................      644   (120)                    524         915     260                 1,699
                          ------- ------     -----       -------     ------- -------     ----      -------
Net interest income
 after provision for
 credit losses..........   32,349  3,074       --         35,423       5,231  10,721      --        51,375
Other income............   21,193    517                  21,710       1,185   1,101                23,996
Other expenses..........   36,930  2,363                  39,293       4,407   4,226                47,926
                          ------- ------     -----       -------     ------- -------     ----      -------
Income before income
 taxes..................   16,612  1,228       --         17,840       2,009   7,596      --        27,445
Income tax expense......    5,418    428                   5,846         790   2,732                 9,368
                          ------- ------     -----       -------     ------- -------     ----      -------
Net income..............  $11,194 $  800     $ --        $11,994     $ 1,219 $ 4,864      --       $18,077
                          ======= ======     =====       =======     ======= =======     ====      =======
Net income attributable
 to common stockholders.  $11,194 $  800     $ --        $11,994     $ 1,023 $ 4,864     $--       $17,881
                          ======= ======     =====       =======     ======= =======     ====      =======
Net income per share of
 common stock...........  $  0.75 $ 0.98       --        $  0.69     $  1.84 $  3.54      --       $  0.72
                          ======= ======     =====       =======     ======= =======     ====      =======
Net income per share of
 common stock--diluted..  $  0.73 $ 0.98     $ --        $  0.67     $  1.84 $  3.32     $--       $  0.70
                          ======= ======     =====       =======     ======= =======     ====      =======

        See Notes to Pro Forma Condensed Combined Financial Statements.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (A)

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                            PRO FORMA    PRO FORMA            BUTTON   PRO FORMA  PRO FORMA
                          PREMIER  LANIER  ADJUSTMENTS PREMIER/LANIER  BHC   GWINNETT ADJUSTMENTS COMBINED
                          -------  ------  ----------- -------------- ------ -------- ----------- ---------
Interest income.........  $51,271  $4,494                 $55,765     $9,979 $14,706               $80,450
Interest expense........   25,343   1,755                  27,098      4,490   5,224                36,812
                          -------  ------     -----       -------     ------ -------     ----      -------
 Net interest income....   25,928   2,739       --         28,667      5,489   9,482      --        43,638
Provision for credit
 losses.................     (115)    (50)                   (165)       144     445                   424
                          -------  ------     -----       -------     ------ -------     ----      -------
Net interest income
 after provision for
 credit losses..........   26,043   2,789       --         28,832      5,345   9,037      --        43,214
Other income............   13,956     512                  14,468      1,297   1,036                16,801
Other expenses..........   30,800   2,180                  32,980      4,221   4,115                41,316
                          -------  ------     -----       -------     ------ -------     ----      -------
Income before income
 taxes..................    9,199   1,121       --         10,320      2,421   5,958      --        18,699
Income tax expense......    2,194     332                   2,526        979   2,113                 5,618
                          -------  ------     -----       -------     ------ -------     ----      -------
Net income..............  $ 7,005  $  789     $           $ 7,794     $1,442 $ 3,845     $--       $13,081
                          =======  ======     =====       =======     ====== =======     ====      =======
Net income attributable
 to common stockholders.  $ 7,005  $  789     $ --        $ 7,794     $1,246 $ 3,845     $--       $12,885
                          =======  ======     =====       =======     ====== =======     ====      =======
Net income per share of
 common stock...........  $  0.47  $ 0.97     $ --        $  0.45     $ 2.24 $  2.79     $--       $   .52
                          =======  ======     =====       =======     ====== =======     ====      =======
Net income per share of
 common stock--diluted..  $  0.46  $ 0.97     $ --        $  0.44     $ 2.24 $  2.62     $--       $   .50
                          =======  ======     =====       =======     ====== =======     ====      =======

        See Notes to Pro Forma Condensed Combined Financial Statements.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (A)

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                           PRO FORMA    PRO FORMA             BUTTON   PRO FORMA  PRO FORMA
                          PREMIER  LANIER ADJUSTMENTS PREMIER/LANIER   BHC   GWINNETT ADJUSTMENTS COMBINED
                          -------  ------ ----------- -------------- ------- -------- ----------- ---------
Interest income.........  $41,006  $4,438                $45,444     $ 9,563 $13,536               $68,543
Interest expense........   19,874   1,656                 21,530       4,486   4,807                30,823
                          -------  ------    -----       -------     ------- -------     ----     --------
 Net interest income....   21,132   2,782      --         23,914       5,077   8,729      --        37,720
Provision for credit
 losses.................     (582)    --                    (582)         89     600                   107
                          -------  ------    -----       -------     ------- -------     ----     --------
Net interest income
 after provision for
 credit losses..........   21,714   2,782      --         24,496       4,988   8,129      --        37,613
Other income............    9,650     429                 10,079       1,339   1,279                12,697
Other expenses..........   23,623   2,151                 25,774       4,317   4,313                34,404
                          -------  ------    -----       -------     ------- -------     ----     --------
Income before income
 taxes..................    7,741   1,060      --          8,801       2,010   5,095      --        15,906
Income tax expense......    2,188     358                  2,546         735   1,798                 5,079
                          -------  ------    -----       -------     ------- -------     ----     --------
Net income..............  $ 5,553  $  702    $ --        $ 6,255     $ 1,275 $ 3,297      --      $ 10,827
                          =======  ======    =====       =======     ======= =======     ====     ========
Net income attributable
 to common stockholders.  $ 5,553   $ 702    $ --        $ 6,255     $ 1,079 $ 3,297     $--      $ 10,631
                          =======  ======    =====       =======     ======= =======     ====     ========
Net income per share of
 common stock...........  $  0.38  $ 0.87    $ --        $  0.36     $  1.94 $  2.38     $--      $   0.43
                          =======  ======    =====       =======     ======= =======     ====     ========
Net income per share of
 common stock--diluted..  $  0.37  $0 .87    $ --        $  0.36     $  1.94 $  2.30     $--      $   0.42
                          =======  ======    =====       =======     ======= =======     ====     ========

        See Notes to Pro Forma Condensed Combined Financial Statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) The unaudited pro forma condensed combined statement of condition as of December 31, 1997 and condensed combined statements of income for the years ended December 31, 1997, 1996 and 1995 have been prepared based upon the historical consolidated statements of condition and statements of income, which give effect to the Button Gwinnett and BHC Mergers accounted for as poolings-of-interests, based on each exchange ratio. The pro forma financial statements include all adjustments necessary to reflect the acquisitions on a pooling-of-interests basis. The pro forma condensed combined financial statements should be read in conjunction with the accompanying historical consolidated financial statements of Premier incorporated herein by reference and the historical consolidated financial statements of Button Gwinnett and BHC and the related notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

(b) Provided below is the pro forma adjustment necessary to reflect the business combination of Premier and Lanier accounted for as a pooling-of-interests. Each outstanding share of Lanier Common Stock will be exchanged for 1.98 shares of Premier Common Stock.

      Issuance of Premier shares (2,389,008 at $1.00 par value)..  $ 2,389,000
      Exchange of Lanier shares (804,380 at $5.00 par value).....   4,022,000
                                                                   -----------
      Net effect on common stock.................................  $(1,633,000)
                                                                   ===========

(c) Provided below is the pro forma adjustment necessary to reflect the business combinations of Premier, Button Gwinnett and BHC accounted for as poolings-of-interests. Each outstanding share of Button Gwinnett Common Stock will be exchanged for 3.885 shares of Premier Common Stock and each outstanding share of BHC Common Stock will be exchanged for 3.90 shares of Premier Common Stock.

      Issuance of Premier shares (7,735,621 at $1.00 par value)... $ 7,736,000
      Exchange of Button Gwinnett shares (1,432,477 at $0.01 par
       value).....................................................     (15,000)
      Exchange of BHC shares (556,525 at $5.00 par value).........  (2,783,000)
                                                                   -----------
      Net effect on common stock..................................   4,938,000
                                                                   ===========

  The issuance of shares shown above is based on the current number of shares outstanding.

(d) Reflects the retirement of all Button Gwinnett treasury stock.

(e) The pro forma condensed combined statements of income do not include the estimated direct costs associated with the acquisitions. The estimated merger expenses of Premier for the Button Gwinnett and BHC Mergers are $550,000. As of December 31, 1997, approximately $520,000 of the estimated expenses remained to be paid.

(f) Net income per share of common stock and per share of common stock-diluted is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during each period on an equivalent share basis, restated for the Premier stock splits and to reflect the merger of Premier and The Central and Southern Holding Company in June 1997 and Premier and Citizens in December 1997. Common stock equivalents include stock options.

                              BUSINESS OF PREMIER

GENERAL

  Premier is a bank holding company organized and existing under the laws of the State of Georgia and headquartered in Atlanta, Georgia. Premier has three subsidiaries: Premier Bank ("Premier Bank"), Premier Lending Corporation ("Premier Lending")and The Central and Southern Bank of Georgia ("Central and Southern Bank") that offer a broad range of banking and bank-related services. Premier was incorporated in 1988 under the laws of the State of Georgia. As of December 31, 1997, Premier had total consolidated assets of approximately $794 million, total consolidated deposits of approximately $653 million and total consolidated shareholders' equity of approximately $69 million.

  On June 23, 1997, Premier merged with the Central and Southern Holding Company ("Central and Southern") and issued 3,663,834 shares of its common stock in exchange for all the issued and outstanding shares of Central and Southern. On December 12, 1997, Premier merged with Citizens Gwinnett Bankshares, Inc. ("Citizens") and issued 2,066,834 shares of its common stock in exchange for all the issued and outstanding shares of Citizens.

  Premier's principal executive offices are located at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, and its telephone number at such address is (404) 814-3090.

RECENT DEVELOPMENTS

  Reorganization. Premier recently reorganized certain of its banking subsidiaries, the result of which was the former main office of Central and Southern Bank of North Georgia located in Greensboro, Georgia becoming a branch of Central and Southern Bank. Central and Southern Bank and Central and Southern Bank of North Georgia entered into a Purchase and Assumption Agreement dated August 11, 1997, whereby Central and Southern Bank purchased and assumed all of the assets and liabilities, respectively, of the Greensboro branch of Central and Southern Bank of North Georgia. Immediately following consummation of the purchase and assumption transaction, Central and Southern Bank of North Georgia was merged with and into Premier Bank pursuant to an Agreement and Plan of Merger by and between Premier, Premier Bank and Central and Southern Bank of North Georgia dated August 11, 1997. Premier Bank is the resulting institution of this merger. In addition to this reorganization, Premier merged Citizens Bank with and into Premier Bank pursuant to an Agreement and Plan of Merger by and between Premier, Premier Bank and Citizens Bank dated September 22, 1997.

  Lanier Merger. On December 16, 1997, Premier entered into an Agreement and Plan of Reorganization with Lanier. In connection with this agreement, each issued and outstanding share of Lanier common stock will be exchanged for the right to receive 1.980 shares of Premier Common Stock and Lanier Bank & Trust Company will be merged with and into Premier Bank. On February 4, 1998, Premier filed a Form S-4 Registration Statement registering the 1,702,748 shares of Premier Common Stock to be issued to Lanier shareholders in connection with the Lanier Merger. The Lanier Merger has been approved by the Lanier shareholders but closing is subject to other customary conditions and approval by applicable regulatory authorities. The Lanier Merger is expected to close in May of 1998.

                 SELECTED HISTORICAL FINANCIAL DATA OF PREMIER

  The following table presents consolidated selected financial data for Premier for each of the five years in the period ended December 31, 1997. The consolidated selected financial data for Premier has been restated for all periods presented to reflect the business combinations of First Alliance Bancorp, Inc. and Premier Bancshares, Inc. on August 31, 1996, of Central and Southern and Premier on June 23, 1997 and of Citizens Gwinnett Bankshares, Inc. and Premier on December 12, 1997, all of which were accounted for as poolings of interests. In addition, the consolidated selected financial data includes the results of operations of Traditional Mortgage Corporation, Allatoona Federal Savings Bank and Interim Alliance Corporation, which were accounted for as purchase business combinations, from the respective dates of acquisition. Net income per share has been restated for all periods presented to reflect stock splits payable to shareholders of record on January 23, 1998 and March 6, 1997 as well as to conform to the requirements of Financial Accounting Standards Board ("FASB") Statement No. 128, "Earnings Per Share". This financial data is derived in part from, and should be read in conjunction with the Consolidated Financial Statements and the related notes thereto contained in the Company's Annual Report on Form 10-K.

                                        YEARS ENDED DECEMBER 31,
                            ---------------------------------------------------
                              1997      1996       1995       1994      1993
                            --------- ---------  ---------  --------- ---------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income............ $  63,031 $  51,271  $  41,006  $  33,517 $  36,685
Interest expense...........    30,038    25,343     19,873     15,087    17,371
Net interest income........    32,993    25,928     21,133     18,340    19,314
Provision for credit
 losses....................       644      (115)      (582)       365     3,902
Other income...............    21,193    13,956      9,649      5,171     4,742
Other expense..............    36,930    30,800     23,623     18,763    19,267
Net income.................    11,194     7,005      5,553      2,913       599
PER SHARE DATA:
Net income................. $    0.75 $    0.47  $    0.38  $    0.21 $    0.05
Net income assuming
 dilution..................      0.73      0.46       0.37       0.21      0.05
Cash dividends declared....      0.17      0.23       0.06       0.04      0.01
Book value.................      4.53      3.79       3.66       3.04      3.47
Average total equity....... $  61,691 $  55,853  $  51,912  $  45,204 $  42,605
Average total assets.......   731,500   607,344    498,998    450,466   470,727
Total assets...............   794,197   677,273    553,584    430,375   461,211
Securities available for
 sale...................... $  15,801 $ 151,055  $ 146,608  $ 123,776 $ 140,673
Loans held for sale........    59,363    24,408     25,912     26,047     4,446
Loans, net.................   530,181   393,030    304,087    232,351   246,549
Total deposits.............   652,977   577,212    456,012    360,604   408,671
Total borrowings...........    65,183    35,472     35,466     21,599     4,990
Total stockholders'
 equity....................    68,925    57,484     55,158     44,921    44,805

                          BUSINESS OF BUTTON GWINNETT

GENERAL

  Button Gwinnett is the surviving corporation resulting from the merger (the "1993 Merger") of Button Gwinnett Bancorp, Inc., a Georgia corporation, and The Gwinnett Financial Corporation, a Georgia corporation, on January 25, 1993. Following the 1993 Merger, Button Gwinnett held all of the common stock of two subsidiary banks, The Bank of Gwinnett County, a banking corporation chartered by the State of Georgia, and Button Gwinnett National Bank ("BGNB"), a national banking association. On September 25, 1993, The Bank of Gwinnett County acquired the assets and liabilities of one of the two offices of BGNB which was located at 2230 Scenic Highway, Snellville, Georgia, and Button Gwinnett sold BGNB (then consisting of the assets and liabilities associated with the other office of BGNB which was located at 4640 Jimmy Carter Boulevard, Norcross, Georgia) to Mountain National Bank.

  At December 31, 1997, Button Gwinnett had total consolidated assets of approximately $215 million, total consolidated deposits of approximately $189 million and total consolidated shareholders' equity of approximately $24 million. Button Gwinnett's principal executive offices are located at 2230 Scenic Highway, Snellville, Georgia 30278, and its telephone number at that address is (770) 978-3242. The Bank of Gwinnett County's principal executive offices are located at 150 South Perry Street, Lawrenceville, Georgia 30246, and its telephone number at that address is (770) 963-6665.

  The Bank of Gwinnett County is a full-service commercial bank, offering personal and business checking accounts, interest-bearing checking accounts, and various types of certificates of deposit. The Bank of Gwinnett County also provides financing for commercial transactions, makes secured and unsecured loans and provides other financial services to its customers.

MARKET AREA AND COMPETITION

  Gwinnett County, The Bank of Gwinnett County's primary service area, is located 25 miles northeast of downtown Atlanta, Georgia. Gwinnett County was chartered by the Georgia legislature in 1818 and was named for Button Gwinnett, a signer of the Declaration of Independence. Gwinnett County has 13 municipalities, including Lawrenceville, Snellville, Buford, Lilburn, Duluth and Norcross. The County Seat is Lawrenceville.

  The banking industry in Georgia is highly competitive. In recent years, intense market demands, economic pressures, changing interest rates and increased customer awareness of product and service differences among financial institutions have forced banks to diversify their services and become more cost effective. The Bank of Gwinnett County faces strong competition in attracting deposits and making loans. Its most direct competition for deposits comes from savings institutions, commercial banks, credit unions and issuers of securities such as shares in money market funds. Interest rates, convenience of office locations and marketing are all significant factors in The Bank of Gwinnett County's competition for deposits.

  Competition for loans comes from savings institutions, commercial banks, insurance companies, consumer finance companies, credit unions and other institutional lenders. The Bank of Gwinnett County competes for loan originations through the interest rates and loan fees it charges and the efficiency and quality of services it provides. Competition is affected by the general availability of lendable funds, general and local economic conditions, current interest rate levels and other factors that are not readily predictable.

DEPOSITS

  The Bank of Gwinnett County offers a wide range of commercial and consumer deposit accounts, including noninterest bearing checking accounts, money market checking accounts (consumer and commercial), negotiable order of withdrawal ("NOW") accounts, individual retirement accounts, time certificates of deposit, and regular savings accounts. The sources of deposits typically are residents and businesses and their employees within The Bank of Gwinnett County's market area, and are obtained through personal solicitation by The Bank of Gwinnett

County's officers and directors, direct mail solicitation, and advertisements published in the local media. The Bank of Gwinnett County pays competitive interest rates on time and savings deposits and has implemented a service charge fee schedule competitive with other financial institutions in its market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges, and the like.

LENDING ACTIVITIES

  The Bank of Gwinnett County makes primarily real estate-construction loans, commercial loans, and to a lesser extent consumer loans. As of December 31, 1997 such loans constituted 24.0%, 64.9% and 11.1%, respectively, of total loans.

REAL ESTATE LOANS

  The Bank of Gwinnett County makes single-family residential construction loans for one-to four-unit structures. The Bank of Gwinnett County requires a first lien position on the land associated with the construction projects and offers these loans only to qualified residential building contractors. Loan disbursements require on-site inspections to assure the project is on budget and that the loan proceeds are being used in accordance with the plans, specifications and survey for the construction project and not being diverted to another project. The loan-to-value ratio for such loans is predominately 75% of the appraised value based on plans and specifications, and is a maximum of 80% if the loan is amortized. Loans for construction can present a high degree of risk to the lender, depending on, among other things, whether the builder can sell the home to a buyer, whether the buyer can obtain permanent financing, whether the transaction produces income in the interim, and the nature of changing economic conditions.

  The Bank of Gwinnett County also makes acquisition and development loans to bank-approved developers for the purpose of developing acreage into single-family lots on which houses will be built. Loan disbursements require on-site inspections to assure the project is on budget and that the loan proceeds are being used for the development project and not being diverted to another project. The loan-to-value ratio for such loans does not exceed 75% of the discounted value, as defined in the appraisal report. Loans for acquisition and development can present a high degree of risk to the lender, depending upon, among other things, whether the developer can find builders to buy the lots, whether the builder can obtain financing, whether the transaction produces income in the interim and the nature of changing economic conditions.

COMMERCIAL LOANS

  Commercial lending is directed principally towards businesses whose demand for funds falls within The Bank of Gwinnett County's legal lending limits and are existing or potential deposit customers of The Bank of Gwinnett County. This category includes loans made to individual, partnership or corporate borrowers obtained for a variety of purposes. Risks associated with these loans can be significant. Risks include, but are not limited to, fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates.

  Additionally, The Bank of Gwinnett County offers first mortgage loans on commercial real estate for owner occupied or investment real estate. Almost all conventional first mortgage loans originated by The Bank of Gwinnett County have a loan-to-value that does not exceed 80% with a maximum term of 20 years and call provisions every three to five years. Such loans carry fixed or adjustable interest rates. Risks involved with commercial mortgage lending include, but are not limited to, title defects, fraud, general real estate market deterioration, inaccurate appraisals, violation of banking protection laws, interest rate fluctuations and financial deterioration of the borrower.

  The Bank of Gwinnett County also makes commercial loans to small businesses with respect to which the U.S. Small Business Administration ("SBA") guarantees repayment on varying percentages of the loan amount, subject to certain other limitations. The Bank of Gwinnett County may sell the guaranteed portion of these loans to institutional investors in the secondary markets. The Bank of Gwinnett County also participates in other SBA loan programs. Risks associated with these loans include, but are not limited to, credit risk, e.g., fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates, and operational risk, e.g., failure of The Bank of Gwinnett County to adhere to SBA funding and servicing requirements in order to secure and maintain the SBA guarantees and servicing rights.

CONSUMER LOANS

  The Bank of Gwinnett County makes consumer loans, consisting primarily of installment loans to individuals for personal, family and household purposes, including loans for automobiles and investments, first mortgage residential loans and home equity lines of credit. Risks associated with these loans include, but are not limited to, fraud, bankruptcy, deteriorated or non-existing collateral, general economic downturn, interest rate fluctuations and customer financial problems.

INVESTMENT ACTIVITIES

  After establishing necessary cash reserves and funding loans, The Bank of Gwinnett County invests its remaining liquid assets in investments allowed under banking laws and regulations. The Bank of Gwinnett County invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States, and other taxable securities and in certain obligations of states and municipalities. The Bank of Gwinnett County also engages in Federal Funds transactions with its principal correspondent banks and primarily acts as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from The Bank of Gwinnett County to another bank. Risks associated with these investments include, but are not limited to, mismanagement in terms of interest rate, maturity and concentration.

ASSET/LIABILITY MANAGEMENT

  It is the objective of The Bank of Gwinnett County to manage its assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of The Bank of Gwinnett County are charged with the responsibility for developing and monitoring policies and procedures that are designed to insure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of The Bank of Gwinnett County seeks to invest the largest portion of The Bank of Gwinnett County's assets in small- to medium-sized business loans and real estate related loans. The Bank of Gwinnett County's asset/liability mix is monitored on a timely basis with a report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to its Asset/Liability Committee on a monthly basis. The objective of this policy is to manage interest-sensitive assets and liabilities so as to minimize the impact of substantial movements and interest rates on the Bank's earnings. See "Button Gwinnett Selected Statistical Information--Asset/Liability Management."

EMPLOYEES

  As of March 1, 1998, The Bank of Gwinnett County had 51 full-time employees and 7 part-time employees. The Bank of Gwinnett County is not a party to any collective bargaining agreement, and, in the opinion of management, enjoys excellent relations with its employees. Button Gwinnett does not have any employees who are not also employees of The Bank Gwinnett County.

PROPERTIES

  Button Gwinnett's principal executive offices are located at 2230 Scenic Highway, Snellville, Georgia 30278, and its telephone number at that address is (770) 978-3242. The Bank of Gwinnett County's principal executive offices are located at 150 South Perry Street, Lawrenceville, Georgia, and its telephone number at that address is (770) 963-6665. The Bank of Gwinnett County has three other offices located in Gwinnett County.

LEGAL PROCEEDINGS

  There are no material pending legal proceedings to which Button Gwinnett is a party or of which any of its properties are subject; nor are there material proceedings known to Button Gwinnett to be contemplated by any governmental authority; nor are there material proceedings known to Button Gwinnett, pending or contemplated, in which any director, officer or affiliate or any principal security holder of Button Gwinnett, or any associate of any of the foregoing, is a party or has an interest adverse to Button Gwinnett.

             SELECTED HISTORICAL FINANCIAL DATA OF BUTTON GWINNETT

  The following selected financial data is derived from the financial statements of Button Gwinnett. The financial data for the years ended December 31, 1997, 1996, 1995, 1994, 1993 is derived from the consolidated financial statements of Button Gwinnett. The following data should be read in conjunction with Button Gwinnett's consolidated financial statements and the related notes contained elsewhere in this Joint Proxy Statement/Prospectus.

                                          YEARS ENDED DECEMBER 31,
                              -------------------------------------------------
                                1997      1996      1995      1994      1993
                              --------- --------- --------- --------- ---------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET:
Total assets................. $ 215,191 $ 186,568 $ 159,200 $ 126,802 $ 113,802
Loans, net...................   142,273   117,569   100,699    85,764    73,290
Securities...................    45,541    32,004    25,912    23,662    14,973
Federal funds sold...........     6,765    21,515    19,625     2,945    12,850
Deposits.....................   189,220   165,237   140,804   111,051    99,882
Shareholders' equity.........    24,476    20,013    16,915    14,925    13,196
OPERATING DATA:
Interest income.............. $  16,667 $  14,706 $  13,536 $   9,719 $   8,939
Interest expense.............     5,686     5,225     4,807     2,981     3,068
Net interest income..........    10,981     9,481     8,729     6,738     5,871
Provision for losses on
 loans.......................       260       445       600       255       290
Net interest income after
 provision for losses on
 loans.......................    10,721     9,036     8,129     6,483     5,581
Other income.................     1,101     1,037     1,279       894     1,426
Other expenses...............     4,225     4,115     4,313     3,851     4,331
Income tax expense...........     2,733     2,113     1,798     1,229       748
Net income...................     4,864     3,845     3,297     2,297     1,928
Net income per share.........      3.32      2.62      2.30      1.58      1.31
Cash dividends declared per
 share.......................      0.60      0.50      0.35      0.30      0.30

            BUTTON GWINNETT MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity management involves the matching of the cash flow requirements of customers who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs and the ability of Button Gwinnett to meet those needs. Button Gwinnett seeks to meet liquidity requirements primarily through management of short-term investments (principally Federal Funds sold) and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. Also, Button Gwinnett maintains relationships with correspondent banks which could provide funds to it on a short notice, if needed.

  The liquidity and capital resources of Button Gwinnett are monitored on a periodic basis by Federal and State regulatory authorities. As determined under guidelines established by those regulatory authorities, Button Gwinnett's liquidity ratios at December 31, 1997 were considered satisfactory. At that date, Button Gwinnett's short-term investments were adequate to cover any reasonably anticipated immediate need for funds, and Button Gwinnett was not aware of any events or trends likely to result in a material change in its liquidity.

  At December 31, 1997, Button Gwinnett's capital-to-asset ratio was considered adequate based on guidelines established by the regulatory authorities. During 1997, Button Gwinnett increased its capital by $4,462,567, which is net income for the year, less treasury stock, dividends paid and adjustments to capital due to the exercise of stock options. At December 31, 1997, total capital of Button Gwinnett amounted to $24,475,511.

  Management is not aware of any current recommendations by the regulatory authorities which, if they were to be implemented, would have a material effect on Button Gwinnett's liquidity, capital resources or operations.

  The impact of inflation on banks differs from its impact on non-financial institutions. Banks, as financial intermediaries, have assets which are primarily monetary in nature and which tend to fluctuate in concert with inflation. A bank can reduce the impact of inflation if it can manage its rate sensitivity gap. This gap represents the difference between rate sensitive assets and rate sensitive liabilities. Button Gwinnett attempts to structure its assets and liabilities and to manage the rate sensitivity gap, thereby seeking to minimize the potential effects of inflation.

RESULTS OF OPERATIONS

  Button Gwinnett's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of Button Gwinnett, the ability to generate net interest income depends upon Button Gwinnett's ability to generate an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, divided by average earning assets.

  Net interest income was $10,980,881 in 1997 as compared to $9,481,517 in 1996, representing an increase of 15.81%. This increase is attributable to a higher volume of average earning assets offset by a lower net interest margin.

  Average earning assets increased by $22,123,000 or 13.99% to $180,227,000 in 1997 from $158,104,000 in 1996. This increase is attributable to an increase in average loans of $19,731,000, an increase in average investments of $5,981,000 and an increase in average certificates of deposits in other banks of $372,000. Average deposits increased $20,387,000 or 13.58% to $170,538,000 in 1997 from $150,151,000 in 1996. Approximately 26% of the average deposits were noninterest-bearing deposits in 1997.

  The net interest margin increased to 6.09% in 1997 as compared to 6.00% in 1996. This increase is attributable to the decrease in the yield on average earning assets being less than the decrease in the rate paid on average interest-bearing liabilities. The yield on average earning assets decreased by 0.5% from 9.30% in 1996 to 9.25% in 1997, while the rate of interest paid on average interest bearing liabilities decreased by 2.15%, from 4.64% in 1996 to 4.54% in 1997.

  The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review Button Gwinnett's allowance for loan losses, and may require Button Gwinnett to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

  The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate. The provision for loan losses charged to earnings totaled $260,000 in 1997 and $445,000 in 1996. The decreased provision in 1997 resulted from management's evaluation of the loan portfolios and minimal losses during the year. Net loan charge-offs decreased by $53,768 in 1997 as compared to 1996. Net loan charge-offs as a percentage of the provision for loan losses amounted to 5% in 1997 and 15% in 1996. The allowance for loan losses as a percentage of total loans outstanding at December 31, 1997 and 1996 amounted to 1.78% and 1.94%, respectively. Management considers the year end allowance adequate to cover potential losses in the loan portfolio.

  The following is a comparison of noninterest income for 1997 and 1996.

                                                             1997       1996
                                                          ---------- ----------
   Service charges on deposit accounts................... $  780,220 $  757,084
   Other.................................................    320,918    279,438
                                                          ---------- ----------
                                                          $1,101,138 $1,036,522
                                                          ========== ==========

  Noninterest income increased approximately $65,000 in 1997 as compared to 1996. The increase in service charges on deposit accounts is attributable to commercial service charges, in addition to an increase in insufficient funds charges. The increase in other income of approximately $41,000 is primarily due to an increase in Invest Income, which are commissions earned on the sale of mutual funds, annuities, etc. by a third party.

  The following is an analysis of noninterest expense for 1997 and 1996.

                                                             1997       1996
                                                          ---------- ----------
   Salaries and employee benefits........................ $2,690,385 $2,346,532
   Equipment.............................................    207,388    315,932
   Occupancy expense.....................................    220,940    195,894
   Other.................................................  1,107,112  1,256,931
                                                          ---------- ----------
                                                          $4,225,825 $4,115,289
                                                          ========== ==========

  Noninterest expense increased approximately $110,000 in 1997. There was an increase of $344,000 in salaries and employee benefits as a result of additional personnel and an increase in employee incentives and an increase of $25,000 in occupancy expense for building repairs made during 1997. These increases were partially offset by a decrease of $108,000 in equipment expense related to reductions in depreciation expense for the year and a decrease in other expenses of approximately $150,000 from $1,256,931 during 1996 to $1,107,112 in 1997. The primary decreases in other expenses are attributable to the following: $50,000 reduction in legal and professional expense; $58,000 decrease in FDIC insurance premiums; $25,000 reduction in Other Real Estate expense and approximately $33,000 decrease in postage expense, partially offset by an increase of $15,000 in appraisal/inspection expense.

YEAR 2000

  Like many financial institutions, Button Gwinnett relies on computers for the daily conduct of its business and for data processing in particular. There is concern among industry experts that commencing on January 1, 2000, computers will be unable to "read" the new year and that there may be wide-spread computer malfunction. Management of Button Gwinnett has assessed the electronic systems, programs, applications, and other electronic components used in its operations and is currently in the process of determining the cost that will be incurred with the year 2000 issue.

               BUTTON GWINNETT SELECTED STATISTICAL INFORMATION

  The following statistical information is provided for Button Gwinnett for the years ended December 31, 1997 and 1996. The data is presented using daily average balances. This data should be read in conjunction with the financial statements presented elsewhere in this Joint Proxy Statement/Prospectus.

AVERAGE BALANCES AND NET INCOME ANALYSIS

  The following tables set forth the amount of Button Gwinnett's interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets.

                                        YEARS ENDED DECEMBER 31,
                            ----------------------------------------------------
                                      1997                       1996
                            -------------------------  -------------------------
                                                AVG.                       AVG.
                                      INTEREST YIELD/            INTEREST YIELD/
                            AVERAGE   INCOME/   RATE   AVERAGE   INCOME/   RATE
                            BALANCE   EXPENSE   PAID   BALANCE   EXPENSE   PAID
                            --------  -------- ------  --------  -------- ------
ASSETS
Interest-earning assets:
  Loans, net of unearned
   income.................. $128,921  $13,719  10.64%  $109,190  $12,020  11.01%
  Federal Funds Sold.......   13,844      750   5.42%    17,805      939   5.77%
  Taxable investments......   33,808    2,014   5.96%    27,021    1,558   5.77%
  Tax-exempt investments...    3,167      154   4.86%     3,973      181   4.56%
  Interest-bearing deposits
   in banks................      487       30   6.16%       115        8   6.96%
                            --------  -------          --------  -------
    Total interest-earning
     assets................ $180,227  $16,667   9.25%  $158,104  $14,706   9.30%
Non-Interest-earning
 assets:
  Cash..................... $  9,691                   $  8,312
  Allowance for loan
   losses..................   (2,463)                    (2,077)
  Other Assets.............    6,252                      5,895
                            --------                   --------
    Total noninterest-
     earning assets........ $ 13,480                   $ 12,130
                            --------                   --------
      TOTAL ASSETS......... $193,707  $16,667          $170,234  $14,706
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Interest-bearing
 liabilities:
  Interest-bearing demand
   deposits................ $ 62,348  $ 2,394   3.84%  $ 47,549  $ 1,789   3.76%
  Savings and time
   deposits................   62,971    3,292   5.23%    65,061    3,436   5.28%
                            --------  -------          --------  -------
    Total interest-bearing
     liabilities........... $125,319  $ 5,686   4.54%  $112,610  $ 5,225   4.64%
Noninterest-bearing
 liabilities and
 stockholders' equity:
  Demand deposits.......... $ 45,219                   $ 37,541
  Other liabilities........    1,747                      1,803
  Stockholders' equity.....   21,422                     18,280
                            --------                   --------
    Total noninterest-
     bearing liabilities
     and stockholders'
     equity................ $ 68,388                   $ 57,624
      TOTAL LIABILITIES AND
       STOCKHOLDERS'
       EQUITY.............. $193,707  $ 5,686          $170,234  $ 5,225
Interest rate spread.......                     4.71%                      4.66%
Net interest income........           $10,981                    $ 9,481
Net interest margin........                     6.09%                      6.00%

--------
(1) Interest income on loans includes $1,261,354 and $1,353,976 of loan fee income for the years ended December 31, 1997 and 1996, respectively. Interest income on loans also includes $7,216 and $6,061 of interest income recognized on non accrual and renegotiated loans for the years ended December 31, 1997 and 1996, respectively.

RATE AND VOLUME ANALYSIS

  The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. The change in interest attributable to rate has been determined by applying the change in rate between the two years indicated to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributed to rate.

                                       YEARS ENDED DECEMBER 31
                          ----------------------------------------------------
                                    1997                       1996
                          -------------------------  -------------------------
                           INCREASE  CHANGE  DUE TO   INCREASE  CHANGE  DUE TO
                          (DECREASE)  RATE   VOLUME  (DECREASE)  RATE   VOLUME
                          ---------- ------  ------  ---------- ------  ------
                                           (IN THOUSANDS)
Increase (decrease) in:
 Income from earning
  assets:
  Int. and fees on
   loans................    $1,699   $(473)  $2,172    $  623   $(432)  $1,055
  Int. on taxable
   investments..........       456      65      391       475      (1)     476
 Int. on tax-exempt
  investments...........       (27)     10      (37)      (30)    (11)     (19)
 Int. on Fed Funds Sold.      (189)     20     (209)      108     (91)     199
 Int. on deposits in
  banks.................        22      (4)      26        (6)      2       (8)
                            ------   -----   ------    ------   -----   ------
    Total Interest
     Income.............    $1,961   $(382)  $2,343    $1,170   $(533)  $1,703
Expense from interest-
 bearing liabilities:
 Int. on interest-
  bearing demand........    $  605   $  48   $  557    $  672   $ 196   $  476
Int. on time and savings
 deposits...............      (144)    (53)     (91)     (254)   (134)    (120)
                            ------   -----   ------    ------   -----   ------
    Total interest
     expense............    $  461      (5)  $  466    $  418   $  62   $  356
    Net interest income.    $1,500   $(377)  $1,877    $  752   $(595)  $1,347

ASSET/LIABILITY MANAGEMENT

  The following table sets forth the distribution of the repricing of Button Gwinnett's earning assets and interest-bearing liabilities as of December 31, 1997, the cumulative interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities) and the cumulative interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitive liabilities). The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of Button Gwinnett's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

  Button Gwinnett uses this table as a tool to manage interest rate sensitivity and risk on certain products. What is not taken into consideration is Button Gwinnett's strong capital position of 11% and the aggressive marketing and officer calling program that maintains 29% of the total deposits in non-interest bearing accounts, thus maintaining some of the highest returns on average assets for its peer group, as well as some of the highest net interest margins.

                                         WITHIN    WITHIN    WITHIN    AFTER
                                          SIX       ONE       FIVE      FIVE
                                         MONTHS     YEAR     YEARS     YEARS
                                        --------  --------  --------  --------
Interest-earning assets:
  Loans, net of unearned income........ $ 77,080  $ 84,170  $139,728  $144,851
  Federal Funds sold...................    6,765     6,765     6,765     6,765
Taxable investments....................    7,644    18,338    41,474    42,467
Tax-exempt investments.................      400       400     2,341     3,073
Interest-bearing deposits in banks.....      500       500       500       500
                                        --------  --------  --------  --------
                                        $ 92,389  $110,173  $190,808  $197,656
Interest Bearing Demand Deposits:
  Interest-bearing deposits............ $ 66,759  $ 66,759  $ 66,759  $ 66,759
Savings................................    4,473     4,473     4,473     4,473
Time Deposits..........................   48,188    56,513    63,688    63,688
                                        --------  --------  --------  --------
                                        $119,420  $127,745  $134,920  $134,920
Cumulative Interest Rate Sensitivity
 Gap................................... $(27,031) $(17,572) $  5,588  $ 62,736
                                        --------  --------  --------  --------
Cumulative Interest Rate Sensitivity
 Gap Ratio.............................       78%       87%      142%      147%

  Button Gwinnett activity manages the mix of asset and liability maturities to control the effects of changes in the general level of interest rates on net interest income. Except for its effect on the general level of interest rates, inflation does not have a material impact on Button Gwinnett due to the rate variability and short-term maturities of its earning assets. In particular, approximately 58% of the loan portfolio is comprised of loans which have variable rate terms or are short-term obligations. Mortgage loans, primarily with five to 15 year maturities, are also made on a variable rate basis with rates being adjusted every one to five years. Additionally, 49% of average other earning assets mature within one year.

                     BUTTON GWINNETT INVESTMENT PORTFOLIO

TYPES OF INVESTMENTS

  The carrying value and estimated market value of investment securities are as follows:


                                                GROSS      GROSS
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                     COST       GAINS      LOSSES      VALUE
                                  ----------- ---------- ---------- -----------
Securities Held for Investment:
December 31, 1997
  U.S. Government and agency
   securities.................... $32,777,796  $ 89,531   $(29,352) $32,837,975
  State and municipal securities.   5,223,492    57,461       (630)   5,280,323
  Mortgage-backed securities.....   7,539,332    16,759     (7,587)   7,548,504
                                  -----------  --------   --------  -----------
                                  $45,540,620  $163,751   $(37,569) $45,666,802
                                  ===========  ========   ========  ===========

                                                GROSS      GROSS
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                     COST       GAINS      LOSSES      VALUE
                                  ----------- ---------- ---------- -----------
Securities Held for Investment:
December 31, 1996
  U.S. Government and agency
   securities.................... $28,300,312  $ 66,788   $(74,851) $28,292,249
  State and municipal securities.   3,703,971    55,716     (4,003)   3,755,684
                                  -----------  --------   --------  -----------
                                  $32,004,283  $122,504   $(78,854) $32,047,933
                                  ===========  ========   ========  ===========

MATURITIES

  The amount of investment securities in each category as of December 31, 1997 and 1996 are shown in the following table according to maturity classifications (i) one year or less, (ii) after one year through five years,
(iii) after five years through ten years, and (iv) after ten years.

                                  U.S. TREASURY AND OTHER U.S. GOVERNMENT
                                         AGENCIES AND CORPORATION
                                  ---------------------------------------------
                                          YEAR ENDED DECEMBER 31
                                  ---------------------------------------------
                                         1997                    1996
                                  ---------------------   ---------------------
                                   AMOUNT(1)    YIELD      AMOUNT(1)    YIELD
                                  -----------  --------   -----------  --------
                                          (DOLLARS IN THOUSANDS)
Maturity:
  One year or less...............  $     9,642     5.68%   $     7,716     5.53%
  After one year through five
   years.........................       23,136     6.25%        20,084     5.95%
  After five years through ten
   years.........................          -0-      --             500     6.50%
  After ten years................        9,689     6.17%           -0-      --
                                   -----------             -----------
                                   $    42,467             $    28,300
                                   ===========             ===========

                                               STATE AND POLITICAL SUBDIVISIONS
                                              ----------------------------------
                                              AMOUNT YIELD(1) AMOUNT YIELD(1)(2)
                                              ------ -------- ------ -----------
                                                    (DOLLARS IN THOUSANDS)
Maturity:
  One year or less........................... $  400   4.14   $  655    4.69%
  After one year through five years..........  1,941   4.76    1,839    4.67%
  After five years through ten years.........    732   5.70    1,210    5.26%
  After ten years............................    --     --       --      --
                                              ------          ------
                                              $3,073          $3,704
                                              ======          ======

--------
(1) Yields are computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range is computed using the acquisition price of each security in that range.
(2) Yields on municipal securities are not stated on a tax equivalent basis.

                        BUTTON GWINNETT LOAN PORTFOLIO

TYPES OF LOANS

  The amount of loans outstanding at the indicated dates is shown in the following table according to type of loans and concentration of loans which exceed 10% of total loans.

                                                             DECEMBER 31
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
Commercial and business...............................     $32,179      $28,102
Business loans secured by real estate.................      62,035       42,297
Real estate--construction.............................      34,857       37,199
Real estate--mortgage.................................       9,134        7,997
Consumer and other installment loans..................       6,995        4,651
                                                       -----------  -----------
                                                          $145,200     $120,246
Deferred fees.........................................        (350)        (347)
Reserve for loan losses...............................      (2,577)      (2,331)
                                                       -----------  -----------
  Loans, net..........................................    $142,273     $117,568
                                                       ===========  ===========

MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES

  Total loans as of December 31, 1997 and 1996 are shown in the following tables according to maturity classifications (i) one year or less, (ii) after one year through five years, and (iii) after five years.

                                                              DECEMBER 31
                                                        -----------------------
                                                           1997        1996
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
Maturity:
  One year or less..................................... $    72,426 $    72,764
  After one year through five years....................      66,427      42,749
  After five years.....................................       6,347       4,733
                                                        ----------- -----------
                                                           $145,200    $120,246
                                                        =========== ===========

  The following table summarizes loans at December 31, 1997 with due dates after one year which (i) have predetermined interest rates and (ii) have floating or adjustable interest rates.

                                                           1-5   OVER 5
                                                          YEARS  YEARS   TOTAL
                                                         ------- ------ -------
                                                         (DOLLARS IN THOUSANDS)
Predetermined interest rates............................ $55,609 $5,126 $60,735
Floating or adjustable rates............................  10,818  1,221  12,039
                                                         ------- ------ -------
                                                         $66,427 $6,347 $72,774
                                                         ======= ====== =======

NONPERFORMING LOANS

  The following table presents, at December 31, 1997 and 1996, the aggregate of nonperforming loans for the categories indicated.

                                                               DECEMBER 31
                                                         ------------------------
                                                            1997         1996
                                                         -----------  -----------
                                                         (DOLLARS IN THOUSANDS)
Loans accounted for on a nonaccrual basis..............  $        25  $        38
Installment loans and term loans contractually past due
 90 days or more as to interest or principal payments
 and still accruing....................................          --           --
Loans, the terms of which have been renegotiated to
 provide a reduction or deferral of interest or
 principal because of deterioration in the financial
 position of the borrower..............................           63           84
Loans now current about which there are serious doubts
 as to the ability of the borrower to comply with
 present loan repayment terms..........................          --           --
Interest income that would have been recorded on
 nonaccrual and restructured loans under original
 terms.................................................           10           10
Interest income that was recorded on a nonaccrual and
 restructured loans....................................            7            6

  The accrual of interest income on loans is discontinued when the loans become over 90 days past due. Interest previously accrued but not collected is charged against current period interest income when such loans are placed on nonaccrual status. Interest accruals are recorded on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

  In the opinion of management, any loans classified by regulatory authorities as doubtful, substandard or special mention that have not been disclosed above do not (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

  Effective January 1, 1996, Button Gwinnett adopted Statement of Financial Accounting Standards No. 114 and, as amended, No. 118, "Accounting by Creditors for Impairment of a Loan." The statement prescribes that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The statement had no material effect on the financial statements of Button Gwinnett as of December 31, 1997.

COMMITMENTS AND LINES OF CREDIT

  In the ordinary course of business, Button Gwinnett has granted commitments to extend credit to approved customers. Button Gwinnett has also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. Button Gwinnett uses the same credit and collateral policies for these off balance sheet commitments as it does for financial instruments that are recorded in the consolidated financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

  The following is a summary of the commitments outstanding at December 31, 1997 and 1996.

                                                               DECEMBER 31
                                                         -----------------------
                                                            1997        1996
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
      Commitments to extend credit......................     $47,304     $46,186
      Standby letters of credit.........................       2,449       2,201
                                                         ----------- -----------
                                                             $49,753     $48,387
                                                         =========== ===========

                SUMMARY OF BUTTON GWINNETT LOAN LOSS EXPERIENCE

  The provision for possible loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management's judgment in determining the amount charged to operating expense are past loan experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions and other relevant factors. Button Gwinnett's allowance for loan losses was approximately $2,577,044 at December 31, 1997, representing 1.78% of year end total loans outstanding, compared with $2,330,733 at December 31, 1996, which represented 1.94% of year end total loans outstanding. The allowance for loan losses is reviewed continuously based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on the loans outstanding.

  Management has not allocated Button Gwinnett's allowance for loan losses to specific categories of loans. Based on management's best estimate, approximately 40% of the allowance should be allocated to real estate loans, 45% to commercial, financial and agricultural loans and 15% to consumer/installment loans as of December 31, 1997.

  The following table presents an analysis of Button Gwinnett's loan loss experience for the year ended December 31, 1997.

                                                         1997         1996
                                                      -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
Average amount of loans outstanding.................. $   128,921  $   109,190
Balance of reserve for possible loan losses at
 beginning of period................................. $     2,331  $     1,953
                                                      -----------  -----------
Charge-offs:
  Commercial, financial and agricultural............. $       (17) $       (49)
  Real estate........................................           0          (20)
  Consumer...........................................          (8)         (16)
Recoveries:
  Commercial, financial and agricultural.............          10            7
  Real estate........................................           0            4
  Consumer...........................................           1            7
                                                      -----------  -----------
    Net charge-offs.................................. $       (14) $       (67)
                                                      ===========  ===========
Additions to reserve charged to operating expenses... $       260  $       445
                                                      ===========  ===========
    Balance of reserve for possible loan losses...... $     2,577  $     2,331
                                                      ===========  ===========
Ratio of net loan charge-offs to average loans.......        0.01%        0.06%
                                                      ===========  ===========

                           BUTTON GWINNETT DEPOSITS

  The average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand deposits, savings deposits and time deposits, for the years ended December 31, 1997 and 1996 are presented below.

                                                           DECEMBER 31
                                                   ----------------------------
                                                       1997           1996
                                                   -------------  -------------
                                                    AMOUNT  RATE   AMOUNT  RATE
                                                   -------- ----  -------- ----
                                                     (DOLLARS IN THOUSANDS)
Noninterest-bearing demand deposits............... $ 45,219  --   $ 37,541  --
Interest-bearing demand deposits..................   62,348 3.84%   47,549 3.76%
Savings...........................................    5,173 2.41%    5,991 2.40%
Time deposits.....................................   57,798 5.48%   59,070 5.57%
                                                   --------       --------
  Total deposits.................................. $170,538       $150,151
                                                   ========       ========

  The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1997 and 1996, are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through six months (iii) over six through 12 months and (iv) over 12 months.

                                                              DECEMBER 31
                                                        -----------------------
                                                           1997        1996
                                                          AMOUNT      AMOUNT
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
Three months or less...................................     $12,069 $     7,181
Over three through six months..........................       6,502       3,754
Over six through 12 months.............................       2,031       3,716
Over 12 months.........................................       4,658       3,796
                                                        ----------- -----------
  Total................................................     $25,260     $18,447
                                                        =========== ===========

           BUTTON GWINNETT RETURN ON ASSETS AND SHAREHOLDERS' EQUITY

  The following rate of return information for the years ended December 31, 1997 and 1996 is presented below.

                                                                    DECEMBER 31
                                                                   -------------
                                                                    1997   1996
                                                                   ------ ------
Return on assets(1)...............................................  2.51%  2.26%
Return on equity(2)............................................... 22.70% 21.03%
Dividend payout ratio(3).......................................... 18.07% 19.08%
Equity to assets ratio(4)......................................... 11.07% 10.74%

--------
(1) Net income divided by average total assets.
(2) Net income divided by average equity.
(3) Dividends declared per share divided by fully diluted earnings per common share.
(4) Average equity divided by average total assets.

                                BUSINESS OF BHC

  BHC was organized under the laws of the State of Georgia in May 1993, and is a registered bank holding company. All of BHC's activities are conducted by its wholly-owned subsidiaries, Henry County Bank and Spalding County Bank, which were organized as Georgia banking corporations in August, 1984 and December, 1986, respectively.

  Henry County Bank and Spalding County Bank are community-oriented commercial banks that serve Henry and Spalding Counties, with particular emphasis on retail banking, and offer such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit and money transfers. Henry County Bank and Spalding County Bank finance commercial and consumer transactions, make secured and unsecured loans, and provide a variety of other banking services.

  At December 31, 1997, BHC had total consolidated assets of approximately $134 million, total consolidated deposits of approximately $117 million and total consolidated shareholders' equity of approximately $11 million. BHC's principal executive offices are located at 201 West Taylor Street, Griffin, Georgia 30224, and its telephone number at that address is (770) 229-2675.

MARKETS

  BHC conducts general banking activities through the Henry County Bank and Spalding County Bank primarily in Henry and Spalding Counties, Georgia. Customers of the Henry County Bank and Spalding County Bank are primarily consumers and small businesses.

DEPOSITS

  Henry County Bank and Spalding County Bank offer a full range of depository accounts and services to both consumers and businesses. At December 31, 1997, Henry County Bank's deposits, totaling an aggregate of approximately $63 million, consisted of approximately $8 million in non-interest-bearing demand deposits (13% of total deposits); approximately $9 million in interest-bearing demand deposits (14% of total deposits); approximately $2 million in savings deposits (3% of total deposits); approximately $31 million in time deposits in amounts less than $100,000 (50% of total deposits); and approximately $13 million in time deposits of $100,000 or more 20% of total deposits). At December 31, 1997, Spalding County Bank's deposits, totaling an aggregate of approximately $54 million, consisted of approximately $7 million in non-interest-bearing demand deposits (13% of total deposits); approximately $8 million in interest-bearing demand deposits (15% total deposits); approximately $3 million in savings deposits (5% of total deposits); approximately $29 million in time deposits in amounts less than $100,000 (54% of total deposits); and approximately $7 million in time deposits of $100,000 or more (13% of total deposits).

LOANS

  Henry County Bank and Spalding County Bank make both secured and unsecured loans to individuals, firms and corporations, and both consumer and commercial lending operations include various types of credit for its customers. Secured loans include first and second real estate mortgage loans. Henry County Bank and Spalding County Bank also make direct installment loans to consumers on both a secured and unsecured basis.

LENDING POLICY

  The current lending strategies of Henry County Bank and Spalding County Bank are to make loans only to local customers or to national or international firms doing business locally. Unsecured loans normally will not be made to persons who do not reside or work in Henry and Spalding Counties Bank's primary trade areas. Secured loans can be made to customers outside Henry County Bank's and Spalding County Bank's trade areas who are well established and have net worth and collateral to support the loan. Real estate loans usually are made only when such loans are secured by real property located in Henry and Spalding Counties, and to a lesser extent by real property located in Clayton, Lamar and Pike Counties.

  Henry County Bank and Spalding County Bank provide each lending officer with written guidelines for lending activities. Lending authority is delegated by the Board of Directors of Henry County Bank and Spalding County Bank to loan officers, each of whom is limited in the amount of secured and unsecured loans which he or she can make to a borrower.

EMPLOYEES

  As of December 31, 1997, Henry County Bank had 23 full-time employees and one part-time employee. Spalding County Bank had 30 full-time employees and three part-time employees. Two full-time employees are employed by both Henry County Bank and Spalding County Bank. BHC has no salaried employees. Neither Henry County Bank nor Spalding County Bank is a party to any collective bargaining agreement, and management believes that the employer relations of Henry County Bank and Spalding County Bank are good.

COMPETITION

  The banking business is highly competitive. Henry County Bank and Spalding County Bank compete with other banks, many of which are substantially larger and have greater financial resources. In particular, Henry County Bank competes with 10 other banks in Henry County. Spalding County Bank competes with five other banks in Spalding County and other financial service organizations, including savings and loan associations and finance companies, insurance companies, credit unions and certain governmental agencies. To the extent that Henry County Bank and Spalding County Bank must maintain non-interest-earning reserves against deposits, they may be at a competitive disadvantage when compared with other financial institutions and the organizations that are not required to maintain reserves against substantially similar sources of funds. Further, the deregulation of banks, savings and loan associations and other financial institutions and the increased competition from investment bankers and brokers and other financial service organizations has had a significant impact on the competitive environment in which Henry County Bank and Spalding County Bank operate.

PROPERTIES

  The executive offices of BHC is located in the 8,750 square-foot facility of Spalding County Bank at 201 West Taylor Street, Griffin, Georgia 30224. Henry County Bank has two offices located in McDonough, Georgia and Stockbridge, Georgia.

LEGAL PROCEEDINGS

  There are no material pending proceedings to which BHC is a party or of which any of its properties are subject; nor are there material proceedings known to BHC to be contemplated by any governmental authority; nor are there material proceedings known to BHC, pending or contemplated, in which any director, officer or affiliate or any principal security holder of BHC, or any associate of any of the foregoing, is a party or has an interest adverse to BHC.

                   SELECTED HISTORICAL FINANCIAL DATA OF BHC

  The following selected financial data is derived from the financial statements of BHC. The financial data for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 is derived from the consolidated financial statements. The following data should be read in conjunction with BHC's consolidated financial statements and the related notes contained elsewhere in this Proxy Statement/Prospectus.

                                           YEARS ENDED DECEMBER 31,
                               -------------------------------------------------
                                 1997      1996      1995      1994      1993
                               --------- --------- --------- --------- ---------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET:
Total assets.................. $ 133,621 $ 118,568 $ 108,528 $ 108,563 $ 54,587
Loans, net....................    92,609    82,368    75,086    76,856   38,433
Securities....................    23,214    21,395    19,629    17,259    9,027
Federal funds sold............     5,350     3,220     2,390     1,055    3,346
Deposits......................   116,970   104,442    95,142    91,690   48,544
Borrowings....................     1,307        77       592     4,618      --
Common stockholders' equity...    11,000    10,014     8,929     7,639    5,270
Preferred Stock...............     2,446     2,446     2,446     2,446      --
OPERATING DATA:
Interest income............... $  11,269 $   9,979 $   9,564 $   5,499 $  3,923
Interest expense..............     5,123     4,489     4,486     2,402    1,492
Net interest income...........     6,146     5,490     5,078     3,097    2,431
Provisions for losses on
 loans........................       915       145        90       171      139
Net interest income after
 provision for losses on
 loans........................     5,231     5,345     4,988     2,926    2,292
Other income..................     1,185     1,298     1,340       425      375
Other expenses................     4,407     4,222     4,318     2,411    1,827
Income tax expense............       790       979       735       348      290
Net income....................     1,219     1,442     1,275       592      550
Net income per share..........      1.84      2.24      1.94      1.22     1.33
Cash dividends declared per
 common share.................      0.25      0.25      0.25      0.25     0.25

                  BHC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following is a discussion of the financial condition of BHC and its two bank subsidiaries, Spalding County Bank and Henry County Bank at December 31, 1997 and 1996 and the results of operations for the years ended December 31, 1997 and 1996. The purpose of this discussion is to focus on information about BHC's financial condition and results of operations which are not otherwise apparent from the audited consolidated financial statements. Reference should be made to those statements and the selected financial data presented elsewhere in this report for an understanding of the following discussion and analysis.

OVERVIEW

  BHC's 1997 results were characterized by strong growth and decreased earnings due primarily to increased loan loss provisions in the last quarter. See "Provision for Loan Losses". BHC's total assets increased by 12.70% to $133.6 million and net income decreased 15.46% to $1.2 million as of and for the year ended December 31, 1997.

  On December 3, 1997, the Company entered into the BHC Agreement. Under the BHC Agreement, BHC will merge with and into Premier. Upon consummation of the BHC Merger, each share of BHC Common Stock will be converted into and exchanged for the right to receive 3.90 shares of Premier Common
Stock.Consummation is subject to certain conditions, including regulatory and shareholder approval.

FINANCIAL CONDITION AT DECEMBER 31, 1997 AND 1996

  Following is a summary of BHC's balance sheets for the periods indicated:

                                      DECEMBER 31,       INCREASE (DECREASE)
                                 ----------------------- ----------------------
                                    1997        1996      AMOUNT      PERCENT
                                 ----------- ----------- ----------  ----------
                                 (DOLLARS IN THOUSANDS)
Cash and due from banks......... $     4,269 $     3,499 $      770      22.01
Federal funds sold..............       5,350       3,220      2,130      66.15
Securities......................      23,214      21,395      1,819       8.50
Loans...........................      92,609      82,368     10,241      12.43
Premises and equipment..........       3,612       3,921       (309)     (7.88)
Goodwill........................       2,185       2,369       (184)     (7.77)
Other assets....................       2,382       1,796        586      32.63
                                 ----------- ----------- ----------  ---------
                                 $   133,621 $   118,568 $   15,053      12.70
                                 =========== =========== ==========  =========
Total deposits.................. $   116,970 $   104,442 $   12,528      12.00
Federal funds purchased.........       1,245         --       1,245        N/A
Other borrowings................          62          77        (15)    (19.48)
Other liabilities...............       1,898       1,589        309      19.45
Preferred stock.................       2,446       2,446        --         --
Common stockholders' equity.....      11,000      10,014        986       9.85
                                 ----------- ----------- ----------  ---------
                                 $   133,621 $   118,568 $   15,053      12.70%
                                 =========== =========== ==========  =========

FINANCIAL CONDITION AT DECEMBER 31, 1997 AND 1996

  As indicated in the above table, BHC's total assets increased by 12.70%, primarily as a result of management's marketing efforts and the significant growth in Henry County. Adequate capital and liquidity levels at both the holding company and bank level have been maintained. Total interest-earning assets were $121,173 at December 31, 1997 or 90.68% of total assets as compared to 90.23% at December 31, 1996. BHC's primary interest-earning assets at December 31, 1997 were loans which made up 76.43% of total interest-earning assets as compared to 76.99% at December 31, 1996. BHC's loan to deposit ratio at December 31, 1997 was 79.17% as compared to 78.86% at December 31, 1996. The 1997 and 1996 ratios are within BHC's target ratio of 75% to 85%. Total deposits grew at a rate of 12%. This deposit growth was used primarily to fund new loan growth. In 1997, the Banks paid dividends totaling $625,000 to BHC. This allowed BHC to reduce total debt by $15,000, to meet the dividend requirements of BHC's preferred stock and to pay a dividend to BHC's common shareholders.

  The Banks' investment portfolios increased by $1,819,000 as a result of deposit growth not used to fund loan growth. Unrealized losses on securities decreased by $163,000 to $132,000 at December 31, 1997. Management has not specifically identified any securities for sale in future periods which, if so designated, would require a charge to operations if the market value would not be reasonably expected to recover prior to the time of sale.

  BHC has a significant portion (79%) of its loan portfolio collateralized by real estate located in BHC's primary market area of Spalding, Henry, and surrounding counties. BHC's real estate mortgage and construction portfolio consists of loans collateralized by one to four-family residential properties (26%), construction loans to build one to four-family residential properties (25%), nonresidential properties consisting primarily of small business commercial properties (47%), and multi-family residential and other properties (2%). BHC requires that loans collateralized by real estate not exceed the collateral value by the following percentages for each type of real estate loan as follows:

      One to four-family residential properties......................       89%
      Construction loans on one to four-family residential
       properties....................................................       85%
      Nonresidential property........................................       85%
      Multi-family residential properties and other.................. 75 to 80%

  The Bank's remaining 21% of its loan portfolio consists of commercial, consumer, and other loans. BHC requires collateral commensurate with the repayment ability and creditworthiness of the borrower.

  The specific economic and credit risks associated with BHC's loan portfolio, especially the real estate portfolio, include, but are not limited to, a general downturn in the economy which could affect unemployment rates in BHC's market area, general real estate market deterioration, interest rate fluctuations, deteriorated or non-existing collateral, title defects, inaccurate appraisals, financial deterioration of borrowers, fraud, and any violation of banking protection laws. Construction lending can also present other specific risks to the lender such as whether developers can find builders to buy lots for home construction, whether the builders can obtain financing for the construction, whether the builders can sell the home to a buyer, and whether the buyer can obtain permanent financing. Currently, real estate values and employment trends in BHC's market area are stable with no indications of a significant downturn in the general economy.

  BHC attempts to reduce these economic and credit risks not only by adherence to loan to value guidelines, but also by investigating the creditworthiness of the borrower and monitoring the borrower's financial position. Also, BHC establishes and periodically reviews its lending policies and procedures as well as having independent loan review. State banking regulations limit exposure by prohibiting secured loan relationships that exceed 25% of Henry County Bank's and Spalding County Bank's statutory capital and unsecured loan relationships that exceed 15% of Henry County Bank's and Spalding County Bank's statutory capital.

LIQUIDITY AND CAPITAL RESOURCES

  The purpose of liquidity management is to ensure that there are sufficient cash flows to satisfy demands for credit, deposit withdrawals, and other needs of BHC. Traditional sources of liquidity include asset maturities and growth in core deposits. A company may achieve its desired liquidity objectives from the management of assets and liabilities and through funds provided by operations. Funds invested in short-term marketable instruments and the continuous maturing of other earning assets are sources of liquidity from the asset perspective.

The liability base provides sources of liquidity through deposit growth, the maturity structure of liabilities, and accessibility to market sources of funds.

  Scheduled loan payments are a relatively stable source of funds, but loan payoffs and deposit flows fluctuate significantly, being influenced by interest rates and general economic conditions and competition. BHC attempts to price its deposits to meet its asset/liability objectives consistent with local market conditions.

  The liquidity and capital resources of Henry County Bank and Spalding County Bank (collectively, the "Banks") are monitored on a periodic basis by State and Federal regulatory authorities. As determined under guidelines established by those regulatory authorities and internal policy, the Banks' liquidity was considered satisfactory.

  At December 31, 1997, BHC had loan commitments and letters of credit outstanding of $23,589,000. Because these commitments generally have fixed expiration dates and many will expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. If needed, the Banks have the ability on a short-term basis to borrow and purchase Federal funds from other financial institutions. At December 31, 1997, the Banks have arrangements with four commercial banks for additional short-term advances of approximately $3,000,000.

  At December 31, 1997, BHC's and the Banks' capital ratios were considered adequate based on regulatory minimum capital requirements. BHC's common shareholders' equity increased due to the retention of earnings, net of dividends paid, of $884,000. BHC's common shareholders' equity also increased due to the increase in the fair value of securities available for sale, net of taxes, in the amount of $101,000. For regulatory purposes, the net unrealized losses on securities available for sale, net of taxes, and the $2,185,000 of goodwill acquired in the acquisition of Henry County Bank, are excluded in the computation of the capital ratios.

  The primary source of funds available to BHC is the payment of dividends by the Banks. Banking regulations limit the amount of the dividends that may be paid without prior approval of the Banks' regulatory agency. Approximately $639,000 was available to be paid as dividends by the Banks at December 31, 1997. During 1997, the Banks paid a total of $625,000 in dividends to BHC which allowed BHC to repay $15,000 on the debt that was incurred in the acquisition of Henry County Bank and to pay normal dividends.

  The minimum capital requirements to be considered well capitalized under prompt corrective action provisions and the actual capital ratios for BHC and the Banks as of December 31, 1997 are as follows:

                                              ACTUAL
                               ------------------------------------
                               THE BANK  THE BANK   FIRST COMMUNITY
                               HOLDING  OF SPALDING  BANK OF HENRY  REGULATORY
                               COMPANY    COUNTY        COUNTY      REQUIREMENT
                               -------- ----------- --------------- -----------
Leverage capital ratio........   6.84%      8.80%         8.43%         5.00%
Risk-based capital ratios:
  Core capital................   9.13      12.76         10.53          6.00
  Total capital...............  10.38      14.01         11.51         10.00

  At December 31, 1997, BHC had no material commitments for capital expenditures.

  Management believes that its liquidity and capital resources are adequate and will meet its foreseeable short and long-term needs. Management anticipates that it will have sufficient funds available to meet current loan commitments and to fund or refinance, on a timely basis, its other material commitments and liabilities.

  Management is not aware of any other known trends, events or uncertainties that will have or that are reasonably likely to have a material effect on its liquidity, capital resources or operations. Management is also not aware of any current recommendations by the regulatory authorities which, if they were implemented, would have such an effect.

 Effects of Inflation

  The impact of inflation on banks differs from its impact on non-financial institutions. Banks, as financial intermediaries, have assets which are primarily monetary in nature and which tend to fluctuate in concert with inflation. A bank can reduce the impact of inflation if it can manage its rate sensitivity gap. This gap represents the difference between rate sensitive assets and rate sensitive liabilities. BHC, through its asset-liability committee, attempts to structure the assets and liabilities and manage the rate sensitivity gap, thereby seeking to minimize the potential effects of inflation. See "Asset/Liability Management" section.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

  Following is a summary of BHC's operations for the periods indicated.

                                         YEAR ENDED
                                        DECEMBER 31       INCREASE (DECREASE)
                                   --------------------------------------------
                                      1997        1996     AMOUNT     PERCENT
                                   ----------- --------------------  ----------
                                   (DOLLARS IN THOUSANDS)
Interest income................... $    11,269 $    9,979 $   1,290      12.93%
Interest expense..................       5,123      4,489       634      14.12
Net interest income...............       6,146      5,490       656      11.95
Provision for loan losses.........         915        145       770     531.03
Other income......................       1,185      1,298      (113)     (8.71)
Other expenses....................       4,407      4,222       185       4.38
Pretax income.....................       2,009      2,421      (412)    (17.02)
Income taxes......................         790        979      (189)    (19.31)
Net income........................       1,219      1,442      (223)    (15.46)

 Net Interest Income

  BHC's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate non-interest income, and to control operating expenses. Since interest rates are determined by market forces and economic conditions beyond the control of BHC, BHC's ability to generate net interest income is dependent upon its ability to obtain an adequate net interest spread between the rate paid on interest-bearing liabilities and the rate earned on interest-earning assets.

  The net yield on average interest-earning assets increased in 1997 to 5.39% from 5.38% in 1996. Average loans increased by $9.0 million which accounted for the majority of a $12.0 million increase in total average interest-earning assets. Average interest-bearing liabilities increased by $11.0 million with average interest-bearing time deposits accounting for the vast majority of this increase. The rate earned on average interest-earning assets increased to 9.88% in 1997 from 9.78% in 1996. The rate paid on average interest-bearing liabilities was 5.40% in 1997 and 5.35% in 1996.

 Provision for Loan Losses

  The provision for loan losses increased to $915,000 in 1997 from $145,000 in 1996. This increase was due to increased net loan charge-offs of $373,000 in 1997 as compared to $131,000 in 1996, the net increase in the loan portfolio, and increased classified loans. Loans are classified based upon regulatory classifications of loss, doubtful, substandard, and special mention. The majority of the loans that caused the increase in classified loans were identified in the fourth quarter of 1997. Classified loans increased to $6,995,000 at December 31, 1997 as compared to $2,651,000 at December 31, 1996. Of the total classified loans at December 31, 1997, 53% are classified as substandard and 45% as special mention. Impaired loans, consisting solely of nonaccrual loans, were $559,000 at December 31, 1997, and other nonperforming assets, consisting of other real estate owned (OREO) was $325,000, which is carried at the lower of cost or fair value. Selected ratios concerning nonperforming loans and assets are as follows:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1997    1996
                                                                 ------  ------
   Net charge-offs to average loans.............................   0.43%   0.17%
   Reserve for loan losses to total loans.......................   1.51%   1.06%
   Reserve for loan losses to total loans and OREO..............   1.51%   1.05%
   Nonperforming assets to total loans and OREO.................   0.94%   0.45%
   Reserve for loan losses to nonperforming loans............... 2.55:1  5.84:1
   Reserve for loan losses to nonperforming assets.............. 1.61:1  2.35:1

  Based upon management's evaluation of the loan portfolio, management believes the reserve for loan losses to be adequate to absorb possible losses on existing loans that may become uncollectible. This evaluation considers past loan loss experience, past due and classified loans, underlying collateral values and current economic conditions which may affect the borrower's ability to repay.

 Other Income

  Other operating income consists of service charges on deposit accounts, gains on sale of mortgage loans, and other miscellaneous revenues and fees. Other operating income decreased to $1,185,000 in 1997 from $1,298,000 in 1996. This decrease is due primarily to the decreased gains on sale of mortgage loans of $73,000 and decreased other miscellaneous revenues and fees of $42,000.

 Non-interest Expense

  The relatively small increase in non-interest expenses is due primarily to controlled costs associated with continued operational efficiencies achieved in 1997 and 1996. Salaries and employee benefits and other operating expenses are the primary components of non-interest expense. Salaries and employee benefits decreased to $1,985,000 in 1997 from $2,084,000 in 1996. Other operating expenses increased to $1,558,000 in 1997 from $1,355,000 in 1996.

 Income Tax

  Income taxes, as a percentage of pre-tax income, decreased in 1997 to 39.32% from 40.44% in 1996. The income tax rates are higher than the statutory Federal income tax rate of 34% due primarily to state income taxes and the non-deductibility of goodwill amortization.

 Asset/Liability Management

  It is BHC's objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing, and capital policies. Certain officers are charged with the responsibility for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits of all categories made by local individuals, partnerships, and corporations.

  BHC's asset/liability mix is monitored on a regular basis with a report reflecting the interest rate-sensitive assets and interest rate-sensitive liabilities being prepared and presented to the Board of Directors of the Banks on a monthly basis. The objective of this policy is to monitor interest rate-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings. An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If BHC's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

  A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, BHC also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps and floors") which limit changes in interest rates. Prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debts also may decrease during periods of rising interest rates.

  Changes in interest rates also affect BHC's liquidity position. BHC currently prices deposits in response to market rates and it is management's intention to continue this policy. If deposits are not priced in response to market rates, a loss of deposits could occur which would negatively affect BHC's liquidity position.

  At December 31, 1997, BHC's cumulative one year interest rate-sensitivity gap ratio was 95%. BHC's targeted ratio is 80% to 120% in this time horizon. This indicates that BHC's interest-earning assets will reprice during this period at a rate slightly slower than BHC's interest-bearing liabilities. BHC is within its targeted parameters and net interest income should not be significantly affected by changes in interest rates. It is also noted that over 83% of BHC's certificates of deposit greater than $100,000 mature within the one year time horizon. The majority of these deposits are from established customers. It is management's belief that as long as BHC pays the prevailing market rate on these type deposits, BHC's liquidity, while not assured, will not be negatively affected.

  The following table sets forth the distribution of the repricing of BHC's interest-earning assets and interest- bearing liabilities as of December 31, 1997, the interest rate-sensitivity gap, the cumulative interest rate-sensitivity gap, the interest rate-sensitivity gap ratio and the cumulative interest rate-sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of BHC's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact, reprice at different times within such period and at different rates.

                                       AFTER THREE AFTER ONE
                               WITHIN    MONTHS     YEAR BUT
                                THREE  BUT WITHIN    WITHIN   AFTER FIVE
                               MONTHS   ONE YEAR   FIVE YEARS   YEARS     TOTAL
                               ------- ----------- ---------- ---------- -------
                                            (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Federal funds sold.........  $ 5,350  $    --     $   --     $   --    $ 5,350
  Securities.................    3,467     5,297      7,967      6,483    23,214
  Loans......................   43,430    19,512     30,429        662    94,033
                               -------  --------    -------    -------   -------
                                52,247    24,809     38,396      7,145   122,597
                               -------  --------    -------    -------   -------
Interest-bearing liabilities:
  Interest-bearing demand
   deposits..................   16,237       --         --         --        --
Savings......................    4,826       --         --         --      4,826
Certificates, less than
 $100,000....................    9,668    32,860     18,314        --     60,842
Certificates $100,00 and
 over........................    5,331    11,232      3,389        --     19,952
Federal funds purchased......    1,245       --         --         --      1,245
Debentures payable...........      --         15         47        --         62
                               -------  --------    -------    -------   -------
                                37,307    44,107     21,750        --    103,164
                               -------  --------    -------    -------   -------
Interest rate sensitivity
 gap.........................  $14,940  $(19,298)   $16,646    $ 7,415   $19,433
                               =======  ========    =======    =======   =======
Cumulative interest rate
 sensitivity gap.............  $14,940  $ (4,358)   $12,288    $19,433   $19,433
                               =======  ========    =======    =======   =======
Interest rate sensitivity gap
 ratio.......................     1.40      0.56       1.77        --
                               =======  ========    =======    =======
Cumulative interest rate
 sensitivity gap ratio.......     1.40      0.95       1.12       1.19
                               =======  ========    =======    =======

 Capability of BHC's Data Processing Software to Accommodate the Year 2000

  Like many financial institutions, BHC and its subsidiaries rely upon computers for the daily conduct of their business and for data processing generally. There is concern among industry experts that commencing on January 1, 2000, computers will be unable to "read" the new year and that there may be widespread computer malfunctions. Management of BHC has assessed the electronic systems, programs, applications, and other electronic components used in the operations of BHC and believes that BHC's hardware and software has been programmed to be able to accurately recognize the Year 2000, and that significant additional costs will not be incurred in connection with the Year 2000 issue, although there can be no assurances in this regard.

              SELECTED FINANCIAL INFORMATION AND STATISTICAL DATA

  The tables and schedules on the following pages set forth certain significant financial information and data with respect to: the distribution of assets, liabilities and common stockholders' equity of BHC, the interest rates and interest differentials experienced by BHC; the investment portfolio of BHC; the loan portfolio of BHC, including types of loans, maturities, and sensitivities of loans to changes in interest rates and information on nonperforming loans; summary of the loan loss experience and reserves for loan losses of BHC; types of deposits of BHC and the return on equity and assets for BHC.

                   DISTRIBUTION OF ASSETS, LIABILITIES, AND
                         COMMON STOCKHOLDERS' EQUITY:
                   INTEREST RATES AND INTEREST DIFFERENTIALS

AVERAGE BALANCES

  The condensed average balance sheets for the periods indicated are presented below. (1)

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
                           ASSETS
Cash and due from banks..................................... $  3,030  $  3,086
Taxable securities..........................................   21,975    19,929
Nontaxable securities.......................................      611       326
Securities valuation account................................     (291)     (371)
Federal funds sold..........................................    4,310     3,610
Loans (2)...................................................   87,173    78,145
Reserve for loan losses.....................................     (874)     (868)
Other assets................................................    9,338     7,808
                                                             --------  --------
                                                             $125,272  $111,665
                                                             ========  ========
Total interest-earning assets............................... $114,069  $102,010
                                                             ========  ========
        LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Deposits:
 Noninterest-bearing demand................................. $ 15,166  $ 14,084
 Interest-bearing demand....................................   16,529    16,193
 Savings....................................................    5,016     5,126
 Time.......................................................   72,772    61,982
                                                             --------  --------
   Total deposits...........................................  109,483    97,385
 Federal funds purchased....................................      500       202
 Note payable...............................................       --       250
 Debentures payable.........................................       77        92
 Other liabilities..........................................    2,123     1,827
                                                             --------  --------
   Total liabilities........................................  112,183    99,756
                                                             --------  --------
 Preferred stock............................................    2,446     2,446
                                                             --------  --------
 Common stockholders' equity................................   10,643     9,463
                                                             --------  --------
                                                             $125,272  $111,665
                                                             ========  ========
 Total interest-bearing liabilities......................... $ 94,894  $ 83,845
                                                             ========  ========

--------
(1) Average balances were determined using the daily average balances during the year for each category.
(2) Average loans include nonaccrual loans and are stated net of unearned income.

INTEREST INCOME AND INTEREST EXPENSE

  The following tables set forth the amount of BHC's interest income and interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets.

                                                   YEAR ENDED DECEMBER 31,
                                              ---------------------------------
                                                    1997             1996
                                              ---------------- ----------------
                                                       AVERAGE          AVERAGE
                                              INTEREST  RATE   INTEREST  RATE
                                              -------- ------- -------- -------
                                                   (DOLLARS IN THOUSANDS)
INTEREST INCOME:
 Interest and fees on loans (1).............. $ 9,693   11.12%  $8,622   11.03%
 Interest on taxable securities..............   1,304    5.93    1,139    5.71
 Interest on nontaxable securities (2).......      34    5.48       22    6.86
 Interest on Federal funds sold..............     238    5.53      196    5.42
                                              -------           ------
 Total interest income.......................  11,269    9.88    9,979    9.78
                                              -------           ------
INTEREST EXPENSE:
 Interest on interest-bearing demand depos-
  its........................................     538    3.25      542    3.35
 Interest on savings deposits................     155    3.08      162    3.15
 Interest on time deposits...................   4,404    6.05    3,741    6.04
 Interest on Federal funds purchased.........      20    4.11       13    6.54
 Interest on note payable....................      --      --       24    9.76
 Interest on debentures......................       6    8.00        7    8.27
                                              -------           ------
 Total interest expense......................   5,123    5.40    4,489    5.35
                                              -------           ------
NET INTEREST INCOME.......................... $ 6,146           $5,490
                                              =======           ======
 Net interest spread.........................            4.48%            4.43%
                                                        =====            =====
 Net yield on average interest-earning as-
  sets.......................................            5.39%            5.38%
                                                        =====            =====

--------
(1) Interest and fees on loans includes $922,000 and $897,000 of loan fee income for the years ended December 31, 1997 and 1996, respectively. There was $4,000 of interest income recognized on nonaccrual loans during 1997 and none in 1996.
(2) Yields on nontaxable securities have not been computed on a tax equivalent basis.

RATE AND VOLUME ANALYSIS

  The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected BHC's interest income and expense during the year indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) change in volume (change in volume multiplied by old rate); (2) change in rate (change in rate multiplied by old volume); and (3) a combination of change in rate and change in volume. The changes in interest income and interest expense attributable to both volume and rate have been allocated proportionately on a consistent basis to the change due to volume and the change due to rate.

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                            1997 VS. 1996
                                                           CHANGES DUE TO:
                                                        ------------------------
                                                                       INCREASE
                                                        RATE  VOLUME  (DECREASE)
                                                        ----  ------  ----------
                                                        (DOLLARS IN THOUSANDS)
Increase (decrease) in:
 Income from interest-earning assets:
 Interest and fees on loans............................ $ 70  $1,001    $1,071
 Interest on taxable securities........................   45     120       165
 Interest on nontaxable securities.....................   (5)     17        12
 Interest on Federal funds sold........................    4      38        42
                                                        ----  ------    ------
   Total interest income...............................  114   1,176     1,290
                                                        ----  ------    ------
 Expense from interest-bearing liabilities:
 Interest on interest-bearing demand deposits..........  (15)     11        (4)
 Interest on savings deposits..........................   (4)     (3)       (7)
 Interest on time deposits.............................   10     653       663
 Interest on Federal funds purchased...................   (6)     13         7
 Interest on note payable..............................   --     (24)      (24)
 Interest on debentures................................   --      (1)       (1)
                                                        ----  ------    ------
   Total interest expense..............................  (15)    649       634
                                                        ----  ------    ------
   Net interest income................................. $129  $  527    $  656
                                                        ====  ======    ======

                             INVESTMENT PORTFOLIO

TYPES OF INVESTMENTS

  The carrying amounts of securities at the dates indicated, which are all classified as available-for-sale, are summarized as follows:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1997    1996
                                                                ------- -------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
U.S. Treasury and other U.S. Government agencies and corpora-
 tions......................................................... $18,917 $16,551
Municipal securities...........................................     807     643
Mortgage-backed securities.....................................   2,842   3,576
Equity securities..............................................     648     625
                                                                ------- -------
                                                                $23,214 $21,395
                                                                ======= =======

MATURITIES

  The amounts of securities in each category as of December 31, 1997 are shown in the following table according to contractual maturity classifications (1) one year or less, (2) after one year through five years, (3) after five years through ten years and (4) after ten years. Equity securities are not included in the table because they have no contractual maturity.

                                          AFTER ONE YEAR    AFTER FIVE
                                           THROUGH FIVE    YEARS THROUGH
                         ONE YEAR OR LESS      YEARS         TEN YEARS    AFTER TEN YEARS      TOTAL
                         ---------------- --------------- --------------- --------------- ----------------
                         AMOUNT  YIELD(1) AMOUNT YIELD(1) AMOUNT YIELD(1) AMOUNT YIELD(1) AMOUNT  YIELD(1)
                         ------- -------- ------ -------- ------ -------- ------ -------- ------- --------
U.S. Treasury and other
 U.S. Government
 agencies and
 corporations........... $ 4,215   4.79%  $8,550   5.74%  $6,152  6.62%   $  --     -- %  $18,917   5.81%
Municipal securities
 (2)....................      72   6.78      418   5.34       22   7.75      295   4.83       807   5.35
Mortgage-backed
 securities.............     --     --       --     --       --     --     2,842   5.04     2,842   5.04
                         -------   ----   ------   ----   ------  -----   ------   ----   -------   ----
                         $ 4,287   4.82   $8,968   5.72   $6,174   6.62   $3,137   5.02   $22,566   5.70
                         =======   ====   ======   ====   ======  =====   ======   ====   =======   ====

--------
(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the carrying value of each security in that range.
(2)Yields on municipal securities have not been computed on a tax equivalent basis.

                                LOAN PORTFOLIO

TYPES OF LOANS

  The amount of loans outstanding at the indicated dates are shown in the following table according to the type of loan.

                                                                DECEMBER 31,
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
Commercial and financial...................................... $ 9,050  $ 5,269
Real estate-construction......................................  18,928   19,441
Real estate-mortgage..........................................  55,732   49,834
Consumer installment loans and other..........................  10,323    8,706
                                                               -------  -------
                                                                94,033   83,250
Less allowance for loan losses................................  (1,424)    (882)
                                                               -------  -------
 Net loans.................................................... $92,609  $82,368
                                                               =======  =======

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES

  Total loans as of December 31, 1997 are shown in the following table according to contractual maturity classifications (1) one year or less, (2) after one year through five years, and (3) after five years. The disclosure of loans by the required categories, commercial and financial and real estate--construction, is not available and would involve undue burden and expense to BHC. In making this determination, BHC has considered the estimated cost to compile the required information and its current electronic data processing capability.

                                                                       (DOLLARS
                                                                          IN
                                                                      THOUSANDS)
   Maturity:
    One year or less.................................................  $55,524
    After one year through five years................................   37,550
    After five years.................................................      959
                                                                       -------
                                                                       $94,033
                                                                       =======

  The following table summarizes loans at December 31, 1997 with the due dates after one year which have predetermined and floating or adjustable interest rates.

                                                                       (DOLLARS
                                                                          IN
                                                                      THOUSANDS)
   Predetermined interest rates......................................  $36,568
   Floating or adjustable interest rates.............................    1,941
                                                                       -------
                                                                       $38,509
                                                                       =======

RISK ELEMENTS

  Information with respect to nonaccrual, past due, and restructured loans at December 31, 1997 and 1996 is as follows:

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1997        1996
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
Nonaccrual loans.......................................  $       559 $       51
Loans contractually past due ninety days or more as to
 interest or principal payments and still accruing.....           76        126
Restructured loans.....................................          --         --
Loans, now current about which there are serious doubts
 as to the ability of the borrower to comply with loan
 repayment terms.......................................          --         --
Interest income that would have been recorded on
 nonaccrual and restructured loans under original
 terms.................................................           15          4
Interest income that was recorded on nonaccrual and
 restructured loans....................................            4        --

  It is the policy of the Banks to discontinue the accrual of interest income when, in the opinion of management, collection of such interest becomes doubtful. This status is accorded such interest when (1) there is a significant deterioration in the financial condition of the borrower and full repayment of principal and interest is not expected and (2) the principal or interest is more than ninety days past due, unless the loan is both well-secured and in the process of collection.

  The interest income information on nonaccrual and restructured loans in the above table is not comparable with the interest income information on impaired loans as disclosed in Note 3 of the financial statements. The above table includes interest income information only on nonaccrual and restructured loans that were outstanding at the end of the year. The financial statements include interest income information on impaired loans that were outstanding throughout the year. Also, the interest income information in the above table represents the interest that could have been earned during the entire year. The interest income information on impaired loans in the financial statements represents the interest that was recognized only during the period of impairment.

  Loans classified for regulatory purposes as loss, doubtful, substandard, or special mention that have not been included in the table above do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources. These classified loans do not represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

                        SUMMARY OF LOAN LOSS EXPERIENCE

  The following table summarizes average loan balances for each year determined using the daily average balances during the year; changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off; additions to the allowance which have been charged to operating expense; and the ratio of net charge-offs during the period to average loans.

                                                     YEARS ENDED DECEMBER 31,
                                                     ------------------------
                                                         1997          1996
                                                     ------------  ------------
                                                      (DOLLARS IN THOUSANDS)
   Average amount of loans outstanding.............. $     87,173  $     78,145
                                                     ============  ============
   Balance of allowance for loan losses
    at beginning of period.......................... $        882  $        868
                                                     ------------  ------------
   Loans charged off
     Commercial and financial.......................           88           --
     Real estate mortgage...........................          112           104
     Installment....................................          206            73
                                                     ------------  ------------
                                                              406           177
                                                     ------------  ------------
   Loans recovered
     Commercial and financial.......................          --            --
     Real estate mortgage...........................          --             29
     Installment....................................           33            17
                                                     ------------  ------------
                                                               33            46
                                                     ------------  ------------
   Net charge-offs..................................          373           131
                                                     ------------  ------------
   Additions to allowance charged to operating
    expense during period...........................          915           145
                                                     ------------  ------------
   Balance of allowance for loan losses
    at end of period................................ $      1,424  $        882
                                                     ============  ============
   Ratio of net loans charged off during the
    period to average loans outstanding.............         0.43%         0.17%
                                                     ============  ============

ALLOWANCE FOR LOAN LOSSES

  The allowance for loan losses is maintained at a level that is deemed appropriate by management to adequately cover all known and inherent risks in the loan portfolio. Management's evaluation of the loan portfolio includes a periodic review of loan loss experience, current economic conditions which may affect the borrower's ability to pay and the underlying collateral value of the loans.

  As of December 31, 1997 and 1996, management had made no allocations of its allowance for loan losses to specific categories of loans. Based on mangement's best estimate, the allocation of the allowance for loan losses to types of loans, as of the indicated dates, is as follows:

                                      DECEMBER 31, 1997        DECEMBER 31, 1996
                                      PERCENT OF LOANS         PERCENT OF LOANS
                                      IN EACH CATEGORY         IN EACH CATEGORY
                               AMOUNT  TO TOTAL LOANS   AMOUNT  TO TOTAL LOANS
                               ------ ----------------- ------ -----------------
                                            (DOLLARS IN THOUSANDS)
Commercial and financial...... $  142         10%        $ 89           6%
Real estate--construction.....    214         20          132          23
Real estate--mortgage.........    641         59          397          60
Consumer installment
 loans and other..............    427         11          264          11
                               ------        ---         ----         ---
                               $1,424        100%        $882         100%
                               ======        ===         ====         ===

                                   DEPOSITS

  Average amount of deposits and average rates paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand deposits, savings deposits, and time deposits, for the years indicated are presented below. (1)

                                                    YEAR ENDED DECEMBER 31,
                                                --------------------------------
                                                      1997            1996
                                                ---------------- ---------------
                                                 AMOUNT  PERCENT AMOUNT  PERCENT
                                                -------- ------- ------- -------
                                                     (DOLLARS IN THOUSANDS)
Noninterest-bearing demand deposits............ $ 15,166    --%  $14,084    --%
Interest-bearing demand deposits...............   16,529  3.25    16,193  3.35
Savings deposits...............................    5,016  3.08     5,126  3.15
Time deposits..................................   72,772  6.05    61,982  6.04
                                                --------         -------
  Total deposits............................... $109,483         $97,385
                                                ========         =======

--------
(1) Average balances were determined using the daily average balances during the year for each category.

  The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1997 are shown below by category, which is based on time remaining until maturity of (1) three months or less, (2) over three through six months, (3) over six through twelve months, and (4) over twelve months.

                                                                    (DOLLARS IN
                                                                    THOUSANDS)
  Three months or less............................................. $     5,331
  Over three months through six months.............................       5,114
  Over six through twelve months...................................       6,118
  Over twelve months...............................................       3,389
                                                                    -----------
    Total.......................................................... $    19,952
                                                                    ===========

               RETURN ON ASSETS AND COMMON STOCKHOLDERS' EQUITY

  The following rate of return information for the years indicated is presented below.

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                          1997         1996
                                                       -----------  -----------
   Return on assets (1)...............................        0.97%        1.29%
   Return on equity (2)...............................       11.45        15.24
   Dividend payout ratio (3)..........................       13.59        11.16
   Equity to assets ratio (4).........................        8.50         8.47

--------
(1) Net income divided by average total assets.
(2) Net income divided by average equity.
(3) Dividends declared per share of common stock divided by net income per share.
(4) Average common equity divided by average total assets.

                       CERTAIN REGULATORY CONSIDERATIONS

  The following discussion sets forth the material elements of the regulatory framework applicable to banks and bank and thrift holding companies and provides certain specific information related to Premier, Button Gwinnett and BHC.

GENERAL

  Premier is a bank holding company registered with the Federal Reserve and the Georgia Department under the Bank Holding Company Act and the Georgia Bank Holding Company Act, respectively. As such, Premier is subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the Georgia Bank Holding Company Act and the regulations of the Federal Reserve and the Georgia Department promulgated under such Acts. Button Gwinnett and BHC are also bank holding companies registered with the Federal Reserve and the Georgia Department under the Bank Holding Company Act and the Georgia Bank Holding Company Act, respectively. As such, Button Gwinnett and BHC are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the Georgia Bank Holding Company Act, and the regulations of the Federal Reserve and the Georgia Department promulgated under such Acts.

  The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company.

  The Bank Holding Company Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the communities to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks involved and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues focuses, in part, on the parties' performance under the Community Reinvestment Act of 1977 ("CRA"), both of which are discussed in more detail below.

  The Bank Holding Company Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that Premier, Button Gwinnett, BHC and any other bank holding company located in Georgia may now acquire a bank located in any other state, and any bank holding company located outside of Georgia may lawfully acquire any Georgia-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, as of June 1, 1997, national and state-chartered banks may now branch interstate through acquisitions of banks in other states.

  In response to the Interstate Banking Act, the Georgia General Assembly adopted the Georgia Interstate Banking Act which was effective on July 1, 1995. The Georgia Interstate Banking Act provides that (i) interstate acquisitions by institutions located in Georgia will be permitted in states which also allow national interstate acquisitions, and (ii) interstate acquisitions of institutions located in Georgia will be permitted by institutions located in states which allow national interstate acquisitions.

  Additionally, on January 26, 1996, the Georgia General Assembly adopted the Georgia Interstate Branching Act which permits Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia the right to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish de novo branches on a limited basis beginning July 1, 1996. Beginning July 1, 1998, the number of de novo branches which may be established will no longer be limited.

  The Bank Holding Company Act generally prohibits a bank holding company from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The Bank Holding Company Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a bank holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

  Each bank subsidiary of Premier is a member of the Federal Deposit Insurance Corporation (the "FDIC"), and as such, its deposits are insured by the FDIC to the maximum extent provided by law. Similarly, each bank subsidiary of Button Gwinnett and BHC is a member of the FDIC, and its deposits are insured by the FDIC to the maximum extent provided by law.

  Premier Bank, Central and Southern Bank, The Bank of Gwinnett County, Henry County Bank and Spalding County Bank are subject to regulation, supervision, and examination by the FDIC and the Georgia Department. The FDIC and the Georgia Department regularly examine the operations of Premier Bank, Central and Southern Bank, The Bank of Gwinnett County, Henry County Bank, and Spalding County Bank and are given the authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The FDIC and the Georgia Department also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

  Premier, Button Gwinnett and BHC are legal entities separate and distinct from their banking and other subsidiaries. The principal sources of cash flow of Premier, including cash flow to pay dividends to its shareholders, are dividends from Premier Bank, Premier Lending, and Central and Southern Bank. The principal source of cash flow of Button Gwinnett, including cash flow to pay dividends to its shareholders, is dividends from The Bank of Gwinnett County. The principal sources of cash flow of BHC, including cash flow to pay dividends to its shareholders, are dividends from Henry County Bank and Spalding County Bank. There are statutory and regulatory limitations on the payment of dividends by Premier Bank and Central and Southern Bank to Premier; The Bank of Gwinnett County to Button Gwinnett; and Henry County Bank and Spalding County Bank to BHC; as well as by Premier, Button Gwinnett and BHC to their respective shareholders.

  If, in the opinion of the federal banking regulators, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "--Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

  At December 31, 1997, under dividend restrictions imposed under federal and state laws, Premier Bank and Central and Southern Bank without obtaining governmental approvals, could declare aggregate dividends to Premier of approximately $5.7 million. At December 31, 1997, retained earnings available from The Bank of Gwinnett County to pay dividends to Button Gwinnett totaled approximately $2.4 million. At December 31, 1997, retained earnings available from Henry County Bank and Spalding County Bank to pay dividends to BHC totaled approximately $639,000.

  The payment of dividends by Premier, Button Gwinnett and BHC and their respective subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

  Premier, Button Gwinnett and BHC and their respective bank subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve in the case of Premier, Button Gwinnett and BHC, and the appropriate federal banking regulator in the case of each bank subsidiary. There are two basic measures of capital adequacy for bank holding companies that have been promulgated by the Federal Reserve: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

  The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

  The minimum guideline for the ratio (the "Total Risk-Based Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%. At least half of Total Capital must be comprised of common stock, undivided profits, minority interests in the equity accounts of consolidated subsidiaries and noncumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At December 31, 1997, Premier's consolidated Total Risk-Based Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 16.29% and 14.07%, respectively. At December 31, 1997, Button Gwinnett's consolidated Total Risk-Based Capital Ratio and its Tier 1 Risk-Based Capital Ratio were 16.4% and 15.1%, respectively. At December 31, 1997, BHC's consolidated Total Risk-Based Capital Ratio and its Tier 1 Risk-Based Capital Ratio were 10.38% and 9.13%, respectively.

  In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. Premier's Leverage Ratio at December 31, 1997 was 11.37%. Button Gwinnett's Leverage Ratio at December 31,

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

1997 was 11.65%. BHC's Leverage Ratio at December 31, 1997 was 6.84%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

  Each of the depository institution subsidiaries of Premier, Button Gwinnett and BHC is subject to risk-based and leverage capital requirements adopted by their respective federal banking regulators, which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Each of these subsidiary depository institutions was in compliance with applicable minimum capital requirements as of December 31, 1997. Neither Premier, Button Gwinnett, BHC nor any of their respective subsidiary depository institutions has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

  Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

  The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve and the FDIC have, pursuant to FDICIA, recently adopted final regulations, requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the evaluation of a bank's capital adequacy. The bank regulatory agencies have concurrently proposed a methodology for evaluating interest rate risk which would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY INSTITUTIONS

  Under Federal Reserve policy, Premier, Button Gwinnett and BHC are expected to act as a source of financial strength for, and to commit resources to support, each of their depository institution subsidiaries. This support may be required at times when, absent such Federal Reserve policy, Premier, Button Gwinnett and BHC may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its depository institution subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such depository institutions. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a depository institution subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

  Under the Federal Deposit Insurance Act ("FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with
(i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. As a result, any loss suffered by the FDIC in respect of any of the subsidiaries of Premier would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the depository institution's banking or thrift affiliates, and a potential loss of Premier's investment in such other subsidiary depository institutions.

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

PROMPT CORRECTIVE ACTION

  FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

  Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Risk-Based Capital Ratio of 10% or greater, a Tier 1 Risk-Based Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be well capitalized. An institution with a Total Risk-Based Capital Ratio of 8.0% or greater, a Tier 1 Risk-Based Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be adequately capitalized. A depository institution that has a Total Risk-Based Capital Ratio of less than 8.0%, a Tier 1 Risk-Based Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be undercapitalized. A depository institution that has a Total Risk-Based Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

  An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The obligation of a controlling holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking regulator is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

  For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of
Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region;" (vi) restrict asset growth or reduce total assets;
(vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior executive officer, the regulator must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution;
(x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or (xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking regulator, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

  At December 31, 1997, Premier Bank, Central and Southern Bank, The Bank of Gwinnett County, Henry County Bank and Spalding County Bank had the requisite capital levels to qualify as "well capitalized."

FDIC INSURANCE ASSESSMENTS

  Pursuant to FDICIA, the FDIC adopted a new risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The new system, which went into effect on January 1, 1994, assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, as well as the prior transitional system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for members of both the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF") for the first half of 1995, as they had during 1994, ranged from 23 basis points (0.23% of deposits) for an institution in the highest category (i.e., "well capitalized" and "healthy") to 31 basis points (0.31% of deposits) for an institution in the lowest category (i.e., "undercapitalized" and "substantial supervisory concern"). These rates were established for both funds to achieve a designated ratio of reserves to insured deposits (i.e., 1.25%) within a specified period of time.

  Once the designated ratio for the BIF was reached in May 1995, the FDIC reduced the assessment rate applicable to BIF deposits in two stages, so that, beginning in 1996, the deposit insurance premiums for 92% of all BIF members in the highest capital and supervisory categories were set at $2,000 per year, regardless of deposit size. The FDIC elected to retain the existing assessment rate range of 23 to 31 basis points for SAIF members for the foreseeable future given the undercapitalized nature of that insurance fund.

  Recognizing that the disparity between the SAIF and BIF premium rates have adverse consequences for the SAIF insured institutions and other banks with SAIF assessed deposits, including reduced earnings and an impaired ability to raise funds in capital markets and to attract deposits, in July 1995, the FDIC, the Treasury Department, and the OTS released statements outlining a proposed plan to recapitalize the SAIF, the principal feature of which was a special one-time assessment on depository institutions holding SAIF-insured deposits, which was intended to recapitalize the SAIF at a reserve ratio of 1.25%. This proposal contemplated elimination of the disparity between the assessment rates on BIF and SAIF deposits following recapitalization of the SAIF.

  A variation of this proposal designated the Deposit Insurance Funds Act of 1996 ("DIFA") was enacted by Congress as part of the omnibus budget legislation and signed into law on September 30, 1996. As directed by DIFA, the FDIC implemented a special one-time assessment of approximately 65.7 basis points (0.657%) on a depository institution's SAIF-insured deposits held as of March 31, 1995 (or approximately 52.6 basis points on

SAIF deposits acquired by banks in certain qualifying transactions). In addition, the FDIC has implemented a revision in the SAIF assessment rate schedule which effected, as of October 1, 1996 (i) a widening in the assessment rate spread among institutions in the different capital and risk assessment categories, (ii) an overall reduction of the assessment rate range assessable on SAIF deposits of from 0 to 27 points, and (iii) a special interim assessment rate range for the last quarter of 1996 of from 18 to 27 basis points on institutions subject to Financing Corporation ("FICO") assessments. Effective January 1, 1997, assessments to help pay off the $780 million in annual interest payments on the $8 billion FICO bonds issued in the late 1980's as part of the government rescue of the thrift industry are imposed on both BIF- and SAIF-insured deposits in annual amounts presently estimated at 1.29 basis points and 6.44 basis points, respectively. Beginning in January, 2000, BIF- and SAIF-insured institutions will share the FICO interest costs at equal rates currently estimated at 2.43 basis points.

  Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

SAFETY AND SOUNDNESS STANDARDS

  The FDIA, as amended by the FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits, and such other operational and managerial standards as the agencies deem appropriate. The federal bank regulatory agencies have adopted, effective August 9, 1995, a set of guidelines prescribing safety and soundness standards pursuant to FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation and fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal shareholder. In addition, the agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized institution is subject under the "prompt corrective action" provisions of FDICIA. See "--Prompt Corrective Action." If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties. The federal regulatory agencies also proposed guidelines for asset quality and earnings standards.

COMMUNITY REINVESTMENT ACT

  The Community Reinvestment Act of 1977 ("CRA") requires the federal bank regulatory agencies to encourage financial institutions to meet the credit needs of low- and moderate-income borrowers in their local communities. In May 1995, the federal bank regulatory agencies published final amended regulations promulgated pursuant to the CRA. The final regulations eliminate the 12 assessment factors under the former regulation and replace them with performance tests. Institutions are no longer required to prepare CRA Statements or extensively document director participation, marketing efforts or the ascertainment of community credit needs. Under the final rule, an institution's size and business strategy determines the type of examination that it will receive. Large, retail-oriented institutions will be examined using a performance-based lending, investment and service test. Small institutions will be examined using a streamlined approach. All institutions have the option of being evaluated under a strategic plan formulated with community input and pre-approved by the bank regulatory agency.

  CRA regulations provide for certain disclosure obligations. In accordance with the CRA, each institution must post a CRA notice advising the public of the right to comment to the institution and its regulator on the institution's CRA performance and to review the institution's CRA public file. Each lending institution must maintain for public inspection a public file that includes a listing of branch locations and services, a summary of lending activity, a map of its communities, and any written comments from the public on its performance in meeting community credit needs. Public disclosure of written CRA evaluations of financial institutions made by regulatory agencies is required by the CRA. This promotes enforcement of CRA requirements by providing the public with the status of a particular institution's community reinvestment record.

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

                        PREMIER ANNUAL MEETING MATTERS

                       ELECTION OF DIRECTORS--PROPOSAL 2

  The Board of Directors of Premier currently consists of 15 directors. Premier's Bylaws provide that the Board of Directors shall consist of not less than four, nor more than 19 members, the precise number to be determined from time to time by the Board of Directors. The number of directors has been set at 19 by the Board. The Board of Directors recommends the election of the 15 nominees listed below. Fewer nominees are named than the number fixed because it is anticipated that following the Lanier Merger, John E. Aderhold will be appointed to the Board to fill one vacancy as provided by the Lanier Agreement, following the BHC Merger, James E. Sutherland will be appointed to the Board to fill one vacancy as provided by the BHC Agreement and following the Button Gwinnett Merger, John D. Stephens and Glenn S. White will be appointed to the Premier Board to fill two vacancies as provided in the Button Gwinnett Agreement.

  Each of the nominees has consented to being named in this Joint Proxy Statement/Prospectus and to serve as a director of Premier if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than 15 nominees. The affirmative vote of a majority of all votes cast at the meeting by the holders of Premier Common Stock is required for the election of the 15 nominees standing for election. Management of Premier has no reason to believe that any nominee will not serve if elected.

  The Bylaws provide that directors shall be elected for one year terms. Each of the following persons are current directors of Premier and have been nominated by management for re-election to the Board of Directors of Premier:

                                                            SERVED AS A DIRECTOR
             NAME              AGE POSITION(S) WITH PREMIER   OF PREMIER SINCE
             ----              --- ------------------------ --------------------
N. Michael Anderson...........  50         Director                 1993
George S. Carpenter, Jr. .....  67         Director                 1997
James L. Coxwell, Sr. ........  56         Director                 1988
Donald N. Ellis...............  53         Director                 1997
William M. Evans, Jr. ........  46         Director                 1993
John H. Ferguson, D.D.S. .....  54         Director                 1997
Robert E. Flournoy III........  45         Director                 1997
James E. Freeman..............  61         Director                 1988
A. F. Gandy...................  64         Director                 1997
Robin R. Howell...............  33         Director                 1992
Billy H. Martin...............  56         Director                 1996
C. Steve McQuaig, M.D. .......  48         Director                 1997
Robert C. Oliver..............  49 Director, President and          1997
                                   Chief Operating Officer
Thomas E. Owen, Jr. ..........  67         Director                 1997
Darrell D. Pittard............  49       Chairman and               1993
                                   Chief Executive Officer

  There are no family relationships between any director or executive officer (or any nominee for such positions) and any other director, executive officer or nominee.

  As described above if the directors nominated by the Board of Directors are elected as directors of Premier and the Lanier Merger is closed and, if the directors nominated by the Board of Directors are elected as directors of Premier and the Button Gwinnett Merger is approved and closed, the Board of Directors will fill three vacancies on the Premier Board of Directors resulting from the increased number of directors to 19 so that the directors of Premier will consist of the nominees named above and John E. Aderhold if the Lanier Merger is closed and Glenn S. White and John D. Stephens if the Button Gwinnett Agreement is approved and closed. If

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

the BHC Merger is approved and closed, the Board of Directors will fill one vacancy on the Premier Board of Directors to appoint James E. Sutherland to serve on the Board of Premier following the Merger (Messrs. Adderhold, White, Stephens and Sutherland, collectively, the "Additional Directors"). Each of the Additional Directors has consented to being named in this Joint Proxy Statement/Prospectus and to serve as a director of Premier if each respective merger is consummated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires Premier's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of Premier, to file with the SEC reports of changes in ownership of the Common Stock of Premier held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish Premier with copies of all forms they file under this Section. To Premier's knowledge, based solely on a review of the copies of such reports furnished to Premier and representations that no other reports were required, during 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except as follows: Messrs. Carpenter, Ellis, Ferguson, Owen, Gandy, McQuaig, Oliver failed to file on a timely basis his initial report of beneficial ownership; Messrs. Gandy, McQuaig, Anderson failed to file on a timely basis his annual statement of changes in beneficial ownership; Messrs. Anderson, Oliver and Ricketson failed to file on a timely basis his statement of changes in beneficial ownership; Mr. Pittard failed to file on a timely basis one report relating to one transaction.

  Although it is not Premier's obligation to make filings pursuant to Section 16 of the Exchange Act, Premier has adopted a policy requiring all Section 16 reporting persons to report monthly to the Chief Financial Officer of Premier as to whether any transactions in Premier's Common Stock occurred during the pervious month.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors of Premier held 10 meetings during 1997. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served. Premier's Board of Directors has three standing committees--the Audit Committee, the Compensation Committee and the Executive Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

  The Executive Committee presently consists of Darrell D. Pittard, James E. Freeman (Chairman), William M. Evans, Jr., Don N. Ellis, A. F. Gandy, and Robert C. Oliver. The Executive Committee held five meetings during 1997.

  The Audit Committee presently consists of John H. Ferguson (Chairman), George S. Carpenter, Jr., Don N. Ellis, James L. Coxwell, Sr., William M. Evans, Jr. and Billy H. Martin. The Audit Committee has been assigned the principal functions of: (i) recommending the independent auditors; (ii) reviewing and approving the annual report of the independent auditors; (iii) approving the annual financial statements; and (iv) reviewing and approving summary reports of the auditor's findings and recommendations. The Audit Committee held five meetings during 1997.

  The Compensation Committee presently consists of N. Michael Anderson (Chairman), George S. Carpenter, Jr., John H. Ferguson, Robin R. Howell, C. Steve McQuaig and Billy H. Martin. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and stock option grants under Premier's stock based plans. The Compensation Committee held four meetings during 1997.

  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of one or more of the Directors of Premier, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as for the Executive Committee.

MANAGEMENT OF PREMIER

  The members of the Board of Directors of Premier Bank, Premier Lending and Central and Southern Bank are elected annually by Premier, acting as the sole shareholder of each subsidiary.

  The table below set forth for each executive officer of Premier (i) the person's name, (ii) his or her age at March 23, 1998, (iii) the year he or she was first elected as an officer of Premier, and (iv) his or her positions with Premier.

          NAME           AGE ELECTED POSITIONS WITH PREMIER
          ----           --- ------- ----------------------
Jo S. Hill..............  49  1997   Chief Administrative Officer and Executive Vice President
Michael W. Lane.........  47  1996   Executive Vice President
Robert C. Oliver........  49  1997   President and Chief Operating Officer
George S. Phelps........  45  1997   Executive Vice President
Darrell D. Pittard......  49  1993   Chairman of the Board and Chief Executive Officer of Premier
Michael E. Ricketson....  48  1997   Executive Vice President and Chief Financial Officer

BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS OF PREMIER

  N. Michael Anderson has served on the Board of Directors of Premier since 1993. Mr. Anderson has served as President of Michael Anderson, Inc., a secondary marketing whole loan brokerage company since 1985.

  George S. Carpenter, Jr. has been a Director of Premier since Premier's merger with Central and Southern on June 23, 1997. Prior to Premier's merger with Central and Southern, Mr. Carpenter served as a Director of Central and Southern since 1980. Mr. Carpenter is an attorney.

  James L. Coxwell, Sr. has been a Director of Premier since 1984. Mr. Coxwell is the owner of Coxwell Development and Construction and also co-owner of Crown Development Group, Inc., both located in Kennesaw, Georgia. He is also the owner of Jim Coxwell GMC, Inc., which is a holding company, and owner/landlord of several commercial real estate properties.

  Donald N. Ellis has been a Director of Premier since Premier's merger with Central and Southern on June 23, 1997. Prior to Premier's merger with Central and Southern, Mr. Ellis had served as a director of Central and Southern since 1993. From 1970 until his retirement in 1996, Mr. Ellis was a plant manager for Universal Rundle Corporation.

  William M. Evans, Jr. has been a member of the Board of Directors of Premier since 1993. Mr. Evans has served as President of William Evans and Associates, Inc., a real estate developer, since 1978.

  John H. Ferguson, D.D.S. has been a Director of Premier since Premier's merger with Central and Southern on June 23, 1997. Prior to Premier's merger with Central and Southern, Dr. Ferguson had served as a director of Central and Southern since 1980. Dr. Ferguson is an orthodontist.

  Robert E. Flournoy III has been a member of the Board of Directors of Premier since 1988. Mr. Flournoy has been a partner in the Marietta, Georgia law firm of Robert E. Flournoy III & Associates since 1981. Mr. Flournoy also serves as Chairman of the Downtown Marietta Development Authority.

  James E. Freeman has served on the Board of Directors of Premier since 1988. Mr. Freeman has been President of Kenworth of Atlanta, a truck dealership, since 1992.

  A. F. Gandy has been a Director of Premier since Premier's merger with Central and Southern on June 23, 1997. Prior to Premier's merger with Central and Southern, Mr. Gandy had served as Chairman of the Board of Central and Southern since January 1993 and a Director of the Central and Southern since 1980. From 1984 until his retirement in September 1993, Mr. Gandy served as General Manager of the Meadows Division of William Barnet & Son, Inc., a manufacturer of carpet yarns, and from 1993 through 1995, he was a consultant to William Barnet & Son, Inc.

  Jo S. Hill has served as Executive Vice President and Chief Administrative Officer of Premier since October 1997. From 1993 to 1997, she owned an Atlanta-based human resources consulting business and served as an outside director of Premier Lending and Premier Bank. Ms. Hill served as Senior Vice President of Prime Bank from April 1991 to February 1994, and Vice President of Prime Bank from September 1989 to April 1991. Prior to 1991, she was employed with BankSouth as a Vice President.

  Robin R. Howell has been a member of the Board of Directors of Premier since 1992. Ms. Howell has served as Vice President of Delta Life Insurance Company since 1993.

  Michael W. Lane has served as Executive Vice President of Premier since June 1996. From 1993 to February 1994, Mr. Lane served as Manager, Vice President-- Financing Health Care Claims of Millennium Healthcare Funding, Inc. From 1992 to March 1993, he was employed by Prime Bank, FSB as Manager, Vice President, Commercial Banking Group--Commercial Lending, Asset-Based Lending and Private Banking. Mr. Lane was employed from May 1983 to March 1992 by First American Bank in various positions, his last being Manager, Group Vice President of Asset-Based Lending.

  Billy H. Martin has served on the Board of Directors of Premier since December 1996. Mr. Martin has served on the board of the subsidiary banks of Premier since 1993. Since 1987, Mr. Martin has been engaged in the real estate investment and development business both individually and through limited partnerships.

  Thomas J. Martin has been a Director of Premier and President of the East Metro Division of Premier Bank since Premier's acquisition of Citizens on December 12, 1997. Prior to the acquisition, Mr. Martin served as President and Chief Executive Officer of Citizens and as Chairman and Chief Executive of Citizens Bank from 1995 to December 1997. Mr. Martin organized Citizens Bank in 1984 and served as President of Citizens Bank from 1984 to 1995.

  C. Steve McQuaig, M.D. has been a Director of Premier since Premier's merger with Central and Southern on June 23, 1997. Prior to the merger with Central and Southern, Mr. McQuaig served as Director of Central and Southern since 1984. Dr. McQuaig is a physician and President of Milledgeville Ophthalmology Associates, P.C.

  Robert C. Oliver has served as President and Chief Operating Officer of Premier since June 23, 1997. Mr. Oliver was President and Chief Executive Officer of Central and Southern Holding Company since January 1993. From October 1992 to January 1993, Mr. Oliver served as President of the Central and Southern Bank of Georgia. Prior to September 1992, Mr. Oliver was Senior Vice President and Regional Executive of Wachovia Bank of Georgia.

  Thomas E. Owen, Jr. has been a Director of Premier since Premier's merger with Central and Southern on June 23, 1997. Prior to Premier's merger with Central and Southern, Mr. Owen had served as a Director of Central and Southern since 1986. Mr. Owen is President and Chief Operating Officer of Protective Laundry and Cleaners, Inc.

  George S. Phelps has served as Executive Vice President of Premier since June 1997. Mr. Phelps has served as President of Premier Lending since April 1995. Mr. Phelps was Senior Vice President at Allatoona Federal Savings Bank and was responsible for mortgage lending from 1991 to April 1995.

  Darrell D. Pittard serves as the Chairman and Chief Executive Officer of Premier. Mr. Pittard founded Premier Lending Corporation in March of 1993 before Premier Bancshares, Inc. was merged with and into First Alliance Bancorp., Inc. (Premier's predecessor) in August 1996. In August 1996, Mr. Pittard was elected Chairman of the Board and Chief Executive Officer of Premier. From August 1988 to February 1993, Mr. Pittard was employed by Prime Bank, FSB and its holding company, Prime Bancshares, Inc., as President and Chief Executive Officer (March 1990 to February 1993) and as Chief Operating Officer (August 1988 to March 1990). Prime Bancshares, Inc. was acquired in February 1993 by SouthTrust Corporation.

  Michael E. Ricketson has served as Executive Vice President and Chief Financial Officer of Premier since June 1997. Mr. Ricketson served as Executive Vice President and a Director of Central and Southern since 1996 and Chief Financial Officer of Central and Southern Bank since October 1993. Mr. Ricketson served as First Vice President and Financial Officer of First National Bancorp from 1990 through April 1992. Prior to 1990, he was controller of the First National Bank of Gainesville.

BIOGRAPHIES OF ADDITIONAL DIRECTORS

  Mr. Aderhold has served as Chairman of the Board of Directors of Lanier since 1986. Mr. Aderhold also serves on the Board of Directors of Frederica Bank & Trust.

  John D. Stephens, 58, has served as Chairman of the Board of Directors of Button Gwinnett and The Bank of Gwinnett County since 1993. Mr. Stephens is Chief Executive Officer and owner of John D. Stephens, Inc. in Stone Mountain, Georgia, which has engaged in pipeline construction since 1966.

  Glenn S. White, 47, has served as a Director of Button Gwinnett since 1993 and as a Director and the President of Button Gwinnett and The Bank of Gwinnett County since 1987.

  James E. Sutherland, 62, has served as a Director of BHC since 1993. Mr. Sutherland is the President and Chief Executive Officer of Sutherland Food Service, Inc., Rich & Morgan, Inc., Sonny East Produce, Inc., Lumber City Egg Marketers, Inc. and National Poultry & Foods, Inc.

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

PREMIER EXECUTIVE COMPENSATION

  The following table provides certain summary information for 1997, 1996 and 1995, concerning compensation paid or accrued by Premier to or on behalf of Premier's Chief Executive Officer and the other four most highly compensated executive officers of Premier during 1997 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                        ANNUAL COMPENSATION                 COMPENSATION
                             --------------------------------------------   ------------
                                                                               AWARDS
                                                                            ------------
                                                                             SECURITIES
                                                                             UNDERLYING
                                                           OTHER ANNUAL       OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($)   BONUS ($) COMPENSATION ($)   GRANTED (#)  COMPENSATION
---------------------------  ---- ----------   --------- ----------------   ------------ ------------
Darrell D. Pittard.......    1997  $211,459     $90,000      $21,025(1)        63,125      $ 7,101
 Chairman and Chief          1996   175,000      51,640       14,400(1)             0
 Executive Officer           1995   138,000      84,488        4,100(1)        27,083
Robert C. Oliver.........    1997    67,642(7)   43,875       15,000(2)        15,000        3,674
 President and Chief         1996       --          --           --               --           --
 Operating Officer           1995       --          --           --               --           --
Michael W. Lane..........    1997   115,520      39,000        4,300(2)(3)     22,395        4,796
 Executive                   1996   110,000      20,524        2,600(2)(3)          0
 Vice President              1995    95,000      32,808          600(2)(3)     14,896
George S. Phelps.........    1997   100,800      46,000        4,300(2)(4)     22,395        4,143
 Executive                   1996    96,000      27,372        1,600(2)(4)          0
 Vice President              1995    54,560      30,744        1,000(2)(4)      9,479
Michael E. Ricketson.....    1997    31,572(7)   20,150        1,300(5)(6)      7,500       16,653
 Executive Vice President    1996       --          --           --               --           --
 and Chief Financial
  Officer                    1995       --          --           --               --           --

--------
(1) Consists of directors' fees. Does not reflect compensation in the form of perquisites and personal benefits such as car allowance ($9,600 for 1997), and country club dues ($1,500), the value of which did not exceed the lesser of $50,000 or 10% of salary and bonus for any fiscal year to which such benefits pertain.
(2) Consists of directors' fees, and in the case of Mr. Phelps, $1,200 of which was deferred and in the case of Mr. Oliver, $6,450 of which was deferred. In the case of Mr. Oliver, does not reflect compensation in the form of perquisites and personal benefits such as the use of a car ($3,858) and moving expenses ($5,693).
(3) Does not reflect compensation in the form of a car allowance ($6,900 for 1997, $5,800 for 1996 and $3,600 for 1995) the value for which did not exceed the lesser of $50,000 or 10% of salary and bonus for any fiscal year to which such benefits pertain.
(4) Does not reflect compensation in the form of perquisites such as a car allowance ($6,000 for 1997 and 1996 and $3,500 for 1995) and vacation pay ($2,852 for 1995) the value of which did not exceed the lesser of $50,000 or 10% of salary and bonus for any fiscal year to which such benefits pertain.
(5) Consists of directors' fees.
(6) Does not reflect compensation in the form of perquisites such as a car allowance ($3,428) the value for which did not exceed the lesser of 50,000 or 10% of salary and bonus for fiscal 1997.
(7) Consists of compensation from June 23, 1997 through December 31, 1997.

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

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

  Jo S. Hill. On January 1, 1998, Premier entered into an employment agreement with Jo S. Hill. The term of the agreement is one year, subject to a recurring 12-month extension, provided the Board of Directors of Premier determines that Ms. Hill's performance has met the Board's requirements and standards. The agreement provides for an initial base salary of $115,500 by the Premier Board of Directors. Ms. Hill is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Board of Directors of Premier, or any committee designated by them. The Board may, by its discretion, increase Ms. Hill's base salary to reflect her performance. In the event of a disability, Ms. Hill is entitled to receive 100% of her then current base salary for six months, provided, however, that she may be terminated if she is disabled for a continuous period exceeding six months. In the event of a "termination for cause" (as defined in the agreement), Ms. Hill shall have no right to compensation or other benefits. If Ms. Hill's employment is terminated by Premier for any reason other than "termination for cause" or disability, she is entitled to receive a severance payment equal to her then current base salary and incentive compensation. In the event of a "change of control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another; or there is a sale, transfer, consolidation or merger of Premier; or Premier is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Ms. Hills' employment (other than for "cause") occurring either six months prior to or 12 months after the "change of control" shall entitle her to receive a severance payment equal to her current base salary and incentive compensation. If Ms. Hill voluntarily terminates her employment due to reasons unrelated to a "change in control," she is not entitled to receive any compensation or other benefits. Finally, the agreement prohibits Ms. Hill from disclosing any confidential information during her employment and for a period of one year after termination.

  Michael W. Lane. On June 23, 1997, Premier Lending entered into an employment agreement with Mr. Michael W. Lane whereby he continued as Executive Vice President of Commercial Finance of Premier Lending. The term of the agreement is one year, subject to a 12-month extension if the parties agree to the extension. Mr. Lane's annual base salary was $115,500, and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Board of Directors of Premier Lending, or any committee designated by them. Mr. Lane's base salary and any incentive pay is to be reviewed at least annually by the Board of Directors of Premier Lending, and his base salary may be increased in their discretion to reflect performance. Mr. Lane's current base salary is $137,500. In the event of a disability, Mr. Lane is entitled to receive 100% of his then current base salary for six months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding six months. In the event a termination for "cause" (as defined in the agreement), Mr. Lane will receive no right to compensation or other benefits. If Mr. Lane voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Lane's employment is terminated by the Board of Directors for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to his current base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier or Premier Lending is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Mr. Lane's employment (other than for "cause") occurring either six months prior to or 12 months after the "change of control," shall entitle him to receive a severance payment equal to his current base salary and incentive compensation. Finally, the agreement prohibits Mr. Lane from disclosing any confidential information during his employment and for a period of one year after termination.

  Thomas J. Martin. On the effective date of the Citizens Merger, Premier Bank entered into an amendment to Mr. Martin's employment agreement with Citizens (originally entered into on December 11, 1990 and first amended on March 11, 1997) which provides that Mr. Martin shall serve on the Board of Directors of Premier and as President of Premier Bank's East Metro division. The term of the employment agreement, as amended, will be six months following Premier's acquisition of Citizens. Under the employment agreement, as amended, Mr. Martin's base salary is $136,500.


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

  The amendment provides for a growth bonus whereby Premier Bank will agree to pay Mr. Martin a lump sum bonus of $25,000 if certain profit targets are met by Premier and a lump sum bonus equal to 5% of the amount by which Premier Bank's profits exceed $2.3 million for calendar year 1997. The amendment also provides for perquisites such as an automobile, country club dues and healthcare benefits. If, within six months after the Citizens acquisition, Mr. Martin is terminated or if he does not agree to enter into a new employment agreement, Mr. Martin will be entitled to a lump sum payment of $409,500, which lump sum payment is the same amount made payable to Mr. Martin under the March 11, 1997 amendment to his employment agreement in the event of a "change of control" such as the Merger. The amendment also contains a six month non-compete for Gwinnett County, Georgia, a one year client and employee nonsolicitation covenant and a one-year confidentiality covenant.

  Robert C. Oliver. Upon the closing of Premier's merger with Central and Southern Holding Company, Central and Southern Bank entered into an employment agreement with Robert C. Oliver under which he continued to serve as President and Chief Executive Officer of Central and Southern Bank and became President and Chief Operating Officer of Premier. The employment agreement terminates on June 23, 2000, but is subject to a 12-month extension if the parties agree to the extension. Mr. Oliver's initial annual base salary was $143,500 and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier and Central and Southern Bank, or any committee designated by them. Mr. Oliver's base salary and any incentive pay is to he reviewed at least annually by the Boards of Directors of Premier and Central and Southern Bank and his base salary may be increased in their discretion to reflect performance. His current base salary is $242,000. Mr. Oliver has been granted the use of an automobile and is reimbursed for country club and business association dues. To the extent approved by the Boards of Directors, Mr. Oliver may receive a loan for up to twenty percent (20%) of his base salary for the purposes of paying any required initiation fees to country clubs, which loan will be forgiven if he remains employed for three years, is not terminated for cause and does not voluntarily terminate his agreement without a "change of control." In the event of a disability, Mr. Oliver is entitled to receive 100% of his then current base salary for 12 months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding 12 months. In the event of a termination for "cause" (as defined in the agreement), Mr. Oliver will receive no right to compensation or other benefits. If Mr. Oliver voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Oliver's employment is terminated by the Boards of Directors for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to three times his current annual base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier or Central and Southern Bank is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Mr. Oliver's employment (other than for "cause") occurring either six months prior to or 12 months after the "change of control," shall entitle him to receive a severance payment equal to three times his current annual base salary and incentive compensation. Finally, the agreement prohibits Mr. Oliver from disclosing any confidential information during his employment and for a period of one year after termination.

  George S. Phelps. On June 23, 1997, Premier Lending entered into a new employment agreement with George S. Phelps whereby he continued as President of Premier Lending. The term of the agreement is one year, subject to a 12-month extension if the parties agree to the extension. Mr. Phelps' annual base salary is $100,800, and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Board of Directors or any committee designated by them. Mr. Phelps' base salary and any incentive pay is to be reviewed at least annually by the Board of Directors of Premier Lending and his base salary may be increased in their discretion to reflect performance. Mr. Phelps' current base salary is $143,000. In the event of a disability, Mr. Phelps is entitled to receive 100% of his then current base salary for six months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding six months. In the event of a termination for "cause" (as defined in the agreement), Mr. Phelps will receive no right to compensation or other benefits. If Mr. Phelps voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Phelps' employment is terminated by the

Board of Directors for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to his current base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another; there is a sale, transfer, consolidation or merger of Premier; or Premier Lending is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Mr. Phelps' employment (other than for "cause") occurring either six months prior to or 12 months after the "change of control" shall entitle him to receive a severance payment equal to his current base salary and incentive compensation. Finally, the agreement prohibits Mr. Phelps from disclosing any confidential information during his employment and for a period of one year after termination.

  Darrell D. Pittard. Darrell D. Pittard is currently employed pursuant to an employment agreement dated effective as of June 23, 1997 which provides for an annual base salary of $200,000 and expires on June 23, 2000. Mr. Pittard's current annual base salary is $330,000 and is subject to a 12-month extension if the boards of directors for Premier and Premier Lending determine that it should be extended. Mr. Pittard is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier and Premier Lending, or any committee designated by them. Mr. Pittard's base salary and any incentive pay is to be reviewed at least annually by the Boards of Directors of Premier and Premier Lending and his base salary may be increased in their discretion to reflect performance. Mr. Pittard is granted the use of an automobile and is reimbursed for country club and business association dues. To the extent approved by the Boards of Directors of Premier and Premier Lending, Mr. Pittard may receive a loan for up to twenty percent (20%) of his base salary for the purposes of paying any required initiation fees to country clubs, which loan will be forgiven if he remains employed for three years, is not terminated for cause and does not voluntarily terminate his agreement without a "change of control." In the event of a disability, Mr. Pittard is entitled to receive 100% of his then current base salary for 12 months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding 12 months. In the event of a termination for "cause" (as defined in the agreement), Mr. Pittard will receive no right to compensation or other benefits. If Mr. Pittard voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Pittard's employment is terminated by the Boards of Directors of Premier and Premier Lending for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to three times his current base salary and incentive compensation. In the event of a "change in control" (any transaction, consolidation or merger of Premier, or Premier Lending is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Mr. Pittard's employment (other than for "cause") occurring either six months prior to or 12 months after the "change in control" shall entitle him to receive a severance payment equal to three times his current base salary and incentive compensation. Finally, the agreement prohibits Mr. Pittard from disclosing any confidential information during his employment and for a period of one year after termination.

  Michael E. Ricketson. Upon the closing of Premier's merger with Central and Southern Holding Company, Premier and Central and Southern Bank entered into an employment agreement with Michael E. Ricketson in which he continued as Chief Financial Officer of Central and Southern Bank and an Executive Vice President of Premier. The agreement terminates on June 23, 2000, but is subject to a 12-month extension if the parties agree to the extension. Mr. Ricketson's initial annual base salary was $85,000 per year and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier and Central and Southern Bank, or any committee designated by them. Mr. Ricketson's base salary and any incentive pay is to be reviewed at least annually by the Boards of Directors and his base salary may be increased in their discretion to reflect performance. Mr. Ricketson's current annual base salary is $137,500. In the event of a disability, Mr. Ricketson is entitled to receive 100% of his then current base salary for six months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding six months. In the event of a termination for "cause" (as defined in the agreement), Mr. Ricketson will receive no right to compensation or other benefits. If Mr. Ricketson, voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Ricketson's employment is terminated by the Board of Directors for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to his current annual base salary and incentive

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

compensation. In the event of a "change in control" (a transaction in which 50% or more of the voting stock of Premier becomes controlled by another; there is a sale, transfer, consolidation or merger of Premier; or Central and Southern Bank is sold to or merged with a corporate that is not a majority owned subsidiary of Premier), any termination of Mr. Ricketson's employment (other than for "cause") occurring either six months prior to or 12 months after the "change of control," shall entitle him to receive a severance payment equal to his current annual base salary and incentive compensation. Finally, the agreement prohibits Mr. Ricketson from disclosing any confidential information during employment and for a period of one year after termination.

COMPENSATION OF DIRECTORS

  All of the members of the Board of Directors of Premier currently receive $2,500 per meeting as a retainer for their service as directors. The Board holds regularly scheduled quarterly meetings and calls additional meetings from time to time. Directors who serve on committees of the board also receive $500 per committee meeting. Directors are also eligible to participate in the Premier Bancshares, Inc. Directors Deferred Stock Unit Plan (the "Directors Plan"). The Directors Plan was adopted by the shareholders on December 12, 1997.

  The Directors Plan permits each Director of Premier and its subsidiaries to elect in advance to defer some or all of his directors' fees and to apply such amounts toward the grant of deferred stock units. Upon settlement at the time of the director's termination of service, the deferred stock units are payable in cash or shares of Premier Common Stock, as elected by the Director. The plan provides that each Director who makes a deferral election will receive, in lieu of directors' fees, a deferred stock unit award that equals the number of shares of Premier Common Stock as may be purchased with the amount of the deferred directors' fees at that time based on a price equal to 85% of the fair market value of the shares on the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Other than George S. Carpenter, Jr. who serves on the Compensation Committee of the Central and Southern Bank, no member of the Compensation Committee serves as a member of the compensation committee of any entity that has one or more executive officers serving as a member of Premier's Board or Compensation Committee. None of the members of the Compensation Committee are officers or employees of Premier or any of its subsidiaries. No executive officer of Premier served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) or another entity, one of whose executive officers served on the compensation committee of Premier. Furthermore, no executive officer of Premier served (i) as a director of another entity, one of whose executive officer served on Premier's Compensation Committee, or (ii) as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Premier. Except as set forth under "--Certain Relationships and Related Transactions," there were no material transactions between Premier and any of the members of the Compensation Committee during 1997.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The provisions of the Georgia Code and Premier's Bylaws set forth the extent to which Premier's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under Premier's Bylaws, Premier is required to indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were officers, directors, employees or agents of Premier, to the extent that they have been successful, on the merits or otherwise, in such defense. Premier's Bylaws also permit indemnification of its directors and officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of Premier or who, while directors or officers of Premier, are or were serving at Premier's request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they believed in good faith to be in, or not opposed to, the best interests of Premier, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of Premier, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. Premier must also provide advancement of expenses incurred by any director or officer in defending any such action, suit or proceeding upon receipt of any undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by Premier.

  Premier may not indemnify a director or officer in connection with a proceeding by or in the right of Premier in which the director or officer was adjudged liable to Premier for appropriation of a business opportunity or payment of unlawful dividends, in connection with a proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit or for intentional misconduct or a knowing violation of law. The indemnification provisions of the Georgia Code are essentially identical to those set forth above, except that the Georgia Code permits, but does not require, a corporation to advance expenses under the circumstances for such payments described above. Premier maintains an insurance policy insuring Premier and its directors and officers against certain liabilities, including liabilities under the Securities Act.

  Premier's Articles of Incorporation provide that no director of Premier shall be personally liable to Premier or its shareholders for monetary damages for a breach of the duty of care or of any other duty as a director, except in the case of: (i) wrongful appropriation of any business opportunity of Premier; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) liability for unlawful distributions; or (iv) any transaction from which the director derived an improper personal benefit.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Premier pursuant to the foregoing provisions, Premier has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PREMIER STOCK BASED PLANS

  Premier has adopted or assumed obligations under the following five stock option or stock incentive plans: the Premier Bancshares, Inc. 1995 Stock Option Plan (the "Premier Plan"); the Premier Lending Corporation 1993 Employee Stock Option Plan (the "Premier Employee Plan"); the Premier Lending Corporation Directors Stock Option Plan (the "Premier Directors Plan"); the 1997 Plan, and the Premier Bancshares, Inc. Directors Deferred Stock Unit Plan. The Premier stock-based plans (the "Premier Plans") are all administered by the Compensation Committee. All stock options available under the Premier Plan and the Premier Employee Plan have been granted.

  The shareholders of Premier approved the adoption or assumption of three additional stock-based plans in 1997. The shareholders adopted the 1997 Plan in June 1997 at Premier's annual meeting. The 1997 Plan provides for the grant of options for shares of Premier Common Stock to eligible employees, independent contractors, consultants and advisors of Premier and its related corporations. Options may be granted under the 1997 Plan until June 14, 2007. A maximum of 1,125,000 shares of Premier Common Stock may be issued pursuant to options granted under the 1997 Plan. The number of shares available for issuance under the 1997 Plan is proposed to be increased to 2,000,000. See "Amendment of 1997 Plan--Proposal 5." The Compensation Committee has granted options to purchase 955,419 shares under the 1997 Plan and options to purchase 887,969 shares under the 1997 Plan remain unexercised. Options under the 1997 Plan may be incentive stock options or nonqualified stock options. The 1997 Plan also authorizes the Committee to grant options to non-employees and non-key employees in connection with mergers, reorganizations or other business combinations involving Premier or a related corporation.

  On December 12, 1997, the shareholders of Premier adopted the Directors Plan. The Directors Plan amends and restates the Premier Bancshares, Inc. Directors Stock Option Plan previously adopted by the shareholders of Premier at the 1997 annual meeting. The Directors Plan permits each Director to elect in advance to defer some or all of his or her directors' fees and to apply such amounts toward the grant of deferred stock units. Upon settlement, the deferred stock units are payable in cash or shares of Premier Common Stock, as elected by the Director. Under the terms of the Directors Plan, each Director who makes a deferral election would receive, in lieu of directors' fees, an award of deferred stock units on the grant date that would equal such number of shares of Premier Common Stock as could be purchased for the amount of deferred directors' fees on that date, based on a price equal to 85% of the fair market value of the shares as of such grant date.

STOCK OPTIONS GRANTS AND YEAR END VALUES

  The following table provides certain information concerning individual grants of stock options made during 1997 to the Named Executive Officers:

                             OPTION GRANTS IN 1997

                                                                           POTENTIAL REALIZABLE
                                     % OF TOTAL                                  VALUE AT
                         NUMBER OF    OPTIONS                            ASSUMED ANNUAL RATES OF
                         SECURITIES  GRANTED TO                          STOCK PRICE APPRECIATION
                         UNDERLYING  EMPLOYEES   EXERCISE OR                FOR OPTION TERM(1)
                          OPTIONS    IN FISCAL      PRICE     EXPIRATION -------------------------
      NAME                GRANTED       YEAR    ($ PER SHARE)    DATE         5%          10%
      ----               ----------  ---------- ------------- ---------- ------------ ------------
Darrel D. Pittard.......   40,626(2)    10%        $ 8.35      1/23/07   $     16,961      33,923
                           22,600(3)     6%        $10.58      7/23/07         11,955      23,911
Robert C. Oliver........   15,000(3)     4%        $10.58      7/23/07          7,935      15,870
Michael W. Lane.........   14,595(2)     4%        $ 8.35      1/23/07          6,093      12,187
                            7,500(3)     2%        $10.58      7/23/07          3,968       7,935
George S. Phelps........   14,895(2)     4%        $ 8.35      1/23/07          6,219      12,437
                            7,500(3)     2%        $10.58      7/23/07          3,968       7,935
Michael E. Ricketson....    7,500(3)     2%        $10.58      7/23/07          3,968       7,935

--------
(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of Premier's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of Premier's Common Stock.
(2) These options will vest in two years from date of grant with 50% vesting on January 23, 1998 and the remainder vesting on January 23, 1999.
(3) These options will vest in two years from date of grant with 50% vesting on July 23, 1998 and remainder vesting on July 23, 1999.

  The following table provides certain information concerning the value of unexercised options held by the Named Executive Officers as of December 31, 1997. No options were exercised by the named Executive Officers in 1997.

                              NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                   OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                 FISCAL YEAR END         FISCAL YEAR END(1)
                            ------------------------- -------------------------
      NAME                  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----                  ----------- ------------- ----------- -------------
Darrell D. Pittard.........   47,396       42,812      $580,260     $165,375
Robert C. Oliver...........   23,100       15,000       403,935       55,125
Michael W. Lane............   44,791       14,947       283,461      126,467
George S. Phelps...........   16,927       14,947       206,323      126,467
Michael E. Ricketson.......   13,698        7,500       177,115       55,125

--------
(1) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at December 31, 1997 ($17.93 per share) and the exercise price of the options.

EMPLOYEE RETIREMENT SAVINGS PLAN

  Premier has established a savings and profit-sharing plan that qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for its salaried employees who are at least 21 years old and who have completed three months of service with Premier. Eligible employees may contribute up to 20% of their gross salary to the 401(k) Plan to a maximum of $9,500 for 1997 and may contribute up to 18% of their gross salary to the 401(k) Plan to a maximum of $10,000 for 1998. Each participating employee is fully vested in contributions made by such employees. Premier presently matches 75% of the amount contributed by an employee up to 4% of the employee's salary, but Premier's policy regarding matching contributions may be changed annually in the discretion of the Board of Directors. All amounts contributed under the 401(k) Plan are invested in one or more investment accounts administered by an independent plan administrator.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Premier's directors and executive officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with Premier Bank, Premier Lending and Central and Southern Bank and are expected to continue such relationships in the future. As of December 31, 1997, the aggregate outstanding balance of all such loans was $6,214,000, or approximately 9% of shareholders' equity. In the opinion of Premier's management, the extensions of credit made by Premier Bank, Premier Lending and Central and Southern Bank to such individuals, companies and entities since January 1, 1995 (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than a normal risk of collectibility or present other unfavorable features.

REPORT OF COMPENSATION COMMITTEES ON EXECUTIVE COMPENSATION

  During 1997, the Compensation Committee of the Board of Directors was comprised of all non-employee members of the Board. The Compensation Committee is responsible for: (i) setting Premier's compensation philosophy and policies; (ii) review and approval of pay recommendations for the executive officers of Premier; (iii) initiation of all compensation actions for the Chief Executive Officer of Premier; and (iv) administering and awarding options and other awards under the Premier Plans.

  Premier's compensation policies have been designed to align the financial interests of Premier's management with those of its shareholders, and to take into account Premier's operating environment and expectations for continued growth and enhanced profitability. Compensation for each of Premier's executive officers consists of a base salary, an annual discretionary bonus and stock options. Premier does not currently provide executive officers with other long-term incentive compensation other than the ability to contribute their earnings to Premier's 401(k) Plan.

  The Compensation Committee's philosophy is that the predominate portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of Premier (through grants of stock options), while maintaining other elements of Premier's compensation program at conservative levels, will enable Premier to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to Premier's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

  At least annually, the Compensation Committee reviews salary recommendations for Premier's executives and then approves such recommendations, with any modifications it has deemed appropriate. The annual salary recommendations for such persons are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief

Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading Premier.

  The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in Premier's revenue, net income, net income per share and market penetration, as well as the executive's contribution to Premier's performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

  Stock options represent a substantial portion of compensation for Premier's executive officers, including the Chief Executive Officer. Stock options typically are granted at the prevailing market price on the date of grant, and will only have value if Premier's stock price increases. Generally, grants vest in equal amounts over a period of five years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by Premier at the time of vesting in order to exercise the options. In special circumstances, however, the Compensation Committee has authority to accelerate vesting or modify other restrictions on exercise. Grants of stock options generally are based upon the level of the executive's position with Premier and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of Premier's shareholders, since the ultimate value of such compensation is linked directly to stock price.

  The Chief Executive Officer's employment agreement provides for an annual base salary of $200,000. The base salary paid to the Chief Executive Officer is reviewed annually by the Compensation Committee and may be adjusted based on competitive compensation data, the Chief Executive Officer's overall compensation package and the Compensation Committee's assessment of his past experience and its expectation as to his future contributions in leading Premier and its businesses. In July, 1997, the Compensation Committee reviewed the compensation of Premier's executive officers and increased the annual base salary of the Chief Executive Officer from $200,000 to $225,000. Effective January 1, 1998 the Chief Executive Officer's annual base salary was increased to $330,000. On January 22, 1998, Mr. Pittard was granted an incentive stock option to purchase 67,500 shares at a price of $19.33 per share. The increase in the Chief Executive Officer's base salary was based primarily on his success in closing two key acquisitions of bank holding companies in 1997 and the substantial increase in the price of Premier's Common Stock during 1997. The Compensation Committee also increased the salary of two other executive officers of Premier.

  On January 23, 1997 the Compensation Committee granted the Chief Executive Officer options to purchase 40,625 shares of Premier's Common Stock at a price of $8.35 per share. On July 23, 1997, the Compensation Committee granted the Chief Executive Officer options to purchase 22,600 shares of Premier's Common Stock at a price of $10.58 per share. These stock option awards were based upon an evaluation of his performance criteria and are consistent with the philosophy of providing incentives based on Premier's future performance.

  The Compensation Committee continually evaluates Premier's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of Premier's shareholders and with Premier's performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Premier's performance.

  COMPENSATION COMMITTEE

  N. Michael Anderson
  George S. Carpenter, Jr.
  Robin R. Howell
  Billy H. Martin
  John H. Ferguson, D.D.S.
  C. Steve McQuaig, M.D.

  Notwithstanding anything to the contrary set forth in any of Premier's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement/Prospectus, in whole or in part, the foregoing Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Premier's Common Stock against the cumulative total return of the American Stock Exchange Bank Index for the period commencing on January 26, 1995, and ending December 31, 1997. The graph assumes that the value of the investment in Premier's Common Stock and each index was $100 on January 26, 1995. The yearly change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (2) the share price at the beginning of the Measuring Period.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      AMONG PREMIER BANCSHARES, INC., SNL
                         AMERICAN STOCK EXCHANGE INDEX


                                               PERIOD ENDING
                         ----------------------------------------------------------
INDEX                    1/26/95 6/30/95 12/31/95 6/20/96 12/31/96 6/30/97 12/31/97
-----                    ------- ------- -------- ------- -------- ------- --------
Premier Bancshares,
 Inc.................... 100.00  108.59   115.83  143.64   155.77  238.03   376.07
S&P 500................. 100.00  117.75   134.77  148.36   165.57  199.69   220.83
SNL Southeast Banks..... 100.00  116.18   143.66  156.04   197.20  243.91   298.94
SNL Banks (under
 $250M)................. 100.00  111.92   137.62  152.20   173.87  210.20   283.73
SNL Banks ($250M to
 $500M)................. 100.00  111.45   131.84  146.00   171.20  214.15   296.09

             ASSUMES $100 INVESTED ON JANUARY 26, 1995 IN PREMIER
                    BANCSHARES, INC. COMMON STOCK, AMERICAN
                           STOCK EXCHANGE BANK INDEX

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the Premier Common Stock owned, as of the Record Date and on a pro forma basis giving effect to the Lanier Merger and the Button Gwinnett Merger and the BHC Merger,
(i) by each person who beneficially owned more than 5% of the shares of Premier Common Stock outstanding, (ii) by each Premier director and nominee
(iii) by the executive officers of Premier and (iv) by all Premier directors and executive officers as a group.

                                                                   PERCENT OF
                                                                  COMMON STOCK
                                                                  FOLLOWING THE
                                                     PERCENT OF      BHC AND
                                                    COMMON STOCK     BUTTON
                             NUMBER OF  PERCENT OF  FOLLOWING THE   GWINNETT
 NAME OF BENEFICIAL OWNER    SHARES(1) COMMON STOCK LANIER MERGER    MERGERS
 ------------------------    --------- ------------ ------------- -------------
John E. Aderhold...........        100      *            1.09%          *
N. Michael Anderson (2)....    124,557      *             *             *
George S. Carpenter, Jr.
 (3).......................     33,256      *             *             *
James L. Coxwell, Sr.......    145,467      *             *             *
Donald N. Ellis............     10,512      *             *             *
William M. Evans, Jr. (4)..     56,289      *             *             *
John H. Ferguson, D.D.S.
 (5).......................    146,349      *             *             *
Robert Flournoy (6)........     55,617      *             *             *
James E. Freeman (7).......    420,456     2.75%         2.48%        1.67%
A. F. Gandy (8)............    109,951      *             *             *
Jo S. Hill (9).............     40,387      *             *             *
Robin R. Howell (10).......    138,016      *             *             *
Michael W. Lane (11).......     50,029      *             *             *
Billy H. Martin (12).......     65,922      *             *             *
Thomas J. Martin (13)......    111,895      *             *             *
C. Steve McQuaig, M.D.
 (14)......................     53,339      *             *             *
Robert C. Oliver (15)......    116,975      *             *             *
Thomas E. Owen, Jr. (16)...     55,386      *             *             *
George S. Phelps (17)......     47,040      *             *             *
Darrell D. Pittard (18)....    380,611     2.49%         2.24%        1.51%
Michael E. Ricketson (19)..     90,520      *             *             *
All directors, nominees and
 executive officers as a
 group (21 persons)........  2,256,120    14.76%        13.23%        8.94%

--------
 * Represents less than one percent of the shares outstanding.
(1) On a fully-diluted basis, except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information shown above is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.
(2) Includes 10,831 shares subject to currently exercisable stock options, 60,895 held in a self-directed individual retirement account ("IRA"), 12,154 shares held in the N.Michael Anderson Trust, 38,276 shares held in trust for the benefit of Mr.Anderson, as to which beneficial ownership is shared, and 1,103 shares as custodian for a minor child.
(3) Includes 9,093 shares held in an IRA and 2,530 owned by Mr. Carpenter's wife.

(4) Includes 10,833 shares subject to currently exercisable options, 2,536 shares held in a profit sharing plan and 27,082 shares owned by a company that Mr. Evans controls.
(5) Includes 93,704 shares held in pension and profit sharing plans and 4,308 shares owned by Mr. Ferguson's wife.
(6) Includes 22,591 shares held in an IRA, 300 shares owned by Mr. Flournoy's spouse and 1,799 shares owned by Mr. Flournoy's children.
(7) Includes 38,445 shares owned by Mr. Freeman's wife.
(8) Includes 4,500 shares owned by Mr. Gandy's wife.
(9) Includes 10,834 shares subject to currently exercisable options, 1,692 shares held in an IRA and 105 shares owned by Ms. Hill's husband.
(10) Includes 138,016 shares held in trust for the benefit of Robin Robinson Howell, as to which beneficial ownership is shared.
(11) Includes 14,895 shares subject to currently exercisable stock options, 8,463 shares held in an IRA and 26,671 owned jointly with Mr. Lane's wife.
(12) Includes 2,924 shares held in an IRA and 6,126 shares owned by Mr. Martin's wife.
(13) Includes 7,692 shares held in an IRA, 2,400 shares held in Premier's 401(k) Plan, 29,976 held in Premier's Employee Stock Ownership Plan, 9,408 shares owned by Mr. Martin's wife and 1,500 shares owned by Mr. Martin's son.
(14) Includes 8,101 shares held in an IRA, 14,020 shares owned by companies that Mr. McQuaig controls and 16,860 owned by Mr. McQuaig's spouse.
(15) Includes 23,100 shares subject to currently exercisable stock options, 33,370 shares held in an IRA, 3,328 shares held in Premier's 401(k) Plan, 5,750 shares owned by Mr. Oliver's wife, 3,339 shares as custodian for minor children and 225 shares owned by Mr. Oliver's son.
(16) Includes 9,170 shares held in an IRA.
(17) Includes 24,373 shares subject to currently exercisable stock options, 1,436 shares held in an IRA and 3,053 shares held in Premier's 401(k) Plan.
(18) Includes 45,206 shares subject to currently exercisable stock options, 6,000 shares held in an IRA, and 1,544 shares held in Premier's 401(k) Plan.
(19) Includes 36,390 shares held in an IRA, 2,507 shares held in Premier's 401(k) Plan and 11,491 shares as custodian for minor children.

                 RATIFICATION OF ERNST & YOUNG LLP--PROPOSAL 3

  On December 29, 1997, Premier dismissed Mauldin & Jenkins, LLC as its independent public accountant and retained Ernst & Young LLP to audit its financial statements for 1997. The selection of Premier's independent public accountants is not required to be submitted to the vote of the shareholders, but the Board believes the shareholders should have the opportunity to ratify the Board's selection of Ernst & Young LLP. A representative of Ernst & Young LLP will be present at the Premier Meeting and will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions. See "Independent Public Accountants."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS PREMIER'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1998 FISCAL YEAR.

             AMENDMENT TO ARTICLES OF INCORPORATION -- PROPOSAL 4

  A condition precedent to the consummation of the Button Gwinnett and BHC Mergers is an amendment to Premier's Articles of Incorporation to increase the number of authorized shares of Common Stock of Premier to provide for the issuance of shares of Premier's Common Stock (or options covering such shares, as applicable) to the shareholders and option holders of Button Gwinnett and BHC as contemplated in the Button Gwinnett and BHC Agreements (the "Articles Amendment"). The Articles Amendment amends Article 5.a. of Premier's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 60,000,000 shares. A copy of the Articles Amendment is attached as Appendix G to this Joint Proxy Statement/Prospectus.

  Because Premier may not have sufficient uncommitted authorized but unissued shares of Common Stock to consummate the Button Gwinnett and BHC Mergers without approval of the proposed increase in the number of authorized shares of Common Stock, such proposed increase is a condition precedent to consummation of the Button Gwinnett and BHC Mergers, which the Premier Board believes is in the best interests of Premier shareholders. In addition, Premier's Board of Directors believes that the proposed increase in the number of authorized shares of Premier Common Stock will provide flexibility needed to meet corporate objectives and to implement Premier's strategic plan and is in the best interests of Premier and its shareholders.

  The Board of Directors recommends that shareholders approve the Articles Amendment because it considers the proposal to be in the best long-term and short-term interests of Premier, its shareholders and its other constituencies. The proposed increase in the number of shares of authorized Common Stock will ensure that sufficient shares of Common Stock are available subsequent to the issuance of shares of Common Stock pursuant to the terms of the Button Gwinnett and BHC Agreements and will ensure that additional shares of Common Stock will be available, if needed, for issuance in connection with any possible business developments, including, among others, stock splits, stock dividends, acquisitions, finances, stock-incentive plans and other corporate purposes. In addition, the proposed increase in the number of authorized shares of Common Stock will ensure that sufficient shares are available for grant pursuant to Premier's 1997 Plan. See "--Amendment to 1997 Stock Option Plan--Proposal 5."

  The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of the American Stock Exchange or of any stock exchange on which Premier's securities may then be listed) will be beneficial to Premier by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable Premier to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock is advisable. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

  Although Premier may require additional capital or other financing to fund its operations and continued growth, other than the shares of Common Stock to be issued in connection with the Lanier Merger, Button Gwinnett Merger, BHC Merger and the 1997 Plan, Premier does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposal to increase the number of authorized shares.

  On May 15, 1998, 15,422,339 shares of Premier Common Stock were issued and outstanding. Upon consummation of the Lanier Merger, an additional 1,702,748 shares of Common Stock will be issued and outstanding.

  Although the proposed amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares of Common Stock could be used alone or in combination with Premier's other anti-takeover measures, such as its blank check preferred stock, to make any attempt to gain control of Premier or the Board of Directors more difficult or time-consuming.

  Any of the additional shares of Common Stock could be privately placed with purchasers who might side with the Premier Board in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on the part of Premier, to repurchase such shares, or on the part of the purchaser, to put such shares to Premier.

  The amendment to increase the authorized Common Stock might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Premier Common Stock, to acquire control of Premier, since the issuance of the additional shares of Common Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of Premier. If so used, the effect of the additional authorized shares of Common Stock might be (i) to deprive shareholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person seeking to obtain control of Premier or (ii) to assist incumbent management in retaining its present position.

  The approval of the holders of a majority of the issued and outstanding shares of Common Stock of Premier is required for the adoption of the Articles Amendment. THE BOARD OF DIRECTORS RECOMMENDS THAT PREMIER'S SHAREHOLDERS VOTE FOR APPROVAL OF THE ARTICLES AMENDMENT.

                      AMENDMENT OF 1997 PLAN--PROPOSAL 5

PURPOSE AND OPERATION OF THE 1997 PLAN

  On March 26, 1997, the Premier Board adopted the 1997 Plan. The 1997 Plan was approved by the Premier shareholders on June 16, 1997. As discussed below, the 1997 Plan is proposed to be amended to increase the number of shares authorized for issuance under the plan from 1,125,000 shares to 3,000,000 shares.

  The purpose of the 1997 Plan is to encourage and enable selected key employees, independent contractors, consultants and advisors of Premier and its related corporations to acquire or increase their holdings of Premier Common Stock in order to promote a closer identification of their interests with those of Premier and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of Premier.

  This purpose is carried out by granting options to purchase shares of Premier Common Stock to selected participants. Options may be incentive stock options intended to qualify under Section 422 of the Code or nonqualified stock options. For purposes of the plan, a "key employee" means an employee of Premier or a related corporation whom the Committee determines qualifies as a key employee based on the nature and extent of the individual's duties, responsibilities, personal capabilities, performance and potential, or any combination of these factors. Approximately persons qualify as key employees at this time. The 1997 Plan also provides for the grant of options to independent contractors, consultants and advisors (collectively, "independent contractors"). There are no persons who qualify as independent contractors at this time. The number of persons who may be eligible to participate in the plan is subject to change from time to time.

  The 1997 Plan also authorizes the grant of options to non-employees and non-key employees who provide services to Premier or an affiliate in connection with mergers, reorganizations or other business combinations involving Premier or a related corporation. Premier substituted options to purchase shares to eligible participants in connection with its merger with The Central and Southern Holding Company in June, 1997.

  In addition, in connection with the Lanier Merger, Premier plans to grant substitute options to option holders under the Lanier Directors Stock Option Plan and the Lanier 1989 Key Employee Incentive Stock Option Plan. In connection with the Button Gwinnett Merger, Premier plans to grant substitute options to option holders under the Button Gwinnett Bancorp, Inc. Option Plan (or to elect to assume such options), and any substitute options will be granted under the 1997 Plan. Approximately persons are eligible to receive such substitute options. Further, in connection with the BHC Merger, Premier plans to grant substitute options to one option holder. The number of individuals who may be eligible for options in connection with a business combination also is subject to change from time to time.

  The 1997 Plan is administered by the Compensation Committee of the Premier Board. The effective date of the 1997 Plan was June 15, 1997, and the 1997 Plan is intended to have a 10-year term unless earlier terminated by the Premier Board. The 1997 Plan may be amended or terminated by the Premier Board at any time; however, any amendment that would materially increase the number of shares issuable under the 1997 Plan or materially change the requirements for eligibility will require shareholder approval. In addition, no outstanding option may be amended or terminated without an optionee's consent if the amendment or termination would adversely affect the optionee's rights.

  As of April 27, 1998, the closing sales price of the Premier Common Stock was $25.125.

PROPOSAL TO INCREASE SHARES ISSUABLE UNDER THE 1997 PLAN

  As adopted in 1997, the 1997 Plan provided for the issuance and sale of up to 750,000 shares of Premier Common Stock. As a result of the three-for-two stock split effective January 23, 1998, a maximum of 1,125,000 shares of Premier Common Stock may be issued pursuant to options granted under the 1997 Plan. The number of shares subject to issuance under the 1997 Plan may be further adjusted in the event of a change in the outstanding shares of Premier Common Stock as a result of a merger, reorganization, stock dividend, stock split distributable in shares or other similar change in the capital structure. No optionee may be granted options in any calendar year for more than 112,500 shares of Premier Common Stock (subject to adjustment as provided herein).

  Effective March 11, 1998, the Premier Board adopted an amendment to the 1997 Plan which would increase the number of shares of Premier Common Stock issuable under the plan from 1,125,000 shares to 3,000,000 shares. As of March 23, 1998, 169,581 shares remained available for grant under the 1997 Plan. In addition, as discussed above, since the 1997 Plan was adopted by the shareholders at the 1997 annual meeting, Premier has completed or proposed to complete certain transactions which would further deplete the number of shares available for issuance under the 1997 Plan.

  In order for the 1997 Plan to continue to provide an incentive for highly qualified individuals to serve or continue service with Premier, to more closely align the interests of such individuals with Premier's shareholders, and to provide stock-based compensation comparable to that offered by other financial institutions, the Premier Board believes that the number of shares of Common Stock authorized for issuance should be increased as described herein (subject to the adjustment provisions discussed above for stock splits and other capital changes).

  Except as proposed to be amended to increase the number of shares issuable under the plan, the 1997 Plan would continue in effect in its current form. The Premier Board believes that the amendment to increase the number of shares available for issuance under the 1997 Plan is necessary in order for the plan to continue to serve as a strong stock-based incentive for employees and other eligible individuals in service to Premier in the future.

NEW PLAN BENEFITS

  The amount of compensation that will be paid pursuant to the grant of awards under the 1997 Plan in the current year to the following persons is not yet determinable due to vesting and other requirements. However, the following table sets forth the number of options that have been granted in 1997 under the 1997 Plan, each at an exercise price of $10.38 per share, to each of the following:

                                      PREMIER BANCSHARES, INC.    1997 PLAN
     NAME                                 DOLLAR VALUE ($)     NUMBER OF SHARES
     ----                             ------------------------ ----------------
   Darrell D. Pittard................         331,762               22,500
   Robert C. Oliver..................         221,550               15,000
   Michael W. Lane...................         110,775                7,500
   George S. Phelps..................         110,775                7,500
   Michael E. Ricketson..............         110,775                7,500

  The dollar value is based on a per share price of $25.125 (the closing sales price of Common Stock on the American Stock Exchange on April 27, 1998).

  Certain Federal Income Tax Consequences. The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 1997 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to Premier. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

  Incentive Stock Options. Incentive stock options granted under the 1997 Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the optionee (with the possible exception of alternative minimum tax liability) if the optionee does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the optionee has continuously been an employee of Premier or a related corporation from the date of grant to three months before the date of exercise (or twelve months in the event of death or disability). Premier will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive stock option. Upon the disposition of shares acquired pursuant to exercise of an incentive stock option, the optionee will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the option will be treated as a nonqualified stock option.

  Pursuant to the Code and the terms of the 1997 Plan, in no event can there first become exercisable by an optionee in any one calendar year incentive stock options granted by Premier or any related corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive stock option exceeds the foregoing limitation, it will be treated for all purposes under the plan as a nonqualified stock option. In addition, no incentive stock option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Premier or a related corporation (unless certain requirements are met, including an option price greater than or equal to 110% of the fair market value of the shares and an option period of five years or less).

  Nonqualified Stock Options. If an optionee receives a nonqualified stock option, the difference between the market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the optionee on the date of exercise. Premier will be entitled to a deduction in the same year in an amount equal to the income taxable to the optionee. The optionee's basis in shares of Premier Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the optionee will be taxed as a capital gain or loss to the optionee, and will be long-term capital gain or loss if the optionee has held the stock for more than one year at the time of sale.

  Pursuant to the terms of the 1997 Plan, Premier will require any recipient of shares of Premier Common Stock pursuant to exercise of a nonqualified stock option to pay the corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the corporation to such authority for the account of such recipient.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT. The affirmative vote of a majority of the shares of Premier Common Stock represented in person or by proxy at the Premier Meeting is necessary for the approval of the amendment to the 1997 Plan. Any shares not voted (whether by abstention, broker non-vote or otherwise) have the effect of a negative vote.

             ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN--PROPOSAL 5

  Effective March 11, 1998, the Premier Board adopted the Premier Bancshares, Inc. Employee Stock Purchase Plan (the "Plan"), subject to shareholder approval at the Premier Meeting. If approved by shareholders, the Plan will enable eligible employees to be granted options to purchase Premier Common Stock at a discount through payroll deductions or other means established under the Plan.

  The Plan is intended to permit eligible employees to provide for their future security and to encourage them to remain employees of Premier (or its subsidiaries), and thus to promote the best interests of Premier and its shareholders and enhance the long-term performance of Premier. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, and thus to permit participants to receive favorable tax treatment, as described below.

  The following summary describes the material terms of the Plan and is qualified in all respects by reference to the terms of the Plan, which is attached as Appendix I to this Joint Proxy Statement/Prospectus. Shareholders should refer to the Plan for more complete and detailed information.

SHARES RESERVED FOR THE PLAN

  The aggregate number of shares of Common Stock which may be purchased under the Plan shall not exceed 2,000,000, subject to adjustment in the event of mergers, consolidations, stock dividends, stock splits or other changes in the outstanding Premier Common Stock in accordance with Plan terms. Shares issued under the Plan may be authorized and unissued shares, treasury shares or shares purchased on the open market.

ADMINISTRATION; AMENDMENT AND TERMINATION

  The Plan will be administered by the Board, or, upon its delegation, by the Compensation Committee (the "Committee") of the Board. (References to the Committee include the Board if it elects to administer the Plan.) The Committee may adopt rules and procedures consistent with the Plan for its administration and may delegate certain administrative functions as it considers appropriate. The Committee's interpretation and construction of the Plan is final and conclusive.

  The Board may at any time, and from time to time, modify, amend, suspend or terminate the Plan or any option, except that, (i) shareholder approval is required of any amendment to the extent required under Section 423 of the Code or other applicable law or rule; and (ii) no amendment may materially and adversely affect any outstanding option without the participant's consent. If adopted by the shareholders, the effective date of the Plan will be May 15, 1998 and the Plan is anticipated to continue in effect through May 15, 2008 unless terminated earlier by the Board.

ELIGIBLE PARTICIPANTS

  Generally, employees of Premier (or a subsidiary designated by Premier) are eligible to participate in the Plan once they have been employed 90 days or more if they customarily work more than 20 hours per week and for more than five months per year. Approximately 505 employees would have been eligible to participate as of December 31, 1997.

MATERIAL FEATURES OF THE PLAN

  If the Plan is approved by the shareholders, beginning July 1, 1998, Premier will grant options on January 1 and July 1 of each year that the Plan is in effect (or on such other date as Premier may designate). Each option period will last for six months ending on the June 30 or December 31 immediately following the grant of options (or on such date(s) as the Committee determines).

  Each eligible employee who has elected to participate in the Plan will be entitled on the date of exercise (the last day of the purchase period) to purchase shares of Premier Common Stock at an option price equal to the lesser of 90% of the fair market value (as defined in the Plan) on the date of grant (the first day of the purchase period) or on the date of exercise.

  Payment for shares of Premier Common Stock purchased under the Plan will be made by authorized payroll deductions from a participant's compensation or by other methods authorized by the Committee. Compensation generally means a participant's base salary or regular rate of compensation (including commissions, bonuses and incentive compensation, but excluding employee benefits and other similar non-cash compensation elements), as determined as of the date of each payroll deduction.

  An eligible employee who elects to participate in the Plan will designate a stated whole percentage between 1% and 10% of compensation to be credited to the participant's account under the Plan. On the offer date for each purchase period, a participant will be granted an option to purchase such number of shares as is determined by dividing the amount of the participant's payroll deductions which had accumulated on the purchase date by the applicable option price. Unless a participant withdraws or terminates employment before the purchase date in accordance with Plan terms, the option will be exercised automatically for the purchase of the full number of shares subject to the option.

  Premier will maintain an account for each participant to reflect the shares of Premier Common Stock purchased under the Plan by each participant. No participant in the Plan is permitted to purchase Premier Common Stock under the Plan at a rate that exceeds $25,000 in fair market value of Premier Common Stock, determined at the time options are granted, for each calendar year, and additional restrictions may apply to the purchase of shares based on the terms of the Plan and Section 423 of the Code.

  Funds received by Premier from the sale of Premier Common Stock under the Plan may be used for any corporate purpose.

NEW PLAN BENEFITS

  It is not possible to determine how many eligible employees will participate in the Plan in the future. Therefore, it is not possible to determine the dollar value or number of shares of Common Stock that will be distributed under the Plan. Premier anticipates, however, that on the average approximately 350,000 shares of Premier Common Stock will be distributed annually during the term of the Plan. Based on a per share price of $25.125 (the closing sales price of the Common Stock on the American Stock Exchange on April 27, 1998), the benefits of the Plan during 1997 would have been as follows:

             PREMIER BANCSHARES, INC. EMPLOYEE STOCK PURCHASE PLAN

                                                                  APPROXIMATE
                      NAME                     DOLLAR VALUE ($) NUMBER OF SHARES
                      ----                     ---------------- ----------------
   Darrell D. Pittard.........................      25,000             955
   Robert C. Oliver...........................      24,200             963
   Michael W. Lane............................      13,750             546
   George S. Phelps...........................      14,300             569
   Michael E. Ricketson.......................      13,700             546
   Executive Group............................     100,000           3,980
   Non-Executive Officer Employee Group.......     250,000           9,950

FEDERAL TAX CONSEQUENCES

  As noted above, the Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the Plan will not realize income (and Premier will not receive a deduction) at the time an option is granted or when the shares purchased under the Plan are transferred to him, although participants will receive the benefit of the discounted price at the time of purchase.

  Participants will, however, recognize income when they sell or dispose of the shares. If an employee disposes of such shares after two years from the date of grant of the option and after one year from the date of the purchase of such shares, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the lesser of
(i) the excess of the fair market value of such shares at the time of disposition over the purchase price, or (ii) the excess of the fair market value of the stock at the time of the grant of the option over the option price (that is, the option price discount). The employee's basis in the shares disposed of will be increased by an amount equal to the amount so includable in his income as compensation. Any additional gain or loss will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

  If any employee disposes of the shares purchased under the Plan within such two-year or one-year period, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, the participant's employer will be entitled to a tax deduction equal to the amount the employee is required to include in income as a result of such disposition.

  The discussion above is only a summary of federal income consequences to Premier and participating employees, and does not cover the tax consequences that might arise in every individual circumstance.

  Adoption of this proposal requires an affirmative vote by the holders of a majority of the outstanding Common Stock. Any shares not voted (whether by abstention, broker non-vote or otherwise) have the effect of a negative vote. THE PREMIER BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PREMIER BANCSHARES, INC. EMPLOYEE STOCK PURCHASE PLAN.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  On December 29, 1997, Premier dismissed its independent auditors, Mauldin & Jenkins, LLC, and on the same date engaged the firm of Ernst & Young LLP as its independent public accountants for the year ended December 31, 1997. Each of these actions was recommended by the Audit Committee and approved by the Board of Directors of Premier.

  The reports of Mauldin & Jenkins, LLC on the financial statements of Premier for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of Premier's financial statements for each of the two fiscal years ended December 31, 1996 and 1995, there were no disagreements with Mauldin & Jenkins, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Mauldin & Jenkins, LLC, would have caused it to make reference to the subject matter of the disagreement in its report.

  Ernst & Young LLP has served as independent auditors of Premier for the year ended December 31, 1997, and has been selected the Board of Directors to serve as independent auditors of Premier for the year ending December 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Premier Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

           PROPOSALS BY PREMIER SHAREHOLDERS FOR 1999 ANNUAL MEETING

  Any proposal to be presented at Premier's Annual Meeting of Shareholders must be received at the principal executive offices of Premier not later than December 15, 1998, directed to the attention of Barbara J. Burtt, Secretary, for consideration for inclusion in Premier's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the SEC.

  At the time of the preparation of this Proxy Statement, the Board of Directors of Premier had not been informed of any matters which should be presented for action at the Premier Meeting other than the proposals specifically set forth in the accompanying Notice of Annual Meeting of Shareholders and referred to herein. If other matters are properly presented for action at the Premier Meeting, it is intended that the persons named in the accompanying form of proxy will vote or refrain from voting in accordance with their best judgment on such matters.

                                 OTHER MATTERS

  The Boards of Directors of Premier, Button Gwinnett and BHC are not aware of any matter to be presented for action at the Premier Meeting, the Button Gwinnett Meeting or the BHC Meeting other than the approval and adoption of the Button Gwinnett Merger and BHC Merger and, with respect to Premier, the Premier Annual Meeting Proposals. If any other matter comes before the Premier Meeting, the Button Gwinnett Meeting or the BHC Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment unless authority therefor is withheld on the enclosed proxy card. Such discretionary matters may include motions to adjourn the meeting for the purpose of further soliciting proxies in favor of the Button Gwinnett Merger and the BHC Merger and, with respect to Premier, the Premier Annual Meeting Proposals.

                              REPORT ON FORM 10-K

  Premier's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the SEC, is available to shareholders who make written request therefor to Premier at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request. All documents subsequently filed by Premier pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Premier Meeting will be deemed to be incorporated by reference.

                                    EXPERTS

  The consolidated financial statements of Premier Bancshares, Inc. and Subsidiaries at December 31, 1997, and for the year then ended, appearing in the Premier Bancshares, Inc. and Subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Premier Bancshares, Inc. and Subsidiaries at December 31, 1996, and for each of the two years in the period ended December 31, 1996, appearing in the Premier Bancshares, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Mauldin & Jenkins, LLC, independent auditors, as set forth therein and included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   OPINIONS

  The legality of the shares of the Premier Common Stock to be issued in the Button Gwinnett Merger and the BHC Merger, and certain tax consequences will be passed upon by Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia.

                         INDEX TO FINANCIAL STATEMENTS

THE BANK HOLDING COMPANY, INC.
  Independent Auditor's Report............................................. FA-1
  Consolidated Balance Sheets.............................................. FA-2
  Consolidated Statements of Income........................................ FA-3
  Consolidated Statements of Stockholders' Equity.......................... FA-4
  Consolidated Statements of Cash Flows.................................... FA-5
  Notes to Consolidated Financial Statements............................... FA-7
BUTTON GWINNETT FINANCIAL CORPORATION
  Independent Auditor's Report............................................. FB-1
  Consolidated Balance Sheets.............................................. FB-2
  Consolidated Statements of Earnings...................................... FB-3
  Consolidated Statements of Changes in Stockholders' Equity............... FB-4
  Consolidated Statements of Cash Flows.................................... FB-5
  Notes to Consolidated Financial Statements............................... FB-7

            ------------------------------------------------------

                   THE BANK HOLDING COMPANY AND SUBSIDIARIES

                         CONSOLIDATED FINANCIAL REPORT

                               DECEMBER 31, 1997

            ------------------------------------------------------

                            THE BANK HOLDING COMPANY
                                AND SUBSIDIARIES

                         CONSOLIDATED FINANCIAL REPORT
                               DECEMBER 31, 1997

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
INDEPENDENT AUDITOR'S REPORT..............................................       1

FINANCIAL STATEMENTS

  Consolidated balance sheets.............................................       2
  Consolidated statements of income.......................................       3
  Consolidated statements of common stockholders' equity..................       4
  Consolidated statements of cash flows................................... 5 and 6
  Notes to consolidated financial statements..............................    7-20

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
The Bank Holding Company and Subsidiaries
Griffin, Georgia

  We have audited the accompanying consolidated balance sheets of The Bank Holding Company and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, common stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Bank Holding Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
January 29, 1998

                            THE BANK HOLDING COMPANY
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                          1997          1996
                       ASSETS                         ------------  ------------
Cash and due from banks.............................. $  4,268,855  $  3,499,104
Federal funds sold...................................    5,350,000     3,220,000
Securities available-for-sale........................   23,213,836    21,394,698
Loans held for sale..................................    3,375,039     2,141,508
Loans................................................   90,657,653    81,107,868
Less allowance for loan losses.......................    1,423,667       881,669
                                                      ------------  ------------
  Loans, net.........................................   89,233,986    80,226,199
Premises and equipment...............................    3,612,654     3,921,140
Goodwill.............................................    2,184,766     2,369,395
Other assets.........................................    2,382,116     1,795,896
                                                      ------------  ------------
  Total assets....................................... $133,621,252  $118,567,940
                                                      ============  ============
 LIABILITIES, REDEEMABLE PREFERRED STOCK AND COMMON
                STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand......................... $ 15,113,355  $ 14,786,177
  Interest-bearing demand............................   16,236,915    17,187,466
  Savings............................................    4,826,295     4,945,149
  Time, $100,000 and over............................   19,951,974    14,569,755
  Other time.........................................   60,841,520    52,953,510
                                                      ------------  ------------
    Total deposits...................................  116,970,059   104,442,057
Federal funds purchased and securities sold under
 repurchase agreements...............................    1,244,950           --
Debentures payable...................................       61,539        76,924
Other liabilities....................................    1,898,622     1,588,375
                                                      ------------  ------------
    Total liabilities................................  120,175,170   106,107,356
                                                      ------------  ------------
Commitments and contingent liabilities
Redeemable 8% preferred stock, par value $60; 50,000
 shares authorized; 40,770 issued and outstanding....    2,446,200     2,446,200
                                                      ------------  ------------
Common stockholders' equity
  Common stock, par value $5; 10,000,000 shares
   authorized; 556,525 issued and outstanding........    2,782,625     2,782,625
  Capital surplus....................................    4,491,861     4,491,861
  Retained earnings..................................    3,807,146     2,922,890
  Unrealized losses on securities available-for-sale,
   net of tax........................................      (81,750)     (182,992)
                                                      ------------  ------------
    Total common stockholders' equity................   10,999,882    10,014,384
                                                      ------------  ------------
    Total liabilities, redeemable preferred stock and
     common stockholders' equity..................... $133,621,252  $118,567,940
                                                      ============  ============

                See Notes to Consolidated Financial Statements.

                            THE BANK HOLDING COMPANY
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                            1997        1996
                                                         ----------- ----------
Interest income
  Loans................................................. $ 9,693,454 $8,622,293
  Taxable securities....................................   1,304,373  1,138,865
  Nontaxable securities.................................      33,459     22,351
  Federal funds sold....................................     238,394    195,785
                                                         ----------- ----------
    Total interest income...............................  11,269,680  9,979,294
                                                         ----------- ----------
Interest expense
  Deposits..............................................   5,096,494  4,444,300
  Federal funds purchased and securities sold under
   repurchase agreements................................      20,560     13,235
  Notes payable.........................................         --      24,407
  Debentures payable....................................       6,154      7,573
                                                         ----------- ----------
    Total interest expense..............................   5,123,208  4,489,515
                                                         ----------- ----------
    Net interest income.................................   6,146,472  5,489,779
Provision for loan losses...............................     915,000    145,000
                                                         ----------- ----------
    Net interest income after provision for loan losses.   5,231,472  5,344,779
                                                         ----------- ----------
Other income
  Service charges on deposit accounts...................     548,513    541,106
  Gain on sale of mortgage loans........................     471,596    544,854
  Net realized gains on sale of securities available-
   for-sale.............................................      11,627     16,592
  Other operating income................................     153,384    195,228
                                                         ----------- ----------
    Total other income..................................   1,185,120  1,297,780
                                                         ----------- ----------
Other expenses
  Salaries and employee benefits........................   1,984,966  2,084,304
  Equipment and occupancy expenses......................     680,539    597,917
  Goodwill amortization.................................     184,628    184,628
  Other operating expenses..............................   1,557,529  1,354,625
                                                         ----------- ----------
    Total other expenses................................   4,407,662  4,221,474
                                                         ----------- ----------
    Income before income taxes..........................   2,008,930  2,421,085
Income tax expense......................................     789,847    979,063
                                                         ----------- ----------
    Net income.......................................... $ 1,219,083 $1,442,022
                                                         =========== ==========
Basic earnings per common share......................... $      1.84 $     2.24
                                                         =========== ==========

                See Notes to Consolidated Financial Statements.

                            THE BANK HOLDING COMPANY
                                AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                            COMMON STOCK
                         ------------------
                                                                   UNREALIZED
                                                                   LOSSES ON
                                                                   SECURITIES      TOTAL
                                                                   AVAILABLE      COMMON
                                             CAPITAL    RETAINED   FOR SALE,   STOCKHOLDERS'
                         SHARES  PAR VALUE   SURPLUS    EARNINGS   NET OF TAX     EQUITY
                         ------- ---------- ---------- ----------  ----------  -------------
Balance, December 31,
 1995                    556,525 $2,782,625 $4,491,861 $1,815,695  $(161,126)   $ 8,929,055
  Net income............     --         --         --   1,442,022        --       1,442,022
  Cash dividends
   declared, $.25 per
   share................     --         --         --    (139,131)       --        (139,131)
  Cash dividends on
   preferred stock......     --         --         --    (195,696)       --        (195,696)
  Net change in
   unrealized losses on
   securities available-
   for-sale, net of tax.     --         --         --         --     (21,866)       (21,866)
                         ------- ---------- ---------- ----------  ---------    -----------
Balance, December 31,
 1996................... 556,525  2,782,625  4,491,861  2,922,890   (182,992)    10,014,384
  Net income............     --         --         --   1,219,083        --       1,219,083
  Cash dividends
   declared, $.25 per
   share................     --         --         --    (139,131)       --        (139,131)
  Cash dividends on
   preferred stock......     --         --         --    (195,696)       --        (195,696)
  Net change in
   unrealized losses on
   securities available-
   for-sale, net of tax.     --         --         --         --     101,242        101,242
                         ------- ---------- ---------- ----------  ---------    -----------
Balance, December 31,
 1997................... 556,525 $2,782,625 $4,491,861 $3,807,146  $ (81,750)   $10,999,882
                         ======= ========== ========== ==========  =========    ===========


                See Notes to Consolidated Financial Statements.

                            THE BANK HOLDING COMPANY
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                         1997         1996
                                                      -----------  -----------
Operating Activities
  Net income......................................... $ 1,219,083  $ 1,442,022
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation.....................................     298,511      267,412
    Amortization of intangible assets................     184,628      188,796
    Provision for loan losses........................     915,000      145,000
    Provision for bond losses........................      25,000          --
    Deferred income taxes............................    (176,566)       3,988
    Net increase in loans held for sale..............  (1,233,531)    (749,032)
    Net realized gains on sale of securities avail-
     able-for-sale...................................     (11,627)     (16,592)
    (Gain) loss on sales of other real estate........      64,438       (2,322)
    Gain on sale of premises and equipment...........      (9,338)         --
    Increase in interest receivable..................    (426,320)    (133,245)
    Increase in interest payable.....................     319,572      142,921
    Other operating activities.......................    (275,479)     (11,591)
                                                      -----------  -----------
      Net cash provided by operating activities......     893,381    1,277,357
                                                      -----------  -----------
Investing Activities
  Purchases of securities available-for-sale......... (14,242,295)  (8,740,975)
  Proceeds from sales of securities available-for-
   sale..............................................     515,625    2,199,813
  Proceeds from maturities of securities available-
   for-sale..........................................  12,057,452    4,752,949
  Net increase in Federal funds sold.................  (2,130,000)    (830,000)
  Net increase in loans.............................. (10,299,216)  (7,225,647)
  Purchase of premises and equipment.................    (115,198)    (852,338)
  Proceeds from sale of premises and equipment.......     134,511          --
  Proceeds from sales of other real estate...........     532,751      502,167
                                                      -----------  -----------
    Net cash used in investing activities............ (13,546,370) (10,194,031)
                                                      -----------  -----------
Financing Activities
  Net increase in deposits...........................  12,528,002    9,300,396
  Net increase in Federal funds purchased and
   securities sold under repurchase agreements.......   1,244,950          --
  Repayment of note and debentures payable...........     (15,385)    (514,616)
  Dividends paid.....................................    (334,827)    (334,827)
                                                      -----------  -----------
    Net cash provided by financing activities........  13,422,740    8,450,953
                                                      -----------  -----------

                See Notes to Consolidated Financial Statements.

                            THE BANK HOLDING COMPANY
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                           1997        1996
                                                        ----------  ----------
Net increase (decrease) in cash and due from banks..... $  769,751  $ (465,721)
Cash and due from banks at beginning of year...........  3,499,104   3,964,825
                                                        ----------  ----------
Cash and due from banks at end of year................. $4,268,855  $3,499,104
                                                        ==========  ==========
SUPPLEMENTAL DISCLOSURES
  Cash paid for:
    Interest........................................... $4,803,636  $4,346,594
    Income taxes....................................... $1,056,533  $  918,394
NONCASH TRANSACTIONS
  Unrealized (gains) losses on securities available-
   for-sale............................................ $ (163,293) $   39,392
  Principal balances of loans transferred to other real
   estate.............................................. $  376,429  $  547,794


                See Notes to Consolidated Financial Statements.

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

  The Bank Holding Company (the Company) is a multi-bank holding company whose business is conducted by its wholly-owned subsidiaries, The Bank of Spalding County and First Community Bank of Henry County (the Banks). The Banks are commercial banks located in Griffin, Spalding County, Georgia and McDonough, Henry County, Georgia, respectively. The Banks provide a full range of banking services in its primary market areas of Spalding and Henry counties and surrounding counties.

BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany transactions and accounts are eliminated in consolidation.

  The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

CASH AND DUE FROM BANKS

  Cash on hand, cash items in process of collection, and amounts due from banks are included in cash and due from banks.

  The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

SECURITIES

  Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. All other debt securities are classified as available-for-sale and carried at fair value with net unrealized gains and losses included in stockholders' equity, net of tax. Equity securities without a readily determinable fair value are carried at cost.

  Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

LOANS HELD FOR SALE

  Loans held for sale consist of mortgage loans and are carried at the lower of aggregate cost or fair value. These loans are sold to investors who purchase the loans with "locked in" interest rates agreed to by the investors and the Company prior to closing, thereby reducing the Company's exposure to interest rate risk. These loans are sold without recourse, and no servicing rights are retained. The gain or loss on the sale of these loans are recognized at the time the loans are funded by the investor.

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

LOANS

  Loans are carried at their principal amounts outstanding less the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding.

  Loan origination fees and certain direct costs of loans are recognized at the time the loan is recorded. Because net origination loan fees and costs are not material, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

  The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

  The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. Interest income is subsequently recognized only to the extent cash payments are received.

  A loan is impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

PREMISES AND EQUIPMENT

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

GOODWILL

  Goodwill represents the excess of the acquisition cost of First Community Bank of Henry County over the fair value of the net assets acquired less accumulated amortization. Goodwill is being amortized on the straight-line method over a period of fifteen years.

OTHER REAL ESTATE OWNED

  Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of the recorded amount of the loan or fair value of the properties less estimated selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent gains or losses on sale and any subsequent adjustment to the value are recorded as other expenses.

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

INCOME TAXES

  Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized for the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

  Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards and tax credits will be realized. A valuation allowance would be recorded for those deferred tax items for which it is more likely than not that realization would not occur.

  The Company and the Banks file a consolidated income tax return. Each entity provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

EARNINGS PER COMMON SHARE

  Basic earnings per common share are computed by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income available to common stockholders by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock options.

RECENT ACCOUNTING PRONOUNCEMENTS

  The Financial Accounting Standards Board (FASB) has issued, and the Company has adopted, Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 125 was amended by SFAS No. 127, which defers the effective date of certain provisions of SFAS No. 125 until January 1, 1998. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of this statement did not have a material effect on the Company's financial statements.

  The FASB has issued, and the Company has adopted, SFAS No. 128, "Earnings Per Share". SFAS No. 128 supersedes Accounting Principles Board Opinion No. 15 "Earnings Per Share" and specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential issuable common stock. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS and fully diluted EPS with diluted EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator for the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS No. 128 is effective for financial statements for both interim and annual periods ending after December 15, 1997. The adoption of this statement did not have a material effect on the Company's financial statements.

  The FASB has issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components in the financial statements.

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

SFAS No. 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed in equal prominence with the other financial statements. The term "comprehensive income" is used in the SFAS to describe the total of all components of comprehensive income including net income. "Other comprehensive income" refers to revenues, expenses, gains and losses that are included in comprehensive income but excluded from earnings under current accounting standards. Currently, "other comprehensive income" for the Company consists of items previously recorded directly in equity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 130 is effective for periods beginning after December 15, 1997.

NOTE 2. SECURITIES

  The amortized cost and fair value of securities are summarized as follows:

                                              GROSS      GROSS
                                 AMORTIZED  UNREALIZED UNREALIZED     FAIR
                                   COST       GAINS      LOSSES       VALUE
                                ----------- ---------- ----------  -----------
Securities Available-for-Sale
 December 31, 1997:
  U. S. Government and agency
   securities.................. $18,989,098  $40,937   $(113,478)  $18,916,557
  State and municipal securi-
   ties........................     805,870    3,418      (2,397)      806,891
  Mortgage-backed securities...   2,902,252   13,539     (73,873)    2,841,918
  Equity securities............     648,470      --          --        648,470
                                -----------  -------   ---------   -----------
                                $23,345,690  $57,894   $(189,748)  $23,213,836
                                ===========  =======   =========   ===========
December 31, 1996:
  U. S. Government and agency
   securities.................. $16,743,610  $13,299   $(205,697)  $16,551,212
  State and municipal securi-
   ties........................     642,033    6,162      (5,644)      642,551
  Mortgage-backed securities...   3,679,233   17,222    (120,490)    3,575,965
  Equity securities............     624,970      --          --        624,970
                                -----------  -------   ---------   -----------
                                $21,689,846  $36,683   $(331,831)  $21,394,698
                                ===========  =======   =========   ===========

  The amortized cost and fair value of securities as of December 31, 1997 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities and equity securities are not included in the maturity categories in the following summary.

                                                         SECURITIES AVAILABLE-
                                                               FOR-SALE
                                                        -----------------------
                                                         AMORTIZED     FAIR
                                                           COST        VALUE
                                                        ----------- -----------
Due in one year or less................................ $ 4,314,821 $ 4,286,891
Due from one year to five years........................   9,016,849   8,967,754
Due from five to ten years.............................   6,167,303   6,173,799
Due in over ten years..................................     295,995     295,004
Mortgage-backed securities.............................   2,902,252   2,841,918
Equity securities......................................     648,470     648,470
                                                        ----------- -----------
                                                        $23,345,690 $23,213,836
                                                        =========== ===========

  Securities with a carrying value of $11,521,000 and $8,128,000 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes.

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 2. SECURITIES--(CONTINUED)


  Gains and losses on sales of securities available-for-sale consist of the following:

                                                                 DECEMBER 31,
                                                               ----------------
                                                                1997     1996
                                                               ------- --------
Gross gains................................................... $11,627 $ 36,663
Gross losses..................................................     --   (20,071)
                                                               ------- --------
Net realized gains............................................ $11,627 $ 16,592
                                                               ======= ========

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

  The composition of loans is summarized as follows:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
Commercial, financial, and agricultural............... $ 9,050,000  $ 5,269,000
Real estate--construction.............................  18,928,000   19,441,000
Real estate--mortgage.................................  52,356,961   47,692,000
Consumer installment and other........................  10,322,692    8,705,868
                                                       -----------  -----------
                                                        90,657,653   81,107,868
Allowance for loan losses.............................  (1,423,667)    (881,669)
                                                       -----------  -----------
Loans, net............................................ $89,233,986  $80,226,199
                                                       ===========  ===========

  Changes in the allowance for loan losses are as follows:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
Balance, beginning of year............................ $   881,669  $   868,197
 Provision for loan losses............................     915,000      145,000
 Loans charged off....................................    (405,787)    (177,188)
 Recoveries of loans previously charged off...........      32,785       45,660
                                                       -----------  -----------
Balance, end of year.................................. $ 1,423,667  $   881,669
                                                       ===========  ===========

  The total recorded investment in impaired loans was $559,000 and $51,000 at December 31, 1997 and 1996, respectively. There were no impaired loans that had related allowances determined in accordance with Statement of Financial Accounting Standard No. 114, ("Accounting by Creditors for Impairment of a Loan") at December 31, 1997 and 1996. The average recorded investment in impaired loans for 1997 and 1996 was $306,000 and $54,000, respectively. Interest income on impaired loans recognized for cash payments received was not material for the years ended December 31, 1997 and 1996.

  The Company has granted loans to certain directors, executive officers, and their related entities. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1997 are as follows:

Balance, beginning of year......................................... $ 8,869,441
 Advances..........................................................   6,780,204
 Repayments........................................................  (6,481,475)
                                                                    -----------
Balance, end of year............................................... $ 9,168,170
                                                                    ===========

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 4. PREMISES AND EQUIPMENT
  Premises and equipment are summarized as follows:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
Land.................................................. $   755,045  $   881,354
Buildings and leasehold improvements..................   3,101,331    3,107,681
Equipment.............................................   2,235,098    2,176,598
                                                       -----------  -----------
                                                         6,091,474    6,165,633
Accumulated depreciation..............................  (2,478,820)  (2,244,493)
                                                       -----------  -----------
                                                       $ 3,612,654  $ 3,921,140
                                                       ===========  ===========

NOTE 5. LEASE COMMITMENTS

  The Bank of Spalding County's premises and equipment are located on land leased under a sixty year lease agreement. Rental expense incurred under this lease was $37,409 for the years ended December 31, 1997 and 1996. The lease is adjusted every five years based upon the change in the Consumer Price Index. The agreement requires the Bank to pay all property taxes and normal maintenance on the property.

  The total minimum rental commitment at December 31, 1997 under this lease is $1,795,632 which is due as follows:

During the next five years.......................................... $  187,045
During the remaining term of the lease..............................  1,608,587
                                                                     ----------
                                                                     $1,795,632
                                                                     ==========

NOTE 6. DEBENTURES PAYABLE

  Debentures payable consist of the following:

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1997    1996
                                                                 ------- -------
Debentures payable, due in annual installments of $15,385,
 interest payable semi-annually at prime (8.50% at December 31,
 1997), unsecured..............................................  $61,539 $76,924
                                                                 ======= =======

NOTE 7. EMPLOYEE BENEFIT PLANS

  The Company has a 401(k) retirement plan covering substantially all employees. Contributions to the plan charged to expense during 1997 and 1996 amounted to $19,850 and $15,387, respectively.

  The Company has granted stock options in 1997 to an executive officer of the Company under an employment agreement. The agreement provides for the purchase of 15,000 shares of common stock. The exercise price is based on the book value of the Company's common stock at the date of exercise. The weighted-average exercise price of $19.77 in the following table is based on the book value of the Company's common stock at December 31, 1997. The options are exercisable in 1,000 share annual increments.

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 7. EMPLOYEE BENEFIT PLANS--(CONTINUED)


                                                              DECEMBER 31, 1997
                                                              -----------------
                                                                      WEIGHTED-
                                                                       AVERAGE
                                                                      EXERCISE
                                                              NUMBER    PRICE
                                                              ------- ---------
Under option, beginning of year..............................     --   $  --
Granted......................................................  15,000   19.77
                                                              -------
Under option, end of year....................................  15,000   19.77
                                                              =======
Exercisable, end of year.....................................   1,000   19.77
                                                              =======
Weighted-average fair value of options granted during the
 year........................................................ $  6.46
                                                              =======
Weighted-average remaining contractual life in years (under
 option and exercisable).....................................      10
                                                              =======

  As permitted by SFAS No. 123 ("Accounting for Stock-Based Compensation"), the Company recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, ("Accounting for Stock Issued to Employees"). The Company recognized no compensation cost for stock-based employee compensation awards for the years ended December 31, 1997 and 1996. If the Company had recognized compensation cost in accordance with SFAS No. 123, net income and earnings per share would have been reduced as follows:

                                                            DECEMBER 31, 1997
                                                          ----------------------
                                                           NET INCOME
                                                          AVAILABLE TO   BASIC
                                                             COMMON    EARNINGS
                                                          STOCKHOLDERS PER SHARE
                                                          ------------ ---------
As reported..............................................  $1,023,387   $ 1.84
Stock-based compensation, net of related tax effect......      (4,020)   (0.01)
                                                           ----------   ------
As adjusted..............................................  $1,019,367   $ 1.83
                                                           ==========   ======

  The fair value of the options granted during the year was based upon the discounted value of future cash flows of the options using the following assumptions:

Risk-free rate.........................................................    5.97%
Expected life of the options........................................... 10 Years
Expected dividends (as a percent of the fair value of the stock).......    1.26%
Volatility.............................................................    5.60%

NOTE 8: INCOME TAXES

  The components of income tax expense are as follows:

                                                                DECEMBER 31,
                                                             -------------------
                                                               1997       1996
                                                             ---------  --------
Current..................................................... $ 966,413  $975,075
Deferred....................................................  (176,566)    3,988
                                                             ---------  --------
Income tax expense.......................................... $ 789,847  $979,063
                                                             =========  ========

                            THE BANK HOLDING COMPANY
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 8: INCOME TAXES--(CONTINUED)

  The Company's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                       DECEMBER 31,
                                             -----------------------------------
                                                   1997              1996
                                             ----------------- -----------------
                                              AMOUNT   PERCENT  AMOUNT   PERCENT
                                             --------  ------- --------  -------
Income taxes at statutory rate.............. $683,036     34%  $823,169     34%
Tax-exempt interest.........................   (9,656)    --     (7,543)    --
State income taxes..........................   36,393      2     53,216      2
Goodwill amortization.......................   62,774      3     62,774      2
Other items, net............................   17,300     --     47,447      2
                                             --------    ---   --------    ---
Income tax expense.......................... $789,847     39%  $979,063     40%
                                             ========    ===   ========    ===

  The components of deferred income taxes are as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
Deferred tax assets:
  Loan loss reserves......................................... $449,509 $266,545
  Securities available-for-sale..............................   50,105  112,156
  Other......................................................   10,067   15,613
                                                              -------- --------
                                                               509,681  394,314
                                                              -------- --------
Deferred tax liabilities, depreciation.......................  275,295  274,443
                                                              -------- --------
Net deferred tax assets...................................... $234,386 $119,871
                                                              ======== ========

NOTE 9: EARNINGS PER COMMON SHARE

  The following is a reconciliation of net income (the numerator) and weighted-average shares outstanding (the denominator) used in determining basic earnings per common share (EPS):

                                               YEAR ENDED DECEMBER 31, 1997
                                            ------------------------------------
                                                           WEIGHTED-
                                                            AVERAGE
                                            NET INCOME      SHARES     PER SHARE
                                            (NUMERATOR)  (DENOMINATOR)  AMOUNT
                                            -----------  ------------- ---------
Net income................................. $1,219,083
Less: preferred stock dividends............   (195,696)
                                            ----------
Basic EPS.................................. $1,023,387      556,525     $ 1.84
                                            ==========      =======     ======

                                               YEAR ENDED DECEMBER 31, 1996
                                            ------------------------------------
                                                           WEIGHTED-
                                                            AVERAGE
                                            NET INCOME      SHARES     PER SHARE
                                            (NUMERATOR)  (DENOMINATOR)  AMOUNT
                                            -----------  ------------- ---------
Net income................................. $1,442,022
Less: preferred stock dividends............   (195,696)
                                            ----------
Basic EPS.................................. $1,246,326      556,525      $2.24
                                            ==========      =======      =====

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 10. COMMITMENTS AND CONTINGENT LIABILITIES

  In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

 The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments is as follows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1997        1996
                                                        ----------- -----------
Commitments to extend credit........................... $21,789,000 $14,699,087
Standby letters of credit..............................   1,800,378   1,247,629
                                                        ----------- -----------
                                                        $23,589,378 $15,946,716
                                                        =========== ===========

  Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment, and personal property.

  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

  In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management of the Company, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.

NOTE 11. CONCENTRATIONS OF CREDIT

  The Company originates primarily commercial, residential, and consumer loans to customers in Spalding and Henry counties and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in these areas.

  Seventy-nine percent of the Company's loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Company's primary market area. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of the loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 11. CONCENTRATIONS OF CREDIT--(CONTINUED)

  The Banks, as a matter of policy, do not generally extend credit to any single borrower or group of related borrowers in excess of 25% of the Banks' statutory capital, which amounted to $1,069,000 for The Bank of Spalding County and $1,241,000 for First Community Bank of Henry County.

NOTE 12. REGULATORY MATTERS

  The Banks are subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1997, approximately $639,000 of retained earnings were available for dividend declaration without regulatory approval.

  The Company and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Banks must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1997, the Company and the Banks meet all capital adequacy requirements to which they are subject.

  As of December 31, 1997, notification from the FDIC categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Banks' category.

  The Company and Banks' actual capital amounts and ratios are presented in the following table.

                                                                TO BE WELL
                                               FOR CAPITAL  CAPITALIZED UNDER
                                                 ADEQUACY   PROMPT CORRECTIVE
                                   ACTUAL        PURPOSES   ACTION PROVISIONS
                                -------------  ------------ -------------------
                                AMOUNT  RATIO  AMOUNT RATIO  AMOUNT     RATIO
                                ------- -----  ------ ----- ---------- --------
                                           (DOLLARS IN THOUSANDS)
As of December 31, 1997:
Total Capital (to Risk
 Weighted Assets):
  Consolidated................  $10,116 10.38% $7,800    8%     $9,750       10%
  Spalding....................  $ 5,821 14.01% $3,325    8%     $4,156       10%
  Henry.......................  $ 6,412 11.51% $4,456    8%     $5,570       10%
Tier I Capital (to Risk
 Weighted Assets):
  Consolidated................  $ 8,897  9.13% $3,900    4%     $5,850        6%
  Spalding ...................  $ 5,302 12.76% $1,663    4%     $2,494        6%
  Henry.......................  $ 5,867 10.53% $2,228    4%     $3,342        6%
Tier I Capital (to Average As-
 sets):
  Consolidated................  $ 8,897  6.84% $5,204    4%     $6,505        5%
  Spalding ...................  $ 5,302  8.80% $2,410    4%     $3,012        5%
  Henry ......................  $ 5,867  8.43% $2,785    4%     $3,481        5%

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 12. REGULATORY MATTERS--(CONTINUED)

                                                                TO BE WELL
                                               FOR CAPITAL  CAPITALIZED UNDER
                                                 ADEQUACY   PROMPT CORRECTIVE
                                    ACTUAL       PURPOSES   ACTION PROVISIONS
                                 ------------  ------------ -------------------
                                 AMOUNT RATIO  AMOUNT RATIO  AMOUNT     RATIO
                                 ------ -----  ------ ----- ---------- --------
                                            (DOLLARS IN THOUSANDS)
As of December 31, 1996:
Total Capital (to Risk Weighted
 Assets):
  Consolidated.................  $8,708 10.06% $6,925    8%     $8,656       10%
  Spalding.....................  $5,643 12.51% $3,609    8%     $4,511       10%
  Henry........................  $5,566 13.42% $3,318    8%     $4,148       10%
Tier I Capital (to Risk
 Weighted Assets):
  Consolidated.................  $7,828  9.04% $3,464    4%     $5,196        6%
  Spalding.....................  $5,113 11.33% $1,805    4%     $2,708        6%
  Henry........................  $5,216 12.58% $1,659    4%     $2,488        6%
Tier I Capital (to Average As-
 sets):
  Consolidated.................  $7,828  6.90% $4,538    4%     $5,672        5%
  Spalding.....................  $5,113  8.39% $2,438    4%     $3,047        5%
  Henry........................  $5,216  9.94% $2,099    4%     $2,624        5%

NOTE 13. PREFERRED STOCK

  The Company issued 40,770 shares of nonvoting, nonconvertible $60 par value preferred stock totaling $2,446,200 in connection with the acquisition of First Community Bank of Henry County. The preferred stock pays an 8% annual dividend which is cumulative but subordinate to the rights of trade creditors. Holders of the preferred shares will be entitled to redeem the shares on or after October 3, 2004. The Company has the right to redeem up to 20% of the preferred shares each year beginning on October 3, 1999.

NOTE 14. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

  Cash, Due From Banks, and Federal Funds Purchased and Sold:

    The carrying amounts of cash, due from banks, and Federal funds purchased and sold approximate their fair value.

  Securities:

    Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 14. FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED)

  Loans:

    For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values.

  Deposits:

    The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

  Debentures Payable:

    The carrying amount of debentures payable approximates its fair value.

  Accrued Interest:

    The carrying amount of accrued interest approximate their fair values.

  Preferred Stock:

    The carrying amount of preferred stock approximates its fair value.

  Off-Balance-Sheet Instruments:

    Fair values of the Company's off-balance-sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

  The estimated fair values of the Company's financial instruments were as follows:

                                DECEMBER 31, 1997         DECEMBER 31, 1996
                            ------------------------- -------------------------
                              CARRYING       FAIR       CARRYING       FAIR
                               AMOUNT       VALUE        AMOUNT       VALUE
                            ------------ ------------ ------------ ------------
Financial assets:
  Cash, due from banks, and
   Federal funds sold...... $  9,618,855 $  9,618,855 $  6,719,104 $  6,719,104
  Securities available-for-
   sale....................   23,213,836   23,213,836   21,394,698   21,394,698
  Loans held for sale......    3,375,039    3,375,039    2,141,508    2,141,508
  Loans....................   89,233,986   92,239,931   80,226,199   81,532,000
  Accrued interest
   receivable..............    1,583,582    1,583,582    1,157,262    1,157,262
Financial liabilities:
  Deposits.................  116,970,059  117,364,004  104,442,057  105,050,792
  Federal funds purchased
   and securities sold
   under repurchase
   agreements..............    1,244,950    1,244,950          --           --
  Debentures payable.......       61,539       61,539       76,924       76,924
  Accrued interest payable.    1,853,673    1,853,673    1,534,301    1,534,301
  Preferred stock..........    2,446,200    2,446,200    2,446,200    2,446,200

                           THE BANK HOLDING COMPANY
                               AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 15. SUPPLEMENTAL FINANCIAL DATA

  Components of other operating expenses in excess of 1% of income are as follows:

                                                                 DECEMBER 31,
                                                               -----------------
                                                                 1997     1996
                                                               -------- --------
Data processing............................................... $202,482 $191,850
Directors fees................................................  158,550  161,275
Advertising...................................................  141,431  117,491

NOTE 16. PARENT COMPANY FINANCIAL INFORMATION

  The following information presents the condensed balance sheets, statements of income, and cash flows of The Bank Holding Company as of and for the years ended December 31, 1997 and 1996:

                           CONDENSED BALANCE SHEETS

                                                           1997        1996
                                                        ----------- -----------
Assets
  Cash................................................. $       --  $     2,352
  Investment in subsidiaries...........................  13,270,945  12,515,901
  Other assets.........................................     236,676      19,255
                                                        ----------- -----------
    Total assets....................................... $13,507,621 $12,537,508
                                                        =========== ===========

Liabilities
  Liabilities, debentures payable...................... $    61,539 $    76,924
                                                        ----------- -----------
  Preferred stock......................................   2,446,200   2,446,200
                                                        ----------- -----------
  Common stockholders' equity..........................  10,999,882  10,014,384
                                                        ----------- -----------
                                                        $13,507,621 $12,537,508
                                                        =========== ===========

                        CONDENSED STATEMENTS OF INCOME

                                                           1997        1996
                                                        ----------  ----------
Income, dividends from subsidiaries.................... $  625,000  $  780,000
                                                        ----------  ----------
Expense
  Interest.............................................      6,154      31,979
  Other expenses.......................................     89,735      60,881
                                                        ----------  ----------
    Total expenses.....................................     95,889      92,860
                                                        ----------  ----------
Income before income tax benefits and equity in
 undistributed income of subsidiaries..................    529,111     687,140
Income tax benefits....................................    (36,170)    (35,440)
                                                        ----------  ----------
  Income before equity in undistributed income of
   subsidiaries........................................    565,281     722,580
Equity in undistributed income of subsidiaries.........    653,802     719,442
                                                        ----------  ----------
  Net income........................................... $1,219,083  $1,442,022
                                                        ==========  ==========

                            THE BANK HOLDING COMPANY
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 15. SUPPLEMENTAL FINANCIAL DATA--(CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                          1997        1996
                                                       ----------  ----------
OPERATING ACTIVITIES
Net income............................................ $1,219,083  $1,442,022
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Undistributed income of subsidiaries................   (653,802)   (719,442)
  Other operating activities..........................   (217,421)     12,395
                                                       ----------  ----------
  Net cash provided by operating activities...........    347,860     734,975
                                                       ----------  ----------
FINANCING ACTIVITIES
Repayment of note and debentures payable..............    (15,385)   (514,616)
Dividends paid........................................   (334,827)   (334,827)
                                                       ----------  ----------
  Net cash used in financing activities...............   (350,212)   (849,443)
                                                       ----------  ----------
  Net decrease in cash................................     (2,352)   (114,468)
Cash at beginning of year.............................      2,352     116,820
                                                       ----------  ----------
Cash at end of year................................... $      --   $    2,352
                                                       ==========  ==========

NOTE 17. BUSINESS COMBINATION

  On December 3, 1997, the Company entered into an Agreement and Plan of Reorganization with Premier Bancshares, Inc. ("Premier") of Atlanta, Georgia. Under this agreement, the Company will merge with and into Premier. Upon consummation of the merger, each share of Company stock will be converted into and exchanged for the right to receive 3.90 shares of Premier common stock, subject to possible adjustment as defined in the agreement. Consummation is subject to certain conditions, including regulatory and stockholder approval.

 ---------------------------------------------------------------------------

              BUTTON GWINNETT FINANCIAL CORPORATION AND SUBSIDIARY

                         CONSOLIDATED FINANCIAL REPORT

                               DECEMBER 31, 1997

 ---------------------------------------------------------------------------

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                         CONSOLIDATED FINANCIAL REPORT
                               DECEMBER 31, 1997

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
INDEPENDENT AUDITOR'S REPORT..............................................       1

FINANCIAL STATEMENTS

  Consolidated balance sheets.............................................       2
  Consolidated statements of income.......................................       3
  Consolidated statements of common stockholders' equity..................       4
  Consolidated statements of cash flows................................... 5 and 6
  Notes to consolidated financial statements..............................    7-20

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Button Gwinnett Financial Corporation and Subsidiary
Lawrenceville, Georgia

  We have audited the accompanying consolidated balance sheets of Button Gwinnett Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Button Gwinnett Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/  Mauldin & Jenkins, LLC

Atlanta, Georgia
January 14, 1998, except for Note 14 as to which the date is February 5, 1998

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                        1997          1996
                      ASSETS                        ------------  ------------
Cash and due from banks............................ $ 13,808,676  $  9,823,064
Interest-bearing deposits in banks.................      500,000           --
Federal funds sold.................................    6,765,000    21,515,000
Securities held-to-maturity (fair value of
 $45,666,802 and $32,047,933)......................   45,540,620    32,004,283
Loans..............................................  144,850,291   119,899,273
Less allowance for loan losses.....................    2,577,044     2,330,733
                                                    ------------  ------------
  Loans, net.......................................  142,273,247   117,568,540
Premises and equipment.............................    3,873,124     3,620,119
Other assets.......................................    2,430,217     2,037,288
                                                    ------------  ------------
  Total assets..................................... $215,190,884  $186,568,294
                                                    ============  ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand....................... $ 54,298,531  $ 43,877,754
  Interest-bearing demand..........................   66,759,403    59,655,148
  Savings..........................................    4,473,462     5,531,514
  Time, $100,000 and over..........................   25,259,652    18,447,251
  Other time.......................................   38,428,591    37,725,123
                                                    ------------  ------------
    Total deposits.................................  189,219,639   165,236,790
  Other liabilities................................    1,495,734     1,318,560
                                                    ------------  ------------
    Total liabilities..............................  190,715,373   166,555,350
                                                    ------------  ------------
Commitments and contingent liabilities
Stockholders' equity
  Preferred stock, par value $.01; 1,000,000 shares
   authorized; none issued.........................          --            --
  Common stock, par value $.01; 5,000,000 shares
   authorized; 1,527,639 shares issued; 1,432,477
   and 1,378,746 shares outstanding................       15,276        15,276
  Capital surplus..................................   13,334,986    13,354,771
  Retained earnings................................   12,311,438     8,264,430
  Treasury stock, 95,162 and 148,893 shares........   (1,186,189)   (1,621,533)
                                                    ------------  ------------
    Total stockholders' equity.....................   24,475,511    20,012,944
                                                    ------------  ------------
    Total liabilities and stockholders' equity..... $215,190,884  $186,568,294
                                                    ============  ============

                See Notes to Consolidated Financial Statements.

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                               1997        1996        1995
                                            ----------- ----------- -----------
Interest income
  Loans.................................... $13,718,655 $12,020,294 $11,396,642
  Taxable securities.......................   2,014,838   1,558,034   1,082,895
  Nontaxable securities....................     153,496     181,592     211,158
  Deposits in banks........................      29,822       7,705      14,646
  Federal funds sold.......................     750,395     938,688     830,876
                                            ----------- ----------- -----------
    Total interest income..................  16,667,206  14,706,313  13,536,217
Interest expense on deposits...............   5,686,325   5,224,796   4,807,424
                                            ----------- ----------- -----------
    Net interest income....................  10,980,881   9,481,517   8,728,793
Provision for loan losses..................     260,000     445,000     600,000
                                            ----------- ----------- -----------
    Net interest income after provision for
     loan losses...........................  10,720,881   9,036,517   8,128,793
                                            ----------- ----------- -----------
Other income
  Service charges on deposit accounts......     780,220     757,084     702,150
  Other operating income...................     320,918     279,438     260,847
  Gain on sale of land.....................         --          --      316,036
                                            ----------- ----------- -----------
    Total other income.....................   1,101,138   1,036,522   1,279,033
                                            ----------- ----------- -----------
Other expenses
  Salaries and employee benefits...........   2,690,385   2,346,532   2,169,080
  Equipment expenses.......................     207,388     315,932     280,299
  Occupancy expenses.......................     220,940     195,894     226,839
  Other operating expenses.................   1,107,112   1,256,931   1,636,198
                                            ----------- ----------- -----------
    Total other expenses...................   4,225,825   4,115,289   4,312,416
                                            ----------- ----------- -----------
    Income before income taxes.............   7,596,194   5,957,750   5,095,410
Income tax expense.........................   2,732,668   2,112,946   1,798,089
                                            ----------- ----------- -----------
Net income................................. $ 4,863,526 $ 3,844,804 $ 3,297,321
                                            =========== =========== ===========
Basic earnings per common share............ $      3.54 $      2.79 $      2.38
                                            =========== =========== ===========
Diluted earnings per common share.......... $      3.32 $      2.62 $      2.30
                                            =========== =========== ===========

                See Notes to Consolidated Financial Statements.

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                            COMMON STOCK                                 TREASURY STOCK
                         -------------------                           --------------------
                                                                                                 TOTAL
                                               CAPITAL     RETAINED                          STOCKHOLDERS'
                          SHARES   PAR VALUE   SURPLUS     EARNINGS    SHARES      COST         EQUITY
                         --------- --------- -----------  -----------  -------  -----------  -------------
Balance, December 31,
 1994................... 1,527,539  $15,275  $13,353,647  $ 2,297,206   82,828  $  (741,378)  $14,924,750
 Net income.............       --       --           --     3,297,321      --           --      3,297,321
 Cash dividends
  declared, $.35 per
  share.................       --       --           --      (484,658)     --           --       (484,658)
 Exercise of stock
  options...............       100        1        1,124          --       --           --          1,125
 Purchase of treasury
  stock.................       --       --           --           --    62,174     (823,735)     (823,735)
                         ---------  -------  -----------  -----------  -------  -----------   -----------
Balance, December 31,
 1995................... 1,527,639   15,276   13,354,771    5,109,869  145,002   (1,565,113)   16,914,803
 Net income.............       --       --           --     3,844,804      --           --      3,844,804
 Cash dividends
  declared, $.50 per
  share.................       --       --           --      (690,243)     --           --       (690,243)
 Purchase of treasury
  stock.................       --       --           --           --     3,891      (56,420)      (56,420)
                         ---------  -------  -----------  -----------  -------  -----------   -----------
Balance, December 31,
 1996................... 1,527,639   15,276   13,354,771    8,264,430  148,893   (1,621,533)   20,012,944
 Net income.............       --       --           --     4,863,526      --           --      4,863,526
 Cash dividends
  declared, $.60 per
  share.................       --       --           --      (816,518)     --           --       (816,518)
 Exercise of stock
  options...............       --       --      (217,013)         --   (98,950)   1,384,943     1,167,930
 Purchase of treasury
  stock.................       --       --           --           --    45,219     (949,599)     (949,599)
 Tax benefit of stock-
  based compensation
  deducted for income
  tax reporting purposes
  in excess of stock-
  based compensation
  recognized for
  financial reporting
  purposes..............       --       --       197,228          --       --           --        197,228
                         ---------  -------  -----------  -----------  -------  -----------   -----------
Balance, December 31,
 1997................... 1,527,639  $15,276  $13,334,986  $12,311,438   95,162  $(1,186,189)  $24,475,511
                         =========  =======  ===========  ===========  =======  ===========   ===========


                See Notes to Consolidated Financial Statements.

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1966 AND 1995

                                          1997          1996          1995
                                      ------------  ------------  ------------
Operating Activities
  Net income......................... $  4,863,526  $  3,844,804  $  3,297,321
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation.....................      200,619       281,987       271,187
    Increase (decrease) in OAKAR
     deposit assessment expense
     accrual.........................          --       (260,000)      260,000
    Provision for loan losses........      260,000       445,000       600,000
    Deferred income taxes............      (81,450)     (229,337)      (55,625)
    Gain on sale of land.............          --            --       (316,036)
    Gain on sale of other real es-
     tate............................          --        (40,347)          --
    Increase in interest receivable..     (276,869)     (112,697)     (147,804)
    Increase in interest payable.....       62,889        77,402       490,372
    Other operating activities.......      276,903       (92,283)       78,954
                                      ------------  ------------  ------------
      Net cash provided by operating
       activities....................    5,305,618     3,914,529     4,478,369
                                      ------------  ------------  ------------
Investing Activities
  Purchases of securities held-to-
   maturity..........................  (23,184,053)  (16,500,000)   (9,165,000)
  Proceeds from maturities of
   securities held-to-maturity.......    9,647,716    10,407,277     6,915,054
  Net (increase) decrease in Federal
   funds sold........................   14,750,000    (1,890,000)  (16,680,000)
  Net (increase) decrease in
   interest-bearing deposits in
   banks.............................     (500,000)      200,000       100,000
  Net increase in loans..............  (24,964,707)  (17,605,807)  (15,534,563)
  Proceeds from sale of land.........          --        721,452           --
  Proceeds from sale of other real
   estate............................          --        361,188           --
  Proceeds of premises and equipment.     (453,624)      (53,911)      (63,048)
                                      ------------  ------------  ------------
    Net cash used in investing
     activities......................  (24,704,668)  (24,359,801)  (34,427,557)
                                      ------------  ------------  ------------
Financing Activities
  Net increase in deposits...........   23,982,849    24,432,671    29,752,674
  Purchase of treasury stock.........     (949,599)      (56,420)     (823,735)
  Proceeds from exercise of stock
   options...........................    1,167,930           --          1,125
  Dividends paid.....................     (816,518)     (690,243)     (484,658)
                                      ------------  ------------  ------------
    Net cash provided by financing
     activities......................   23,384,662    23,686,008    28,445,406
                                      ------------  ------------  ------------

                See Notes to Consolidated Financial Statements.

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                               1997        1996       1995
                                            ----------- ---------- -----------
Net increase (decrease) in cash and due
 from banks................................ $ 3,985,612 $3,240,736 $(1,503,782)
Cash and due from banks at beginning of
 year......................................   9,823,064  6,582,328   8,086,110
                                            ----------- ---------- -----------
Cash and due from banks at end of year..... $13,808,676 $9,823,064 $ 6,582,328
                                            =========== ========== ===========
SUPPLEMENTAL DISCLOSURES
  Cash paid for:
    Interest............................... $ 5,623,436 $5,147,394 $ 4,317,052
    Income taxes........................... $ 2,504,677 $2,291,000 $ 1,935,643
NONCASH TRANSACTIONS
  Principal balances of loans transferred
   to other real estate.................... $       --  $  290,841 $    30,000



                See Notes to Consolidated Financial Statements.

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

  Button Gwinnett Financial Corporation (the Company) is a bank holding company whose business is conducted by its wholly-owned subsidiary, The Bank of Gwinnett County, (the Bank). The Bank is a commercial bank located in Lawrenceville, Gwinnett County, Georgia with branches located in Snellville and Lilburn, Georgia. The Bank provides a full range of banking services in its primary market area of Gwinnett County and the surrounding counties.

BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and accounts are eliminated in consolidation.

  The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

CASH AND DUE FROM BANKS

  Cash on hand, cash items in process of collection and amounts due from banks are included in cash and due from banks.

  The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

SECURITIES

  Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. All other securities would be classified as available-for-sale and carried at fair value with net unrealized gains and losses included in stockholders' equity net of tax.

  Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

LOANS

  Loans are carried at their principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding.

  Nonrefundable loan fees and certain direct loan origination costs are deferred with the net amount recognized into income over the life of the loans as a yield adjustment.

  The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

  The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. Interest income is subsequently recognized only to the extent cash payments are received.

  A loan is impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

PREMISES AND EQUIPMENT

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

INCOME TAXES

  Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized for the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

  Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards, and tax credits will be realized. A valuation allowance would be recorded for those deferred tax items for which it is more likely than not that realization would not occur.

  The Company and the Bank file a consolidated income tax return. Each entity provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

EARNINGS PER COMMON SHARE

  Basic earnings per common share are computed by dividing net income by the weighted-average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock options.

RECENT ACCOUNTING PRONOUNCEMENTS

  The Financial Accounting Standards Board (FASB) has issued, and the Company has adopted, Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 125 was amended by SFAS No. 127, which defers the effective date of certain provisions of SFAS No. 125 until January 1, 1998. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of this statement did not have a material effect on the Company's financial statements.

  The FASB has issued, and the Company has adopted, SFAS No. 128, "Earnings Per Share". SFAS No. 128 supersedes Accounting Principles Board Opinion No. 15 "Earnings Per Share" and specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential issuable common stock. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS and fully diluted EPS with diluted EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator for the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS No. 128 is effective for financial statements for both interim and annual periods ending after December 15, 1997. The adoption of this statement did not have a material effect on the Company's financial statements.

  The FASB has issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed in equal prominence with the other financial statements. The term "comprehensive income" is used in the SFAS to describe the total of all components of comprehensive income including net income. "Other comprehensive income" refers to revenues, expenses, gains and losses that are included in comprehensive income but excluded from earnings under current accounting standards. Currently, "other comprehensive income" for the Company consists of items previously recorded directly in equity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 130 is effective for periods beginning after December 15, 1997.

NOTE 2. SECURITIES

  The amortized cost and fair value of securities are summarized as follows:

                                                GROSS      GROSS
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                     COST       GAINS      LOSSES      VALUE
                                  ----------- ---------- ---------- -----------
Securities Held-to-Maturity
 December 31, 1997:
  U. S. Government and agency se-
   curities...................... $32,777,796  $ 89,531   $(29,352) $32,837,975
  State and municipal securities.   5,223,492    57,461       (630)   5,280,323
  Mortgage-backed securities.....   7,539,332    16,759     (7,587)   7,548,504
                                  -----------  --------   --------  -----------
                                  $45,540,620  $163,751   $(37,569) $45,666,802
                                  ===========  ========   ========  ===========
Securities Held-to-Maturity
 December 31, 1996:
  U. S. Government and agency se-
   curities...................... $28,300,312  $ 66,788   $(74,851) $28,292,249
  State and municipal securities.   3,703,971    55,716     (4,003)   3,755,684
                                  -----------  --------   --------  -----------
                                  $32,004,283  $122,504   $(78,854) $32,047,933
                                  ===========  ========   ========  ===========

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 2. SECURITIES--(CONTINUED)

  The amortized cost and fair value of securities as of December 31, 1997 by contractual maturity are shown below. Maturities may differ from contractual maturities of mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                                                         AMORTIZED     FAIR
                                                           COST        VALUE
                                                        ----------- -----------
Due in one year or less................................ $10,041,850 $10,041,185
Due from one year to five years........................  25,615,663  25,725,068
Due from five to ten years.............................     193,775     202,045
Due in over ten years..................................   2,150,000   2,150,000
Mortgage-backed securities.............................   7,539,332   7,548,504
                                                        ----------- -----------
                                                        $45,540,620 $45,666,802
                                                        =========== ===========

  Securities with a carrying value of $650,000 and $1,650,000 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes.

  There were no sales of securities in 1997, 1996 or 1995.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

  The composition of loans is summarized as follows:

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
Commercial and financial............................ $ 32,179,000  $ 28,102,000
Business loans secured by real estate...............   62,035,000    42,297,000
Real estate--construction...........................   34,857,000    37,199,000
Real estate--mortgage...............................    9,134,000     7,997,000
Consumer instalment and other.......................    6,995,787     4,651,036
                                                     ------------  ------------
                                                      145,200,787   120,246,036
Deferred fees.......................................     (350,496)     (346,763)
Allowance for loan losses...........................   (2,577,044)   (2,330,733)
                                                     ------------  ------------
Loans, net.......................................... $142,273,247  $117,568,540
                                                     ============  ============

  Changes in the allowance for loan losses are as follows:

                                                      DECEMBER 31,
                                            ----------------------------------
                                               1997        1996        1995
                                            ----------  ----------  ----------
Balance, beginning of year................. $2,330,733  $1,953,189  $1,464,057
 Provision for loan losses.................    260,000     445,000     600,000
 Loans charged off.........................    (24,507)    (85,160)   (121,424)
 Recoveries of loans previously charged
  off......................................     10,818      17,704      10,556
                                            ----------  ----------  ----------
Balance, end of year....................... $2,577,044  $2,330,733  $1,953,189
                                            ==========  ==========  ==========

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES--(CONTINUED)

  The total recorded investment in impaired loans was $88,302 and $121,760 at December 31, 1997 and 1996, respectively. There were no impaired loans that had related allowances for loan losses determined in accordance with SFAS No. 114 ("Accounting by Creditors for Impairment of a Loan") at December 31, 1997 and 1996. The average recorded investment in impaired loans for 1997 and 1996 was $104,299 and $64,881, respectively. Interest income recognized on impaired loans for cash payments received was not material for the years ended December 31, 1997, 1996 and 1995.

  The Company has granted loans to certain directors, executive officers, and their related entities. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1997 are as follows:

Balance, beginning of year.......................................... $5,110,576
 Advances...........................................................    676,824
 Repayments......................................................... (1,841,215)
 Transactions due to changes in directors........................... (1,353,909)
                                                                     ----------
Balance, end of year................................................ $2,592,276
                                                                     ==========

NOTE 4. PREMISES AND EQUIPMENT

  Premises and equipment are summarized as follows:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
Land.................................................. $ 1,719,914  $ 1,241,377
Buildings.............................................   2,662,122    2,715,658
Equipment.............................................   1,352,856    1,359,371
                                                       -----------  -----------
                                                         5,734,892    5,316,406
Accumulated depreciation..............................  (1,861,768)  (1,696,287)
                                                       -----------  -----------
                                                       $ 3,873,124  $ 3,620,119
                                                       ===========  ===========

NOTE 5. EMPLOYEE BENEFIT PLANS

  The Company has a contributory 401(K) retirement plan covering substantially all employees. Contributions to the plan charged to expense for the years ended December 31, 1997, 1996 and 1995 amounted to $46,827, $41,164, and
$33,712, respectively.

  The Company has deferred compensation agreements with three of its key employees which provide benefits payable at age sixty-five or if the employee becomes totally disabled. There was no liability associated with these agreements at December 31, 1997 and 1996, respectively.

  The Company purchased and is the beneficiary of life insurance policies on these three key employees. The policies will be used to fund the deferred compensation agreements referred to above. The carrying value of these policies at December 31, 1997 and 1996 was $171,026 and $118,968,
respectively. Income (expense) recognized on these policies for the years ended December 31, 1997, 1996, and 1995 was $4,558, $(2,795), and $(8,691),
respectively.

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 6. EMPLOYEE STOCK OPTION PLAN

  The Company has an Employee Stock Option Plan with 17,400 remaining common stock options available to grant to key employees. Option prices are determined by the Company's Stock Option Plan Committee, but cannot be less than 100% of the fair value of the Company's common stock on the date of the grant. The options expire in ten years from date of grant. Other pertinent information related to the options is as follows:

                                               DECEMBER 31,
                         ----------------------------------------------------------
                                1997                1996               1995
                         ------------------- ------------------ -------------------
                                   WEIGHTED-          WEIGHTED-           WEIGHTED-
                                    AVERAGE            AVERAGE             AVERAGE
                                   EXERCISE           EXERCISE            EXERCISE
                          NUMBER     PRICE    NUMBER    PRICE    NUMBER     PRICE
                         --------  --------- -------- --------- --------  ---------
Under option, beginning
 of year................  186,331   $10.47    184,331  $10.35    155,225   $ 9.48
 Granted................    1,000    23.00      2,000   21.00     29,206    15.00
 Exercised..............  (64,122)    9.36         --      --       (100)   11.25
 Terminated.............     (400)   14.25         --      --         --       --
                         --------            --------           --------
Under option end of
 year...................  122,809    11.14    186,331   10.47    184,331    10.35
                         ========            ========           ========
Exercisable, end of
 year...................  105,437    12.45    149,587    9.65    121,381     8.99
                         ========            ========           ========
Weighted-average fair
 value of options
 granted during the
 year................... $   4.49            $   4.74           $   2.61
                         ========            ========           ========

                            UNDER OPTION, END OF YEAR
       ------------------------------------------------------------------------------------
                                                                                WEIGHTED-
                                                    WEIGHTED-                    AVERAGE
                                                     AVERAGE                    REMAINING
                         RANGE OF                   EXERCISE                   CONTRACTUAL
      NUMBER              PRICES                      PRICE                   LIFE IN YEARS
      -------          ------------                 ---------                 -------------
       50,153          $  6.93-8.65                  $ 8.05                          3
       69,656           11.25-15.00                   12.90                          7
        3,000           21.00-23.00                   21.67                          9
      -------
      122,809                                         11.14                          5
      =======

                         OPTIONS EXERCISABLE, END OF YEAR
       -------------------------------------------------------------------------------------
                                                                                 WEIGHTED-
                                                     WEIGHTED-                    AVERAGE
                                                      AVERAGE                    REMAINING
                         RANGE OF                    EXERCISE                   CONTRACTUAL
      NUMBER              PRICES                       PRICE                   LIFE IN YEARS
      -------          -------------                 ---------                 -------------
       50,153           $  6.93-8.65                  $ 8.05                          3
       54,484            11.25-15.00                   12.90                          7
          800                  21.00                   21.67                          9
      -------
      105,437                                          12.45                          5
      =======

  The Company also had outstanding options to purchase 34,828 shares of stock to one key officer. These options were granted in connection with the formation of the Bank. These options were exercised in 1997 at book value as reported on the most recent quarterly report of condition of the Company before the exercise date or $16.31.

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6. EMPLOYEE STOCK OPTION PLAN--(CONTINUED)

  As permitted by SFAS No. 123 ("Accounting for Stock-Based Compensation"), the Company recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, ("Accounting for Stock Issued to Employees"). The Company recognized no compensation cost for stock-based employee compensation awards for the years ended December 31, 1997, 1996 and 1995. If the Company had recognized compensation cost in accordance with SFAS No. 123, net income and earnings per share would have been reduced as follows:

                                                       DECEMBER 31, 1997
                                                 -------------------------------
                                                               BASIC    DILUTED
                                                             EARNINGS  EARNINGS
                                                 NET INCOME  PER SHARE PER SHARE
                                                 ----------  --------- ---------
   As reported.................................  $4,863,526   $ 3.54    $ 3.32
   Stock-based compensation, net of related tax
    effect.....................................     (16,848)   (0.01)    (0.01)
                                                 ----------   ------    ------
   As adjusted.................................  $4,846,678   $ 3.53    $ 3.31
                                                 ==========   ======    ======

                                                       DECEMBER 31, 1996
                                                 -------------------------------
                                                               BASIC    DILUTED
                                                             EARNINGS  EARNINGS
                                                 NET INCOME  PER SHARE PER SHARE
                                                 ----------  --------- ---------
   As reported.................................  $3,844,804   $ 2.79    $ 2.62
   Stock-based compensation, net of related tax
    effect.....................................     (21,989)   (0.02)    (0.01)
                                                 ----------   ------    ------
   As adjusted.................................  $3,822,815   $ 2.77    $ 2.61
                                                 ==========   ======    ======
                                                       DECEMBER 31, 1995
                                                 -------------------------------
                                                               BASIC    DILUTED
                                                             EARNINGS  EARNINGS
                                                 NET INCOME  PER SHARE PER SHARE
                                                 ----------  --------- ---------
   As reported.................................  $3,297,321   $ 2.38    $ 2.30
   Stock-based compensation, net of related tax
    effect.....................................     (12,232)      --        --
                                                 ----------   ------    ------
   As adjusted.................................  $3,285,089   $ 2.38    $ 2.30
                                                 ==========   ======    ======

  The fair value of the options granted during the year was based upon the discounted value of future cash flows of the options using the following assumptions:

                                                      1997     1996     1995
                                                     -------  -------  -------
   Risk-free interest rate..........................    6.13%    6.50%    6.50%
   Expected life of the options..................... 7 years  7 years  7 years
   Expected dividends (as a percent of the fair
    value of the stock).............................    2.61%    2.38%    7.14%

NOTE 7. INCOME TAXES

  The components of income tax expense are as follows:

                                                       DECEMBER 31,
                                             ----------------------------------
                                                1997        1996        1995
                                             ----------  ----------  ----------
   Current.................................. $2,814,118  $2,342,283  $1,853,714
   Deferred.................................    (81,450)   (229,337)    (55,625)
                                             ----------  ----------  ----------
    Income tax expense...................... $2,732,668  $2,112,946  $1,798,089
                                             ==========  ==========  ==========

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6. EMPLOYEE STOCK OPTION PLAN--(CONTINUED)

  The Company's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                               DECEMBER 31,
                         -----------------------------------------------------------
                                1997                1996                1995
                         ------------------- ------------------- -------------------
                           AMOUNT    PERCENT   AMOUNT    PERCENT  AMOUONT    PERCENT
                         ----------  ------- ----------  ------- ----------  -------
Income taxes at statu-
 tory rate.............. $2,582,706     34%  $2,025,635     34%  $1,732,439     34%
Tax-exempt interest.....    (52,447)    (1)     (61,741)    (1)     (69,100)    (1)
State income taxes......    173,453      2      122,296      2      115,035      2
Other items, net........     28,956      1       26,756     --       19,715     --
                         ----------    ---   ----------    ---   ----------    ---
Provision for income
 taxes.................. $2,732,668     36%  $2,112,946     35%  $1,798,089     35%
                         ==========    ===   ==========    ===   ==========    ===

  The components of deferred income taxes are as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
   Deferred tax assets, loan loss reserves................... $816,131 $723,173
                                                              -------- --------
   Deferred tax liabilities:
     Depreciation............................................   95,950   84,347
     Other...................................................   13,243   13,338
                                                              -------- --------
                                                               109,193   97,685
                                                              -------- --------
   Net deferred tax assets................................... $706,938 $625,488
                                                              ======== ========

NOTE 8. EARNINGS PER COMMON SHARE

  The following is a reconciliation of net income (the numerator) and weighted-average shares outstanding (the denominator) used in determining basic and diluted earnings per common share (EPS):

                                               YEAR ENDED DECEMBER 31, 1997
                                            -----------------------------------
                                                          WEIGHTED-
                                                NET        AVERAGE
                                              INCOME       SHARES     PER SHARE
                                            (NUMERATOR) (DENOMINATOR)  AMOUNT
                                            ----------- ------------- ---------
   Basic EPS............................... $4,863,526    1,373,199     $3.54
                                                                        =====
   Effect of Dilutive Securities Stock op-
    tions..................................        --        91,170
                                            ----------    ---------
   Diluted EPS............................. $4,863,526    1,464,369     $3.32
                                            ==========    =========     =====

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 8. EARNINGS PER COMMON SHARE--(CONTINUED)

                                               YEAR ENDED DECEMBER 31, 1996
                                            -----------------------------------
                                                          WEIGHTED-
                                                NET        AVERAGE
                                              INCOME       SHARES     PER SHARE
                                            (NUMERATOR) (DENOMINATOR)  AMOUNT
                                            ----------- ------------- ---------
   Basic EPS............................... $3,844,804    1,379,739    $ 2.79
                                                                       ======
   Effect of Dilutive Securities Stock op-
    tions..................................        --        87,084
                                            ----------    ---------
   Diluted EPS............................. $3,844,804    1,466,823    $ 2.62
                                            ==========    =========    ======
                                               YEAR ENDED DECEMBER 31, 1995
                                            -----------------------------------
                                                          WEIGHTED-
                                                NET        AVERAGE
                                              INCOME       SHARES     PER SHARE
                                            (NUMERATOR) (DENOMINATOR)  AMOUNT
                                            ----------- ------------- ---------
   Basic EPS............................... $3,297,321    1,384,913    $ 2.38
                                                                       ======
   Effect of Dilutive Securities Stock op-
    tions..................................        --        50,344
                                            ----------    ---------
   Diluted EPS............................. $3,297,321    1,435,257    $ 2.30
                                            ==========    =========    ======

NOTE 9. COMMITMENTS AND CONTINGENT LIABILITIES

  In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments is as follows:

                                                             DECEMBER 31,
                                                       ------------------------
                                                           1997        1996
                                                       ------------ -----------
   Commitments to extend credit....................... $ 47,304,868 $46,186,625
   Standby letters of credit..........................    2,448,945   2,200,720
                                                       ------------ -----------
                                                       $ 49,753,813 $48,387,345
                                                       ============ ===========

  Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 9. COMMITMENTS AND CONTINGENT LIABILITIES--(CONTINUED)

arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

  In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management of the Company, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.

  The Company originates primarily commercial, residential and consumer loans to customers in Gwinnett County and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in these areas.

  Seventy-three percent (73%) of the Company's loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Company's primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Company's primary market area.

  The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $3,250,000.

NOTE 10. REGULATORY MATTERS

  The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1997, approximately $2,413,000 of retained earnings were available for dividend declaration without regulatory approval.

  The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and Bank capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1997, the Company and the Bank meet all capital adequacy requirements to which it is subject.

  As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 10. REGULATORY MATTERS--(CONTINUED)

  The Company and Bank's actual capital amounts and ratios are presented in the following table.

AS OF DECEMBER 31, 1997:

                                                             TO BE WELL
                                             FOR CAPITAL  CAPITALIZED UNDER
                                              ADEQUACY    PROMPT CORRECTIVE
                                ACTUAL        PURPOSES    ACTION PROVISIONS
                             -------------  ------------- -------------------
                             AMOUNT  RATIO  AMOUNT  RATIO  AMOUNT     RATIO
                             ------- -----  ------- ----- ---------- --------
                                        (DOLLARS IN THOUSANDS)
Total Capital (to Risk
 Weighted Assets):
 Consolidated............... $26,491 16.43% $12,897    8%    $16,121      10%
 Bank....................... $23,907 14.83% $12,897    8%    $16,121      10%
Tier I Capital (to Risk
 Weighted Assets):
 Consolidated............... $24,476 15.18% $ 6,449    4%    $ 9,673       6%
 Bank....................... $21,892 13.58% $ 6,449    4%    $ 9,673       6%
Tier I Capital (to Average
 Assets):
 Consolidated............... $24,476 11.65% $ 8,406    4%    $10,508       5%
 Bank....................... $21,892 10.42% $ 8,406    4%    $10,508       5%

AS OF DECEMBER 31, 1996:

                                                                TO BE WELL
                                                FOR CAPITAL  CAPITALIZED UNDER
                                                 ADEQUACY    PROMPT CORRECTIVE
                                   ACTUAL        PURPOSES    ACTION PROVISIONS
                                -------------  ------------- ------------------
                                AMOUNT  RATIO  AMOUNT  RATIO  AMOUNT    RATIO
                                ------- -----  ------- ----- ------------------
                                           (DOLLARS IN THOUSANDS)
Total Capital (to Risk
 Weighted Assets):
 Consolidated.................  $21,702 16.13% $10,764    8% $   13,454     10%
 Bank.........................  $20,957 15.58% $10,764    8% $   13,454     10%
Tier I Capital (to Risk
 Weighted Assets):
 Consolidated.................  $20,013 14.88% $ 5,380    4% $    8,070      6%
 Bank.........................  $19,268 14.32% $ 5,380    4% $    8,070      6%
Tier I Capital (to Average As-
 sets):
 Consolidated.................  $20,013 11.13% $ 7,192    4% $    8,991      5%
 Bank.........................  $19,268 10.72% $ 7,192    4% $    8,991      5%

NOTE 11. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11. FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED)

  The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

CASH, DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN BANKS, AND FEDERAL FUNDS
SOLD:

  The carrying amounts of cash, due from banks, interest-bearing deposits in banks, and Federal funds sold approximate their fair value.

HELD-TO-MATURITY SECURITIES:

  Fair values for securities are based on quoted market prices.

LOANS:

  For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values.

DEPOSITS:

  The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

ACCRUED INTEREST:

  The carrying amounts of accrued interest approximate their fair values.

OFF-BALANCE-SHEET INSTRUMENTS:

  Fair values of the Company's off-balance-sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

  The estimated fair values of the Company's financial instruments were as follows:

                                DECEMBER 31, 1997         DECEMBER 31, 1996
                            ------------------------- -------------------------
                              CARRYING       FAIR       CARRYING       FAIR
                               AMOUNT       VALUE        AMOUNT       VALUE
                            ------------ ------------ ------------ ------------
Financial assets:
 Cash, due from banks,
  interest-bearing deposits
  in banks, and Federal
  funds sold............... $ 21,073,076 $ 21,073,076 $ 31,338,064 $ 31,338,064
 Securities held-to-maturi-
  ty.......................   45,540,620   45,666,802   32,004,283   32,047,933
 Loans.....................  142,273,247  144,320,000  117,568,540  119,000,000
 Accrued interest receiv-
  able.....................    1,452,514    1,452,514    1,175,645    1,175,645
Financial liabilities:
 Deposits..................  189,219,639  189,900,867  165,236,790  165,764,416
 Accrued interest payable..    1,145,529    1,145,529    1,082,640    1,082,640

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12. SUPPLEMENTAL FINANCIAL DATA

  Components of other operating expenses in excess of 1% of total revenue are as follows:

                                                             DECEMBER 31,
                                                       ------------------------
                                                        1997    1996     1995
                                                       ------- ------- --------
   FDIC insurance premiums............................ $15,223 $ 2,000 $173,462
   OAKAR deposit assessment expense...................     --   71,917  260,000

NOTE 13. PARENT COMPANY FINANCIAL INFORMATION

  The following information presents the condensed balance sheets as of December 31, 1997 and 1996 and the condensed statements of income and cash flows for the years ended December 31, 1997, 1996 and 1995 of Button Gwinnett Financial Corporation:

                           CONDENSED BALANCE SHEETS

                                                            1997        1996
                                                         ----------- -----------
   Assets
     Cash............................................... $ 2,584,147 $   746,727
     Investment in subsidiary...........................  21,892,613  19,267,556
                                                         ----------- -----------
       Total assets..................................... $24,476,760 $20,014,283
                                                         =========== ===========
   Liabilities, other................................... $     1,249 $     1,339
   Stockholders' equity.................................  24,475,511  20,012,944
                                                         ----------- -----------
       Total liabilities and stockholders' equity....... $24,476,760 $20,014,283
                                                         =========== ===========

                        CONDENSED STATEMENTS OF INCOME

                                                   1997       1996       1995
                                                ---------- ---------- ----------
   Income
     Dividends from subsidiary................  $2,400,000 $  700,000 $1,150,000
     Interest.................................      73,721     29,213     29,973
                                                ---------- ---------- ----------
                                                 2,473,721    729,213  1,179,973
                                                ---------- ---------- ----------
   Expenses...................................      38,024     51,432     13,002
                                                ---------- ---------- ----------
     Income before equity in undistributed
      income of subsidiary....................   2,435,697    677,781  1,166,971
     Equity in undistributed income of subsid-
      iary....................................   2,427,829  3,167,023  2,130,350
                                                ---------- ---------- ----------
   Net income.................................  $4,863,526 $3,844,804 $3,297,321
                                                ========== ========== ==========

                     BUTTON GWINNETT FINANCIAL CORPORATION
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
NOTE 13. PARENT COMPANY FINANCIAL INFORMATION--(CONTINUED)

                      CONDENSED STATEMENTS OF CASH FLOWS

                                           1997         1996         1995
                                        -----------  -----------  -----------
   OPERATING ACTIVITIES
     Net income........................ $ 4,863,526  $ 3,844,804  $ 3,297,321
     Adjustments to reconcile net
      income to net cash provided by
      operating activities:
     Undistributed income of subsidi-
      ary..............................  (2,427,829)  (3,167,023)  (2,130,350)
     Other operating activities........         (90)         460       (2,077)
                                        -----------  -----------  -----------
       Net cash provided by operating
        activities.....................   2,435,607      678,241    1,164,894
                                        -----------  -----------  -----------
   FINANCING ACTIVITIES
     Purchase of treasury stock........    (949,599)     (56,420)    (823,735)
     Proceeds from exercise of stock
      options..........................   1,167,930           --        1,125
     Dividends paid....................    (816,518)    (690,243)    (484,658)
                                        -----------  -----------  -----------
       Net cash used in financing ac-
        tivities.......................    (598,187)    (746,663)  (1,307,268)
                                        -----------  -----------  -----------
   Net increase (decrease) in cash.....   1,837,420      (68,422)    (142,374)
   Cash at beginning of year...........     746,727      815,149      957,523
                                        -----------  -----------  -----------
   Cash at end of year................. $ 2,584,147  $   746,727  $   815,149
                                        ===========  ===========  ===========

NOTE 14. BUSINESS COMBINATION

  On February 5, 1998, the Company entered into an Agreement and Plan of Reorganization with Premier Bancshares ("Premier") of Atlanta, Georgia. Under this agreement, the Company will merge with and into Premier. Upon consummation of the merger, each share of Company stock will be converted into and exchanged for the right to receive 3.885 shares of Premier stock, subject to possible adjustment as defined in the agreement. Consummation is subject to certain conditions, including regulatory and stockholder approval.

                                  APPENDIX A








                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                           PREMIER BANCSHARES, INC.

                                      AND

                     BUTTON GWINNETT FINANCIAL CORPORATION



                         DATED AS OF FEBRUARY 5, 1998

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----

Preamble.......................................................................... 1

ARTICLE I
     TRANSACTIONS AND TERMS OF MERGER............................................. 1
     --------------------------------
     Merger....................................................................... 1
     Time and Place of Closing.................................................... 2
     Effective Time............................................................... 2

ARTICLE II
     TERMS OF MERGER.............................................................. 2
     ---------------
     Articles of Incorporation.................................................... 2
     Bylaws....................................................................... 2
     Directors and Officers....................................................... 2

ARTICLE III
     MANNER OF CONVERTING SHARES.................................................. 3
     ---------------------------
     Conversion of Shares......................................................... 3
     Anti-Dilution Provisions..................................................... 6
     Shares Held by Premier or Button Gwinnett.................................... 6
     Conversion of Stock Options; Restricted Stock................................ 6
     Dissenting Shareholders...................................................... 7
     Fractional Shares............................................................ 7

ARTICLE IV
     EXCHANGE OF SHARES........................................................... 7
     ------------------
     Exchange Procedures.......................................................... 7
     Rights of Former Button Gwinnett Shareholders................................ 8

ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF BUTTON GWINNETT............................ 9
     -------------------------------------------------
     Organization, Standing, and Power............................................ 9
     Authority; No Breach By Agreement............................................ 9
     Common Stock.................................................................10
     Button Gwinnett Subsidiaries.................................................10
     Financial Statements.........................................................11
     Absence of Undisclosed Liabilities...........................................11
     Absence of Certain Changes or Events.........................................12
     Tax Matters..................................................................12
     Allowance for Possible Loan Losses...........................................13
     Assets.......................................................................13

                                      (i)


     Environmental Matters........................................................14
     Compliance with Laws.........................................................14
     Labor Relations..............................................................15
     Employee Benefit Plans.......................................................15
     Material Contracts...........................................................17
     Legal Proceedings............................................................17
     Reports......................................................................18
     Statements True and Correct..................................................18
     Accounting, Tax and Regulatory Matters.......................................19
     Charter Provisions...........................................................19

ARTICLE VI
     REPRESENTATIONS AND WARRANTIES OF PREMIER....................................19
     -----------------------------------------
     Organization, Standing, and Power............................................19
     Authority; No Breach By Agreement............................................19
     Capital Stock................................................................20
     Premier Subsidiaries.........................................................21
     Financial Statements.........................................................21
     Absence of Undisclosed Liabilities...........................................22
     Absence of Certain Changes or Events.........................................22
     Tax Matters..................................................................22
     Allowance for Possible Loan Losses...........................................23
     Assets.......................................................................23
     Environmental Matters........................................................24
     Compliance with Laws.........................................................24
     Labor Relations..............................................................25
     Employee Benefit Plans.......................................................25
     Material Contracts...........................................................27
     Legal Proceedings............................................................27
     Reports......................................................................27
     Statements True and Correct..................................................28
     Accounting, Tax and Regulatory Matters.......................................28
     Charter Provisions...........................................................29

ARTICLE VII
     CONDUCT OF BUSINESS PENDING CONSUMMATION.....................................29
     ----------------------------------------
     Affirmative Covenants of Button Gwinnett.....................................29
     Negative Covenants of Button Gwinnett........................................29
     Affirmative Covenants of Premier.............................................31
     Negative Covenants of Premier................................................32
     Adverse Changes in Condition.................................................33
     Reports......................................................................33

                                      (ii)

ARTICLE VIII
     ADDITIONAL AGREEMENTS........................................................33
     ---------------------
     Registration Statement; Proxy Statement; Shareholder Approval................33
     Exchange Listing.............................................................34
     Applications.................................................................34
     Filings with State Offices...................................................34
     Agreement as to Efforts to Consummate........................................34
     Investigation and Confidentiality............................................35
     Press Releases...............................................................35
     Acquisition Proposals........................................................36
     Accounting and Tax Treatment.................................................36
     Agreement of Affiliates......................................................36
     Employee Benefits and Contracts..............................................37
     Merger of Gwinnett County Bank and Premier Bank..............................37
     Indemnification..............................................................37

ARTICLE IX
     CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE............................38
     -------------------------------------------------
     Conditions to Obligations of Each Party......................................38
     Conditions to Obligations of Premier.........................................40
     Conditions to Obligations of Button Gwinnett.................................41

ARTICLE X
     TERMINATION..................................................................43
     -----------
     Termination..................................................................43
     Effect of Termination........................................................44
     Non-Survival of Representations and Covenants................................44

ARTICLE XI
     MISCELLANEOUS................................................................44
     -------------
     Definitions..................................................................44
     Expenses.....................................................................52
     Brokers and Finders..........................................................52
     Entire Agreement.............................................................53
     Amendments...................................................................53
     Waivers......................................................................53
     Assignment...................................................................54
     Notices......................................................................54
     Governing Law................................................................55
     Counterparts.................................................................55
     Captions.....................................................................55
     Enforcement of Agreement.....................................................55
     Severability.................................................................55

                                     (iii)

LIST OF EXHIBITS
----------------


Exhibit Number      Description
--------------      -----------

     1.             Form of Agreement of Affiliates of Button Gwinnett. (Section
                    8.10).
     2.             Matters as to which Counsel for Button Gwinnett will opine.
                    (Section 9.2(d)).
     3.             Form of Claims/Indemnification Letter (Section 9.2(e)).
     4.             Matters as to which Counsel for Premier will opine. (Section
                    9.3(d)).
     5. Form of Employment Agreement between Premier, Premier Bank and Glenn S. White. (Section 8.11(b)).
     6. Form of Employment Agreement between Premier, Premier Bank and Andrew R. Pourchier. (Section 8.11(b)).
     7.             Form of Severance Pay Agreement, Premier Bank and John C.
                    Pentecost. (Section 8.11(b)).
     8. Form of Severance Pay Agreement between Premier, Premier Bank and Linda S. George. (Section 8.11(b)).
     9. Form of Severance Pay Agreement between Premier, Premier Bank and William P. Shaver. (Section 8.11(b)).

                                      (iv)

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of February 5, 1998 by and between PREMIER BANCSHARES, INC. ("Premier"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Atlanta, Georgia, and BUTTON GWINNETT FINANCIAL CORPORATION ("Button Gwinnett"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Snellville, Georgia.


                                   PREAMBLE
                                   --------

     The Boards of Directors of Premier and Button Gwinnett are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of Button Gwinnett with and into Premier, with Premier being the surviving corporation of the merger. At the effective time of such merger, the outstanding shares of capital stock of Button Gwinnett will be converted into the right to receive shares of capital stock of the surviving corporation. As a result, shareholders of Button Gwinnett will become shareholders of the surviving corporation, and the subsidiary of Button Gwinnett will continue to conduct its business and operations as a wholly-owned subsidiary of the surviving corporation. The transactions described in this Agreement are subject to the approvals of the Boards of Directors and the shareholders of both Button Gwinnett and Premier, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1    MERGER.  Subject to the terms and conditions of this Agreement, at
            ------
the Effective Time, Button Gwinnett shall be merged with and into Premier in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Premier shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Premier and Button Gwinnett.

     1.2    TIME AND PLACE OF CLOSING.  The Closing will take place at 10:00
            -------------------------
a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3    EFFECTIVE TIME.  The Merger and the other transactions contemplated
            --------------
by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (b) the date on which the shareholders of Button Gwinnett approve this Agreement to the extent such approval is required by applicable Law, and (c) the date on which the shareholders of Premier approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the chief executive officer of each Party.


                                  ARTICLE II
                                TERMS OF MERGER
                                ---------------

     2.1    ARTICLES OF INCORPORATION.  The Articles of Incorporation of Premier
            -------------------------
in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until otherwise amended or repealed.

     2.2    BYLAWS.  The Bylaws of Premier in effect immediately prior to the
            ------
Effective Time shall be the Bylaws of the Surviving Corporation from and after the Effective Time until otherwise amended or repealed.

     2.3    DIRECTORS AND OFFICERS.
            ----------------------

            (a) The directors of the Surviving Corporation from and after the Effective Time shall consist of the directors of Premier immediately preceding the Effective Time, provided, however, that Glenn S. White and John D. Stephens shall be elected to serve on the Board of Directors of the Surviving Corporation from and after the Effective Time. Such directors shall serve as the directors of the Surviving Corporation in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. John D. Stephens shall also be appointed to serve on the Executive Committee of the Board of Directors of the Surviving Corporation from and after the Effective Time.

            (b) The officers of the Surviving Corporation from and after the Effective Time shall consist of the officers of Premier immediately preceding the Effective Time, provided, however, that Glenn S. White shall be appointed to serve as Executive Vice President of the Surviving Corporation from and after the Effective Time.

            (c) The directors of Premier Bank from and after the Effective Time shall consist of the directors of Premier Bank immediately preceding the Effective Time, provided, however, that Glenn S. White shall be elected to serve on the Board of Directors of Premier Bank from and after the Effective Time, and two (2) additional directors of Button Gwinnett immediately preceding the Effective Time shall be selected by the Board of Directors of Premier, in its sole discretion, to serve on the Board of Directors of Premier Bank from and after the Effective Time. Such directors shall serve in accordance with the Articles of Incorporation and Bylaws of Premier Bank.

            (d) The executive officers of Premier Bank from and after the Effective Time shall consist of the executive officers of Premier Bank immediately preceding the Effective Time, provided, however, that (i) Glenn S. White shall be appointed to serve as President of Premier Bank from and after the Effective Time; and (ii) Andrew R. Pourchier shall be appointed to serve as an Executive Vice President of Premier Bank from and after the Effective Time.

            (e) The directors and officers of Gwinnett County Bank from and after the Effective Time shall consist of the directors and officers of The Bank of Gwinnett County immediately preceding the Effective Time, provided, however, that Darrell D. Pittard and Robert C. Oliver shall be elected to serve on the Board of Directors of The Bank of Gwinnett County from and after the Effective Time.

            (f) The directors and officers of Premier Lending from and after the Effective Time shall consist of the directors and officers of Premier Lending immediately preceding the Effective Time, provided, however, that Andrew R. Pourchier shall be elected to serve on the Board of Directors of Premier Lending from and after the Effective Time.


                                  ARTICLE III
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1    CONVERSION OF SHARES.  Subject to the provisions of this Article 3,
            --------------------
at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

            (a) Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

            (b) Each share of Button Gwinnett Common Stock (excluding shares held by Premier or Button Gwinnett or any of their respective Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the

Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 3.885 shares of Surviving Corporation Common Stock, subject to possible adjustment as provided in Section 3.1(c) (the "Exchange Ratio"):

            (c) The Exchange Ratio shall be adjusted in the event both of the following conditions are satisfied:

                    (1) the Average Closing Price shall be less than the product of (i) 0.90 and (ii) the Starting Price; and

                    (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Premier Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting .05 from the quotient in this clause 2(ii) (such number being referred to herein as the "Index Ratio").

In the event both of the above conditions are satisfied, the Exchange Ratio shall be increased to equal the lesser of (i) quotient obtained by dividing (1) the product of 0.90, the Starting Price, and the Exchange Ratio by (2) the Average Closing Price and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio by (2) the Premier Ratio. Following any such adjustment to the Exchange Ratio as provided in this Section 3.1(c), any references in this Agreement to the "Exchange Ratio" shall thereafter be deemed to refer to the "Exchange Ratio" as so adjusted. The provisions of this
Section 3.1(c) are subject to the provisions of Section 10.1(g).

     For purposes of this Section 3.1(c) and Section 10.1(g), the following terms shall have the meanings indicated.

          "Average Closing Price" shall mean the average of the last sales prices of Premier Common Stock as reported on the American Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) for the 10 consecutive full trading days in which such shares are traded on the American Stock Exchange ending at the close of trading on the Determination Date.

          "Determination Date" shall mean the date on which the Registration Statement is declared effective by the SEC.

          "Index Group" shall mean the 17 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index

     Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 17 bank holding companies and the weights attributed to them are as follows:

               BANK HOLDING COMPANIES                       WEIGHTING
          ---------------------------------              ----------------
          AmSouth Bancorporation                                 3.93%
          BB&T Corporation                                       7.14%
          Compass Bancshares, Inc.                               2.58%
          Fifth Third Bancorp                                   10.71%
          First American Corporation                             2.38%
          First Security Corporation                             3.66%
          First Tennessee National Corporation                   3.42%
          First Virginia Banks, Inc.                             2.16%
          Hibernia Corporation                                   2.28%
          Huntington Bancshares, Inc.                            5.84%
          Mercantile Bancorporation, Inc.                        5.96%
          SouthTrust Corporation                                 5.44%
          Star Banc Corporation                                  4.26%
          Summit Bancorp                                         7.95%
          SunTrust Banks, Inc.                                  13.29%
          Union Planters Corporation                             4.61%
          Wachovia Corporation                                  14.39%
                                                               ------
          Total                                                100.00%
                                                               ======


          "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the last sale prices of the companies composing the Index Group.

          "Starting Date" with regard to the Index Price shall mean the second full trading day after the announcement by Premier in a press release of the Merger.

          "Starting Price" shall mean $19.42, which reflects the three-for-two stock split of the Premier Common Stock, the record date of which was January 23, 1998.

          If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, stock-split, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 3.1(c).

     3.2    ANTI-DILUTION PROVISIONS.  In the event Premier or Button Gwinnett
            ------------------------
changes the number of shares of Premier Common Stock or Button Gwinnett Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be after the date hereof and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3    SHARES HELD BY PREMIER OR BUTTON GWINNETT.  Each of the shares of
            -----------------------------------------
Button Gwinnett Common Stock held by any Premier Company or by any Button Gwinnett Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4    CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK.
            ---------------------------------------------

            (a) At the Effective Time, all rights with respect to Button Gwinnett Common Stock pursuant to stock options granted by Button Gwinnett under the Button Gwinnett Stock Plans ("Button Gwinnett Options"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Surviving Corporation Common Stock, and the Surviving Corporation shall assume each Button Gwinnett Option, in accordance with the terms of the Button Gwinnett Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Button Gwinnett Option assumed by the Surviving Corporation may be exercised solely for shares of Surviving Corporation Common Stock, (ii) the number of shares of Surviving Corporation Common Stock subject to such Button Gwinnett Option shall be equal to the number of shares of Button Gwinnett Common Stock subject to such Button Gwinnett Option immediately prior to the Effective Time multiplied by the Exchange Ratio, (iii) the per share exercise price under each such Button Gwinnett Option shall be adjusted to reflect the Exchange Ratio, and
(iv) the shares of Surviving Corporation Common Stock underlying each Button Gwinnett Option shall remain registered under the Securities Act. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." Button Gwinnett and Premier agree to take all necessary steps to effect the provisions of this Section 3.4.

            (b) Premier may, at its election, substitute, as of the Effective Time, stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Premier Stock Option Plan") for all or a part of the Button Gwinnett Options, subject to the following conditions: (i) the requirements of Section 3.4(a) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the Button Gwinnett Options which are incentive stock options; (iii) the substituted options shall continue in effect in all material respects on the same terms and conditions as contained in the document granting the Button Gwinnett Options; and (iv) each grant of a substitute option to any individual who shall be deemed subject to Section 16 of the 1934 Act shall have been specifically approved in advance by the full Board of Directors of Premier or by a committee consisting solely of "non-employee" directors as defined in Rule 16b-
3. As soon as practicable following the Effective Time, Premier shall deliver to the participants receiving substitute options under the Premier Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. Premier has reserved under the Premier Stock Option Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substituted options.

     3.5    DISSENTING SHAREHOLDERS.  Any holder of shares of Button Gwinnett
            -----------------------
Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 14-2-1106 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the GBCC; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and has surrendered to Button Gwinnett the certificate or certificates representing shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Button Gwinnett fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Button Gwinnett Common Stock is entitled under this
Article III (without interest) upon surrender by such holder of the certificate or certificates representing shares of Button Gwinnett Common Stock held by such holder.

     3.6    FRACTIONAL SHARES.  Notwithstanding any other provision of this
            -----------------
Agreement, each holder of shares of Button Gwinnett Common Stock exchanged pursuant to the Merger, or of options to purchase shares of Button Gwinnett Common Stock, who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Surviving Corporation Common Stock multiplied by the market value of one share of Surviving Corporation Common Stock at the Effective Time, in the case of shares exchanged pursuant to the Merger, or the date of exercise, in the case of options. The market value of one share of Surviving Corporation Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the last sale price of such common stock on the American Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time or the date of exercise, as the case may be. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.


                                  ARTICLE IV
                              EXCHANGE OF SHARES
                              ------------------

     4.1    EXCHANGE PROCEDURES.  Unless the parties otherwise agree, the
            -------------------
Surviving Corporation shall use its best efforts to mail to the former holders of Button Gwinnett Common Stock appropriate transmittal materials within two (2) weeks after the Effective Time which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Button

Gwinnett Common Stock shall pass, only upon proper delivery of such certificates to the Surviving Corporation. After the Effective Time, each holder of shares of Button Gwinnett Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or shares as to which dissenters' rights have been perfected as provided in Section 3.5 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Surviving Corporation and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in
Section 3.1 and 3.6 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of Button Gwinnett Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of Button Gwinnett Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Button Gwinnett Common Stock so surrendered shall be duly endorsed as the Surviving Corporation may require. Any other provision of this Agreement notwithstanding, the Surviving Corporation shall not be liable to a holder of Button Gwinnett Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 RIGHTS OF FORMER BUTTON GWINNETT SHAREHOLDERS. The stock transfer
         ---------------------------------------------
books of Button Gwinnett shall be closed as to holders of Button Gwinnett Common Stock immediately prior to the Effective Time and no transfer of Button Gwinnett Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Button Gwinnett Common Stock (other than shares to be canceled pursuant to Section 3.3 or shares as to which dissenters' rights have been perfected as provided in
Section 3.5 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section
3.1 and 3.6 of this Agreement in exchange therefor. To the extent permitted by Law, former holders of record of Button Gwinnett Common Stock shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation shareholders the number of whole shares of Surviving Corporation Common Stock into which their respective shares of Button Gwinnett Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Button Gwinnett Common Stock for certificates representing Surviving Corporation Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on the Surviving Corporation Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Surviving Corporation Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Button Gwinnett Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such Button Gwinnett Common Stock certificate, both the Surviving Corporation Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                               OF BUTTON GWINNETT
                               ------------------

     Button Gwinnett hereby represents and warrants to Premier as follows:

     5.1    ORGANIZATION, STANDING, AND POWER.  Button Gwinnett is a corporation
            ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. Button Gwinnett has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Button Gwinnett is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     5.2    AUTHORITY; NO BREACH BY AGREEMENT.
            ---------------------------------

            (a) Button Gwinnett has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Button Gwinnett, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Button Gwinnett Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Button Gwinnett. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Button Gwinnett, enforceable against Button Gwinnett in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (b) Neither the execution and delivery of this Agreement by Button Gwinnett, nor the consummation by Button Gwinnett of the transactions contemplated hereby, nor compliance by Button Gwinnett with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Button Gwinnett's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Button Gwinnett Company under, any Contract or Permit of any Button Gwinnett Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (b) of this Agreement, violate any Law or Order applicable to any Button Gwinnett Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Button Gwinnett of the Merger and the other transactions contemplated in this Agreement.

     5.3  COMMON STOCK.
          ------------

          (a) The authorized common stock of Button Gwinnett consists of 5,000,000 shares of Button Gwinnett Common Stock, of which 1,432,477 shares are issued and outstanding as of the date of this Agreement and not more than 1,555,286 shares will be issued and outstanding at the Effective Time (as a result of the exercise of outstanding options). All of the issued and outstanding shares of capital stock of Button Gwinnett are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC.
None of the outstanding shares of capital stock of Button Gwinnett has been issued in violation of any preemptive rights of the current or past shareholders of Button Gwinnett. Button Gwinnett has reserved ___________ shares of Button Gwinnett Common Stock for issuance under the Button Gwinnett Stock Plans, pursuant to which options to purchase not more than 122,809 shares of Button Gwinnett Common Stock are outstanding as of the date of this Agreement and not more than 122,809 will be outstanding at the Effective Time.

          (b) The authorized preferred stock of Button Gwinnett consists of 5,000,000 shares of Button Gwinnett $.01 par value preferred stock none of which are issued and outstanding.

          (c) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the Button Gwinnett Disclosure Memorandum, there are
                                                ---------------------
no shares of capital stock or other equity securities of Button Gwinnett outstanding and no outstanding Rights relating to the capital stock of Button Gwinnett.

     5.4  BUTTON GWINNETT SUBSIDIARIES.  Button Gwinnett has disclosed in
          ----------------------------
Section 5.4 of the Button Gwinnett Disclosure Memorandum all of the Button
                                   ---------------------
Gwinnett Subsidiaries as of the date of this Agreement.  Except as disclosed in
Section 5.4 of the Button Gwinnett Disclosure Memorandum, Button Gwinnett or one
                                   ---------------------
of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Button Gwinnett Subsidiary. No equity securities of any Button Gwinnett Subsidiary are or may become required to be issued (other than to another Button Gwinnett Company) by reason of any Rights, and there are no Contracts by which any Button Gwinnett Subsidiary is bound to issue (other than to another Button Gwinnett Company) additional shares of its capital stock or Rights, or by which any Button Gwinnett Company is or may be bound to transfer any shares of the capital stock of any Button Gwinnett Subsidiary (other than to another Button Gwinnett Company). There are no Contracts relating to the rights of any Button Gwinnett Company to vote or to dispose of any shares of the capital stock of any Button Gwinnett Subsidiary. All of the shares of capital stock of each Button Gwinnett Subsidiary held by a Button Gwinnett Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by a Button Gwinnett Company free and clear of any Lien. Each Button Gwinnett Subsidiary is either a bank, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Button Gwinnett Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett. Each Button Gwinnett Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     5.5   FINANCIAL STATEMENTS.  Button Gwinnett has included in Section 5.5
           ---------------------
of the Button Gwinnett Disclosure Memorandum copies of all Button Gwinnett
                       ---------------------
Financial Statements for periods ended prior to the date hereof and will deliver to Premier copies of all Button Gwinnett Financial Statements prepared subsequent to the date hereof. The Button Gwinnett Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Button Gwinnett Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Button Gwinnett Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of Button Gwinnett Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     5.6   ABSENCE OF UNDISCLOSED LIABILITIES.  No Button Gwinnett Company has
           -----------------------------------
any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett except Liabilities which are accrued or reserved against in the consolidated balance sheets of Button Gwinnett as of December 31, 1996 and December 31, 1997, included in Button Gwinnett Financial Statements or reflected in the notes thereto. No Button Gwinnett Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1997,
           -------------------------------------
except as disclosed in Section 5.7 of the Button Gwinnett Disclosure Memorandum,
                                                          ---------------------
(a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, and (b) the Button Gwinnett Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Button Gwinnett provided in Article VII of this Agreement.

     5.8   TAX MATTERS.
           ------------

           (a) All Tax returns required to be filed by or on behalf of any of the Button Gwinnett Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Button Gwinnett and all returns filed are complete and accurate to the Knowledge of Button Gwinnett. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, except as reserved against in the Button Gwinnett Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8(a) of the Button Gwinnett Disclosure Memorandum. All Taxes and other Liabilities due with
         ---------------------
respect to completed and settled examinations or concluded Litigation have been paid.

           (b) Except as disclosed in Section 5.8(b) of the Button Gwinnett Disclosure Memorandum, none of the Button Gwinnett Companies has executed an
---------------------
extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Button Gwinnett Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

           (c) Adequate provision for any Taxes due or to become due for any of the Button Gwinnett Companies for the period or periods through and including the date of the respective Button Gwinnett Financial Statements has been made and is reflected on such Button Gwinnett Financial Statements.

           (d) Deferred Taxes of the Button Gwinnett Companies have been provided for in accordance with GAAP.

           (e) Each of the Button Gwinnett Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms

W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     5.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The allowance for possible loan
           -----------------------------------
or credit losses (the "Allowance") shown on the consolidated balance sheets of Button Gwinnett included in the most recent Button Gwinnett Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Button Gwinnett included in the Button Gwinnett Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Button Gwinnett Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Button Gwinnett Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Button Gwinnett.

     5.10  ASSETS.  Except as disclosed in Section 5.10 of the Button Gwinnett
           -------
Disclosure Memorandum or as disclosed or reserved against in the Button Gwinnett
---------------------
Financial Statements, the Button Gwinnett Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Button Gwinnett Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Button Gwinnett's past practices. All Assets which are material to the business of the Button Gwinnett Companies and held under leases or subleases by any of the Button Gwinnett Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Button Gwinnett Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Button Gwinnett Companies is a named insured are reasonably sufficient. The Assets of the Button Gwinnett Companies include all assets required to operate the business of the Button Gwinnett Companies as presently conducted.

     5.11  ENVIRONMENTAL MATTERS.  Except as disclosed in Section 5.11 of the
           ----------------------
Button Gwinnett Disclosure Memorandum:
                ---------------------

           (a) To the Knowledge of Button Gwinnett, each Button Gwinnett Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

          (b) There is no Litigation pending or to the Knowledge of Button Gwinnett threatened before any court, governmental agency or authority or other forum in which any Button Gwinnett Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material (as defined below), whether or not occurring at, on, under or involving a site owned, leased or operated by any Button Gwinnett Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, and to the Knowledge of Button Gwinnett, there is no reasonable basis for any such Litigation.

          (c) To the Knowledge of Button Gwinnett, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     5.12 COMPLIANCE WITH LAWS.  Button Gwinnett is duly registered as a bank
          ---------------------
holding company under the BHC Act. Each Button Gwinnett Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett. Except as disclosed in Section 5.12 of the Button Gwinnett Disclosure
                                                           ----------
Memorandum, no Button Gwinnett Company:
----------

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Button Gwinnett Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, or (iii) requiring any Button Gwinnett Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13  LABOR RELATIONS.  No Button Gwinnett Company is the subject of any
           ----------------
Litigation asserting that it or any other Button Gwinnett Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Button Gwinnett Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Button Gwinnett Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Button Gwinnett Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14  EMPLOYEE BENEFIT PLANS.
           -----------------------

           (a) Button Gwinnett has disclosed in Section 5.14 of the Button Gwinnett Disclosure Memorandum and delivered or made available to Premier prior
         ---------------------
to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Button Gwinnett Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Button Gwinnett Benefit Plans"). Any of the Button Gwinnett Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Button Gwinnett ERISA Plan." Each Button Gwinnett ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as a "Button Gwinnett Pension Plan." No Button Gwinnett Pension Plan is or has been a multi-employer plan within the meaning of
Section 3(37) of ERISA.

           (b) All Button Gwinnett Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett. The only Button Gwinnett ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code is a master or prototype arrangement which is the subject of a favorable determination letter from the Internal Revenue Service, and Button Gwinnett is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Button Gwinnett, no Button Gwinnett Company nor any other party has engaged in a transaction with respect to any Button Gwinnett Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Button Gwinnett Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

          (c) Neither Button Gwinnett nor any ERISA Affiliate of Button Gwinnett maintains an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d) Neither Button Gwinnett nor any ERISA Affiliate of Button Gwinnett has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

          (e) Except as disclosed in Section 5.14(e) of the Button Gwinnett Disclosure Memorandum, (i) no Button Gwinnett Company has any obligations for
---------------------
retiree health and life benefits under any of the Button Gwinnett Benefit Plans, except as required by Section 601 of ERISA and Section 4980B of the Code; (ii) there are no restrictions on the rights of any Button Gwinnett Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any Button Gwinnett Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Button Gwinnett.

          (f) Except as disclosed in Section 5.14(f) of the Button Gwinnett Disclosure Memorandum, neither the execution and delivery of this Agreement nor
---------------------
the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Button Gwinnett Company from any Button Gwinnett Company under any Button Gwinnett Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Button Gwinnett Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Button Gwinnett Company and their respective beneficiaries have been fully reflected on the Button Gwinnett Financial Statements to the extent required by and in accordance with GAAP.

          (h) Button Gwinnett and each ERISA Affiliate of Button Gwinnett has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 in a manner that will not cause any Button Gwinnett Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Button Gwinnett.

          (i) Except as disclosed in Section 5.14(i) of the Button Gwinnett Disclosure Memorandum, neither Button Gwinnett nor any ERISA Affiliate of Button Gwinnett is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (j) Other than routine claims for benefits, to the Knowledge of Button Gwinnett, there are no actions, audits, investigations, suits or claims pending against any Button Gwinnett Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Button Gwinnett Benefit Plan or against the assets of any Button Gwinnett Benefit Plan.

     5.15   MATERIAL CONTRACTS.  Except as disclosed in Section 5.15 of the
            ------------------
Button Gwinnett Disclosure Memorandum or otherwise reflected in the Button
                ---------------------
Gwinnett Financial Statements, none of the Button Gwinnett Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Button Gwinnett Company or the guarantee by any Button Gwinnett Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Button Gwinnett Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-KSB or Form 10-QSB filed by Button Gwinnett with the SEC as of the date of this Agreement that has not been filed as an exhibit to any Button Gwinnett Form 10-KSB or 10-QSB filed with the SEC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "Button Gwinnett Contracts"). None of the Button Gwinnett Companies is in Default under any Button Gwinnett Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett. All of the indebtedness of any Button Gwinnett Company for money borrowed is prepayable at any time by such Button Gwinnett Company without penalty or premium.

     5.16   LEGAL PROCEEDINGS.  Except as disclosed in Section 5.16 of the
            -----------------
Button Gwinnett Disclosure Memorandum, there is no Litigation instituted or
                ---------------------
pending, or, to the Knowledge of Button Gwinnett, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Button Gwinnett Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Button Gwinnett Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett.

     5.17   REPORTS.  Since January 1, 1996, each Button Gwinnett Company has
            -------
timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K, and Proxy Statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Button Gwinnett). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Button Gwinnett's Knowledge did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18   STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument
            ---------------------------
or other writing furnished or to be furnished by any Button Gwinnett Company or any Affiliate thereof to Premier pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Button Gwinnett Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Button Gwinnett Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Button Gwinnett's shareholders in connection with the Button Gwinnett Shareholders' Meeting, and any other documents to be filed by a Button Gwinnett Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Button Gwinnett, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Button Gwinnett Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Button Gwinnett Shareholders' Meeting. All documents that any Button Gwinnett Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.19   ACCOUNTING, TAX AND REGULATORY MATTERS.  No Button Gwinnett Company
            --------------------------------------
or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Button Gwinnett, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     5.20   CHARTER PROVISIONS.  Each Button Gwinnett Company has taken all
            ------------------
action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Button Gwinnett Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Button Gwinnett Company that may be acquired or controlled by it.


                                  ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PREMIER
                   -----------------------------------------

     Premier hereby represents and warrants to Button Gwinnett as follows:

     6.1    ORGANIZATION, STANDING, AND POWER.  Premier is a corporation duly
            ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. Premier has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Premier is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.2    AUTHORITY; NO BREACH BY AGREEMENT.
            ---------------------------------

            (a) Premier has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premier, subject to the approval of this Agreement by the holders of a majority of the outstanding Premier Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Premier. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Premier, enforceable against Premier in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (b) Neither the execution and delivery of this Agreement by Premier, nor the consummation by Premier of the transactions contemplated hereby (assuming approval by the shareholders of Premier of the required increase in the number of authorized shares of Premier Common Stock in order to consummate the Merger), nor compliance by Premier with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Premier's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premier Company under, any Contract or Permit of any Premier Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Premier Company or any of their respective Assets.

            (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Premier of the Merger and the other transactions contemplated in this Agreement.

     6.3    CAPITAL STOCK.
            -------------

            (a) The authorized capital stock of Premier consists of 20,000,000 shares of Premier Common Stock, of which 15,238,776 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Premier Common Stock are, and all of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of Button Gwinnett Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Premier Common Stock has been, and none of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of Button Gwinnett Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Premier.

            (b) Premier has issued $29,639,175 of 9.00% Subordinated Debentures to Premier Capital Trust I, a statutory business trust organized and existing under the laws of the State of Delaware. The Subordinated Debentures will mature on December 31, 2027. The Subordinated Debentures were purchased by Premier Capital Trust I with the proceeds of the public offering of 1,150,000 shares of 9.00% Cumulative Trust Preferred Securities and sale of Common Securities to Premier. Premier owns all of the Common Securities issued by Premier Capital Trust I. The Common Securities and the Preferred Securities represent undivided beneficial interests in the assets of Premier Capital Trust I.

            (c) Except as set forth in Sections 6.3(a) and 6.3(b) of this Agreement, or as disclosed in Section 6.3(c) of the Premier Disclosure
                                                            ----------
Memorandum, there are no shares of capital stock or other equity securities of
----------
Premier outstanding and no outstanding Rights relating to the capital stock of Premier.

     6.4    PREMIER SUBSIDIARIES.  Premier has disclosed in Section 6.4 of the
            --------------------
Premier Disclosure Memorandum all of the Premier Subsidiaries as of the date of
        ---------------------
this Agreement.  Except as disclosed in Section 6.4 of the Premier Disclosure
                                                                   ----------
Memorandum, Premier or one of its Subsidiaries owns all of the issued and
----------
outstanding shares of capital stock of each Premier Subsidiary. No equity securities of any Premier Subsidiary are or may become required to be issued (other than to another Premier Company) by reason of any Rights, and there are no Contracts by which any Premier Subsidiary is bound to issue (other than to another Premier Company) additional shares of its capital stock or Rights, or by which any Premier Company is or may be bound to transfer any shares of the capital stock of any Premier Subsidiary (other than to another Premier Company). There are no Contracts relating to the rights of any Premier Company to vote or to dispose of any shares of the capital stock of any Premier Subsidiary. All of the shares of capital stock of each Premier Subsidiary held by a Premier Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized. Each Premier Subsidiary is either a bank, a savings association, a corporation or a limited liability company and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Premier Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Each Premier Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     6.5    FINANCIAL STATEMENTS.  Premier has included in Section 6.5 of the
            --------------------
Premier Disclosure Memorandum copies of all Premier Financial Statements for
        ---------------------
periods ended prior to the date hereof and will deliver to Button Gwinnett copies of all Premier Financial Statements prepared subsequent to the date hereof. The Premier Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Premier Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Premier Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Premier Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     6.6    ABSENCE OF UNDISCLOSED LIABILITIES.   No Premier Company has any
            ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, except Liabilities which are accrued or reserved against in the consolidated balance sheets of

Premier as of December 31, 1996 and December 31, 1997, included in the Premier Financial Statements or reflected in the notes thereto. No Premier Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.7    ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since December 31, 1997,
            ------------------------------------
except as disclosed in Section 6.7 of the Premier Disclosure Memorandum, (a)
                                                  ---------------------
there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and (b) the Premier Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Premier provided in Article VII of this Agreement.

     6.8    TAX MATTERS.
            -----------

            (a) All Tax returns required to be filed by or on behalf of any of the Premier Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Premier, and all returns filed are complete and accurate to the Knowledge of Premier. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Premier, except as reserved against in the Premier Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8(a) of the Premier Disclosure Memorandum. All
                                                 ---------------------
Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

            (b) Except as disclosed in Section 6.8(b) of the Premier Disclosure
                                                                     ----------
Memorandum none of the Premier Companies has executed an extension or waiver of
----------
any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Premier Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

            (c) Adequate provision for any Taxes due or to become due for any of the Premier Companies for the period or periods through and including the date of the respective Premier Financial Statements has been made and is reflected on such Premier Financial Statements.

            (d) Deferred Taxes of the Premier Companies have been provided for in accordance with GAAP.

            (e) Each of the Premier Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.9    ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The Allowance shown on the
            -----------------------------------
consolidated balance sheets of Premier included in the most recent Premier Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Premier included in the Premier Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Premier Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Premier Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Premier.

     6.10   ASSETS.  Except as disclosed in Section 6.10 of the Premier
            -------
Disclosure Memorandum or as disclosed or reserved against in the Premier
---------------------
Financial Statements, the Premier Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Premier Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Premier's past practices. All Assets which are material to Premier's business on a consolidated basis, which are held under leases or subleases by any of the Premier Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Premier Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Premier Companies is a named insured are reasonably sufficient.

     6.11   ENVIRONMENTAL MATTERS.  Except as disclosed in Section 6.11 of the
            ---------------------
Premier Disclosure Memorandum:
        ---------------------

            (a) To the Knowledge of Premier, each Premier Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

            (b) There is no Litigation pending or to the Knowledge of Premier threatened before any court, governmental agency or authority or other forum in which any Premier Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened

Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material (as defined below), whether or not occurring at, on, under or involving a site owned, leased or operated by any Premier Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier or to the Knowledge of Premier, there is no reasonable basis for any such Litigation.

            (c) To the Knowledge of Premier, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.12   COMPLIANCE WITH LAWS.  Premier is duly registered as a bank holding
            --------------------
and thrift holding company under the BHC Act and HOLA, respectively. Each Premier Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Except as disclosed in Section 6.12 of the Premier Disclosure Memorandum, no Premier Company:
---------------------

            (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier; and

            (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premier Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) requiring any Premier Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.13   LABOR RELATIONS.  No Premier Company is the subject of any
            ---------------
Litigation asserting that it or any other Premier Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Premier Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Premier

Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Premier Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.14   EMPLOYEE BENEFIT PLANS.
            ----------------------

            (a) Premier has disclosed in Section 6.14 of the Premier Disclosure
                                                                     ----------
Memorandum and delivered or made available to Button Gwinnett prior to the
----------
execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Premier Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Premier Benefit Plans"). Any of the Premier Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Premier ERISA Plan." Each Premier ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Premier Pension Plan." No Premier Pension Plan is or has been a multi-employer plan within the meaning of
Section 3(37) of ERISA.

            (b) All Premier Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Each Premier ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code is a master or prototype arrangement which is the subject of a favorable determination letter from the Internal Revenue Service, and Premier is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Premier, no Premier Company nor any other party has engaged in a transaction with respect to any Premier Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Premier Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

            (c) Neither Premier nor any ERISA Affiliate of Premier maintains or has maintained an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

            (d) Neither Premier nor any ERISA Affiliate of Premier has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

          (e) Except as disclosed in Section 6.14(e) of the Premier Disclosure
                                                                    ----------
Memorandum, (i) no Premier Company has any obligations for retiree health and
----------
life benefits under any of the Premier Benefit Plans, except as required by
Section 601 of ERISA and Section 4980B of the Code; (ii) there are no restrictions on the rights of any Premier Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any Premier Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Premier.

          (f) Except as disclosed in Section 6.14(f) of the Premier Disclosure
                                                                    ----------
Memorandum, neither the execution and delivery of this Agreement nor the
----------
consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Premier Company from any Premier Company under any Premier Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Premier Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Premier Company and their respective beneficiaries have been fully reflected on the Premier Financial Statements to the extent required by and in accordance with GAAP.

          (h) Premier and each ERISA Affiliate of Premier has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 in a manner that will not cause any Premier Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Premier.

          (i) Except as disclosed in Section 6.14(i) of the Premier Disclosure
                                                                    ----------
Memorandum, neither Premier nor any ERISA Affiliate of Premier is obligated,
----------
contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (j) Other than routine claims for benefits, to the Knowledge of Premier there are no actions, audits, investigations, suits or claims pending against any Premier Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Premier Benefit Plan or against the assets of any Premier Benefit Plan.

     6.15 MATERIAL CONTRACTS.  Except as disclosed in Section 6.15 of the
          ------------------
Premier Disclosure Memorandum or otherwise reflected in the Premier Financial
        ---------------------
Statements, none of the Premier Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any Contract relating to the borrowing of money by any Premier Company or the guarantee by any Premier Company of any such obligation (other than

Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (b) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-K or Form 10-Q filed by Premier with the SEC as of the date of this Agreement that has not been filed as an exhibit to any Premier Form 10-K filed with the SEC (together with all Contracts referred to in Sections 6.10 and 6.14(a) of this Agreement, the "Premier Contracts"). None of the Premier Companies is in Default under any Premier Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.16 LEGAL PROCEEDINGS.  Except as disclosed in Section 6.16 of the
          -----------------
Premier Disclosure Memorandum, there is no Litigation instituted or pending, or,
        ---------------------
to the Knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Premier Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Premier Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.17 REPORTS.  Since January 1, 1997, each Premier Company has timely
          -------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and Proxy Statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respect with all applicable Laws. As of its respective date, each such report and document to Premier's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.18 STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument
          ---------------------------
or other writing furnished or to be furnished by any Premier Company or any Affiliate thereof to Button Gwinnett pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Premier's shareholders in connection with the Premier Shareholders' Meeting, and any other documents to be filed by any Premier Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Premier, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Premier Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Premier Shareholders' Meeting. All documents that any Premier Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     6.19 ACCOUNTING, TAX AND REGULATORY MATTERS.  No Premier Company or any
          --------------------------------------
Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Premier, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     6.20 CHARTER PROVISIONS.  Each Premier Company has taken all action so
          ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Premier Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Premier Company that may be acquired or controlled by it.

                                  ARTICLE VII
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1  AFFIRMATIVE COVENANTS OF BUTTON GWINNETT.  Unless the prior written
          ----------------------------------------
consent of Premier shall have been obtained, and except as otherwise contemplated herein or disclosed in the Button Gwinnett Disclosure Memorandum,
                                                        ---------------------
Button Gwinnett shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2  NEGATIVE COVENANTS OF BUTTON GWINNETT.  Except as disclosed in the
          -------------------------------------
Button Gwinnett Disclosure Memorandum, from the date of this Agreement until the
                ---------------------
earlier of the Effective Time or the termination of this Agreement, Button Gwinnett covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Premier, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Button Gwinnett Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Button Gwinnett Company to another Button Gwinnett Company) in excess of an aggregate of $100,000 (for the Button Gwinnett Companies on a consolidated basis) except in the ordinary course of the business of the Button Gwinnett Companies consistent with past practices (which shall include, for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Button Gwinnett Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Button Gwinnett Disclosure Memorandum); or
                                                 ---------------------

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Button Gwinnett Company, or declare or pay any dividend or make any other distribution in respect of Button Gwinnett's capital stock; provided, however, that Button Gwinnett may (to the extent legally and contractually permitted to do so) pay an annual cash dividend of up to $1.00 per share in the first quarter of 1998 for fiscal year 1997 and pay a quarterly dividend of up to $0.25 per share for each quarter of fiscal year 1998 (except for any quarter during which the Effective Time occurs provided that the Button Gwinnett shareholders will receive the Premier dividend for such quarter) on the shares of Button Gwinnett Common Stock; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Button Gwinnett Disclosure Memorandum, issue, sell, pledge, encumber, authorize the
         ---------------------
issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Button Gwinnett Common Stock or any other capital stock of any Button Gwinnett Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) except as disclosed in Section 7.2(e) of the Button Gwinnett Disclosure Memorandum, adjust, split, combine or reclassify any capital stock of
---------------------
any Button Gwinnett Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Button Gwinnett Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Button Gwinnett Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Button Gwinnett Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Button Gwinnett Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by The Bank of Gwinnett County in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to any employees whose annual salary exceeds $35,000 of any Button Gwinnett Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of Button Gwinnett, in each case as disclosed in Section 7.2(g) of the Button Gwinnett Disclosure Memorandum or as required by Law; pay
                              ---------------------
any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Button Gwinnett Disclosure Memorandum; enter
                                                   ---------------------
into or amend any severance agreements with officers of any Button Gwinnett Company; grant any general increase in compensation to all employees; grant any increase in fees or other increases in compensation or other benefits to directors of any Button Gwinnett Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (h) enter into or amend any employment Contract between any Button Gwinnett Company and any Person (unless such amendment is required by Law) that the Button Gwinnett Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Button Gwinnett Company or make any material change in or to any existing employee benefit plans of any Button Gwinnett Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Button Gwinnett Company for money damages in excess of $50,000 or which imposes material restrictions upon the operations of any Button Gwinnett Company; or

          (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     7.3  AFFIRMATIVE COVENANTS OF PREMIER. Unless the prior written consent
          --------------------------------
of Button Gwinnett shall have been obtained, and except as otherwise contemplated herein or as disclosed in the Premier Disclosure Memorandum,
                                                   ---------------------
Premier shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.4  NEGATIVE COVENANTS OF PREMIER.  Except as disclosed in the Premier
          -----------------------------
Disclosure Memorandum, from the date of this Agreement until the earlier of the
---------------------
Effective Time or the termination of this Agreement, Premier covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Button Gwinnett, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation (other than to increase the number of authorized shares of Premier Common Stock), Bylaws or other governing instruments of any Premier Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Premier Company to another Premier Company) in excess of an aggregate of $100,000 (for the Premier Companies on a consolidated basis) except in the ordinary course of the business of Premier Companies consistent with past practices (which shall include, for Premier Bank, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Premier Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Premier Disclosure Memorandum); or
        ---------------------

          (c) adjust, split, combine or reclassify any capital stock of any Premier Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Premier Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Premier Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Premier Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (d) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Premier Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Premier Bank in its fiduciary capacity; or

          (e) grant any increase in compensation or benefits to any employees whose annual salary exceeds $35,000 of any Premier Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of Premier, in each case as disclosed in Section 7.4(e) of the Premier Disclosure Memorandum or as required by Law; pay any severance or
               ---------------------
termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.4(e) of the Premier Disclosure Memorandum; enter into or amend any severance
                      ---------------------
agreements with officers of any Premier Company; grant any general increase in compensation to all employees (except in accordance with past practice); grant any increase in fees or other increases in compensation or other benefits to directors of any Premier Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (f) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (g) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     7.5  ADVERSE CHANGES IN CONDITION. Each Party agrees to give written
          ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6  REPORTS.  Each Party and its Subsidiaries shall file all reports
          -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.


                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1  REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL.
          -------------------------------------------------------------

          (a) As soon as reasonably practicable after execution of this Agreement, Premier shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Surviving Corporation Common Stock upon consummation of the Merger. Button Gwinnett shall furnish all information concerning it and the holders of its capital stock as Premier may reasonably request in connection with such action.

          (b) Button Gwinnett shall call a shareholders' meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as Button Gwinnett deems appropriate.

          (c) Premier shall call its annual shareholders meeting, to be held on May 16, 1998, one purpose of which will be to vote upon approval of this Agreement and to increase the number of authorized shares of Premier Common Stock in order to consummate the Merger.

          (d) In connection with the Button Gwinnett Shareholders' Meeting, (i) Premier shall prepare and file with the SEC on Button Gwinnett's behalf a Proxy Statement (which shall be included in the Registration Statement) and mail it to Button Gwinnett's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Button Gwinnett shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (iv) the Board of Directors and officers of Button Gwinnett shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     8.2  EXCHANGE LISTING. Premier shall use its reasonable efforts to list,
          ----------------
prior to the Effective Time, on the American Stock Exchange the shares of Surviving Corporation Common Stock to be issued to the holders of Button Gwinnett Common Stock pursuant to the Merger.

     8.3  APPLICATIONS.  Premier shall promptly prepare and file, and Button
          ------------
Gwinnett shall cooperate in the preparation and, where appropriate, filing of, applications with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4  FILINGS WITH STATE OFFICES.  Upon the terms and subject to the
          --------------------------
conditions of this Agreement, Premier shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.5  AGREEMENT AS TO EFFORTS TO CONSUMMATE.  Subject to the terms and
          -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Premier in connection with the Surviving Corporation Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6  INVESTIGATION AND CONFIDENTIALITY.
          ---------------------------------

          (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.7  PRESS RELEASES. Prior to the Effective Time, Premier and Button
          --------------
Gwinnett shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8  ACQUISITION PROPOSALS.  Except with respect to this Agreement and
          ---------------------
the transactions contemplated hereby, neither Button Gwinnett nor any Affiliate thereof no any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by Button Gwinnett shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of a Button Gwinnett's Board of Directors as advised by counsel, neither Button Gwinnett nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Button Gwinnett may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Button Gwinnett shall promptly notify Premier orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Unless the prior written consent of Premier is obtained, Button Gwinnett shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.9  ACCOUNTING AND TAX TREATMENT.  Each of the Parties undertakes and
          ----------------------------
agrees to use its reasonable efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Each of the Parties further undertakes and agrees to use its reasonable best efforts to cause the Merger to be eligible, and to take no action which would cause the Merger not to be accounted for as a "pooling of interests."

     8.10 AGREEMENT OF AFFILIATES.  Button Gwinnett has disclosed in Section
          -----------------------
8.10 of the Button Gwinnett Disclosure Memorandum all Persons whom it reasonably
                            ---------------------
believes is an "affiliate" of Button Gwinnett for purposes of Rule 145 under the 1933 Act. Button Gwinnett shall use its reasonable efforts to cause each such Person to deliver to Premier and Button Gwinnett, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer or
        ---------
otherwise dispose of the shares of Button Gwinnett Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Surviving Corporation Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. The Surviving Corporation shall be entitled to place restrictive legends upon certificates for shares of Surviving Corporation Common Stock issued to Affiliates of Button Gwinnett pursuant to this Agreement to enforce the provisions of this Section 8.10. The Surviving Corporation shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Surviving Corporation Common Stock by such Affiliates.

     8.11 EMPLOYEE BENEFITS AND CONTRACTS.
          -------------------------------

          (a) Following the Effective Time, the Surviving Corporation shall provide generally to officers and employees of the Button Gwinnett Companies who continue employment with the Surviving Corporation or its Subsidiaries following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Premier Companies to their similarly situated officers and employees. For purposes of participation under such employee benefit plans, the service of the employees of the Button Gwinnett Companies prior to the Effective Time shall be treated as service with a Premier Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a Button Gwinnett Benefit Plan of the same type immediately prior to the Effective Time.

          (b) The Surviving Corporation and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.11 of the Button Gwinnett Disclosure Memorandum to Premier between any Button Gwinnett Company and any
----------------------
current or former director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the Button Gwinnett Benefit Plans. Premier and Premier Bank as appropriate shall enter into a three year employment agreement with Glenn S. White, a two year employment agreement with Andrew R. Pourchier and contracts with Linda S. George, William P. Shaver and John C. Pentecost in substantially the forms attached hereto as Exhibits
                                                                    --------
5-9.
---

     8.12 MERGER OF GWINNETT COUNTY BANK AND PREMIER BANK.  Contemporaneously
          ------------------------------------------------
with the Closing or as soon as practicable thereafter, Gwinnett County Bank shall be merged with and into Premier Bank.

     8.13 INDEMNIFICATION.
          ---------------

          (a) Subject to the conditions set forth in paragraph (b) below, for a period of four and one-half (4 1/2) years after the Effective Time, the Surviving Corporation shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the Button Gwinnett Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by Button Gwinnett's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Premier is required to effect any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Premier and the Indemnified Party.

          (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) above, upon learning of any such Liability or Litigation within the four and one-half (4 1/2) year period after the Effective Time, shall promptly notify Premier within ten (10) days thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Premier shall have the right to assume the defense thereof and Premier shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Premier elects not to assume such defense or counsel for the Indemnified Parties and advises that there are substantive issues which raise conflicts of interest between Premier and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Premier shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Premier shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction,
(ii) the Indemnified Parties will cooperate in the defense of any such Litigation; and (iii) Premier shall not be liable for any settlement effected without its prior written consent; and provided further that Premier shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

          (c) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Premier shall assume the obligations set forth in this Section 8.13.

          (d) The provisions of this Section 8.13 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.


                                  ARTICLE IX
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY.  The respective obligations
          ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a)  Shareholder Approval.  The shareholders of Premier and Button
               --------------------
Gwinnett shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger and with respect to Premier, an increase in the number of authorized shares of Premier Common Stock, as and to the extent required by Law, the American Stock Exchange or by the provisions of any governing instruments.

          (b)  Regulatory Approvals.   All Consents of, filings and
               --------------------
registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (c)  Consents and Approvals.  Each Party shall have obtained any and
               ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (d)  Registration Statement.  The Registration Statement shall be
               ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of the Surviving Corporation Common Stock issuable pursuant to the Merger shall have been received.

          (e)  Exchange Listing.  The shares of Surviving Corporation Common
               ----------------
Stock issuable pursuant to the Merger shall have been approved for listing on the American Stock Exchange.

          (f)  Tax Matters.  Premier and Button Gwinnett shall have received a
               -----------
written opinion of counsel from Womble Carlyle Sandridge & Rice, PLLC, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Button Gwinnett Common Stock for Surviving Corporation Common Stock will not give rise to gain or loss to the shareholders of Button Gwinnett with respect to such exchange (except to the extent of any cash received), and (iii) neither Premier nor Button Gwinnett will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Premier and Button Gwinnett reasonably satisfactory in form and substance to such counsel.

          (g)  Affiliate Agreements.  The Parties shall have received from each
               --------------------
affiliate of Button Gwinnett the affiliates letter referred to in Section 8.10 hereof.

          (h)  Pooling Letter.  The Parties shall have received a letter from
               --------------
Mauldin & Jenkins, LLC, and from Ernst & Young L.L.P. dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     9.2  CONDITIONS TO OBLIGATIONS OF PREMIER. The obligations of Premier to
          ------------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premier pursuant to Section 11.6(a) of this Agreement:

          (a)  Representations and Warranties.  For purposes of this Section
               -------------------------------
9.2(a), the accuracy of the representations and warranties of Button Gwinnett set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Button Gwinnett set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Button Gwinnett set forth in Section 5.19 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Button Gwinnett set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3 and 5.19) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on Button Gwinnett; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b)  Performance of Agreements and Covenants.  Each and all of the
               ---------------------------------------
agreements and covenants of Button Gwinnett to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Certificates.  Button Gwinnett shall have delivered to Premier
               ------------
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Button Gwinnett's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premier and its counsel shall request.

          (d)  Opinion of Counsel.  Button Gwinnett shall have delivered to
               ------------------
Premier an opinion of Powell Goldstein Frazer & Murphy LLP, counsel to Button Gwinnett, dated as of the Effective Time, in form reasonably satisfactory to Premier, as to the matters set forth in Exhibit 2 hereto.
                                        ---------

          (e)  Claims/Indemnification Letters.  Each of the directors and
               ------------------------------
officers of Button Gwinnett shall have executed and delivered to Premier letters in substantially the form of Exhibit 3 hereto.
                             ---------

          (f)  Premier Fairness Opinion.  Premier shall have received from
               ------------------------
Brown, Burke Capital Partners, Inc. a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to Button Gwinnett shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Premier.

          (g)  Litigation.  No preliminary or permanent injunction or other
               ----------
order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Premier, it is not in the best interests of the shareholders of Premier to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or Button Gwinnett's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or Button Gwinnett's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Premier based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

     9.3  CONDITIONS TO OBLIGATIONS OF BUTTON GWINNETT.  The obligations of
          --------------------------------------------
Button Gwinnett to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Button Gwinnett pursuant to Section 11.6(b) of this Agreement:

          (a)  Representations and Warranties.  For purposes of this Section
               -------------------------------
9.3(a), the accuracy of the representations and warranties of Premier set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premier set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Premier set forth in Section 6.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement (excluding the representations and warranties set forth in

Sections 6.3 and 6.19) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on Premier; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b)  Performance of Agreements and Covenants.  Each and all of the
               ---------------------------------------
agreements and covenants of Premier to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Certificates.  Premier shall have delivered to Button Gwinnett
               ------------
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Premier's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Button Gwinnett and its counsel shall request.

          (d)  Opinion of Counsel. Premier shall have delivered to Button
               ------------------
Gwinnett an opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, dated as of the Effective Time, in Form reasonably acceptable to Button Gwinnett, as to matters set forth in Exhibit 4 hereto.
                                     ---------

          (e)  Button Gwinnett Fairness Opinion.  Button Gwinnett shall have
               --------------------------------
received from The Carson Medlin Company a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to Button Gwinnett shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Button Gwinnett.

          (f)  Litigation.  No preliminary or permanent injunction or other
               ----------
order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Button Gwinnett, it is not in the best interests of the shareholders of Button Gwinnett to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or Button Gwinnett's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or Button Gwinnett's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Button Gwinnett based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

                                   ARTICLE X
                                  TERMINATION
                                  -----------

     10.1 TERMINATION.  Notwithstanding any other provision of this Agreement,
          -----------
and notwithstanding the approval of this Agreement by the shareholders of Premier and Button Gwinnett, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of Button Gwinnett and the Board of Directors of Premier; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Button Gwinnett and Section 9.3(a) in the case of Premier or in Material breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) of this Agreement in the case of Button Gwinnett; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Button Gwinnett and Section 9.3(a) in the case of Premier or in the Material breach of any covenant or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Button Gwinnett and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of Button Gwinnett fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or (iii) if the shareholders of Premier fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before September 30, 1998, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Button Gwinnett and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By the Board of Directors of either Party in the event that the Premier Ratio (as defined in Section 3.1(c)) is either less than 0.70 or greater than 1.30.

          (h) By the Board of Directors of either Party on or before two (2) business days following the business day of receipt of the Disclosure
                                                            ----------
Memorandum of the other Party (which receipt shall not be later than February
----------
13, 1998), in the event that such Party, after a review of the Disclosure
                                                               ----------
Memorandum provided by the other Party, determines not to proceed with the
----------
Merger.

     10.2 EFFECT OF TERMINATION.  In the event of the termination and
          ---------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment.

     10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.  The respective
          ---------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.10, 8.11 and 8.13 of this Agreement.


                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1 DEFINITIONS.  Except as otherwise provided herein, the capitalized
          -----------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "1933 ACT" shall mean the Securities Act of 1933, as amended.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "ACQUISITION PROPOSAL" shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving Button Gwinnett or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of Button Gwinnett or any of its Subsidiaries.

     "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in such capacity.

     "AGREEMENT" shall mean this Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "ALLOWANCE" shall have the meaning provided in Section 5.9 of this Agreement.

     "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "BUTTON GWINNETT BENEFIT PLANS" shall have the meaning set forth in Section
5.14 of this Agreement.

     "BUTTON GWINNETT COMMON STOCK" shall mean the $.01 par value common stock of Button Gwinnett.

     "BUTTON GWINNETT COMPANIES" shall mean, collectively, Button Gwinnett and all Button Gwinnett Subsidiaries.

     "BUTTON GWINNETT DISCLOSURE MEMORANDUM" shall mean the written information
                      ---------------------
entitled "Button Gwinnett Disclosure Memorandum" delivered on or prior to
                          ---------------------
February 13, 1998 to Premier describing in reasonable detail the matters contained therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "BUTTON GWINNETT FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Button Gwinnett as of December 31, 1997, and December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, included in the Button Gwinnett Disclosure Memorandum, and (b) the consolidated balance sheets (including
---------------------
related notes and schedules, if any) of Button

Gwinnett and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in any SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

     "BUTTON GWINNETT OPTIONS" shall have the meaning set forth in Section 3.4 of this Agreement.

     "BUTTON GWINNETT STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Button Gwinnett disclosed in Section
5.14 of the Button Gwinnett Disclosure Memorandum.
                            ---------------------

     "BUTTON GWINNETT SUBSIDIARIES" shall mean the subsidiaries of Button Gwinnett.

     "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

     "CLOSING DATE" shall mean the date on which the Closing occurs.

     "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "DEFAULT" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

     "ENVIRONMENT" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601(8).

     "ENVIRONMENTAL LAWS" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq., the
                                                             -------
Resource,

Conservation and Recovery Act, 42 U.S.C. (S) 6901 et. seq., the Toxic
                                                  -------
Substance Control Act, 15 U.S.C. (S) 2601, et. seq., and all implementing
                                           -------
regulations and state counterparts of such acts.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

     "EXCHANGE RATIO" shall have the meaning provided in Section 3.1 of this Agreement.

     "EXHIBITS" 1 through 9, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "GEORGIA CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by the Surviving Corporation and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "HAZARDOUS MATERIAL" shall mean any substance which is a "hazardous substance"or "toxic substance" as defined in the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., or any
                                                             ------
other substance or material defined, designated, classified or regulated as hazardous or toxic under any Environmental Law, specifically including asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Environmental Laws of polychlorinated biphenyls, and petroleum and petroleum products).

     "HOLA" shall mean the Home Owners Loan Act of 1933, as amended.

     "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "KNOWLEDGE" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

     "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "LIEN" shall mean any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever on, or with respect to, any property or property interest, other than (i) Liens for current property Taxes not yet due and payable; (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and (iii) other Liens incurred in the ordinary course of the banking business.

     "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities other than the violations of law section from such reports.

     "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (w) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(x) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "MERGER" shall mean the merger of Button Gwinnett with and into Premier referred to in Section 1.1 of this Agreement.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "PARTY" shall mean either Premier or Button Gwinnett, and "Parties" shall mean both Premier and Button Gwinnett.

     "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

     "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "PREMIER BANK" shall mean Premier Bank, a Georgia state-chartered bank and a Premier Subsidiary.

     "PREMIER BENEFIT PLANS" shall have the meaning set forth in Section 6.14 of this Agreement.

     "PREMIER COMMON STOCK" shall mean the $1.00 par value common stock of Premier.

     "PREMIER COMPANIES" shall mean, collectively, Premier and all Premier Subsidiaries.

     "PREMIER DISCLOSURE MEMORANDUM" shall mean the written information entitled
              ---------------------
"Premier Disclosure Memorandum" delivered on or prior to February 13, 1998 to
         ---------------------
Button Gwinnett describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "PREMIER FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Premier as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996 and 1995, and (b) the consolidated balance sheets (including related notes and schedules, if any) of Premier and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

     "PREMIER LENDING" shall mean Premier Lending Corporation, a Georgia corporation and a Premier Subsidiary.

     "PREMIER STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Premier.

     "PREMIER SUBSIDIARIES" shall mean the Subsidiaries of Premier at the Effective Time.

     "PROXY STATEMENT" shall mean (a) the proxy statement used by Button Gwinnett to solicit the approval of its shareholders of the transactions contemplated by this Agreement and (b) the proxy statement used by Premier to solicit the approval of its shareholders of the transactions contemplated by this Agreement, both of which shall be included in the prospectus of the Surviving Corporation relating to shares of Surviving Corporation Common Stock to be issued to the shareholders of Button Gwinnett.

     "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Premier under the 1933 Act with respect to the shares of Surviving Corporation Common Stock to be issued to the shareholders of Button Gwinnett in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statements.

     "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

     "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Button Gwinnett or the meeting of the shareholders of Premier to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

     "SUBSIDIARIES" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "SURVIVING CORPORATION" shall mean Premier as the surviving corporation resulting from the Merger,

     "SURVIVING CORPORATION COMMON STOCK" shall mean the $1.00 par value common stock of the Surviving Corporation.

     "TAX" OR "TAXES" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

     "THE BANK OF GWINNETT COUNTY" shall mean The Bank of Gwinnett County, a Georgia chartered commercial bank and a Button Gwinnett Subsidiary.

     "YEAR 2000 PROBLEM" shall mean any problem affecting the ability of any Button Gwinnett Company to continue operation as an ongoing business or to provide the usual and customary services of any Button Company, relating to the failure of software, hardware or other computer equipment to: (a) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during or after the Year 2000; (b) calculate, sort, report and otherwise operate correctly and in a consistent manner for all date information processed by any software, hardware or other computer equipment, whether before, during or after the Year 2000; (c) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless whether the date on which the software, hardware or other computer equipment is operated or executed is before, during or after the Year 2000; (d) report and display all dates with a four-digit date so that the century is unambiguously identified; and (e) handle all leap years, including but not limited to the Year 2000 leap year, correctly.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2  EXPENSES.
           --------

           (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with the Registration Statement and the applications filed with other Regulatory Authorities, and (ii) one-half of the costs incurred in connection with the printing or copying of the Proxy Statements.

           (b) Notwithstanding the provisions of Section 11.2(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 10.1(b) or 10.1(c) of this Agreement, the breaching Party agrees to pay the non-breaching Party (i) an amount equal to the reasonable and documented fees and expenses incurred by such non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking consultants, accountants, attorneys and other agents and (ii) (x) $150,000 if the breach is not willful or
(y) $1,000,000 if the breach is willful or this Agreement is terminated in contemplation of an Acquisition Proposal, which sums represent compensation for the non-breaching Party's loss as a result of the transactions contemplated by this Agreement not being consummated. Final settlement with respect to payment of such fees and expenses shall be made within thirty (30) days after the termination of this Agreement. This Section 11.2(b) shall be the non-breaching Party's sole and exclusive remedy for actionable breach by the breaching Party under this Agreement.

     11.3  BROKERS AND FINDERS.  Each of the Parties represents and warrants
           -------------------
that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, other than Brown, Burke Capital Partners, Inc. employed by Premier and The Carson Medlin Company employed by Button Gwinnett. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Premier or Button Gwinnett, each of Premier and Button Gwinnett, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4   ENTIRE AGREEMENT.  Except as otherwise expressly provided herein,
            ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.10 and Section 8.13 of this Agreement.

     11.5  AMENDMENTS.  To the extent permitted by Law, this Agreement may be
           ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Premier Common Stock or Button Gwinnett Common Stock, there shall be made no amendment that pursuant to the GBCC requires further approval by such shareholders without the further approval of such shareholders.

     11.6  WAIVERS.
           -------

           (a) Prior to or at the Effective Time, Premier, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Button Gwinnett, to waive or extend the time for the compliance or fulfillment by Button Gwinnett of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of Premier.

           (b) Prior to or at the Effective Time, Button Gwinnett, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premier, to waive or extend the time for the compliance or fulfillment by Premier of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Button Gwinnett under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of Button Gwinnett.

           (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7  ASSIGNMENT.  Except as expressly contemplated hereby, neither this
           ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8  NOTICES.  All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Premier:              Premier Bancshares, Inc.
                           2180 Atlanta Plaza
                           950 East Paces Ferry Road
                           Atlanta, Georgia  30326
                           Telecopy Number: (404) 814-3672

                           Attention: Darrell D. Pittard
                           Chairman and CEO

     Copy to Counsel:      Womble Carlyle Sandridge & Rice, PLLC
                           Suite 700
                           1275 Peachtree Street, N.E.
                           Atlanta, Georgia  30309
                           Telecopy Number: (404) 888-7490

                           Attention: Steven S. Dunlevie, Esq.

     Button Gwinnett:      Button Gwinnett Financial Corporation
                           150 South Perry Street, S.W.
                           Lawrenceville, Georgia 30045
                           Telecopy Number: (770) 822-1521

                           Attention: Glenn S. White
                           President

     Copy to Counsel:      Powell, Goldstein, Frazer & Murphy, LLP
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia 30303
                           Telecopy Number: (404) 572-6999

                           Attention: Kathryn L. Knudson, Esq.

     11.9  GOVERNING LAW.  This Agreement shall be governed by and construed in
           -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10 COUNTERPARTS.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 CAPTIONS.  The captions contained in this Agreement are for
           --------
reference purposes only and are not part of this Agreement.

     11.12 ENFORCEMENT OF AGREEMENT.  The Parties hereto agree that irreparable
           ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13 SEVERABILITY.  Any term or provision of this Agreement which is
           ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                PREMIER BANCSHARES, INC.


 /s/ Barbara J. Burtt                  By:   /s/ Darrell D. Pittard
-------------------------                 -----------------------------
Secretary                                 Darrell D. Pittard
                                          Chairman and Chief Executive Officer


[CORPORATE SEAL]


ATTEST:                                BUTTON GWINNETT FINANCIAL
                                       CORPORATION


 /s/                                   By:   /s/ Glenn S. White
-------------------------                 -------------------------------
Secretary                                 Glenn S. White
                                          President


[CORPORATE SEAL]

            FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION
            -------------------------------------------------------

          This First Amendment (the "First Amendment") to Agreement and Plan of Reorganization, (the "Agreement"), dated February 5, 1998, between Premier Bancshares, Inc. ("Premier") and Button Gwinnett Financial Corporation ("Button Gwinnett"), is made and entered into as of the 29th day of April, 1998. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          WHEREAS, the Parties desire to amend the Agreement for the purpose of adding certain provisions regarding the payment of dividends by the Parties to their respective shareholders and to remove a right of termination of the Parties relating to an increase in the Premier Ratio (as defined in the Agreement).

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, the receipt and legal sufficiency of which are hereby acknowledged, and for the purpose of amending the Agreement, Premier and Button Gwinnett hereby agree as follows:

          1.  That Section 7.2(c) is hereby amended by deleting the current
Section 7.2(c) in its entirety and inserting in lieu thereof the following new section 7.2(c):

               (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Button Gwinnett Company, or declare or pay any dividend or make any other distribution in respect of Button Gwinnett's capital stock, except as otherwise provided in
          Section 8.14 hereof.

          2.  That a Section 8.14 be inserted as follows:

          8.14  Dividend Payments Prior to the Effective Time.
                ---------------------------------------------

               (a) Premier hereby acknowledges, agrees and consents to the following actions taken, or to be taken, by Button Gwinnett prior to the Effective Time: (i) the declaration and payment in February, 1998 of a $1.00 per share dividend to the shareholders of Button Gwinnett (the "February Dividend"), (ii) the declaration by Button Gwinnett, retrospectively, of its normal and customary dividend by amending the February Dividend to the amended and reduced amount of $0.72 per share, which amended dividend represents approximately 21.24% of Button Gwinnett's 1997 annual earnings; (iii) the retrospective declaration by Button Gwinnett, immediately prior to the Effective Time, of an amended February Dividend in the additional amended amount of $0.28 per share, provided that such $0.28 per share dividend does not exceed 21.24% of the net income of Button Gwinnett for the period beginning January 1, 1998 and ending on the date immediately prior to the first date of the calendar quarter with respect to which the shareholders of Button Gwinnett would be eligible to receive a quarterly dividend from Premier (the "Measurement Period"); and (iv) the declaration by Button Gwinnett immediately prior to the Effective Time, of a new dividend to shareholders of record immediately prior to the Effective Time, in an amount not to exceed 21.24% of the net income of Button Gwinnett for the Measurement Period less $0.28 per share.

               (b) Button Gwinnett acknowledges, agrees and consents to the payment by Premier to its shareholders of a quarterly dividend in an amount which is in accordance with its usual and customary practices.

               (c) Notwithstanding the foregoing, however, neither Party will take any action prior to the Effective Time which would result in the failure of the Merger to qualify for pooling of interests accounting treatment or which would result in the failure of the condition to consummation of the Merger contained in Section 9.1(h).

          3. That Section 10.1(g) of the Agreement be deleted in its entirety and the following new Section 10.1(g) be inserted in lieu thereof:

               (g) By the Board of Directors of Button Gwinnett in the event that the Premier Ratio (as defined in Section 3.1(c)) is less than 0.70.

     Except as specifically amended herein the Agreement shall remain in full force and effect.

     The parties further agree that this First Amendment may be signed in any number of counterparts and delivery of such counterparts may be effected by a facsimile transmission thereof; and any such facsimile counterpart shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same original document.



                   [SIGNATURES CONTAINED ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed by their duly authorized officers as of the date first shown above.

Attest:                              PREMIER BANCSHARES, INC.



/s/                                  /s/ Darrell D. Pittard
---------------------------------    -----------------------------------------
Secretary                            Darrell D. Pittard
                                     Chairman and Chief Executive Officer
     [CORPORATE SEAL]


Attest:                              BUTTON GWINNETT FINANCIAL CORPORATION



/s/                                  /s/ Glenn S. White
---------------------------------    -----------------------------------------
Secretary                            Glenn S. White, President

     [CORPORATE SEAL]

                                 Appendix B



                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                            PREMIER BANCSHARES, INC.

                                      AND

                            THE BANK HOLDING COMPANY



                          Dated as of December 3, 1997

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Preamble .........................................................................................................1

ARTICLE I
         TRANSACTIONS AND TERMS OF MERGER.........................................................................1
         --------------------------------
         1.1      Merger..........................................................................................1
         1.2      Time and Place of Closing.......................................................................2
         1.3      Effective Time..................................................................................2

ARTICLE II
----------
         TERMS OF MERGER..........................................................................................2
         ---------------
         2.1      Articles of Incorporation.......................................................................2
         2.2      Bylaws..........................................................................................2
         2.3      Directors and Officers..........................................................................2

ARTICLE III
-----------
         MANNER OF CONVERTING SHARES..............................................................................3
         ---------------------------
         3.1      Conversion of Shares............................................................................3
         3.2      Anti-Dilution Provisions........................................................................3
         3.3      Conversion of Stock Options; Restricted Stock...................................................3
         3.4      Dissenting Shareholders.........................................................................4
         3.5      Fractional Shares...............................................................................4

ARTICLE IV
----------
         EXCHANGE OF SHARES.......................................................................................5
         ------------------
         4.1      Exchange Procedures.............................................................................5
         4.2      Rights of Former BHC Shareholders...............................................................5

ARTICLE V
---------
         REPRESENTATIONS AND WARRANTIES OF BHC. .................................................................6
         -------------------------------------
         5.1      Organization, Standing, and Power...............................................................6
         5.2      Authority; No Breach By Agreement...............................................................6
         5.3      Capital Stock...................................................................................7
         5.4      BHC Subsidiaries................................................................................7
         5.5      Financial Statements............................................................................8
         5.6      Absence of Undisclosed Liabilities..............................................................8
         5.7      Absence of Certain Changes or Events............................................................8
         5.8      Tax Matters.....................................................................................9
         5.9      Allowance for Possible Loan Losses.............................................................10
         5.10     Assets.........................................................................................10
         5.11     Environmental Matters..........................................................................10

         5.12     Compliance with Laws...........................................................................11
         5.13     Labor Relations................................................................................11
         5.14     Employee Benefit Plans.........................................................................11
         5.15     Material Contracts.............................................................................13
         5.16     Legal Proceedings..............................................................................14
         5.17     Reports........................................................................................14
         5.18     Statements True and Correct....................................................................14
         5.19     Accounting, Tax and Regulatory Matters.........................................................15
         5.20     Charter Provisions.............................................................................15
         5.21     Millennium Compliance..........................................................................15

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF PREMIER...............................................................15
         -----------------------------------------
         6.1      Organization, Standing, and Power..............................................................15
         6.2      Authority; No Breach By Agreement..............................................................16
         6.3      Capital Stock..................................................................................17
         6.4      Financial Statements...........................................................................17
         6.5      Absence of Undisclosed Liabilities.............................................................17
         6.6      Absence of Certain Changes or Events...........................................................18
         6.7      Compliance with Laws...........................................................................18
         6.8      Legal Proceedings..............................................................................18
         6.9      Statements True and Correct....................................................................19
         6.10     Accounting, Tax and Regulatory Matters.........................................................19

ARTICLE VII
         CONDUCT OF BUSINESS PENDING CONSUMMATION................................................................19
         ----------------------------------------
         7.1      Affirmative Covenants of BHC...................................................................19
         7.2      Negative Covenants of BHC......................................................................20
         7.3      Affirmative Covenants of Premier...............................................................22
         7.4      Adverse Changes in Condition...................................................................22
         7.5      Reports........................................................................................22

ARTICLE VIII
         ADDITIONAL AGREEMENTS...................................................................................22
         ---------------------
         8.1      Registration Statement; Proxy Statement; Shareholder Approval..................................22
         8.2      Exchange Listing...............................................................................23
         8.3      Applications...................................................................................23
         8.4      Filings with State Offices.....................................................................23
         8.5      Agreement as to Efforts to Consummate..........................................................23
         8.6      Investigation and Confidentiality..............................................................24
         8.7      Press Releases.................................................................................24
         8.8      Acquisition Proposals..........................................................................24
         8.9      Accounting and Tax Treatment...................................................................25
         8.10     Agreement of Affiliates........................................................................25

         8.11     Employee Benefits and Contracts................................................................25
         8.12     Authorization of Preferred Stock...............................................................26
         8.13     Merger of Premier Bank, Henry County Bank and Spalding County Bank.............................26
         8.14     Other Acquisitions, Mergers, or Combinations involving a Premier Company.......................26

ARTICLE IX
         CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.......................................................26
         -------------------------------------------------
         9.1      Conditions to Obligations of Each Party........................................................26
         9.2      Conditions to Obligations of Premier...........................................................28
         9.3      Conditions to Obligations of BHC...............................................................29

ARTICLE X
         TERMINATION.............................................................................................31
         -----------
         10.1     Termination....................................................................................31
         10.2     Effect of Termination..........................................................................32
         10.3     Non-Survival of Representations and Covenants..................................................32

ARTICLE XI
         MISCELLANEOUS...........................................................................................33
         -------------
         11.1     Definitions....................................................................................33
         11.2     Expenses.......................................................................................40
         11.3     Brokers and Finders............................................................................40
         11.4     Entire Agreement...............................................................................41
         11.5     Amendments.....................................................................................41
         11.6     Waivers........................................................................................41
         11.7     Assignment.....................................................................................42
         11.8     Notices........................................................................................42
         11.9     Governing Law..................................................................................43
         11.10    Counterparts...................................................................................43
         11.11    Captions.......................................................................................43
         11.12    Enforcement of Agreement.......................................................................43
         11.13    Severability...................................................................................43

LIST OF EXHIBITS
----------------


Exhibit
 Number   Description
-------   -----------

     1.   Form of Agreement of Affiliates of BHC.  (Section 8.10).

     2.   Matters as to which Counsel for BHC will opine. (Section 9.2(d)).

     3.   Form of Claims/Indemnification Letter (Section 9.2(e)).

     4.   Matters as to which Counsel for Premier will opine. (Section 9.3(d)).

     5. Form of Employment Agreement between Premier Bank, Premier Bancshares, Inc., and Charles B. Blackmon (Sections 2.3 and 8.11(b)).

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of December 3, 1997 by and between PREMIER BANCSHARES, INC. ("Premier"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Atlanta, Georgia, and THE BANK HOLDING COMPANY ("BHC"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Griffin, Georgia.


                                   Preamble
                                   --------

     The Boards of Directors of Premier and BHC are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of BHC with and into Premier, with Premier being the surviving corporation of the merger. At the effective time of such merger, the outstanding shares of capital stock of BHC will be converted into the right to receive shares of capital stock of the surviving corporation. As a result, shareholders of BHC will become shareholders of the surviving corporation, and each of the subsidiaries of BHC will continue to conduct its business and operations as a wholly-owned subsidiary of the surviving corporation. The transactions described in this Agreement are subject to the approvals of the Boards of Directors of Premier and BHC, the shareholders of BHC, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I
                                  ---------
                        TRANSACTIONS AND TERMS OF MERGER
                        --------------------------------

     1.1    Merger.  Subject to the terms and conditions of this Agreement, at
            ------
the Effective Time, BHC shall be merged with and into Premier in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). Premier shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Premier and BHC.

     1.2    Time and Place of Closing.  The Closing will take place at 10:00
            -------------------------
a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3    Effective Time.  The Merger and other transactions contemplated by
            --------------
this Agreement shall become effective on the date and at the time the Georgia Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (b) the date on which the shareholders of BHC approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the chief executive officer of each Party.


                                  ARTICLE II
                                  ----------
                                TERMS OF MERGER
                                ---------------

     2.1    Articles of Incorporation.  The Articles of Incorporation of Premier
            -------------------------
in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.2    Bylaws.  The Bylaws of Premier in effect immediately prior to the
            ------
Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.3    Directors and Officers.  The directors of the Surviving Corporation
            ----------------------
from and after the Effective Time shall consist of the Directors of Premier on the date hereof, provided however that one (1) director of BHC as of the date hereof shall be selected by the Board of Directors of Premier, in its sole discretion, to serve on the Board of Directors of the Surviving Corporation from and after the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of the Surviving Corporation from and after the Effective Time shall consist of the officers of Premier on the date hereof. Such officers, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. At the Effective Time of the Merger, Darrell D. Pittard and Robert C. Oliver will be elected to the board of directors of Henry County Bank and Spalding County

Bank. At the Effective Time, Premier and Premier Bank shall enter into an employment agreement with Charles B. Blackmon in substantially the form attached hereto as Exhibit "5."
          ------------

                                  ARTICLE III
                                  -----------
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1    Conversion of Shares.  Subject to the provisions of this Article
            --------------------
III, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

            (a) Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

            (b) Each share of BHC Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 2.67 shares of Surviving Corporation Common Stock (the "Exchange Ratio").

            (c) Each share of BHC Preferred Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive one share of Surviving Corporation Preferred Stock.

     3.2    Anti-Dilution Provisions.  In the event Premier or BHC changes the
            ------------------------
number of shares of Premier Common Stock or BHC Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3    Conversion of Stock Options; Restricted Stock.
            ---------------------------------------------

            (a) At the Effective Time, all rights with respect to BHC Common Stock pursuant to stock options granted by BHC ("BHC Options"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Surviving Corporation Common Stock, and the Surviving Corporation shall assume each BHC Option, in accordance with the terms of the stock option agreements by which each such option is evidenced. From and after the Effective Time, (i) each BHC Option assumed by the Surviving Corporation may be exercised solely for shares of Surviving Corporation Common Stock, (ii) the number of shares of Surviving Corporation Common Stock subject to such BHC Option shall be equal to the number of shares of BHC Common Stock subject to such BHC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such BHC Option shall be adjusted to reflect the Exchange Ratio. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." BHC and Premier agree to take all necessary steps to effect the provisions of this Section 3.3.

            (b) Premier may at its election substitute as of the Effective Time stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Premier Stock Option Plan") for all or a part of the BHC Options, subject to the following conditions: (i) the requirements of Section 3.4(a) shall be met;
(ii) such substitution shall not constitute a modification, extension or renewal of any of the BHC Options which are incentive stock options; (iii) the substituted options shall continue in effect on substantially the same terms and conditions as contained in the document granting the BHC Options; and (iv) each grant of a substitute option to any individual who shall be deemed subject to
Section 16 of the 1934 Act shall have been specifically approved in advance by the full Board of Directors of Premier or by a committee consisting solely of "non-employee" directors as defined in Rule 16b-3. As soon as practicable following the Effective Date, Premier shall deliver to the participants receiving substitute options under the Premier Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. Premier has reserved under the Premier Stock Option Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substituted options.

     3.4    Dissenting Shareholders.  Any holder of shares of BHC Common Stock
            -----------------------
who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 14-2-1106 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the GBCC; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to BHC the certificate or certificates representing shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of BHC fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of BHC Common Stock is entitled under this Article III (without interest) upon surrender by such holder of the certificate or certificates representing shares of BHC Common Stock held by such holder.

     3.5    Fractional Shares.  Notwithstanding any other provision of this
            -----------------
Agreement, each holder of shares of BHC Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Surviving Corporation Common Stock multiplied by the market value of one share of Surviving Corporation Common Stock at the Effective Time. The market value of one share of Surviving Corporation Common Stock at the Effective Time shall be the last sale price of such common stock on the American Stock Exchange on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

                                  ARTICLE IV
                                  ----------
                              EXCHANGE OF SHARES
                              ------------------

     4.1    Exchange Procedures.  Unless the parties otherwise agree, promptly
            -------------------
after the Effective Time, the Surviving Corporation shall mail to the former holders of BHC Common Stock and to the former holders of BHC Preferred Stock appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of BHC Capital Stock shall pass, only upon proper delivery of such certificates to the Surviving Corporation. After the Effective Time, each holder of shares of BHC Capital Stock (other than shares as to which dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Surviving Corporation and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 and 3.5 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement.
The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of BHC Capital Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of BHC Capital Stock for exchange as provided in this
Section 4.1. The certificate or certificates of BHC Capital Stock so surrendered shall be duly endorsed as the Surviving Corporation may require.
Any other provision of this Agreement notwithstanding, the Surviving Corporation shall not be liable to a holder of BHC Capital Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2    Rights of Former BHC Shareholders.  At the Effective Time, the stock
            ---------------------------------
transfer books of BHC shall be closed as to holders of BHC Capital Stock immediately prior to the Effective Time and no transfer of BHC Capital Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of BHC Capital Stock (other than shares as to which dissenters' rights have been perfected as provided in
Section 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section
3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former holders of record of BHC Common Stock shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation shareholders the number of whole shares of Surviving Corporation Common Stock into which their respective shares of BHC Common Stock are converted, regardless of whether such holders have exchanged their certificates representing BHC Common Stock for certificates representing Surviving Corporation Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on the Surviving Corporation Capital Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Surviving Corporation Capital Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of BHC Capital Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such BHC Capital Stock certificate, both the Surviving Corporation Capital Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE V
                                   ---------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                                    OF BHC
                                    ------

     BHC hereby represents and warrants to Premier as follows:

     5.1    Organization, Standing, and Power.  BHC is a corporation duly
            ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. BHC has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. BHC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

     5.2    Authority; No Breach By Agreement.
            ---------------------------------

            (a) BHC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BHC, subject to the approval of this Agreement by the holders of a majority of the outstanding BHC Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by BHC. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of BHC, enforceable against BHC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (b) Neither the execution and delivery of this Agreement by BHC, nor the consummation by BHC of the transactions contemplated hereby, nor compliance by BHC with any of the provisions hereof will (i) conflict with or result in a breach of any provision of BHC's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BHC Company under, any

Contract or Permit of any BHC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any BHC Company or any of their respective Assets.

            (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by BHC of the Merger and the other transactions contemplated in this Agreement.

     5.3    Capital Stock.
            -------------

            (a) The authorized capital stock of BHC consists of (i) 10,000,000 shares of BHC Common Stock, of which 556,525 shares are issued and outstanding as of the date of this Agreement and not more than 556,525 shares will be issued and outstanding at the Effective Time and (ii) 50,000 shares of BHC Preferred Stock, of which 40,770 shares are issued and outstanding as of the date of this Agreement and not more than 40,770 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of BHC are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of BHC has been issued in violation of any preemptive rights of the current or past shareholders of BHC.

            (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the BHC Disclosure Memorandum, there are no shares
                                    ---------------------
of capital stock or other equity securities of BHC outstanding and no outstanding Rights relating to the capital stock of BHC.

     5.4    BHC Subsidiaries.  BHC has disclosed in Section 5.4 of the BHC
            ----------------
Disclosure Memorandum all of the BHC Subsidiaries as of the date of this
---------------------
Agreement.  Except as disclosed in Section 5.4 of the BHC Disclosure Memorandum,
                                                          ---------------------
BHC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each BHC Subsidiary. No equity securities of any BHC Subsidiary are or may become required to be issued (other than to another BHC Company) by reason of any Rights, and there are no Contracts by which any BHC Subsidiary is bound to issue (other than to another BHC Company) additional shares of its capital stock or Rights, or by which any BHC Company is or may be bound to transfer any shares of the capital stock of any BHC Subsidiary (other than to another BHC Company), and there are no Contracts by which any BHC Subsidiary is bound to issue (other than to another BHC Company) additional shares of its capital stock. There are no Contracts relating to the rights of any BHC Company to vote or to dispose of any shares of the capital stock of any BHC Subsidiary. All of the shares of capital stock of each BHC Subsidiary held by a BHC Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the BHC Company free and clear of any Lien. Each BHC Subsidiary is either a bank, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each BHC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC. Each BHC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     5.5    Financial Statements.  BHC has disclosed in Section 5.5 of the BHC
            --------------------
Disclosure Memorandum, and has delivered to Premier copies of, all BHC Financial
---------------------
Statements prepared for periods ended prior to the date hereof and will deliver to Premier copies of all BHC Financial Statements prepared subsequent to the date hereof. The BHC Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the BHC Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the BHC Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of BHC Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     5.6    Absence of Undisclosed Liabilities.  No BHC Company has any
            ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC except Liabilities which are accrued or reserved against in the consolidated balance sheets of BHC as of December 31, 1996 and September 30, 1997, included in the BHC Financial Statements or reflected in the notes thereto. No BHC Company has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

     5.7    Absence of Certain Changes or Events.  Since September 30, 1997,
            ------------------------------------
except as disclosed in Section 5.7 of the BHC Disclosure Memorandum, (a) there
                                              ---------------------
have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, and (b) the BHC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of BHC provided in
Article VII of this Agreement.

     5.8    Tax Matters.
            -----------

            (a) All Tax returns required to be filed by or on behalf of any of the BHC Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on BHC and all returns filed are complete and accurate to the Knowledge of BHC. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on BHC, except as reserved against in the BHC Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 5.8(a) of the BHC Disclosure Memorandum. All Taxes and other Liabilities
                          ---------------------
due with respect to completed and settled examinations or concluded Litigation have been paid.

            (b) Except as disclosed in Section 5.8(b) of the BHC Disclosure
                                                                 ----------
Memorandum, none of the BHC Companies has executed an extension or waiver of any
----------
statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any BHC Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

            (c) Adequate provision for any Taxes due or to become due for any of the BHC Companies for the period or periods through and including the date of the respective BHC Financial Statements has been made and is reflected on such BHC Financial Statements.

            (d) Deferred Taxes of the BHC Companies have been provided for in accordance with GAAP.

            (e) Each of the BHC Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

            (f) There are no Liens with respect to Taxes upon any of the assets of the BHC Companies.

     5.9    Allowance for Possible Loan Losses.  The allowance for possible loan
            ----------------------------------
or credit losses (the "Allowance") shown on the consolidated balance sheets of BHC included in the most recent BHC Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of BHC included in the BHC Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the BHC Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the BHC Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on BHC.

     5.10   Assets.  Except as disclosed in Section 5.10 of the BHC Disclosure
            ------                                                  ----------
Memorandum or as disclosed or reserved against in the BHC Financial Statements,
----------
the BHC Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the BHC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with BHC's past practices. All Assets which are material to BHC's business on a consolidated basis, held under leases or subleases by any of the BHC Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the BHC Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the BHC Companies is a named insured are reasonably sufficient. The Assets of the BHC Companies include all assets required to operate the business of the BHC Companies as presently conducted.

     5.11   Environmental Matters.
            ---------------------

            (a) Except as disclosed in Section 5.11(a) of the BHC Disclosure
                                                                  ----------
Memorandum, to the Knowledge of BHC, each BHC Company, its Participation
----------
Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

            (b) To the Knowledge of BHC, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any BHC Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the release into the Environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by any BHC Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC and to the Knowledge of BHC, there is no reasonable basis for any such Litigation.

            (c) To the Knowledge of BHC, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

     5.12   Compliance with Laws.  BHC is duly registered as a bank holding
            --------------------
company under the BHC Act. Each BHC Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC. Except as disclosed in Section 5.12 of the BHC Disclosure Memorandum, no BHC Company:
           ---------------------

            (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC; and

            (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any BHC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, or
(iii) requiring any BHC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13   Labor Relations.  No BHC Company is the subject of any Litigation
            ---------------
asserting that it or any other BHC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other BHC Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any BHC Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any BHC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14   Employee Benefit Plans.
            ----------------------

            (a) BHC has disclosed in Section 5.14 of the BHC Disclosure
                                                             ----------
Memorandum and delivered or made available to Premier prior to the execution of
----------
this Agreement copies in each case
of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any BHC Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "BHC Benefit Plans"). Any of the BHC Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "BHC ERISA Plan." Each BHC ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "BHC Pension Plan." No BHC Pension Plan is or has been a multi-employer plan within the meaning of
Section 3(37) of ERISA.

           (b) All BHC Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC. Each BHC ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and BHC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of BHC, no BHC Company nor any other party has engaged in a transaction with respect to any BHC Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any BHC Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

            (c) BHC maintains an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

            (d) Neither BHC nor any ERISA Affiliate of BHC has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

            (e) Except as disclosed in Section 5.14(e) of the BHC Disclosure
                                                                  ----------
Memorandum, (i) no BHC Company has any obligations for retiree health and life
----------
benefits under any of the BHC Benefit Plans, except as required by Section 6.01 of ERISA and Section 4980B of the Internal Revenue Code; (ii) there are no restrictions on the rights of any BHC Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any BHC Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on BHC.

            (f) Except as disclosed in Section 5.14(f) of the BHC Disclosure
                                                                  ----------
Memorandum, neither the execution and delivery of this Agreement nor the
----------
consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any BHC Company from any BHC Company under any BHC Benefit Plan or otherwise,
(ii) increase any benefits otherwise payable under any BHC Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

            (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any BHC Company and their respective beneficiaries have been fully reflected on the BHC Financial Statements to the extent required by and in accordance with GAAP.

            (h) BHC and each ERISA Affiliate of BHC has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

            (i) Neither BHC nor any ERISA Affiliate of BHC is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

            (j) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any BHC Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any BHC Benefit Plan or against the assets of any BHC Benefit Plan.

     5.15   Material Contracts.  Except as disclosed in Section 5.15 of the BHC
            ------------------
Disclosure Memorandum or otherwise reflected in the BHC Financial Statements,
---------------------
none of the BHC Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any BHC Company or the guarantee by any BHC Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among BHC Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-K or Form 10-Q filed by BHC with the SEC as of the date of this Agreement if BHC were required to file a Form 10-K or Form 10-Q with the SEC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "BHC Contracts"). None of the BHC Companies is in Default under any BHC Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material

Adverse Effect on BHC. All of the indebtedness of any BHC Company for money borrowed is prepayable at any time by such BHC Company without penalty or premium.

     5.16  Legal Proceedings.  Except as disclosed in Section 5.16 of the BHC
           ------------------
Disclosure Memorandum, there is no Litigation instituted or pending, or, to the
---------------------
Knowledge of BHC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any BHC Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any BHC Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

     5.17  Reports.  Since January 1, 1997, each BHC Company has timely filed
           --------
all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the Regulatory Authorities, and (b) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to BHC's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18  Statements True and Correct.  No statement, certificate, instrument
           ----------------------------
or other writing furnished or to be furnished by any BHC Company or any Affiliate thereof to Premier pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any BHC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any BHC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BHC's shareholders in connection with the BHC Shareholders' Meeting, and any other documents to be filed by a BHC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BHC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the BHC Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the BHC Shareholders' Meeting. All documents that any BHC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.19  Accounting, Tax and Regulatory Matters.  No BHC Company or any
           ---------------------------------------
Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of BHC, there exists no fact, circumstance, or reason why the requisite Consents referred to in Sections 9.1(b) and (c) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Sections 9.1(b) and (c).

     5.20  Charter Provisions.  Each BHC Company has taken all action so that
           -------------------
the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any BHC Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BHC Company that may be acquired or controlled by it.

     5.21  Millennium Compliance.  BHC represents and warrants that each BHC
           ----------------------
Company has tested and assessed its software, hardware, and other computer equipment to ensure that there will not be a Year 2000 Problem. BHC further represents and warrants that each BHC Company has prepared and implemented a written plan of action to ensure that the software, hardware, and other computer equipment owned, licensed, or used by each BHC Company will not be the subject of a failure in any such software, hardware, or other computer equipment. BHC further represents and warrants that each BHC Company has contacted and received assurances from all key suppliers of goods and services to each BHC Company, including but not limited to suppliers of computer software, computer hardware, and other computer equipment, that each of the software, hardware, and other computer equipment owned, licensed, or used by such supplier will not be the subject of failures in any such software, hardware, or other computer equipment.


                                  ARTICLE VI
                                  ----------
                   REPRESENTATIONS AND WARRANTIES OF PREMIER
                   -----------------------------------------

     Premier hereby represents and warrants to BHC as follows:

     6.1   Organization, Standing, and Power.  Premier is a corporation duly
           ----------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company and thrift holding company under the BHC Act and HOLA, respectively. Premier has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Premier is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.2   Authority; No Breach By Agreement.
           ----------------------------------

           (a) Premier has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premier. This Agreement represents a legal, valid and binding obligation of Premier, enforceable against Premier in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

           (b) Neither the execution and delivery of this Agreement by Premier, nor the consummation by Premier of the transactions contemplated hereby, nor compliance by Premier with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Premier's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premier Company under, any Contract or Permit of any Premier Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Premier Company or any of their respective Assets.

           (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Premier of the Merger and the other transactions contemplated in this Agreement.

     6.3   Capital Stock.
           --------------

           (a) The authorized capital stock of Premier consists of (i) 20,000,000 shares of Premier Common Stock, of which 8,077,863 shares were issued and outstanding as of the date of this Agreement and (ii) 2,000,000 shares of Premier Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Premier Capital Stock are, and all of the shares of Surviving Corporation Capital Stock to be issued in exchange for shares of BHC Capital Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement and the Registration Statement, will be duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Premier Capital Stock has been, and none of the shares of Surviving Corporation Capital Stock to be issued in exchange for shares of BHC Capital Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Premier.

           (b) Premier has issued $29,639,175 of 9.00% Subordinated Debentures to Premier Capital Trust I, a statutory business trust organized and existing under the laws of the State of Delaware. The Subordinated Debentures will mature on December 31, 2027. The Subordinated Debentures were purchased by Premier Capital Trust I with the proceeds of the public offering of 1,150,000 shares of 9.00% Cumulative Trust Preferred Securities and sale of Common Securities to Premier. Premier owns all of the Common Securities issued by Premier Capital Trust I. The Common Securities and the Preferred Securities represent undivided beneficial interests in the assets of Premier Capital Trust I.

           (c) Except as set forth in Section 6.3(a) of this Agreement, there are no shares of capital stock or other equity securities of Premier outstanding and no outstanding Rights relating to the capital stock of Premier.

     6.4   Financial Statements.  The Premier Financial Statements (as of the
           ---------------------
dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Premier Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Premier Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Premier Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     6.5   Absence of Undisclosed Liabilities.   No Premier Company has any
           -----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Premier as of December 31, 1996 and September 30, 1997, included in the Premier Financial

Statements or reflected in the notes thereto. No Premier Company has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.6   Absence of Certain Changes or Events.  Since September 30, 1997,
           -------------------------------------
except as disclosed in SEC Documents filed by Premier prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and (b) the Premier Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Premier provided in Article VII of this Agreement.

     6.7   Compliance with Laws.  Premier is duly registered as a bank holding
           ---------------------
and thrift holding company under the BHC Act and HOLA, respectively. Each Premier Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. None of the Premier Companies:

           (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier; and

           (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premier Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) requiring any Premier Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.8   Legal Proceedings.  Except to the extent specifically reserved
           ------------------
against in the Premier Financial Statements dated prior to the date of this Agreement, there is no Litigation instituted or pending, or, to the Knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Premier Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Premier Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.9   Statements True and Correct.  No statement, certificate, instrument
           ----------------------------
or other writing furnished or to be furnished by any Premier Company or any Affiliate thereof to BHC pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in any documents to be filed by any Premier Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Premier Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.10  Accounting, Tax and Regulatory Matters.  No Premier Company or any
           ---------------------------------------
Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Premier, there exists no fact, circumstance, or reason why the requisite Consents referred to in Sections 9.1(b) and (c) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Sections 9.1(b) and (c).


                                  ARTICLE VII
                                  -----------
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1   Affirmative Covenants of BHC.  Unless the prior written consent of
           -----------------------------
Premier shall have been obtained, and except as otherwise contemplated herein or disclosed in the BHC Disclosure Memorandum, BHC shall, and shall cause each of
                     ---------------------
its Subsidiaries to, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) operate its business in the usual, regular and ordinary course; (b) preserve intact its business organization and Assets and maintain its rights and franchises; (c) use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2   Negative Covenants of BHC.  Except as disclosed in the BHC
           --------------------------
Disclosure Memorandum, from the date of this Agreement until the earlier of the
---------------------
Effective Time or the termination of this Agreement, BHC covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Premier, which consent shall not be unreasonably withheld:

           (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any BHC Company, or

           (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a BHC Company to another BHC Company) in excess of an aggregate of $100,000 (for the BHC Companies on a consolidated basis) except in the ordinary course of the business of BHC Companies consistent with past practices (which shall include, for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any BHC Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the BHC Disclosure Memorandum); or
                                     ---------------------

           (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any BHC Company, or declare or pay any dividend or make any other distribution in respect of BHC's capital stock except for dividends legally and contractually required to be paid in respect of the BHC Preferred Stock; or

           (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the BHC Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of
---------------------
or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of BHC Capital Stock or any other capital stock of any BHC Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

           (e)   except as disclosed in Section 7.2(e) of the BHC Disclosure
                                                                  ----------
Memorandum, adjust, split, combine or reclassify any capital stock of any BHC
----------
Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of BHC Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any BHC Subsidiary (unless any such shares of stock are sold or otherwise transferred to another BHC Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

           (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned BHC Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Henry County Bank or Spalding County Bank in their fiduciary capacities; or

           (g) grant any increase in compensation or benefits to any employees whose annual salary exceeds $35,000 of any BHC Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of BHC, in each case as disclosed in Section 7.2(g) of the BHC Disclosure Memorandum or as required by Law; pay any severance or
        ---------------------
termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the BHC Disclosure Memorandum; enter into or amend any severance
                  ---------------------
agreements with officers of any BHC Company; grant any general increase in compensation to all employees; grant any increase in fees or other increases in compensation or other benefits to directors of any BHC Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

           (h) enter into or amend any employment Contract between any BHC Company and any Person (unless such amendment is required by Law) that the BHC Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

           (i) adopt any new employee benefit plan of any BHC Company or make any material change in or to any existing employee benefit plans of any BHC Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

           (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

           (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any BHC Company for money damages in excess of $50,000 or which imposes material restrictions upon the operations of any BHC Company; or

           (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     7.3   Affirmative Covenants of Premier. Unless the prior written consent
           ---------------------------------
of BHC shall have been obtained, Premier shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.4   Adverse Changes in Condition. Each Party agrees to give written
           -----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5   Reports.  Each Party and its Subsidiaries shall file all reports
           --------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

                                  ARTICLE VII
                                  -----------
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1   Registration Statement; Proxy Statement; Shareholder Approval.
           --------------------------------------------------------------

           (a) As soon as reasonably practicable after execution of this Agreement, Premier shall file the Registration Statement with the SEC, provided BHC has provided, on a reasonably timely basis, all information concerning BHC necessary for inclusion in the Registration Statement, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as reasonably practicable after the filing thereof and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Surviving Corporation Common Stock upon consummation of the Merger. BHC shall furnish all information concerning it and the holders of its capital stock as Premier may reasonably request in connection with such action.

           (b) BHC shall call a Shareholders' Meeting, to be held within forty-five (45) days after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as BHC deems appropriate.

           (c) In connection with the BHC Shareholders' Meeting, (i) Premier shall prepare and file with the SEC, on BHC's behalf, a Proxy Statement (which shall be included in the Registration Statement); (ii) BHC shall mail the Proxy Statement to all of its shareholders; (iii) BHC shall furnish Premier with all information concerning BHC that Premier may reasonably request in connection with such Proxy Statement, (iv) the Board of Directors of BHC shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (v) the Board of Directors and officers of BHC shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     8.2   Exchange Listing. Premier shall use its reasonable efforts to list,
           -----------------
prior to the Effective Time, on the American Stock Exchange the shares of Surviving Corporation Common Stock to be issued to the holders of BHC Common Stock pursuant to the Merger.

     8.3   Applications.  Premier shall promptly prepare and file, and BHC
           -------------
shall cooperate in the preparation and, where appropriate, filing of, applications with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4   Filings with State Offices.  Upon the terms and subject to the
           ---------------------------
conditions of this Agreement, Premier shall execute and file the Georgia Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.5   Agreement as to Efforts to Consummate.  Subject to the terms and
           --------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Premier in connection with the Surviving Corporation Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article IX of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6   Investigation and Confidentiality.
           ----------------------------------

           (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger.

           (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

           (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.7   Press Releases. Prior to the Effective Time, Premier and BHC shall
           ---------------
agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8   Acquisition Proposals.  Except with respect to this Agreement and
           ----------------------
the transactions contemplated hereby, neither BHC nor any Affiliate of BHC nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by BHC shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of BHC's Board of Directors as advised by counsel, BHC or any Affiliate or Representative of BHC shall not furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but BHC may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. BHC shall promptly notify Premier orally and in writing in the event that BHC receives any inquiry or proposal relating to any such transaction. Unless the prior written consent of Premier is obtained, BHC shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.9   Accounting and Tax Treatment.  Each of the Parties undertakes and
           -----------------------------
agrees to use its reasonable efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Each of the Parties further undertakes and agrees to use its reasonable best efforts to cause the Merger to be eligible, and to take no action which would cause the Merger not to be eligible, to be accounted for as a "pooling of interests."

     8.10  Agreement of Affiliates.  BHC has disclosed in Section 8.10 of the
           ------------------------
BHC Disclosure Memorandum all Persons whom it reasonably believes is an
    ---------------------
"affiliate" of BHC for purposes of Rule 145 under the 1933 Act. BHC shall use its reasonable efforts to cause each such Person to deliver to Premier and BHC, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit "1", providing that such Person
                                        -----------
will not sell, pledge, transfer or otherwise dispose of the shares of BHC Capital Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Surviving Corporation Capital Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. The Surviving Corporation shall be entitled to place restrictive legends upon certificates for shares of Surviving Corporation Capital Stock issued to Affiliates of BHC pursuant to this Agreement to enforce the provisions of this Section 8.10. The Surviving Corporation shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Surviving Corporation Capital Stock by such Affiliates.

     8.11  Employee Benefits and Contracts.
           --------------------------------

           (a) Following the Effective Time, the Surviving Corporation shall provide generally to officers and employees of the BHC Companies who continue employment with the Surviving Corporation or its Subsidiaries following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Premier Companies to their similarly situated officers and employees. For purposes of participation under such employee benefit plans, the service of the employees of the BHC Companies prior to the Effective Time shall be treated as service with a Premier Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a BHC Benefit Plan of the same type immediately prior to the Effective Time.

           (b) The Surviving Corporation and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.11 of the BHC Disclosure
                                                            ----------
Memorandum to Premier between any BHC Company and any current or former
----------
director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the BHC Benefit Plans. The Surviving Corporation shall enter into a one year employment agreement with Charles B. Blackmon in substantially the form attached hereto as Exhibit "5".
                                                      -----------

           (c) The Surviving Corporation shall make a good faith effort to keep as many of the officers and employees of the BHC Companies employed as possible in the same or comparable positions as they are currently employed, consistent with such sound and efficient management practices as the Surviving Corporation and the Surviving Corporation Subsidiaries, as the case may be, shall deem appropriate.

     8.12  Authorization of Preferred Stock.  Premier shall establish a series
           ---------------------------------
of preferred stock (the "Surviving Corporation Preferred Stock") to permit the conversion of shares described in Section 3.1(b) of this Agreement. The terms of the Surviving Corporation Preferred Stock shall be the same, in all material respects, as the BHC Preferred Stock.

     8.13  Merger of Premier Bank, Henry County Bank and Spalding County Bank.
           -------------------------------------------------------------------
Contemporaneously with the Closing or as soon as practicable thereafter, Henry County Bank and Spalding County Bank shall be merged with and into Premier Bank with Premier Bank being the Surviving Bank.

     8.14  Other Acquisitions, Mergers, or Combinations involving a Premier
           -----------------------------------------------------------------
Company. Notwithstanding anything contained in this Agreement to the contrary,
-------
Premier or any Premier Company may enter into and consummate an acquisition, merger, or combination of, with, or involving any bank, bank holding company, thrift, thrift holding company, mortgage company, or other financial services company without the prior consent of BHC.


                                  ARTICLE IX
                                  ----------
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1   Conditions to Obligations of Each Party.  The respective obligations
           ----------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

           (a)   Shareholder Approval. The shareholders of BHC shall have
                 ---------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, the American Stock Exchange, Inc. or by the provisions of any governing instruments.

           (b)   Regulatory Approvals. All Consents of, filings and
                 ---------------------
registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either

Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

           (c)   Consents and Approvals. Each Party shall have obtained any and
                 -----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

           (d)   Registration Statement. The Registration Statement shall be
                 ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of the Surviving Corporation Common Stock issuable pursuant to the Merger shall have been received.

           (e)   Exchange Listing. The shares of Surviving Corporation Common
                 -----------------
Stock issuable pursuant to the Merger shall have been approved for listing on the American Stock Exchange.

           (f)   Tax Matters. Premier and BHC shall have received a written
                 ------------
opinion of counsel from Womble Carlyle Sandridge & Rice, PLLC, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of BHC Common Stock for Surviving Corporation Common Stock and BHC Preferred Stock for Surviving Corporation Preferred Stock will not give rise to gain or loss to the shareholders of BHC with respect to such exchange (except to the extent of any cash received), and (iii) neither Premier nor BHC will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Premier and BHC reasonably satisfactory in form and substance to such counsel.

           (g)   Affiliate Agreements. The Parties shall have received from each
                 ---------------------
affiliate of BHC the affiliates agreement referred to in Section 8.10 hereof.

           (h)   Pooling of Interests Letter. The Parties shall have received a
                 ----------------------------
letter from Mauldin & Jenkins, LLC dated as of the Effective Time, to effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     9.2   Conditions to Obligations of Premier. The obligations of Premier to
           -------------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premier pursuant to Section 11.6(a) of this Agreement:

           (a)   Representations and Warranties.  For purposes of this Section
                 -------------------------------
9.2(a), the accuracy of the representations and warranties of BHC set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of BHC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of BHC set forth in Section 5.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of BHC set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3 and 5.19) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on BHC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

           (b)   Performance of Agreements and Covenants.  Each and all of the
                 ----------------------------------------
agreements and covenants of BHC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

           (c)   Certificates.  BHC shall have delivered to Premier (i) a
                 -------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by BHC's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premier and its counsel shall request.

           (d)   Opinion of Counsel.  BHC shall have delivered to Premier an
                 -------------------
opinion of Robert H. Smalley, Jr., Esquire, counsel to BHC, dated as of the Effective Time, in form reasonably satisfactory to Premier, as to the matters set forth in Exhibit "2" hereto.
             -----------

           (e) Claims/Indemnification Letters.  Each of the directors and
               ------------------------------
officers of BHC shall have executed and delivered to Premier letters in substantially the form of Exhibit "3" hereto.
                          -----------

           (f) Premier Fairness Opinion.  In the event Premier should elect to
               ------------------------
obtain a fairness opinion from a financial advisory firm of its choosing, then, in such event, Premier shall have received from such firm a letter, dated not more than five (5) business days prior to the date of the Registration Statement, to the effect that, in the opinion of such firm, the consideration to be paid to BHC shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Premier.

           (g) Litigation.  No preliminary or permanent injunction or other
               ----------
order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Premier, it is not in the best interests of the shareholders of Premier to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or BHC's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or BHC's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Premier based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

     9.3   Conditions to Obligations of BHC.  The obligations of BHC to perform
           ---------------------------------
this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BHC pursuant to Section 11.6(b) of this Agreement:

           (a) Representations and Warranties.  For purposes of this Section
               -------------------------------
9.3(a), the accuracy of the representations and warranties of Premier set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premier set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Premier set forth in Section 6.10 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement (excluding the representations and warranties set forth in Sections 6.3 and 6.10) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on Premier; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

           (b) Performance of Agreements and Covenants.  Each and all of the
               ----------------------------------------
agreements and covenants of Premier to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

           (c) Certificates.  Premier shall have delivered to BHC (i) a
               -------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Premier's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BHC and its counsel shall request.

           (d) Opinion of Counsel.  Premier shall have delivered to BHC an
               -------------------
opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, dated as of the Effective Time, in form reasonably acceptable to BHC, as to matters set forth in Exhibit "4" hereto.
         -----------

           (e) BHC Fairness Opinion.  In the event BHC should elect to obtain a
               --------------------
fairness opinion from a financial advisory firm of its choosing, then, in such event, BHC shall have received from such firm a letter, dated not more than five
(5) business days prior to the date of the Registration Statement, to the effect that, in the opinion of such firm, the consideration to be paid to BHC shareholders by Premier in connection with the Merger is fair, from a financial point of view, to the shareholders of BHC.

           (f) Litigation.  No preliminary or permanent injunction or other
               ----------
order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of BHC, it is not in the best interests of the shareholders of BHC to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or BHC's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or BHC's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of BHC based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

                                   ARTICLE X
                                   ---------
                                  TERMINATION
                                  -----------

     10.1  Termination.  Notwithstanding any other provision of this Agreement,
           ------------
and notwithstanding the approval of this Agreement by the shareholders of BHC, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

           (a) By mutual consent of the Board of Directors of BHC and the Board of Directors of Premier; or

           (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BHC and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) of this Agreement in the case of BHC; or

           (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BHC and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

           (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of BHC and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of BHC fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

           (e) By the Board of Directors of either Party in the event that both parties are in breach of any representation or warranty contained in the Agreement under the applicable standard set forth in Section 9.2(a) or 9.3(a) and only in the case of an event described in 10.1(d)(i)-(ii) above; or

           (f) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before August 31, 1998, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(f); or

           (g) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BHC and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(f) of this Agreement; or

           (h) By the Board of Directors of Premier, at any time prior to the 15th day after execution of this Agreement without any Liability in the event that the review of the Assets, business, financial condition, results of operations, and prospects of BHC undertaken by it or any of the disclosures contained in BHC's Disclosure Memorandum causes the Board of Directors of
                   ---------------------
Premier to determine, in its reasonable good faith judgment, that a fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to Premier of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; or

           (i) By the Board of Directors of Premier, at any time, if the average closing price of the Premier Common Stock, as reported on the American Stock Exchange, is less than $15.00 per share or greater than $30.00 per share for any ten (10) day trading period prior to the effective date of the Registration Statement; or

           (j) By the Board of Directors of Premier, at any time, if it determines in its sole discretion that the Merger cannot be accounted for as a "pooling of interests."

     10.2  Effect of Termination.  In the event of the termination and
           ----------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Article XI and Section 8.6(b) of this Agreement shall survive any such termination and abandonment.

     10.3  Non-Survival of Representations and Covenants.  The respective
           ----------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles II, III, IV and XI and Section 8.10 of this Agreement.

                                  ARTICLE XI
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     11.1  Definitions.  Except as otherwise provided herein, the capitalized
           ------------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving BHC or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of BHC or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in such capacity.

     "Agreement" shall mean this Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "BHC Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "BHC Capital Stock" shall mean, collectively, the BHC Common Stock, the BHC Preferred Stock, and any other class or series of capital stock of BHC.

     "BHC Common Stock" shall mean the $5.00 par value common stock of BHC.

     "BHC Companies" shall mean, collectively, BHC and all BHC Subsidiaries.

     "BHC Disclosure Memorandum" shall mean the written information entitled "BHC Disclosure Memorandum" delivered on, or within five (5) days following, the
     ---------------------
date of this Agreement to Premier describing in reasonable detail the matters contained therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "BHC ERISA Plan" shall have the meaning provided in Section 5.14 of this Agreement.

     "BHC Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of BHC as of September 30, 1997 and as of December 31, 1996 and as of December 31, 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three fiscal years ended December 31, 1996 included in the BHC Disclosure Memorandum, and (b) the consolidated balance sheets
        ---------------------
(including related notes and schedules, if any) of BHC and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) filed with respect to periods ended subsequent to September 30, 1997.

     "BHC Options" shall have the meaning set forth in Section 3.3 of this Agreement.

     "BHC Preferred Stock" shall mean the $60.00 par value preferred stock of BHC.

     "BHC Subsidiaries" shall mean the subsidiaries of BHC.

     "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

     "Environment" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601(8).

     "Environmental Laws" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq., the
                                                             -------
Resource, Conservation and Recovery Act, 42 U.S.C. (S) 6901 et. seq., the Toxic
                                                            -------
Substance Control Act, 15 U.S.C. (S) 2601, et. seq., and all implementing
                                           -------
regulations and state counterparts of such acts.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Internal Revenue Code.

     "Exchange Ratio" shall have the meaning provided in Section 3.1 of this Agreement.

     "Exhibits" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code (Chapter 2 of Title 14 of the Official Code of Georgia).

     "Georgia Certificate of Merger" shall mean the Certificate of Merger to be executed by the Surviving Corporation and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "Hazardous Material" shall mean any substance which is a "hazardous substance"or "toxic substance" as defined in the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., or any
                                                             ------
other substance or material defined, designated, classified or regulated as hazardous or toxic under any Environmental Law, specifically including asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Environmental Laws, polychlorinated biphenyls, and petroleum and petroleum products).

     "Henry County Bank" shall mean the First Community Bank of Henry County, a Georgia chartered commercial bank and a BHC Subsidiary.

     "HOLA" shall mean the Home Owners Loan Act of 1933, as amended.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever on, or with respect to, any property or property interest, other than (i) Liens for current property Taxes not yet due and payable; (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and (iii) other Liens incurred in the ordinary course of the banking business.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities other than the violations of law section from such reports.

     "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (w) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(x) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "Merger" shall mean the merger of BHC with and into Premier referred to in
Section 1.1 of this Agreement.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either Premier or BHC, and "Parties" shall mean both Premier and BHC.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Premier Bank" shall mean Premier Bank, a Georgia chartered commercial bank and a Premier Subsidiary.

     "Premier Capital Stock" shall mean, collectively, the Premier Common Stock and any other class or series of capital stock of Premier.

     "Premier Common Stock" shall mean the $1.00 par value common stock of Premier.

     "Premier Companies" shall mean, collectively, Premier and all Premier Subsidiaries.

     "Premier Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Premier as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three years ended December 31, 1996, as filed by Premier in SEC Documents and (b) the consolidated balance sheets (including related notes and schedules, if any) of Premier and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

     "Premier Subsidiaries" shall mean the Subsidiaries of Premier at the Effective Time.

     "Proxy Statement" shall mean the proxy statement used by BHC to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall be included in the Registration Statement of the Surviving Corporation relating to shares of Surviving Corporation Common Stock to be issued to the shareholders of BHC.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Premier under the 1933 Act with respect to the shares of Surviving Corporation Common Stock to be issued to the shareholders of BHC in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

     "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholder's Meeting" shall mean the meeting of the shareholders of BHC to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

     "Spalding County Bank" shall mean The Bank of Spalding County, a Georgia chartered commercial bank and a BHC Subsidiary.

     "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Surviving Corporation" shall mean Premier as the surviving corporation resulting from the Merger to be known as Premier Bancshares, Inc.

     "Surviving Corporation Capital Stock" shall mean the Surviving Corporation Common Stock, the Surviving Corporation Preferred Stock, and any other class or series of capital stock of the Surviving Corporation.

     "Surviving Corporation Common Stock" shall mean the $1.00 par value common stock of the Surviving Corporation.

     "Surviving Corporation Preferred Stock" shall mean the preferred stock of the Surviving Corporation as described in Section 8.12 of this Agreement.

     "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

     "Year 2000 Problem" shall mean any problem affecting the ability of any BHC Company to continue operation as an ongoing business or to provide the usual and customary services of any BHC Company, relating to the failure of software, hardware or other computer equipment to: (a) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during or after the Year 2000; (b) calculate, sort, report and otherwise operate correctly and in a consistent manner for all date information processed by any software, hardware or other computer equipment, whether before, during or after the Year 2000; (c) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless whether the date on which the software, hardware or other computer equipment is operated or executed is before, during or after the Year 2000; (d) report and display all dates with a four-digit date so that the century is unambiguously identified; and (e) handle all leap years, including but not limited to the Year 2000 leap year, correctly.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2  Expenses.
           ---------

           (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with the Registration Statement and the applications filed with other Regulatory Authorities, and (ii) one-half of the costs incurred in connection with the printing or copying of the Proxy Statement and the Registration Statement.

           (b) Notwithstanding the provisions of Section 11.2(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 10.1(b) or 10.1(c) of this Agreement, the breaching Party agrees to pay the non-breaching Party (i) an amount equal to the reasonable and documented fees and expenses incurred by such non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking consultants, accountants, attorneys and other agents and (ii) (x) $50,000 if the breach is not willful or
(y) $500,000 if the breach is willful or this Agreement is terminated in contemplation of an Acquisition Proposal, which sums represent compensation for the non-breaching Party's loss as a result of the transaction contemplated by this Agreement not being consummated. Final settlement with respect to payment of such fees and expenses shall be made within thirty (30) days after the termination of this Agreement.

     11.3  Brokers and Finders.  Each of the Parties represents and warrants
           --------------------
that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, other than Brown, Burke Capital Partners, Inc. employed by Premier. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Premier or BHC, each of Premier and BHC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4  Entire Agreement.  Except as otherwise expressly provided herein,
           -----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.10 and Section 8.13 of this Agreement.

     11.5  Amendments.  To the extent permitted by Law, this Agreement may
           -----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of BHC Common Stock, there shall be made no amendment that pursuant to the GBCC requires further approval by such shareholders without the further approval of such shareholders.

     11.6  Waivers.
           --------

           (a) Prior to or at the Effective Time, Premier, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BHC, to waive or extend the time for the compliance or fulfillment by BHC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Premier.

           (b) Prior to or at the Effective Time, BHC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premier, to waive or extend the time for the compliance or fulfillment by Premier of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BHC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BHC.

           (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7  Assignment.  Except as expressly contemplated hereby, neither this
           -----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8  Notices.  All notices or other communications which are required or
           --------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Premier:            Premier Bancshares, Inc.
                         2180 Atlanta Plaza
                         950 East Paces Ferry Road
                         Atlanta, Georgia  30326
                         Telecopy Number: (404) 814-3672

                         Attention: Darrell D. Pittard
                                    Chairman and Chief Executive Officer

     Copy to Counsel:    Womble Carlyle Sandridge & Rice, PLLC
                         Suite 700
                         1275 Peachtree Street, N.E.
                         Atlanta, Georgia  30309
                         Telecopy Number: (404) 888-7490

                         Attention: Steven S. Dunlevie, Esq.

     BHC:                The Bank Holding Company
                         201 West Taylor Street
                         Post Office Box 1439
                         Griffin, Georgia  30224
                         Telecopy Number: (770) 954-9730

                         Attention: Charles B. Blackmon
                                    President and Chief Executive Officer

     Copy to Counsel:    Robert H. Smalley, Jr., Esq.
                         115 North Sixth Street
                         Griffin, Georgia 30224
                         Telecopy Number: (770) 228-5018

     11.9  Governing Law.  This Agreement shall be governed by and construed in
           --------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10 Counterparts.  This Agreement may be executed in one or more
           -------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions.  The captions contained in this Agreement are for
           ---------
reference purposes only and are not part of this Agreement.

     11.12 Enforcement of Agreement.  The Parties hereto agree that irreparable
           -------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13 Severability.  Any term or provision of this Agreement which is
           -------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.



                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                              PREMIER BANCSHARES, INC.


/s/ Barbara J. Burtt, Secretary      By:  /s/ Darrell D. Pittard
-------------------------------           --------------------------------------
Secretary                                 Chairman and Chief Executive Officer

[CORPORATE SEAL]



ATTEST:                              THE BANK HOLDING COMPANY


/s/ Barbara A. Price                 By:  /s/ Charles B. Blackmon
--------------------------------          --------------------------------------
Secretary                                 President and Chief Executive Officer


[CORPORATE SEAL]

                                                                       EXHIBIT 1
                                                                       ---------


                              AFFILIATE AGREEMENT


Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326

The Bank Holding Company
201 West Taylor Street
Griffin, Georgia  30224

Gentlemen:

     The undersigned is a shareholder of The Bank Holding Company ("BHC"), a corporation organized and existing under the laws of the State of Georgia, and will become a shareholder of Premier Bancshares, Inc. ("Premier" or the "Surviving Corporation") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of December 2, 1997 (the "Agreement"), by and between BHC and Premier. Under the terms of the Agreement, Premier and BHC will be merged (the "Merger") and the shares of common stock of BHC ("BHC Common Stock") will be converted into shares of common stock of the Surviving Corporation ("Surviving Corporation Common Stock") and the shares of preferred stock of BHC ("BHC Preferred Stock") will be converted into shares of preferred stock of the Surviving Corporation ("Surviving Corporation Preferred Stock"). This Affiliate Agreement represents an agreement between the undersigned and the Surviving Corporation regarding certain rights and obligations of the undersigned in connection with the shares of the Surviving Corporation to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Surviving Corporation hereby agree as follows:

          Affiliate Status.  The undersigned understands and agrees that as to
          ----------------
BHC the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

          Initial Restriction on Disposition.  The undersigned agrees that the
          ----------------------------------
undersigned will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of the Surviving Corporation Common Stock into which the undersigned's shares of BHC Common Stock are converted upon consummation of the Merger until such time as the Surviving Corporation notifies the undersigned that the requirements of SEC Accounting Series

Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of the Surviving Corporation and BHC. The Surviving Corporation agrees that it will publish such results within 45 days after the end of the first fiscal quarter of the Surviving Corporation containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

          Covenants and Warranties of Undersigned.  The undersigned represents,
          ---------------------------------------
warrants and agrees that:

          (a) During the 30 days immediately preceding the effective time of the Merger, the undersigned will not, except by operation of law, by will, or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of BHC Common Stock or BHC Preferred Stock beneficially owned by the undersigned as of the date of the shareholders' meeting of BHC held to approve the Merger.

          (b) The Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

          (c) The undersigned understands that any distribution by the undersigned of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock has not been registered under the 1933 Act and that shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or
     (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that the Surviving
                              ----------------------------------------------
     Corporation is under no obligation to file a registration statement with
     ------------------------------------------------------------------------
     the SEC covering the disposition of the undersigned's shares of the
     -------------------------------------------------------------------
     Surviving Corporation Common Stock or the Surviving Corporation Preferred
     -------------------------------------------------------------------------
     Stock.
     ------

          (d) The undersigned is aware that the Merger is to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those who dissent from the Merger, there is no plan or intention on the part of the BHC shareholders to sell or otherwise dispose of the Surviving Corporation Common Stock or Surviving Corporation Preferred Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the Merger of less than 50% of the total fair market value of the BHC Common Stock or

     BHC Preferred Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of the undersigned's Surviving Corporation Common Stock or Surviving Corporation Preferred Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     4.   Restrictions on Transfer.  The undersigned understands and agrees that
          ------------------------
stop transfer instructions with respect to the shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned pursuant to the Merger will be given to the Surviving Corporation's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as the Surviving Corporation has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended,
          (b) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the Surviving Corporation) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the Surviving Corporation) of the Rules and Regulations of such Act, or (c) in accordance with a legal opinion satisfactory to counsel for the Surviving Corporation that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing the Surviving Corporation securities issued subsequent to the original issuance of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), the Surviving Corporation, upon the request of the undersigned, will cause the certificates representing the shares of the Surviving Corporation Common Stock or Surviving Corporation Preferred Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by the Surviving Corporation of an opinion of its counsel to the effect that such legend may be removed.

     5.   Understanding of Restrictions on Dispositions.  The undersigned has
          ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for BHC.

     6.   Filing of Reports by the Surviving Corporation.  The Surviving
          ----------------------------------------------
Corporation agrees, for a period of two years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock issued to the undersigned pursuant to the Merger.

     7.   Transfer Under Rule 145(d).  If the undersigned desires to sell or
          --------------------------
otherwise transfer the shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for the Surviving Corporation Common Stock and the Surviving Corporation Preferred Stock together with such additional information as the transfer agent may reasonably request. If the Surviving Corporation's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), the Surviving Corporation shall cause such counsel to provide such opinions as may be necessary to the Surviving Corporation's transfer agent so that the undersigned may complete the proposed sale or transfer.

     8.   Acknowledgments.  The undersigned recognizes and agrees that the
          ---------------
foregoing provisions also apply to (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative who collectively owns at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of the Surviving Corporation or becomes a director or officer of the Surviving Corporation upon consummation of the Merger, among other things, any sale of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9.   Miscellaneous.  This Affiliate Agreement is the complete agreement
          -------------
between the Surviving Corporation and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.


This Affiliate Agreement is executed as of the_____ day of _______________, 1997.

                                    Very truly yours,



                                    -----------------------------------
                                    Signature


                                    -----------------------------------
                                    Print Name

AGREED TO AND ACCEPTED as of

                       1997
----------------------,


PREMIER BANCSHARES, INC.


By:
   ----------------------------



AGREED TO AND ACCEPTED as of

                       1997
----------------------,

THE BANK HOLDING COMPANY


By:
   ----------------------------

                                                                       EXHIBIT 2
                                                                       ---------

                              MATTERS AS TO WHICH
                           COUNSEL TO BHC WILL OPINE*

     1. BHC is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

     2. BHC's authorized capital stock consists of 10,000,000 shares of BHC Common Stock, of which 556,525 shares were outstanding as of the date hereof and 50,000 shares of BHC Preferred Stock, of which 40,770 shares were issued and outstanding on the date hereof. The outstanding shares of BHC Capital Stock are duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of BHC Capital Stock has been issued in violation of any statutory preemptive rights. Except as disclosed in BHC's Disclosure Memorandum
                                                           ---------------------
dated ____________________, 1997, to our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating BHC to issue equity securities or acquire its equity securities.

     3. The execution and delivery by BHC of the Agreement do not, and if BHC were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any BHC Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a BHC Company is a party or by which a BHC Company is bound.

     4. BHC has duly authorized the execution and delivery of the Agreement and all performance by BHC thereunder and has duly executed and delivered the Agreement.

          5. The Agreement is enforceable against BHC in accordance with its terms.



-----------------------------
*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                                                                       EXHIBIT 3
                                                                       ---------

                         CLAIMS/INDEMNIFICATION LETTER

                         _______________________, 1997

Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326


Ladies and Gentlemen:

     This letter is delivered pursuant to Section 9.2(e) of the Agreement and Plan of Reorganization (the "Agreement"), dated as of December 2, 1997, by and between The Bank Holding Company ("BHC") and Premier Bancshares, Inc. ("Premier") which provides for the merger (the "Merger") of BHC and Premier.

     Concerning claims which I may have against BHC or its wholly-owned subsidiaries, First Community Bank of Henry County and The Bank of Spalding County, in my capacity as an officer or director:

          (a) Premier shall assume all liability (to the extent BHC was so liable) for claims for indemnification arising under BHC's Articles of Incorporation or Bylaws or under any indemnification contract disclosed to Premier, as existing on December 2, 1997, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (b) First Community Bank of Henry County and The Bank of Spalding County shall retain all liability (to the extent they were so liable) for claims for indemnification arising under their respective Articles of Incorporation or Bylaws as existing on December 2, 1997, and for claims for salaries, wages, or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (c) In my capacity as an officer or a director, I am not aware that I have any claims (other than those referred to in paragraphs (a) or (b) above) against BHC, First Community Bank of Henry County or The Bank of Spalding County (other than routine deposit, loan and other banking services conducted in the ordinary course of business with BHC, First Community Bank of Henry County or The Bank of Spalding County); and

          (d) I hereby release BHC, First Community Bank of Henry County and The Bank of Spalding County from any and all claims which I am aware that I have against any of them in my capacity as an officer or a director, other than those referred to in paragraphs (a) or (b) above.

     By executing this letter on behalf of Premier, you shall acknowledge the assumption by Premier of the liabilities described in paragraphs (a) and (b) above.


                                    Sincerely,


                                    ---------------------------------------
                                    Signature of Officer or Director


                                    ---------------------------------------
                                    Printed Name of Officer or Director

     On behalf of Premier, I hereby acknowledge receipt of this letter and affirm the assumption by Premier of the liabilities described in paragraph (a) and (b) above, as of this _____ day of _______________, 1997.

                              PREMIER BANCSHARES, INC.


                              By:
                                  --------------------------------------
                                  Darrell D. Pittard, Chairman and Chief
                                  Executive Officer

                                                                       EXHIBIT 4
                                                                       ---------
                              MATTERS AS TO WHICH
                         COUNSEL TO PREMIER WILL OPINE*

     1. Premier is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

     2. Premier's authorized capital stock consists of 20,000,000 shares of Premier Common Stock, of which ______ shares were outstanding as of the date hereof and 2,000,000 shares of Premier Preferred Stock of which no shares were outstanding as of the date hereof. The outstanding shares of Premier Common Stock are, and all of the shares of Surviving Corporation Capital Stock to be issued in exchange for BHC Capital Stock upon consummation of the Merger, when issued in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Premier Common Stock has been, and none of the shares of Surviving Corporation Capital Stock to be issued in exchange for shares of BHC Capital Stock upon consummation of the Merger will be, issued in violation of any statutory or preemptive rights. Except as disclosed in Premier's Disclosure Memorandum dated
                                                     ---------------------
_______________, 1997, to our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Premier to issue equity securities or acquire its equity securities.

     3. The execution and delivery by Premier of the Agreement do not, and if Premier were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any Premier Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a Premier Company is a party or by which a Premier Company is bound.

     4. Premier has duly authorized the execution and delivery of the Agreement and all performance by Premier thereunder and has duly executed and delivered the Agreement.

     5. The Agreement is enforceable against Premier in accordance with its terms.

------------------------------
*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                                                                       EXHIBIT 5
                                                                       ---------

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT ("Agreement") is made and entered into effective as of the ____ day of _______________, 1998 (the "Effective Date"), by and among PREMIER BANK ("Employer"), PREMIER BANCSHARES, INC. ("Holding Company"); and CHARLES B. BLACKMON ("Employee").

                                  WITNESSETH:

          WHEREAS, Employer is a wholly owned subsidiary of Holding Company;

          WHEREAS, the Board of Directors of Employer considers the establishment and maintenance of highly competent and skilled management personnel for Employer to be essential to protecting and enhancing the best interests of Employer;

          WHEREAS, the Board of Directors of Employer is desirous of inducing Employee to remain in the employ of Employer, subject to the terms and conditions hereof;
          WHEREAS, Employee is desirous of remaining in the employ of Employer, subject to the terms and conditions hereof;

          WHEREAS, Holding Company has joined in this Agreement for the sole purpose of granting the stock options and transferring the title to the automobiles referred to in paragraph 4(b) of this Agreement; and

          WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employer;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Definitions.  The following terms used in this Agreement shall have
          -----------
the following meanings:

          (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (c) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.

          (b) "Event of Termination" shall mean the termination by Employer of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (d)
                             -----
     of this paragraph.

          (c) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.

          (d) "Termination for Cause" shall have the meaning provided in paragraph 6(a) of this Agreement.

     2.   Employment.  Employer agrees to continue Employee in its employ, and
          ----------
Employee agrees to remain in the employ of Employer, as President of Employer's South Metro Division, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions herein provided. Employee agrees to perform faithfully such services as are reasonably consistent with his position and shall from time to time be assigned to him by the Board of Directors of Employer in a trustworthy and businesslike manner for the purpose of advancing the interests of Employer. The Board of Directors of Employer may also from time to time change Employee's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities that are similar in scope and nature to Employee's existing position, duties and responsibilities without invalidating this Agreement or effecting the termination of Employee. At all times, Employee shall manage and conduct the business of Employer in accordance with the policies established by the Board of Directors of Employer, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Board of Directors of Employer, which shall review Employee's performance at least annually. The Board of Directors of Employer shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 6 of this Agreement.

     3.   Term and Duties.
          ---------------

          (a) Term of Employment.  This Agreement and the period of Employee's
              ------------------
     employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of twelve (12) full calendar
                                                               --
     months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such twelve (12) months, in which
                                                         --
     case the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Employee's term of employment shall be extended for an additional twelve (12) month period provided that the Board of Directors of
                        --
     Employer determines that the performance of Employee has met said Boards' requirements and standards and further that this Agreement shall be extended.

          (b) Performance of Duties.  During the period of employment hereunder,
              ---------------------
     except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employer, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.

          (c) Office of Employee.  The office of Employee shall be located in
              ------------------
     McDonough, Georgia, or at such other location within the State of Georgia as Employer may from time to time designate; provided, however, that, in the event such relocation required Employee to move his principal residence, Employer shall reimburse Employee for all his reasonable moving expenses.

          (d) No Other Agreement.  The Employee shall have no employment
              ------------------
     contract or other written or oral agreement concerning employment with any entity or person other than Employer or Holding Company during the term of his employment under this Agreement.

          (e) Uniqueness of Employee's Services.  Employee hereby represents
              ---------------------------------
     that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employer, in addition to any rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.   Compensation.
          ------------

          (a) Salary.  Subject to the provisions of paragraph 6 hereof, Employer
              ------
     shall pay Employee, as compensation for serving as President of Employer's South Metro Division, an initial Base Salary of $125,000; such initial Base
                                                     --------
     Salary, or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Employer's normal pay practices, but not less frequently than monthly. The Board of Directors of Employer, if warranted in its discretion, may increase Employee's Base Salary to reflect Employee's performance.

          (b)  Incentive Compensation.
               ----------------------

               (i) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the Effective Date of this Agreement an option to purchase 40,000 shares of Holding Company common stock at an exercise price of ten dollars ($10.00) per share.

               (ii) As further incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee the option to purchase an additional 25,000 shares of Holding Company common stock at an exercise price of twenty dollars ($20.00) per share, upon the fulfillment by Employee of certain performance criteria established by the Board of Directors of Employer, which criteria will be communicated by the Board of Directors of Employer to Employee in writing within sixty (60) days of the Effective Date of this Agreement. The above-referenced stock options will be granted by Holding Company to Employee according to the following schedule: (a) 12,500 shares will be granted on January 1, 1999, but only if Employee remains employed with Employer on such date; and (b) 12,500 shares will be granted on January 1, 2000, but only if Employee remains employed with Employer on such date.

               (iii) During the Term of Employment and in addition to the aforesaid Base Salary, Employee shall be entitled to such additional Incentive Compensation as may be awarded from time to time by the Board of Directors of Employer or any committee(s) designated thereby in its discretion. Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Base Salary and any Incentive Compensation paid to Employee shall be (i) in compliance with regulations, bulletins, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employer and such regulatory agencies, (ii) consistent with the safe and sound operation of Employer, (iii) closely monitored by the Board of Directors of Employer and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

               (iv) As an incentive for Employee's assistance in the extra effort needed to close a merger, Employer will, if the conditions set forth below are met, pay to Employee in cash on or before December 31, 1998, a lump sum bonus upon completion of a merger of The Bank Holding Company with and into Premier Bancshares, Inc. (the "Merger"), based on the following schedule: $25,000.00, if the Merger is closed on or
                                       ---------
          before April 30, 1998; $20,000.00, if the Merger is closed after April
                                  ---------
          30, 1998, and before June 1, 1998; or $15,000.00 if the Merger is
                                                 ---------
          closed after May 31, 1998, and before July 1, 1998.

          (c)  Automobile Allowance.
               --------------------

               (i) For and in consideration of the mutual covenants contained herein, Holding Company shall, on the Effective Date of this Agreement, transfer to Employee the title to that certain 1990 Buick Roadmaster utilized by Employee in the conduct of business of Employer.

               (ii) For and in consideration of the mutual covenants contained herein and for the additional sum of $__________, Holding Company shall, on the Effective Date of this Agreement, transfer to Employee the title to that certain 1996 Buick Roadmaster, utilized as a vehicle of Employer on the Effective Date.

               (iii) Employer and/or Holding Company shall provide Employee with an automobile allowance of $800 per month.
                                          ---

          (d) "Golden Parachute" Provision.  Notwithstanding anything contained
              ----------------------------
     in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S)1828(k) and any regulations promulgated thereunder.

     5.   Participation in Benefit Plans.  The payments provided in paragraph 4
          ------------------------------
and 6 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of Employer shall be or shall become eligible. Said benefits shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.   Payments to Employee Upon Termination of Employment.  The Board of
          ---------------------------------------------------
Directors of Employer may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employer and Employee in the event of such termination are set forth in this paragraph 6 as follows:

          (a) Termination for Cause.  Employee shall have no right to
              ---------------------
     compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Board of Directors of Employer in the reasonable exercise of its discretion and acting in good faith, and shall include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Employee as defined in paragraphs 7(a) and (b) hereof, the termination of this Agreement under paragraphs 7(c) and
     (d) hereof, the failure of Employee to follow reasonable written instructions of the Board of Directors of Employer, or a material breach of Employee of any provision of this Agreement. Termination for Cause by Employer shall be determined by, and shall occur only upon the passage of a resolution by a vote of not less than a two-thirds of Employer's Board of Directors specifying Employee's Termination for Cause and the grounds therefor, after reasonable notice to Employee and an opportunity for him to be heard before a meeting of the Board of Directors called in accordance with the By-Laws of Employer. Thereafter, Employee shall be deemed to be in material breach of this Agreement and shall have no right to receive compensation or other benefits under this Agreement for any period following such Termination for Cause. This provision on Termination for Cause shall control over any and all other provisions relating to discharge or termination for cause contained in any and all other agreements between Employer and Employee.

          (b) Event of Termination.  Upon the occurrence of an Event of
              --------------------
     Termination, Employer shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to the remaining portion of Employee's then current Base Salary pro-rated from the date of said Event of Termination to the expiration of the then current term of this Agreement as stated in paragraph 3(a) of this Agreement, to be paid in full on the last day of the month following the date of said Event of Termination.

          (c) Voluntary Termination of Employment.  Employee shall have no right
              -----------------------------------
     to compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraph 6(b) hereof.

     7.   Regulatory Suspension.
          ---------------------

          (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(3) or (g)(1), the obligations of Employer under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and
     (ii) reinstate in whole or in part any of its obligations which were suspended.

          (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(4) or (g)(1), all obligations of

     Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

          (c) If Employer is in "default" as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto.

          (d) All obligations under this Agreement shall be terminated, except to the extent that it may be determined by any state or federal regulatory agency or body having authority over Employer that continuation of this Agreement is necessary for the continued operation of Employer, at any time the Federal Deposit Insurance Corporation (the "FDIC") enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, at any time the FDIC approves a supervisory merger to resolve problems related to the operation of Employer, or when Employer is determined by the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Atlanta acting pursuant to delegated authority), or the FDIC to be in an unsafe and unsound condition. Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

     8.   Covenants Against Competition and Solicitation.  Employee acknowledges
          ----------------------------------------------
that he has performed services and/or will perform services hereunder that directly affect Employer's business presently conducted (among other areas) within the limits of Henry County and Spalding County in the State of Georgia. Accordingly, the parties deem it necessary to enter into the protective covenants set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

          (a) For the period of Employee's employment with Employer and for a period of six (6) months following the termination of such employment, for whatever reason, Employee covenants and agrees that he shall not within the limits of Henry County and Spalding County, Georgia, compete with Employer or Holding Company by performing banking services that require performance of duties substantially identical to those performed on behalf of Employer by Employee, to wit, as a member of management, supervisor, or executive employee for any bank, bank holding company or other financial institution that is a competitor of Employer.

          (b) For a period of twelve (12) months from the Effective Date of this Agreement and for a period of twelve (12) months from each anniversary of the Effective Date of this Agreement following a decision of the Board of Directors of Employer to extend this Agreement according to the provisions of paragraph 3(a) hereof: (i) Employee shall not, for himself or any other party, solicit, directly or indirectly, any clients or prospective clients of Employer with whom he personally had business contact on Employer's behalf at any time during the last twenty-four (24) months he worked at Employer to do any business with another company or business in competition with Employer; and (ii) Employee shall not employ or attempt to employ or assist in employing any employee of Employer for the purpose of having such employee perform services for any bank or other business or organization in competition with the business of Employer as such exists on the termination date of Employee's employment hereunder until such employee has ceased to be employed by Employer for a period of six (6) months.

     9.   Nondisclosure of Confidential Information.  Employee acknowledges that
          -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to both Employer's and the Holding Company's business, including, without limitation, the identity of the customers, deposits, business records, other trade secrets, and other similar confidential information relating to Employer and/or the Holding Company and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employer and/or the Holding Company respectively, constitutes trade secrets of Employer and/or the Holding Company, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employer and/or the Holding Company. As a material inducement to Employer to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year from the end of such employment, directly or
                     -
indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employer and/or the Holding Company so long as it is not known by competitors of Employer and/or the Holding Company and that both Employer and the Holding Company have taken reasonable steps to keep all such information and trade secrets confidential.

     10.  Source of Payments.  All payments provided in paragraphs 4 and 6
          ------------------
hereof, except for the stock options described in paragraph 4(b) hereof, shall be paid in cash from the general funds of Employer and/or the Holding Company as provided herein, and no special or separate fund shall be established by Employer and/or the Holding Company, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employer and/or the Holding Company may make to meet its obligations hereunder.

     11.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employer and/or the Holding Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraphs 8 and 9 hereof, and in view of the lack of an adequate remedy at law to protect the interests of Employer and/or the Holding Company, Employer and/or the Holding Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction of six (6) months in duration with respect to paragraph 8(a) hereof and one (1) year in duration with respect to paragraph 8(b) and
                     -
paragraph 9 hereof enjoining Employee from any violation of the covenants and agreements set forth in paragraphs 8 and 9 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employer and/or the Holding Company is or may be entitled at law or in equity respecting this Agreement.

     12.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder.

     13.  Federal Income Tax Withholding.  Employer and/or Holding Company may
          ------------------------------
withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     14.  Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among Employer, Holding Company and Employee.

     15.  General Provisions.
          ------------------

          (a) Nonassignability.  Neither this Agreement nor any right or
              ----------------
     interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer; provided, however, that nothing in this paragraph 15(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
     payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
     inure to the benefit of, Employer and Employee and their respective heirs, successors, assigns, and legal representatives.

     16.  Modification and Waiver.
          -----------------------

          (a) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
     amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     17.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     18.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     19.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     20.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     21.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employer:        President
                              Premier Bank
                              2180 Atlanta Plaza
                              950 East Paces Ferry Road
                              Atlanta, Georgia  30326

               Copied to:     Chairman of the Board
                              Premier Bancshares,  Inc.
                              2180 Atlanta Plaza
                              950 East Paces Ferry Road
                              Atlanta, Georgia  30326

                                     -and-

                              Steven S. Dunlevie, Esq.
                              Womble Carlyle Sandridge & Rice, PLLC
                              Suite 700
                              1275 Peachtree Street
                              Atlanta, Georgia 30309

          To Employee:        Mr. Charles B. Blackmon
                              12 North Cedar Street
                              McDonough, Georgia 30253


          IN WITNESS WHEREOF, Employer and Holding Company have caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:                             PREMIER BANK


                                    By:
---------------------------            -----------------------------------
Secretary                                Robert C. Oliver, President

(CORPORATE SEAL)

ATTEST:                             PREMIER BANCSHARES, INC.


                                    By:
---------------------------            -----------------------------------
Barbara Burtt, Secretary                 Darrell D. Pittard, Chairman and Chief
                                         Executive Officer
(CORPORATE SEAL)

                                                                       (SEAL)
----------------------------        -----------------------------------
Witness                             CHARLES B. BLACKMON

            FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


          This First Amendment (the "First Amendment") to Agreement and Plan of Reorganization, (the "Agreement"), dated December 3, 1997, between Premier Bancshares, Inc. ("Premier") and The Bank Holding Company ("BHC"), is made and entered into as of the 18th day of December, 1997. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          WHEREAS, the parties desire to amend the Agreement to extend the termination period in connection with the due diligence review of BHC by Premier.

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, the receipt and legal sufficiency of which are hereby acknowledged, and for the purpose of amending the Agreement, Premier and BHC hereby agree as follows:

          1. That Section 10.1(h) of the Agreement be deleted in its entirety and the following new Section 10.1(h) shall be inserted in lieu thereof:

               (h) By the Board of Directors of Premier, at any time prior to the close of business on December 23, 1997, without any Liability in the event that the review of the Assets, business, financial condition, results of operations, and prospects of BHC undertaken by it or any of the disclosures contained in BHC's Disclosure Memorandum
                                                          ---------------------
          causes the Board of Directors of Premier to determine in its reasonable good faith judgment, that a fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to Premier of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; or

     Except as specifically amended herein the Agreement shall remain in full force and effect.

     The parties further agree that this First Amendment may be signed in any number of counterparts and delivery of such counterparts may be effected by a facsimile transmission thereof; and any such facsimile counterpart shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same original document.



                   [SIGNATURES CONTAINED ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be signed by their duly authorized officers as of the date first shown above.

Attest:                             PREMIER BANCSHARES, INC.



/s/ Barbara J. Burtt                /s/ Darrell D. Pittard
--------------------                --------------------------------
Secretary                           Chairman

     [CORPORATE SEAL]


Attest:                             THE BANK HOLDING COMPANY



/s/ Barbara A. Price                /s/ Robert H. Smalley, Jr.
--------------------                --------------------------------
Secretary                           Chairman

     [CORPORATE SEAL]

           SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


          This Second Amendment (the "Second Amendment") to Agreement and Plan of Reorganization, (the "Agreement"), dated December 3, 1997, as amended on December 18, 1997, between Premier Bancshares, Inc. ("Premier") and The Bank Holding Company ("BHC"), is made and entered into as of the 23rd day of December, 1997. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          WHEREAS, the parties desire to amend the Agreement to extend the termination period in connection with the due diligence review of BHC by Premier.

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, the receipt and legal sufficiency of which are hereby acknowledged, and for the purpose of amending the Agreement, Premier and BHC hereby agree as follows:

          1. That Section 10.1(h) of the Agreement be deleted in its entirety and the following new Section 10.1(h) shall be inserted in lieu thereof:

               (h) By the Board of Directors of Premier, at any time prior to the close of business on December 31, 1997, without any Liability in the event that the review of the Assets, business, financial condition, results of operations, and prospects of BHC undertaken by Premier or any of the disclosures contained in BHC's Disclosure
                                                               ----------
          Memorandum causes the Board of Directors of Premier to determine in
          ----------
          its reasonable good faith judgment, that a fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to Premier of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; or

     Except as specifically amended herein the Agreement shall remain in full force and effect.

     The parties further agree that this Second Amendment may be signed in any number of counterparts and delivery of such counterparts may be effected by a facsimile transmission thereof; and any such facsimile counterpart shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same original document.



                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this Second Amendment to be signed by their duly authorized officers as of the date first shown above.

Attest:                             PREMIER BANCSHARES, INC.



/s/ Barbara J. Burtt                /s/ Robert C. Oliver
----------------------              -------------------------------------
Secretary                           President and Chief Operating Officer

     [CORPORATE SEAL]


Attest:                             THE BANK HOLDING COMPANY



/s/ Barbara A. Price                /s/ Robert H. Smalley, Jr.
----------------------              -------------------------------------
Secretary                           Chairman

     [CORPORATE SEAL]

            THIRD AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


          This Third Amendment (the "Third Amendment") to Agreement and Plan of Reorganization, (the "Agreement"), dated December 3, 1997, as amended on December 18, 1997 and December 23, 1997, between Premier Bancshares, Inc. ("Premier") and The Bank Holding Company ("BHC"), is made and entered into as of the 31st day of December, 1997. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          WHEREAS, the parties desire to amend the Agreement to extend the termination period in connection with the due diligence review of BHC by Premier.

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, the receipt and legal sufficiency of which are hereby acknowledged, and for the purpose of amending the Agreement, Premier and BHC hereby agree as follows:

          1. That Section 10.1(h) of the Agreement be deleted in its entirety and the following new Section 10.1(h) shall be inserted in lieu thereof:

               (h) By the Board of Directors of Premier, at any time prior to the close of business on January 15, 1998, without any Liability in the event that the review of the Assets, business, financial condition, results of operations, and prospects of BHC undertaken by Premier or any of the disclosures contained in BHC's Disclosure
                                                               ----------
          Memorandum causes the Board of Directors of Premier to determine in
          ----------
          its reasonable good faith judgment, that a fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to Premier of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; or

     Except as specifically amended herein the Agreement shall remain in full force and effect.

     The parties further agree that this Third Amendment may be signed in any number of counterparts and delivery of such counterparts may be effected by a facsimile transmission thereof; and any such facsimile counterpart shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same original document.



                   [SIGNATURES CONTAINED ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this Third Amendment to be signed by their duly authorized officers as of the date first shown above.


Attest:                             PREMIER BANCSHARES, INC.



/s/ Barbara J. Burtt                /s/ Robert C. Oliver
--------------------                -------------------------------------
Secretary                           President and Chief Operating Officer

     [CORPORATE SEAL]


Attest:                             THE BANK HOLDING COMPANY



/s/ Barbara A. Price                /s/ Charles B. Blackmon
--------------------                -------------------------------------
Secretary                           President and Chief Executive Officer

     [CORPORATE SEAL]

           FOURTH AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


          This Fourth Amendment (the "Fourth Amendment") to Agreement and Plan of Reorganization, (the "Agreement"), dated December 3, 1997, as amended on December 18, 1997, December 23, 1997, and December 31, 1997, between Premier Bancshares, Inc. ("Premier") and The Bank Holding Company ("BHC"), is made and entered into as of the 15th day of January, 1998. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          WHEREAS, the parties desire to amend the Agreement to reflect certain amendments to certain terms of the Agreement, including the Exchange Ratio.

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, the receipt and legal sufficiency of which are hereby acknowledged, and for the purpose of amending the Agreement, Premier and BHC hereby agree as follows:

          1. That Section 3.1(b) of the Agreement be deleted in its entirety and the following new Section 3.1(b) shall be inserted in lieu thereof:

               (b) Each share of BHC Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 2.60 shares of the Surviving Corporation Common Stock (the "Exchange Ratio.")

          2. That the following Section 5.22 be added to the end of Article V of the Agreement:

          5.22 SEC Filings.

               (a) BHC has filed all forms, reports and documents required to be filed by BHC with the SEC since January 1, 1996 (collectively, the "BHC SEC Reports"). The BHC SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such BHC SEC Reports or necessary in order to make the statements in such BHC SEC Reports, in light of the circumstances under which they were made, not misleading.

               (b) Each of the BHC Financial Statements (including, in each case, any related notes) contained in the BHC SEC Reports, including any BHC SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of BHC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

          3. That the following sentence be added to the end of Section 9.1(a) of the Agreement:

               The shareholders of Premier shall have approved an increase in the number of authorized shares of Premier Common Stock sufficient for Premier to issue the shares of Premier Common Stock pursuant to
          Section 3.1(b) of this Agreement.

          4.   That Section 10.1(i) of the Agreement be deleted in its entirety.

          5. That Exhibit "5" to the Agreement is hereby deleted in its entirety and a new Exhibit "5", which exhibit is attached hereto and incorporated herein, shall be inserted in lieu thereof.

          6. BHC hereby acknowledges that the Board of Directors of Premier has approved a three-for-two split of the Premier Common Stock effective January 23, 1998, and as a result of such split the Exchange Ratio shall be adjusted accordingly.

     Except as specifically amended herein the Agreement shall remain in full force and effect.

     The parties further agree that this Fourth Amendment may be signed in any number of counterparts and delivery of such counterparts may be effected by a facsimile transmission thereof; and any such facsimile counterpart shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same original document.



                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be signed by their duly authorized officers as of the date first shown above.

Attest:                      PREMIER BANCSHARES, INC.



/s/ Barbara J. Burtt         /s/ Darrell D. Pittard
-------------------------    -----------------------------------------
Secretary                    Chairman and Chief Executive Officer

    [CORPORATE SEAL]


Attest:                      THE BANK HOLDING COMPANY



/s/ Barbara A. Price         /s/ Charles B. Blackmon
-------------------------    -----------------------------------------
Secretary                    President and Chief Executive Officer

    [CORPORATE SEAL]

                                                                       EXHIBIT 5
                                                                       ---------

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT ("Agreement") is made and entered into effective as of the ____ day of _______________, 1998 (the "Effective Date"), by and among FIRST COMMUNITY BANK OF HENRY COUNTY ("Employer"), PREMIER BANCSHARES, INC. ("Holding Company"), and CHARLES B. BLACKMON ("Employee").

                                  WITNESSETH:

          WHEREAS, Employer is a wholly owned subsidiary of Holding Company;

          WHEREAS, the Board of Directors of Employer considers the establishment and maintenance of highly competent and skilled management personnel for Employer to be essential to protecting and enhancing the best interests of Employer;

          WHEREAS, the Board of Directors of Employer is desirous of inducing Employee to remain in the employ of Employer, subject to the terms and conditions hereof;

          WHEREAS, Employee is desirous of remaining in the employ of Employer, subject to the terms and conditions hereof;

          WHEREAS, Holding Company has joined in this Agreement for the sole purpose of granting the stock options and transferring the title to the automobiles referred to in paragraph 4(b) of this Agreement; and

          WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employer;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Definitions.  The following terms used in this Agreement shall have
          -----------
the following meanings:

          (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (c) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.

          (b) "Event of Termination" shall mean the termination by Employer of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (d)
                             -----
     of this paragraph.

          (c) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.

          (d) "Termination for Cause" shall have the meaning provided in paragraph 6(a) of this Agreement.

     2.   Employment.  Employer agrees to continue Employee in its employ, and
          ----------
Employee agrees to remain in the employ of Employer, in such capacity as Employer shall determine in its sole and absolute discretion and upon the other terms and conditions herein provided. Employee agrees to perform faithfully such services as are reasonably consistent with his position and shall from time to time be assigned to him by the Board of Directors of Employer in a trustworthy and businesslike manner for the purpose of advancing the interests of Employer. The Board of Directors of Employer may also from time to time change Employee's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities without invalidating this Agreement or effecting the termination of Employee. At all times, Employee shall manage and conduct the business of Employer in accordance with the policies established by the Board of Directors of Employer, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Board of Directors of Employer or such official of Employer as may be designated by its Board of Directors. The Board of Directors of Employer shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 6 of this Agreement.

     3.   Term and Duties.
          ---------------

          (a) Term of Employment.  This Agreement and the period of Employee's
              ------------------
     employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of twelve (12) full calendar
                                                               --
     months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such twelve (12) months, in which
                                                         --
     case the period of employment shall be deemed to continue until the end of the month of such death.

          (b) Performance of Duties.  During the period of employment hereunder,
              ---------------------
     except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employer, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.

          (c) Office of Employee.  The office of Employee shall be located in
              ------------------
     McDonough, Georgia, or at such other location within the State of Georgia as Employer may from time to time designate; provided, however, that, in the event such relocation required Employee to move his principal residence, Employer shall reimburse Employee for all his reasonable moving expenses.

          (d) No Other Agreement.  The Employee shall have no employment
              ------------------
     contract or other written or oral agreement concerning employment with any entity or person other than Employer or Holding Company during the term of his employment under this Agreement.

          (e) Uniqueness of Employee's Services.  Employee hereby represents
              ---------------------------------
     that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employer, in addition to any rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.   Compensation.
          ------------

          (a) Salary. Subject to the provisions of paragraph 6 hereof, Employer
              ------
shall pay Employee an initial Base Salary of $125,000; such initial Base Salary,
                                              -------
or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Employer's normal pay practices, but not less frequently than monthly. The Board of Directors of Employer, if warranted in its discretion, may increase Employee's Base Salary to reflect Employee's performance.

           (b) Incentive Compensation.
               ----------------------

               (i) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding

          Company shall grant to Employee on the Effective Date of this Agreement an option to purchase 40,000 shares of Holding Company common stock at an exercise price of Ten Dollars ($10.00) per share.

               (ii) As further incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee the option to purchase an additional 10,000 shares of Holding Company common stock at an exercise price of Ten Dollars ($10.00) per share, upon (1) the fulfillment by Employee of certain performance criteria and (2) the attainment by Employer of certain growth and profitability criteria, all to be established by the Board of Directors of Employer; said criteria will be communicated by the Board of Directors of Employer to Employee in writing within sixty (60) days of the Effective Date of this Agreement.

               (iii) As an incentive for Employee's assistance in the extra effort needed to close a merger, Employer will, if the conditions set forth below are met, pay to Employee, in cash, a lump sum bonus upon completion of a merger of The Bank Holding Company with and into Premier Bancshares, Inc. (the "Merger"), within thirty (30) days of the Merger and based on the following schedule: $25,000.00, if the
                                                            ---------
          Merger is closed on or before May 31, 1998; $20,000.00, if the Merger
                                                       ---------
          is closed after May 31, 1998, and before July 1, 1998; or $15,000.00
                                                                     ---------
          if the Merger is closed after June 30, 1998, and before August 1, 1998.

               (iv) Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Base Salary and any Incentive Compensation paid to Employee shall be (1) in compliance with regulations, bulletins, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employer and such regulatory agencies, (2) consistent with the safe and sound operation of Employer, (3) closely monitored by the Board of Directors of Employer and (4) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

          (c)  Automobile Allowance.
               --------------------

               (i) The Holding Company shall, on the Effective Date of this Agreement, cause to be transferred to Employee the title to that certain 1990 Buick owned by The Bank of Spalding County.

               (ii) Employer shall, on the Effective Date of this Agreement, transfer to Employee the title to that certain 1996 Buick owned by Employer, for and in consideration of a payment to Employer by Employee equal to the fair market value of said vehicle at the Effective Date hereof.

               (iii) Employer and/or Holding Company shall provide Employee with an automobile allowance of $800 per month.
                                           ---
          (d)  "Golden Parachute" Provision.  Notwithstanding anything contained
               ----------------------------
     in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     5.   Participation in Benefit Plans.  The payments provided in paragraph 4
          ------------------------------
and 6 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of Employer shall be or shall become eligible. Said benefits shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.   Payments to Employee Upon Termination of Employment.  The Board of
          ---------------------------------------------------
Directors of Employer may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employer and Employee in the event of such termination are set forth in this paragraph 6 as follows:

          (a) Termination for Cause.  Employee shall have no right to
              ---------------------
     compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Board of Directors of Employer in the reasonable exercise of its discretion and acting in good faith, and shall include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Employee as defined in paragraphs 7(a) and (b) hereof, the termination of this Agreement under paragraphs 7(c) and
     (d) hereof, the failure of Employee to follow reasonable written instructions of the Board of Directors of Employer, or a material breach of Employee of any provision of this Agreement. Termination for Cause by Employer shall be determined by, and shall occur only upon the passage of a resolution by a vote of not less than a two-thirds of Employer's Board of Directors specifying Employee's

     Termination for Cause and the grounds therefor, after reasonable notice to Employee and an opportunity for him to be heard before a meeting of the Board of Directors called in accordance with the By-Laws of Employer. Thereafter, Employee shall be deemed to be in material breach of this Agreement and shall have no right to receive compensation or other benefits under this Agreement for any period following such Termination for Cause. This provision on Termination for Cause shall control over any and all other provisions relating to discharge or termination for cause contained in any and all other agreements between Employer and Employee.

          (b) Event of Termination.  Upon the occurrence of an Event of
              --------------------
     Termination, Employer shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to the remaining portion of Employee's then current Base Salary pro-rated from the date of said Event of Termination to the expiration of the then current term of this Agreement as stated in paragraph 3(a) of this Agreement, to be paid in full on the last day of the month following the date of said Event of Termination.

          (c) Voluntary Termination of Employment.  Employee shall have no right
              -----------------------------------
     to compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraph 6(b) hereof.

     7.   Regulatory Suspension.
          ---------------------

          (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(3) or (g)(1), the
     obligations of Employer under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion
     (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

          (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

     8.   Covenants Against Competition and Solicitation.  Employee acknowledges
          ----------------------------------------------
that he has performed services and/or will perform services hereunder that directly affect Employer's business presently conducted (among other areas) within the limits of Henry County and Spalding County in the State of Georgia. Accordingly, the parties deem it necessary to enter into the protective covenants set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

          (a) For the period of Employee's employment with Employer and through and including April 30, 1999, even if Employee's employment shall have been terminated prior to said date for whatever reason, Employee covenants and agrees that he shall not within the limits of Henry County and Spalding County, Georgia, compete with Employer or Holding Company by performing banking services that require performance of duties substantially identical to those performed on behalf of Employer by Employee, to wit, as a member of management, supervisor, or executive employee for any bank, bank holding company or other financial institution that is a competitor of Employer.

          (b) For the period of Employee's employment with Employer and through and including April 30, 1999, even if Employee's employment shall have been terminated prior to said date for whatever reason: (i) Employee shall not, for himself or any other party, solicit, directly or indirectly, any clients or prospective clients of Employer with whom he personally had business contact on Employer's behalf at any time during the period he worked at Employer to do any business with another company or business in competition with Employer; and (ii) Employee shall not employ or attempt to employ or assist in employing any employee of Employer for the purpose of having such employee perform services for any bank or other business or organization in competition with the business of Employer.

     9.   Nondisclosure of Confidential Information.  Employee acknowledges that
          -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to both Employer's and the Holding Company's business, including, without limitation, the identity of the customers, deposits, business records, other trade secrets, and other similar confidential information relating to Employer and/or the Holding Company and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employer and/or the Holding Company respectively, constitutes trade secrets of Employer and/or the Holding Company, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employer and/or the Holding Company. As a material inducement to Employer to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year
                                                                      -
from the end of such employment, directly or indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employer and/or the Holding Company so long as it is not known by competitors of Employer and/or the Holding Company and that both Employer and the Holding Company have taken reasonable steps to keep all such information and trade secrets confidential.

     10.  Source of Payments.  All payments provided in paragraphs 4 and 6
          ------------------
hereof, except for the stock options described in paragraph 4(b) hereof, shall be paid in cash from the general funds of Employer and/or the Holding Company as provided herein, and no special or separate fund shall be established by Employer and/or the Holding Company, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employer and/or the Holding Company may make to meet its obligations hereunder.

     11.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employer and/or the Holding Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraphs 8 and 9 hereof, and in view of the lack of an adequate remedy at law to protect the interests of Employer and/or the Holding Company, Employer and/or the Holding Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction of six (6) months in duration with respect to paragraph 8(a) hereof and one (1) year in duration with respect to paragraph 8(b) and
                     -
paragraph 9 hereof enjoining Employee from any violation of the covenants and agreements set forth in paragraphs 8 and 9 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employer and/or the Holding Company is or may be entitled at law or in equity respecting this Agreement.

     12.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder.

     13.  Federal Income Tax Withholding.  Employer and/or Holding Company may
          ------------------------------
withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     14.  Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among Employer, Holding Company and Employee.

     15.  General Provisions.
          ------------------

          (a) Nonassignability.  Neither this Agreement nor any right or
              ----------------
     interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer; provided, however, that nothing in this paragraph 15(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
     payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
     inure to the benefit of, Employer and Employee and their respective heirs, successors, assigns, and legal representatives.

     16.  Modification and Waiver.
          -----------------------

          (a) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
     amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     17.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     18.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     19.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     20.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     21.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employer:     Chairman of the Baord
                           First Community Bank of Henry County
                           12 North Cedar Street
                           McDonough, Georgia  30253

               Copied to:  Chairman of the Board
                           Premier Bancshares,  Inc.
                           2180 Atlanta Plaza
                           950 East Paces Ferry Road
                           Atlanta, Georgia  30326

                              -and-

                           Steven S. Dunlevie, Esq.
                           Womble Carlyle Sandridge & Rice, PLLC
                           Suite 700
                           1275 Peachtree Street
                           Atlanta, Georgia 30309

          To Employee:     Mr. Charles B. Blackmon
                           213 Montrose Drive
                           McDonough, Georgia 30253

          IN WITNESS WHEREOF, Employer and Holding Company have caused this Agreement to be executed and their respective seals to be affixed hereunto by their duly authorized officers, and Employee has signed this Agreement under seal, as of the Effective Date.

ATTEST:                       FIRST COMMUNITY BANK OF HENRY COUNTY

                              By:
-------------------------        --------------------------------------------
Secretary                                          , Chairman of the Board
                                    ---------------

(CORPORATE SEAL)

ATTEST:                       PREMIER BANCSHARES, INC.

                              By:
-------------------------        --------------------------------------------
Barbara Burtt, Secretary            Darrell D. Pittard, Chairman of the Board
                                    and Chief Executive Officer

(CORPORATE SEAL)


                                                                       (SEAL)
-------------------------     -----------------------------------------
Witness                       CHARLES B. BLACKMON

            FIFTH AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


          This Fifth Amendment (the "Fifth Amendment") to Agreement and Plan of Reorganization, (the "Agreement"), dated December 3, 1997, as amended on December 18, 1997, December 23, 1997, December 31, 1997, and January 15, 1998, between Premier Bancshares, Inc. ("Premier") and The Bank Holding Company ("BHC"), is made and entered into as of the 16th day of March, 1998. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          WHEREAS, the parties desire to amend the Agreement to reflect certain amendments to certain terms of the Agreement.

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, the receipt and legal sufficiency of which are hereby acknowledged, and for the purpose of amending the Agreement, Premier and BHC hereby agree as follows:

          1.   That Exhibit "5" to the Agreement is hereby deleted in its
                    -----------
entirety and a new Exhibit "5", which exhibit is attached hereto and
                   -----------
incorporated herein, shall be inserted in lieu thereof.

          Except as specifically amended herein the Agreement shall remain in full force and effect.

     The parties further agree that this Fifth Amendment may be signed in any number of counterparts and delivery of such counterparts may be effected by a facsimile transmission thereof; and any such facsimile counterpart shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same original document.

     IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be signed by their duly authorized officers as of the date first shown above.

Attest:                             PREMIER BANCSHARES, INC.


/s/ Barbara J. Burtt                /s/ Darrell D. Pittard
----------------------------------  --------------------------------------------
Barbara J. Burtt, Secretary         Darrell D. Pittard
                                    Chairman and Chief Executive Officer

         [CORPORATE SEAL]




Attest:                             THE BANK HOLDING COMPANY



/s/ Barbara A. Price                 /s/ Robert H. Smalley, Jr.
----------------------------------   ------------------------------------------
Secretary                            Robert H. Smalley, Jr., Chairman


          [CORPORATE SEAL]



31663.0017.6*::ODMA\PCDOCS\DOCS\80136\2
4/8/98

                                                                       EXHIBIT 5
                                                                       ---------

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT ("Agreement") is made and entered into effective as of
the      day of                , 1998 (the "Effective Date"), by and among FIRST
   -----       ----------------
COMMUNITY BANK OF HENRY COUNTY ("Employer"), PREMIER BANCSHARES, INC. ("Holding Company"), and CHARLES B. BLACKMON ("Employee").

                                  WITNESSETH:
          WHEREAS, Employer is a wholly owned subsidiary of Holding Company;

          WHEREAS, the Board of Directors of Employer considers the establishment and maintenance of highly competent and skilled management personnel for Employer to be essential to protecting and enhancing the best interests of Employer;

          WHEREAS, the Board of Directors of Employer is desirous of inducing Employee to remain in the employ of Employer, subject to the terms and conditions hereof;

          WHEREAS, Employee is desirous of remaining in the employ of Employer, subject to the terms and conditions hereof;

          WHEREAS, Holding Company has joined in this Agreement for the sole purposes of making provision for Employee's employment upon the merger of Employer into a wholly owned subsidiary of Holding Company referred to in paragraph 2 of this Agreement, granting the stock options referred to in paragraph 4(b) of this Agreement, transferring the title to the automobiles referred to in paragraph 4(c) of this Agreement, and becoming the beneficiary of the provisions found in paragraphs 8, 9 and 11 of this Agreement;

          WHEREAS, Employee acknowledges that at no time within two years of the initiation of the business combination of Holding Company and The Bank Holding Company, a Georgia bank holding company ("BHC"), and at no time subsequent to the initiation of said business combination and prior to the consummation of said business combination, was he irrevocably granted, issued, or awarded by Holding Company or BHC any options to purchase any shares of stock in Holding Company or BHC, nor was he irrevocably granted, issued or awarded by Holding Company or BHC any right or entitlement in or to any options to purchase any shares of stock in Holding Company or BHC; and

          WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employer;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Definitions.  The following terms used in this Agreement shall have
          -----------
the following meanings:

          (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (c) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.

          (b) "Event of Termination" shall mean the termination by Employer of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (d)
                             -----
     of this paragraph.

          (c) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.

          (d) "Termination for Cause" shall have the meaning provided in paragraph 6(a) of this Agreement.

     2.   Employment.  Employer agrees to continue Employee in its employ, and
          ----------
Employee agrees to remain in the employ of Employer, as President of Employer, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions provided herein; provided that, in the event that Holding Company causes Employer to merge with and into one of its other wholly-owned subsidiaries, then Employee shall serve as the President of the Henry County division thereof and the obligations of Employer under this Agreement shall be assumed by such subsidiary. Employee agrees to perform faithfully such services as are reasonably consistent with his position and shall from time to time be assigned to him by the Board of Directors of Employer, or an individual designated by such Board, in a trustworthy and businesslike manner for the purpose of advancing the interests of Employer. The Board of Directors of Employer may also from time to time change Employee's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities that are similar in scope and nature to Employee's existing position, duties and responsibilities without invalidating this Agreement or effecting the termination of Employee. At all times, Employee shall manage and conduct the business of Employer in accordance with the policies established by the Board of Directors of Employer, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Board of Directors of Employer, or an individual designated by such Board, which or who, as applicable, shall review Employee's performance at least annually. The Board of Directors of Employer shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 6 of this Agreement.

     3.   Term and Duties.
          ---------------
          (a) Term of Employment.  This Agreement and the period of Employee's
              ------------------
     employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of twenty-four (24) full
                                                                    --
     calendar months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such twenty-four (24)
                                                                           --
     months, in which case the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Employee's Term of Employment shall be extended for an additional twelve (12) month period; provided that the
                                        --
     Board of Directors of Employer determines that the performance of Employee has met said Boards' requirements and standards and, further, that this Agreement shall be extended.

          (b) Performance of Duties.  During the period of employment hereunder,
              ---------------------
     except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employer, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.

          (c) Office of Employee.  The office of Employee shall be located in
              ------------------
     McDonough, Georgia, or at such other location within the State of Georgia as Employer may from time to time designate; provided, however, that, in the event such relocation required Employee to move his principal residence, Employer shall reimburse Employee for all his reasonable moving expenses.

          (d) No Other Agreement.  The Employee shall have no employment
              ------------------
     contract or other written or oral agreement concerning employment with any entity or person other than Employer or Holding Company during the term of his employment under this Agreement.

          (e) Uniqueness of Employee's Services.  Employee hereby represents
              ---------------------------------
     that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employer, in addition to any rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.   Compensation.
          ------------

          (a) Salary.  Subject to the provisions of paragraph 7 hereof,
              ------
     Employers shall pay Employee, as compensation for serving as President of Employers, an initial Base Salary of $140,000.00; such initial Base
                                          -----------
     Salary, or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Employers' normal pay practices, but not less frequently than monthly. The Board of Directors of Employer, if warranted in its discretion, may increase Employee's Base Salary to reflect Employee's performance.

          (b)  Incentive Compensation.
               ----------------------

               (i) During the Term of Employment, Employee shall participate in any incentive bonus plans maintained by Employer its executive officers. It is contemplated that an annual incentive bonus plan will be maintained by Employer which will establish individual performance goals for Employee each and every fiscal year during the Term of Employment. The payment to Employee of any Incentive Compensation as aforesaid shall be made by Employer in accordance with the policy or policies established by the Board of Directors of Employer or any committee designated thereby. During the Term of Employment, Employee shall receive a minimum Total Compensation of $215,000.00, annually. "Employee's Total Compensation" shall
          -----------
          be equal to the sum of Employee's Base Salary plus any incentive bonus paid to Employee under this paragraph 4(b)(i).

               (ii) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the later of the Effective Date of this Agreement or July 1, 1998, a non-qualified option to purchase 10,000 shares of Holding Company common stock at an exercise price of fifteen dollars ($15.00) per share; provided that said options shall vest and may be exercised by Employee on the earlier to occur of: (i) six (6) months from the Effective Date of this Agreement, provided Employee continues in the employ of Employer pursuant to the terms of this Agreement, or (ii) termination by Employer of Employee's employment hereunder other than as a result of a Termination for Cause pursuant to paragraph 6(a) of this Agreement.

               (iii) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the later of the Effective Date of this Agreement or July 1, 1998, an option to purchase 3,000 shares of Holding Company common stock at an exercise price equal to the average closing price of Holding Company Common Stock during the ten (10) consecutive trading days immediately prior to the Closing of the merger of The Bank Holding Company with and into Premier Bancshares, Inc. (the "Merger"), as reported by the American Stock Exchange.

               (iv) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee in January 1999 an option to purchase

          3,000 shares of Holding Company common stock at an exercise price equal to the average closing price of Holding Company Common Stock during the ten (10) consecutive trading days immediately prior to the Closing of the merger of The Bank Holding Company with and into Premier Bancshares, Inc. (the "Merger"), as reported by the American Stock Exchange.

               (v) As further incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the first (1st) anniversary of the Effective Date of this Agreement a non-qualified option to purchase 10,000 shares of Holding Company common stock at an exercise price equal to sixty-five percent (65%) of the average closing price of Holding Company Common Stock during the ten (10) consecutive trading days immediately prior to the first (1st) anniversary of the Effective Date of this Agreement, as reported by the American Stock Exchange.

               (vi) As further incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the second (2nd) anniversary of the Effective Date of this Agreement a non-qualified option to purchase 10,000 shares of Holding Company common stock at an exercise price equal to eighty-five percent (85%) of the average closing price of Holding Company Common Stock during the ten (10) consecutive trading days immediately prior to the second (2nd) anniversary of the Effective Date of this Agreement, as reported by the American Stock Exchange.

               (vii) Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Total Compensation and other Incentive Compensation shall be (i) in compliance with regulations, bulletins, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employer and such regulatory agencies, (ii) consistent with the safe and sound operation of Employer, (iii) closely monitored by the Board of Directors of Employer and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

               (viii) As an incentive for Employee's assistance in the extra effort needed to close a merger, Employer will, if the conditions set forth below are met, pay to Employee in cash within thirty (30) days of the Effective Date of this Agreement, a lump-sum bonus upon completion the Merger, based on the following schedule: $25,000.00, if
                                                                   ---------
          the Merger is closed on or before June 30, 1998; $20,000.00, if the
                                                            ---------
          Merger is closed after June 30, 1998, and before August 1, 1998; or

          $15,000.00 if the Merger is closed after July 31, 1998, and before
          ----------
          September 1, 1998.

          (c)  Automobile Allowance.
               --------------------
               (i) Holding Company shall, on the Effective Date of this Agreement, cause to be transferred to Employee the title to that certain 1990 Buick owned by The Bank of Spalding County.

               (ii) Employer shall, on the Effective Date of this Agreement, transfer to Employee the title to that certain 1996 Buick owned by Employer, for and in consideration of a payment to Employer by Employee equal to the fair market value of said vehicle at the Effective Date hereof.

               (iii) Employer shall provide Employee with an automobile allowance of $800 per month.
                        ---

          (d) "Golden Parachute" Provision.  Notwithstanding anything contained
              ----------------------------
     in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     5.   Participation in Benefit Plans.  The payments provided in paragraph 4
          ------------------------------
and 6 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of

Employer shall be or shall become eligible. Said benefits shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.   Payments to Employee Upon Termination of Employment.  The Board of
          ---------------------------------------------------
Directors of Employer may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employer and Employee in the event of such termination are set forth in this paragraph 6 as follows:

          (a) Termination for Cause.  Employee shall have no right to
              ---------------------
     compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Board of Directors of Employer in the reasonable exercise of its discretion and acting in good faith, and shall include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Employee as defined in paragraphs 7(a) and (b) hereof, the termination of this Agreement under paragraphs 7(c) and
     (d) hereof, the failure of Employee to follow reasonable written instructions of the Board of Directors of Employer, or a material breach of Employee of any provision of this Agreement. Termination for Cause by Employer shall be determined by, and shall occur only upon the passage of a resolution by a vote of not less than a two-thirds of Employer's Board of Directors specifying Employee's Termination for Cause and the grounds therefor, after reasonable notice to Employee and an opportunity for him to be heard before a meeting of the Board of Directors called in accordance with the By-Laws of Employer. Thereafter, Employee shall be deemed to be in material breach of this Agreement and shall have no right to receive compensation or other benefits under this Agreement for any period following such Termination for Cause. This provision on Termination for Cause shall control over any and all other provisions relating to discharge or termination for cause contained in any and all other agreements between Employer and Employee.

          (b) Event of Termination.  Upon the occurrence of an Event of
              --------------------
     Termination, Employer shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to the remaining portion of Employee's then current Base Salary pro-rated from the date of said Event of Termination to the expiration of the then current term of this Agreement as stated in paragraph 3(a) of this Agreement, to be paid in full on the last day of the month following the date of said Event of Termination.

          (c) Voluntary Termination of Employment.  Employee shall have no right
              -----------------------------------
     to compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraph 6(b) hereof.

     7.   Regulatory Suspension.
          ---------------------

          (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(3) or (g)(1), the obligations of Employer under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and
     (ii) reinstate in whole or in part any of its obligations which were suspended.

          (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

          (c) If Employer is in "default" as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto.

          (d) All obligations under this Agreement shall be terminated, except to the extent that it may be determined by any state or federal regulatory agency or body having authority over Employer that continuation of this Agreement is necessary for the continued operation of Employer, at any time the Federal Deposit Insurance Corporation (the "FDIC") enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, at any time the FDIC approves a supervisory merger to resolve problems related to the operation of Employer, or when Employer is determined by the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Atlanta acting pursuant to delegated authority), or the FDIC to be in an unsafe and unsound condition. Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

     8.   Covenants Against Competition and Solicitation.  Employee acknowledges
          ----------------------------------------------
that he has performed services and/or will perform services hereunder that directly affect Employer's business presently conducted (among other areas) within the limits of Henry County and Spalding County in the State of Georgia. Accordingly, the parties deem it necessary to enter into the protective covenants set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

          (a) For the period of Employee's employment with Employer and for a period of six (6) months following the termination of such employment, for whatever reason, Employee covenants and agrees that he shall not within the limits of Henry County and Spalding County, Georgia, compete with Employer or Holding Company by performing banking services that require performance of duties substantially identical to those performed on behalf of Employer by Employee, to-wit, as a member of management, supervisor, or executive employee for any bank, bank holding company, or other financial institution or financial services company that is a competitor of Employer or Holding Company.

          (b) For the period of Employee's employment with Employer and for a period of six (6) months following the termination of such employment, for whatever reason, Employee shall not: (i) for himself or any other party, solicit, directly or indirectly, any clients or prospective clients of Employer with whom he personally had business contact on Employer's behalf at any time during the last twenty-four (24) months he worked at Employer to do any business with another bank, bank holding company, or other financial institution or financial services company in competition with Employer or Holding Company; and (ii) employ or attempt to employ or assist in employing any employee of Employer or Holding Company for the purpose of having such employee perform services for any bank, bank holding company, or other financial institution or financial services company in competition with the business of Employer or Holding Company.

     9.   Nondisclosure of Confidential Information.  Employee acknowledges that
          -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to both Employer's and the Holding Company's business, including, without limitation, the identity of the customers, deposits, business records, other trade secrets, and other similar confidential information relating to Employer and/or the Holding Company and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employer and/or the Holding Company respectively, constitutes trade secrets of Employer and/or the Holding Company, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employer and/or the Holding Company. As a material inducement to Employer to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year
                                                                      -
from the end of such employment, directly or indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employer and/or the Holding Company so long as it is not known by competitors of Employer and/or the Holding Company and that both Employer and the Holding Company have taken reasonable steps to keep all such information and trade secrets confidential.

     10.  Source of Payments.  All payments provided in paragraphs 4 and 6
          ------------------
hereof, except for the stock options described in paragraph 4(b) hereof, shall be paid in cash from the general funds of Employer and/or the Holding Company as provided herein, and no special or separate fund shall be established by Employer and/or the Holding Company, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employer and/or the Holding Company may make to meet its obligations hereunder.

     11.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employer and/or the Holding Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraphs 8 and 9 hereof, and in view of the lack of an adequate remedy at law to protect the interests of Employer and/or the Holding Company, Employer and/or the Holding Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction of six (6) months in duration with respect to paragraph 8(a) hereof and one (1) year in duration with respect to paragraph 8(b) and
                     -
paragraph 9 hereof enjoining Employee from any violation of the covenants and agreements set forth in paragraphs 8 and 9 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employer and/or the Holding Company is or may be entitled at law or in equity respecting this Agreement.

     12.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder.

     13.  Federal Income Tax Withholding.  Employer and/or Holding Company may
          ------------------------------
withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     14.  Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among Employer, Holding Company, and Employee.

     15.  General Provisions.
          ------------------

          (a) Nonassignability.  Neither this Agreement nor any right or
              ----------------
     interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer; provided, however, that nothing in this paragraph 15(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto. Employer may assign its obligations under this Agreement to any wholly-owned subsidiary of Holding Company into which it is merged or consolidated.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
     payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
     inure to the benefit of, Holding Company, Employer, and Employee and their respective heirs, successors, assigns, and legal representatives.

     16.  Modification and Waiver.
          -----------------------

          (a) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
     amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     17.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     18.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     19.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     20.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     21.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employer:    Chairman of the Board
                          First Community Bank of Henry County
                          12 North Cedar Street
                          McDonough, Georgia  30253

            Copied to:    Chairman of the Board
                          Premier Bancshares,  Inc.
                          2180 Atlanta Plaza
                          950 East Paces Ferry Road
                          Atlanta, Georgia  30326

                              -and-

                          Steven S. Dunlevie, Esq.
                          Womble Carlyle Sandridge & Rice, PLLC
                          Suite 700
                          1275 Peachtree Street
                          Atlanta, Georgia 30309


          To Employee:    Mr. Charles B. Blackmon
                          12 North Cedar Street
                          McDonough, Georgia 30253

          IN WITNESS WHEREOF, Employer and Holding Company have caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:                             FIRST COMMUNITY BANK OF HENRY COUNTY


                                    By:
----------------------                 -------------------------------------
Secretary

(CORPORATE SEAL)



ATTEST:                             PREMIER BANCSHARES, INC.


                                    By:
----------------------------           -------------------------------------
Barbara J. Burtt, Secretary            Darrell D. Pittard, Chairman and Chief
                                       Executive Officer
(CORPORATE SEAL)



----------------------              -----------------------------------(SEAL)
Witness                             CHARLES B. BLACKMON



31663.0017.6*::ODMA\PCDOCS\DOCS\68680\9
Rev.   April 8, 1998

                                  APPENDIX C

                                                                   May 5, 1998

Board of Directors
Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, GA 30326

Dear Members of the Board:

  You have asked us to advise you with respect to the fairness to the shareholders of Premier Bancshares, Inc. ("Premier"), from a financial point of view, of the exchange ratio (the "Exchange Ratio") provided for in the Agreement and Plan of Reorganization (the "Merger Agreement") dated as of February 5, 1998 between Premier and Button Gwinnett Financial Corporation ("Button"). The Merger Agreement provides for a merger (the "Merger") of Premier and Button pursuant to which the common shareholders of Button will receive 3.8850 Premier common shares for every common share of Button held. Termination rights to the Merger are available to both Button and Premier, respectively, as fully described in the Merger Agreement, if the trading price of Premier common stock for a defined period prior to the effective date of the Merger has either a) declined below $13.594 per share or b) has increased to $25.246 per share. An upward adjustment to the Exchange Ratio would occur if the trading price of Premier common stock for this defined period prior to the effective date of the Merger has a) declined below $17.478 per share and
b) the decline since February 9, 1998 exceeds by more than 5% the decline in value for a group of comparable bank holding companies over the same period.

  In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to Premier and Button. We have also reviewed certain other information, including financial forecasts and budgets, provided to us by Premier and Button and have discussed the business and prospects of Premier and Button with their respective managements.

  We have also considered certain financial and stock market data of Premier and have compared that data with similar data for other publicly held bank holding companies. Additionally, we have considered the financial terms of certain other comparable transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets, we have assumed that each has been reasonably prepared on bases reflecting the best currently available estimates and judgments of Premier's and Button's managements as to the future financial performance of Premier and Button. We have not made an independent evaluation or appraisal of the Board of Directors assets of Premier or Button. We have assumed that the aggregate allowances for loan losses for both Premier and Button are adequate to cover such losses.

  It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof and this opinion does not represent our view as to what the value of the Premier common shares necessarily will be when those shares are issued to the stockholders of Button upon consummation of the Merger.

  We have acted as financial advisor to Premier in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

  We agree to the inclusion of this opinion letter in the Proxy
Statement/Prospectus relating to the Merger. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

  Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Exchange Ratio of the Merger is fair to the common shareholders of Premier from a financial point of view.

                                          Very truly yours,

                                          Brown, Burke Capital Partners, Inc.

                                  APPENDIX D

                                                                    May 5, 1998

Board of Directors
Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, GA 30326

Dear Members of the Board:

  You have asked us to advise you with respect to the fairness to the shareholders of Premier Bancshares, Inc. ("Premier"), from a financial point of view, of the exchange ratio (the "Exchange Ratio") provided for in the Agreement and Plan of Reorganization (the "Merger Agreement") dated as of December 3, 1997, and as amended on December 18, 1997, December 23, 1997, December 31, 1997 and January 15, 1998, between Premier and The Bank Holding Company ("Bank Holding"). The Merger Agreement provides for a merger (the "Merger") of Premier and Bank Holding pursuant to which the common shareholders of Bank Holding will receive 3.90 Premier common shares for every common share of Bank Holding held.

  In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to Premier and Bank Holding. We have also reviewed certain other information, including financial forecasts and budgets, provided to us by Premier and Bank Holding, and have discussed the business and prospects of Premier and Bank Holding with respective managements.

  We have also considered certain financial and stock market data of Premier and have compared that data with similar data for other publicly held bank holding companies. Additionally, we have considered the financial terms of certain other comparable transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets, we have assumed that each has been reasonably prepared on bases reflecting the best currently available estimates and judgments of Premier's and Bank Holding's managements as to the future financial performance of Premier and Bank Holding. We have not made an independent evaluation or appraisal of the assets of Premier or Bank Holding. We have assumed that the aggregate allowances for loan losses for both Premier and Bank Holding are adequate to cover such losses.

  It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof and this opinion does not represent our view as to what the value of the Premier common shares necessarily will be when those shares are issued to the stockholders of Bank Holding upon consummation of the Merger.

  We have acted as financial advisor to Premier in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

  We agree to the inclusion of this opinion letter in the Proxy
Statement/Prospectus relating to the Merger. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

  Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Exchange Ratio of the Merger is fair to the common shareholders of Premier from a financial point of view.

                                          Very truly yours,

                                          Brown, Burke Capital Partners, Inc.

                                  APPENDIX E

                                                                     May 5, 1998


Board of Directors
Button Gwinnett Financial Corporation
150 South Perry Street
Lawrenceville, Georgia 30045

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, of the aggregate consideration to be received by the unaffiliated shareholders of Button Gwinnett Financial Corporation ("Button Gwinnett") under the terms of a certain proposed Agreement and Plan of Reorganization dated as of February 5, 1998 as amended on April 29, 1998 (the "Agreement") by and between Button Gwinnett and Premier Bancshares, Inc. ("Premier") pursuant to which Button Gwinnett will merge with and into Premier (the "Button Gwinnett Merger"). Under the terms of the Agreement, each of the outstanding shares of Button Gwinnett common stock shall be converted into the right to receive 3.885 shares of Premier common stock, subject to adjustment. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

  The Carson Medlin Company is a National Association of Securities Dealers, Inc. (NASD) member investment banking firm which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in Georgia and the Southeast and the major commercial banks operating in that market. We have been retained by Button Gwinnett in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

  In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of Button Gwinnett and Premier. We have reviewed: (i) the Agreement and Plan of Reorganization dated as of February 5, 1998; (ii) the annual reports to shareholders of Button Gwinnett, including audited financial statements for the five years ended December 31, 1996; (iii) the audited financial statements of Button Gwinnett for the year ended December 31, 1997; (iv) the Proxy Statements of Button Gwinnett dated April 2, 1997 for the annual meeting of shareholders held on April 21, 1997;
(v) the Consolidated Report of Condition and Income of The Bank of Gwinnett County as of December 31, 1997; (vi) the Uniform Bank Performance Report for
The Bank of Gwinnett County as of September 30, 1997; (vii) the annual report to shareholders of Premier, including audited financial statements for the year ended December 31, 1996; (viii) the annual report on Form 10-K of Premier for the year ended December 31, 1997; (ix) unaudited pro forma combined financial statements for Premier, Lanier Bank & Trust Company and The Bank Holding Company as of December 31, 1997 prepared by Brown, Burke Capital Partners, Inc.; (x) the Consolidated Report of Condition and Income of Lanier Bank & Trust Company as of December 31, 1997; (xi) the Consolidated Report of Condition and Income of The Bank of Spalding County as of December 31, 1997;
(xii) the Consolidated Report of Condition and Income of First Community Bank of Henry County as of December 31, 1997; (xiii) a preliminary copy of the Joint Proxy Statement/Prospectus prepared for meetings of the shareholders of Button Gwinnett and Premier to consider the Merger; and (xiv) certain other financial and operating information with respect to the business, operations and prospects of Button Gwinnett and Premier. We also: (i) held discussions with members of the senior management of Button Gwinnett and had discussions with the management of Premier regarding its historical and current business operations, financial condition and future prospects; (ii) reviewed the historical market prices and trading activity for the common stocks of Button Gwinnett and Premier and compared them with those of certain publicly traded companies which we deemed to be relevant; (iii) compared the results of operations of Button Gwinnett and Premier with those of certain banking companies which we deemed to be relevant; (iv) compared the proposed financial terms of the Button Gwinnett Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking and thrift organizations; (v) analyzed the pro forma financial impact of the Button Gwinnett Merger on Premier; and (vi) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

  We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of Button Gwinnett or Premier. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

  Based upon the foregoing, it is our opinion that the aggregate consideration provided for in the Agreement is fair, from a financial point of view, to the unaffiliated shareholders of Button Gwinnett Financial Corporation.

                                          Very truly yours,

                                          THE CARSON MEDLIN COMPANY

                                                                      APPENDIX F

         SECTION 7-1-537 OF THE FINANCIAL INSTITUIONS CODE OF GEORGIA


(S) 7-1-537 - RIGHTS OF DISSENTING SHAREHOLDERS; SURRENDER OF CERTIFICATES

(a) A shareholder of a bank or trust company which is a party to a plan of proposed merger or consolidation under this part who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder as determined under Chapter 2 of Title 14, known as the "Georgia Business Corporation Code."

(b) The bank or trust company into which the other or others have been merged or consolidated, as the case may be, shall have the right to require the return of the original certificates of stock held by each shareholder in each or either of the institutions and in lieu thereof:

     (1) To issue to each shareholder new certificates for such number of shares of the institution into which the others shall have been merged or consolidated; or

     (2) To cause to be paid or delivered to each shareholder the amount of cash or securities of any other corporation or combination of cash and such securities as, under the plan of merger or consolidation, the said shareholder may be entitled to receive.


        CHAPTER 2 OF TITLE 14 OF THE GEORGIA BUSINESS CORPORATION CODE

PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

(S) 14-2-1301.  DEFINITIONS.

     As used in this article, the term:

     a. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     b. "Corporate Action" means the transaction or other action by the corporation that creates dissenters' rights under the Code Section 14-2-1302.

     c. "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     d. "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

     e. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     f. "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     g. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     h. "Shareholder" means the record shareholder or the beneficial shareholder.

(S) 14-2-1302.  RIGHT TO DISSENT.

     a. A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

               (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

               (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               (A) Alters or abolishes a preferential right of the shares;

               (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

               (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

               (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with the procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporation action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

(S) 14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.


PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

(S) 14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenter's rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

(S) 14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

(S) 14-2-1322.  DISSENTERS' NOTICE.

     (a) If proposed corporate action created dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must;

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article.

(S) 14-2-1323.  DUTY TO DEMAND PAYMENT.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

(S) 14-2-1324.  SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(S) 14-2-1325.  OFFER OF PAYMENT.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5) A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

(S) 14-2-1326.  FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

(S) 14-2-1327.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.


PART 3.  JUDICIAL APPRAISAL OF SHARES.

(S) 14-2-1330.  COURT ACTION.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

(S) 14-2-1331.  COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(S) 14-2-1332.  LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                  APPENDIX G

                           ARTICLES OF AMENDMENT TO
                       THE ARTICLES OF INCORPORATION OF
                           PREMIER BANCSHARES, INC.

                                      I.

        The name of the corporation is "PREMIER BANCSHARES, INC."

                                      II.

        Article 5.a. of the Articles of Incorporation is hereby deleted and replaced in its entirety with a new Article 5.a. as follows:

        The Corporation shall have the authority to issue sixty million (60,000,000) shares of common stock (the "Common Stock"), $1.00 par value, and two million (2,000,000) shares of preferred stock (the "Preferred Stock").

                                     III.

        The changes made by the Articles of Amendment shall be effective upon the filing of these Articles of Amendment with the Georgia Secretary of State.

                                      IV.

        These amendments were duly approved by the shareholders of the corporation, upon the recommendation of the board of directors of the corporation, in accordance with the provisions of Code Section 14-2-1003 of the Georgia Business Corporation Code.

                                      V.

        The remainder of the Articles of Incorporation shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on ____________, 1998.

                                      PREMIER BANCSHARES, INC.


                                      By: /s/ Darrell D. Pittard
                                          ----------------------------------
                                          Darrell D. Pittard, President

                                  APPENDIX H

                       1998 DECLARATION OF AMENDMENT TO
                           PREMIER BANCSHARES, INC.
                            1997 STOCK OPTION PLAN


     THIS DECLARATION OF AMENDMENT is made on this 14th day of May, 1998, by PREMIER BANCSHARES, INC. (the "Company"), a corporation duly organized and existing under the laws of the State of Georgia.

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company maintains the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Plan"); and

     WHEREAS, the purpose of the Plan is to encourage selected individuals in the service of the Company to increase their ownership of the common stock of the Company (the "Common Stock") and thereby to enhance the efficiency, soundness, profitability and shareholder value of the Company; and

     WHEREAS, the Plan as adopted authorized the issuance and sale of up to 750,000 shares; and

     WHEREAS, pursuant to a three-for-two stock split declared effective January 23, 1998 by the Company, the Plan now authorizes the issuance and sale of up to 1,250,000 shares; and

     WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock that may be issued and sold pursuant to the Plan from 1,125,000 shares to 3,000,000 shares;

     NOW, THEREFORE, the Plan is hereby amended, as follows:

     1. By deleting the second sentence of Section 4 of the Plan and inserting the following sentence in lieu thereof:

     "Subject to adjustment as provided in Section 10, the shares of Common Stock that may be issued and sold pursuant to Options shall not exceed in the aggregate 3,000,000 shares of authorized but unissued or reacquired shares of the Common Stock of the Corporation."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Declaration of Amendment.


     IN WITNESS WHEREOF, the Company has caused this Declaration of Amendment to be executed on the day and year first above written.


                                        PREMIER BANCSHARES, INC.



                                        By:_____________________________
                                           Darrell D. Pittard, Chairman


ATTEST:




___________________________
Barbara Burtt, Secretary


        [CORPORATE SEAL]

                                  APPENDIX I

                           PREMIER BANCSHARES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN


     1.  PURPOSE
         -------

          The purpose of the Premier Bancshares, Inc. Employee Stock Purchase Plan (the "Plan") is to give eligible employees of Premier Bancshares, Inc., a Georgia corporation (the "Corporation"), and its Subsidiaries an opportunity to acquire shares of the common stock of the Corporation (the "Common Stock") and to continue to promote the Corporation's best interests and enhance its long-term performance. This purpose will be carried through the granting of options ("options") to purchase shares of the Corporation's Common Stock through payroll deductions or other means permitted under the Plan. The Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to employee stock purchase plans. The provisions of the Plan shall be construed so as to comply with the requirements of Section 423 of the Code.

     2.  CERTAIN DEFINITIONS
         -------------------

          In addition to terms defined elsewhere in the Plan, the following words and phrases shall have the meanings given below unless a different meaning is required by the context:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Compensation Committee of the Board.

          (d) "Common Stock" means shares of the common stock of the Corporation.

          (e) "Corporation" means Premier Bancshares, Inc., a Georgia corporation.

          (f) "Eligible Employee" means any employee of the Corporation or a Subsidiary except for (i) any employee whose customary employment is less than 20 hours per week, or (ii) any employee whose customary employment is for not more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Corporation; provided that, where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (g) "Fair Market Value" of the Common Stock as of the applicable Offer Date shall be determined in good faith by the Committee in accordance with the following provisions:

               (i) if the shares of Common Stock are listed for trading on the American Stock Exchange or the New York Stock Exchange, the Fair Market Value shall be the closing sales price of the shares on the American Stock Exchange or the New York Stock Exchange (as applicable) on the date immediately preceding the date the option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the option is granted for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the American Stock Exchange or the New York Stock Exchange, the Fair Market Value shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system on the date immediately preceding the date the option is granted for which such information is available; or

               (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then Fair Market Value shall be determined by the Committee in any other manner consistent with the Code and accompanying regulations.

     Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an option shall be inconsistent with Section 423 of the Code or regulations thereunder.

          (h) "Offer Date" means the date of grant of an option pursuant to the Plan. The Offer Date shall be the first date of each Purchase Period, commencing with the Purchase Period that commences on July 1, 1998.

          (i) "Option" means an option granted hereunder which will entitle a participant to purchase shares of Common Stock in accordance with the terms of the Plan.

          (j) "Option Price" means the price per share of Common Stock subject to an option, as determined in accordance with Section 8(b).

          (k) "Participant" means an Eligible Employee who is a participant in the Plan.

          (l) "Plan" means the Premier Bancshares, Inc. Employee Stock Purchase Plan, as it may be hereafter amended.

          (m) "Purchase Date" means the date of exercise of an option granted under the Plan. The Purchase Date shall be the last day of each Purchase Period, commencing with the Purchase Period that terminates on December 31, 1998.

          (n) "Purchase Period" means each six-month period during which an offering to purchase Common Stock is made to Eligible Employees pursuant to the Plan. There shall be two Purchase Periods in each fiscal year of the

     Corporation, with the first Purchase Period in a fiscal year commencing on January 1 and ending on June 30, and the second Purchase Period in a fiscal year commencing on July 1 and ending on December 31 of that year. Notwithstanding the foregoing, the first Purchase Period after the effective date of the Plan shall begin on July 1, 1998 and end on December 31, 1998. The Committee shall have the power to change the duration of Purchase Periods (including the commencement date thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

          (o) "Subsidiary" means any present or future corporation which (i) would be a "subsidiary corporation" of the Corporation as that term is defined in Section 424 of the Code and (ii) is at any time designated as a corporation whose employees may participate in the Plan.

     3.  EFFECTIVE DATE
         --------------

          The Effective Date of the Plan shall be May 15, 1998. The first Purchase Period during which offers to purchase Common Stock will be made shall commence on July 1, 1998. The Plan shall have a term of 10 years unless sooner terminated in accordance with Section 16 herein.

     4.  ADMINISTRATION
         --------------

          (a) The Plan shall be administered by the Board or, upon its delegation, by the Committee. References to the Committee shall include the Board if it is acting in its administrative capacity with respect to the Plan.

          (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the options granted hereunder; and (iv) to construe and interpret the Plan, the options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. The Committee may appoint one or more agents to assist in the administration of the Plan.

     5.  SHARES SUBJECT TO PLAN
         ----------------------

          The aggregate number of shares of Common Stock which may be purchased under the Plan shall not exceed 2,000,000 shares, subject to adjustment pursuant to Section 13 herein. Shares of Common Stock granted pursuant to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of options granted hereunder. In the event that any option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such option shall again be available for grant as an option and shall not reduce the aggregate number of shares of Common Stock available for the grant of options as set forth herein. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     6.  ELIGIBILITY
         -----------

          (a) Initial Eligibility.  Any Eligible Employee who shall have
              -------------------
     completed 90 days' employment and shall be employed by the Corporation on any given Offer Date for a Purchase Period shall be eligible to be a participant during such Purchase Period.

          (b) Certain Limitations.  Any provisions of the Plan to the contrary
              -------------------
     notwithstanding:

               (i) No Eligible Employee shall be granted an option under the Plan to the extent that, immediately after the option was granted, the individual would own stock or hold outstanding options to purchase stock (or both) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent or subsidiary of the Corporation. For purposes of this Section 6(b)(i), stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

               (ii) No Eligible Employee shall be granted an option under the Plan to the extent that his rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Corporation and any parent or subsidiary of the Corporation would accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such option) for each calendar year in which such option is outstanding at any time. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 6(b)(ii).

     7.  PARTICIPATION; PAYROLL DEDUCTIONS
         ---------------------------------

          (a) Commencement of Participation.  An Eligible Employee shall become
              -----------------------------
     a participant by completing a subscription agreement authorizing payroll deductions on the form provided by the Corporation and filing it with the Corporation prior to the Offer Date for the applicable Purchase Period.

     Following the filing of a valid subscription agreement, payroll deductions for a participant shall commence on the first payroll period which occurs on or after the Offer Date for the applicable Purchase Period and shall continue for successive Purchase Periods during which the participant is eligible to participate in the Plan, unless withdrawn as provided in
     Section 10 or Section 11 herein.

          (b) Amount of Payroll Deduction; Determination of Compensation.  At
              ----------------------------------------------------------
     the time a participant files his subscription agreement authorizing payroll deductions, he shall elect to have payroll deductions made on each payday that he is a participant during a Purchase Period at a rate of not less than 1% nor more than 10% of his compensation. For the purposes herein, a participant's "compensation" during any Purchase Period means his gross salary (including commissions, bonuses and incentive compensation, but excluding severance pay, employee benefits and similar non-cash elements of compensation) determined as of the date of each payroll deduction. Such compensation rates shall be determined by the Committee in a nondiscriminatory manner consistent with the provision of Section 423 of the Code and the regulations thereunder.

          (c) Participant's Account.  All payroll deductions made for a
              ---------------------
     participant shall be credited to his account under the Plan and shall be withheld in whole percentages only.

          (d) Changes in Payroll Deductions.  A participant may discontinue his
              -----------------------------
     participation in the Plan as provided in Section 10, but no other change may be made during a Purchase Period and, specifically, a participant may not alter the amount of his payroll deductions for that Purchase Period.

          (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6(b) herein, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant pursuant to Section 10 herein.

          (f) Participation During Leave of Absence.  If a participant goes on a
              -------------------------------------
     leave of absence, such participant shall have the right to elect (i) to withdraw the balance in his account pursuant to Section 10 or (ii) to discontinue contributions to the Plan but remain a participant in the Plan.

          (g) Other Methods of Participation.  The Committee may, in its
              ------------------------------
     discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participation shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this Section 7(g) without prior notice to any participant or Eligible Employee.

     8.  GRANT OF OPTIONS
         ----------------

          (a) Number of Option Shares.  On the Offer Date of each Purchase
              -----------------------
     Period, a participant shall be granted an option to purchase on the Purchase Date of such Purchase Period (at the applicable option price) such number of shares of Common Stock as is determined by dividing the amount of the participant's payroll deductions accumulated on the Purchase Date and retained in the participant's account as of the Purchase Date by the applicable option price (as determined in accordance with Section 8(b) herein); provided that such purchase shall be subject to the limitations set forth in Section 6(b) herein. Exercise of the option shall occur as provided in Section 9 herein, unless the participant has withdrawn pursuant to Section 10 herein or terminated employment pursuant to Section 11 herein.

          (b) Option Price.  The option price per share of Common Stock
              ------------
     purchased with payroll deductions made during such a Purchase Period for a participant shall be the lesser of:

               (i) 90% of the Fair Market Value of a share of the Common Stock on the Offer Date for the Purchase Period; or

               (ii) 90% of the Fair Market Value of a share of the Common Stock on the Purchase Date for the Purchase Period.

     9.  EXERCISE OF OPTIONS
         -------------------

          (a) Automatic Exercise.  Unless a participant gives written notice of
              ------------------
     withdrawal to the Corporation as provided in Section 10 or terminates employment as provided in Section 11, his option for the purchase of Common Stock shall be exercised automatically on the Purchase Date applicable to such Purchase Period, and the maximum number of whole shares of Common Stock subject to the option shall be purchased for the participant at the applicable option price with the accumulated payroll deductions in his account at that time (subject to the limitations set forth in Section 6(b) herein).

          (b) Termination of Option.  An option granted during any Purchase
              ---------------------
     Period shall expire on the last day of the Purchase Period, except as otherwise provided in Sections 10 and 11.

          (c) Fractional Shares.  Fractional shares will not be issued under the
              -----------------
     Plan. Any excess payroll deductions in a participant's account which are not sufficient to purchase a whole share will be automatically re-invested in a subsequent Purchase Period unless the participant withdraws his payroll deductions pursuant to Section 10 herein or terminates employment pursuant to Section 11 herein.

          (d) Delivery of Stock.  The shares of Common Stock purchased by each
              -----------------
     participant shall be credited to such participant's account as of the close of business on the Purchase Date for a Purchase Period. A participant will be issued a certificate for his shares when his participation in the Plan is terminated, the Plan is terminated, or upon request (but in the last case only in denominations of at least 50 shares. After the close of each Purchase Period, a report will be sent to each participant stating the entries made to such participant's account, the number of shares of Common Stock purchased and the applicable option price.

     10.  WITHDRAWAL.
          ----------

          A participant may withdraw all but not less than all payroll deductions and share certificates credited to his account during a Purchase Period at any time prior to the applicable Purchase Date by giving written notice to the Corporation in form acceptable to the Corporation. In the event of such withdrawal, (i) all of the participant's payroll deductions credited to his account will be paid to him promptly (without interest) after receipt of his notice of withdrawal, (ii) certificates for shares held in the participant's account shall be distributed to him, (iii) such participant's option for the Purchase Period shall be automatically terminated, and (iv) no further payroll deductions will be made during such Purchase Period. The Corporation may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election to withdraw. A participant's withdrawal from any Purchase Period will not have any effect upon his eligibility to participate in any succeeding Purchase Period or in any similar plan which may hereafter be adopted by the Corporation. Notwithstanding the foregoing, however, if a participant withdraws during a Purchase Period, payroll deductions shall not resume at the beginning of a succeeding Purchase Period unless the participant delivers to the Corporation a new subscription agreement and otherwise complies with the terms of the Plan.

     11.  TERMINATION OF EMPLOYMENT.
          -------------------------

          Upon termination of a participant's employment for any reason (including death), or in the event that a participant ceases to be an Eligible Employee, he shall be deemed to have withdrawn from the Plan. In such event, all payroll deductions credited to his account during the Purchase Period (without interest) but not yet used to exercise an option and a certificate(s) for shares if shares are held in participant's account rather than distributed shall be delivered to him, or, in the case of his death, to a beneficiary duly designated on a form acceptable to the Committee pursuant to Section 17 herein. Any unexercised options granted to a participant during such Purchase Period shall be deemed to have expired on the date of the participant's termination of employment (unless terminated earlier pursuant to Sections 9(b) or 10 herein), and no further payroll deductions will be made for the individual's account.

     12.  TRANSFERABILITY
          ---------------

          Neither payroll deductions credited to a participant's account nor any option (or rights attendant to an option) granted pursuant to the Plan may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution. No option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option, or levy of attachment or similar process upon the option not specifically permitted herein, shall be null and void and without effect, except that the Corporation may treat such act as an election to withdraw funds during a Purchase Period in accordance with Section 10 hereof. During a participant's lifetime, his option(s) may be exercised only by him.

     13.  DILUTION AND OTHER ADJUSTMENTS
          ------------------------------

          (a) General.  If there is any change in the outstanding shares of
              -------
     Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Corporation, the Committee shall make such adjustments to options (including but not limited to the option price and the number of shares of Common Stock covered by each unexercised option), to the number of shares reserved for issuance under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of options or otherwise advisable to reflect such change.

          (b) Merger or Asset Sale.  In the event of a proposed sale of all or
              --------------------
     substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted (in either case under terms substantially similar to the terms of the Plan) by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation fails to agree to assume or substitute the option, the Purchase Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date") and the Purchase Period then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Corporation's proposed sale or merger. The Corporation shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the participant's option has been changed to the New Purchase Date and that the participant's option shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Purchase Period as provided in Section 10 hereof.

     14.  SHAREHOLDER APPROVAL OF ADOPTION OF PLAN
          ----------------------------------------

          The Plan is subject to the approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Corporation within 12 months of the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

     15.  LIMITATIONS ON OPTIONS
          ----------------------

          Notwithstanding any other provisions of the Plan:

          (a) The Corporation intends that options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under Section 423 and regulations issued thereunder are hereby included as fully as though set forth in the Plan.

          (b) All employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased by any employee under options granted pursuant to the Plan shall bear a uniform relationship to the compensation of employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

     16.  AMENDMENT AND TERMINATION OF THE PLAN
          -------------------------------------

          The Board may at any time and from time to time modify, amend, suspend or terminate the Plan or any option granted hereunder, except that (i) shareholder approval shall be required of any amendment to the extent required under Section 423 of the Code or other applicable law or rule; and (ii) no amendment may materially and adversely affect any option outstanding at the time of the amendment without the consent of the holder thereof. The Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 5) has been purchased. Upon termination of the Plan, certificate(s) for the full number of whole shares of Common Stock held for each participant's benefit, the cash equivalent of any fractional shares held for each participant and the cash, if any, credited to such participant's account shall be distributed promptly to such participant.

     17.  DESIGNATION OF BENEFICIARY
          --------------------------

          The Committee, in its sole discretion, may authorize participants to designate a person or persons as each such participant's beneficiary, which beneficiary shall be entitled to the rights of the participant in the event of the participant's death to which the participant would otherwise be entitled. The Committee shall have sole discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations.

     18.  LEGAL AND OTHER REQUIREMENTS
          ----------------------------

          The obligations of the Corporation to issue, deliver and transfer shares of Common Stock subject to the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued hereunder may be legended as the Corporation shall deem appropriate.

     19.  INTEREST
          --------

          No interest shall accrue on the payroll deductions of a participant in the Plan.

     20.  NO OBLIGATION TO EXERCISE OPTIONS
          ---------------------------------

          The granting of an option shall impose no obligation upon a participant to exercise such option.

     21.  USE OF FUNDS
          ------------

          The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes, and the Corporation shall not be obligated to segregate such payroll deductions.

     22.  WITHHOLDING TAXES
          -----------------

          Upon the exercise of any option under the Plan, in whole or in part, or at the time some or all of the Common Stock is disposed of, a participant must make adequate provision for the Corporation's federal, state or other tax withholding obligations, if any, which arise from the exercise of the option or the disposition of the Common Stock. The Corporation shall have the right to require the participant to remit to the Corporation, or to withhold from the participant (or both) an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

     23.  RIGHT TO TERMINATE EMPLOYMENT.
          -----------------------------

          Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon an employee the right to continue in the employment of the Corporation or any Subsidiary or affect any right which the Corporation or any Subsidiary may have to terminate the employment of such employee.

     24.  RIGHTS AS A SHAREHOLDER
          -----------------------

          No participant (or other person) shall have any rights as a shareholder unless and until certificates for shares of Common Stock are issued to him or held for his account.

     25.  NOTICES
          -------

          All notices or other communications by a participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

     26.  APPLICABLE LAW
          --------------

          All questions pertaining to the validity, construction and administration of the Plan and options granted hereunder shall be determined in conformity with the laws of Georgia, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.

     27.  ELIMINATION OF FRACTIONAL SHARES
          --------------------------------

          If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.


          IN WITNESS WHEREOF, this Premier Bancshares, Inc. Employee Stock Purchase Plan has been executed in behalf of the Corporation effective as of the ___ day of ___________, 1998.

                                    PREMIER BANCSHARES, INC.


                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------


Attest:


-----------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

[Corporate Seal]